As filed with the Securities and Exchange Commission on July 15, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASTRA SPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	14-1916687
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1900 Skyhawk Street

Alameda, CA 94501

(866) 278-7217

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Kemp

Chief Executive Officer

1900 Skyhawk Street

Alameda, CA 94501

(866) 278-7217

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carl P. Marcellino, Esq.

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

(212) 841-0623

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Class A common stock, par value $0.0001 per share	15,170,876(2)	$11.50(3)	$174,465,074	$19,034.14
Secondary Offering
Class A common stock, par value $0.0001 per share	188,022,191(4)	$12.40(5)	$2,331,475,169	$254,363.94
Warrants to purchase shares of Class A common stock	5,333,333(6)	—	—	— (7)
Total			$2,505,940,243	$273,398.08

(1)

This registration statement (this “Registration Statement”) also covers an indeterminate number of additional shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), and warrants to purchase Class A common stock, of Astra Space, Inc. (the “Registrant”) that may be offered or issued to prevent dilution resulting from share splits, share dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Represents the issuance of Class A common stock upon the exercise of an aggregate of up to (i) 9,837,543 warrants to purchase Class A common stock at an exercise price of $11.50 per share that were issued by Holicity Inc. (“Holicity”) in its initial public offering (the “public warrants”) and (ii) 5,333,333 warrants to purchase Class A common stock at an exercise price of $11.50 per share that were originally sold to X-icity Holdings Corporation (“Sponsor”) in a private placement consummated simultaneously with Holicity’s initial public offering (the “private placement warrants”, and together with the public warrants, the “warrants”).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act based on the exercise price of the warrants.
(4)

Represents the resale of (i) 111,273,409 shares of Class A common stock held by the selling securityholders named in this offering; (ii) 5,333,333 shares of Class A common stock underlying the private placement warrants held by the selling securityholders named in this offering; (iii) 7,500,000 shares of Class A common stock issued to the Sponsor prior to Holicity’s initial public offering and registered for sale by the selling securityholders named in this offering; (iv) 56,239,188 shares of Class A common stock issuable upon conversion (on a one-for-one basis) of shares of Class B common stock held by the selling securityholders named in this offering; (v) 7,676,261 shares of Class A common stock comprised of (x) 2,558,744 shares of our Class A common stock (the “Initial Apollo Shares”) issued to certain of the selling securityholders named in this offering on July 1, 2021 in connection with our merger with Apollo Fusion, Inc. and (y) 5,117,517 additional shares of our Class A common stock (the “Additional Apollo Shares”) which may be issued to certain of the selling securityholders assuming (a) the achievement of all remaining performance milestones set forth in the merger agreement related to the Apollo Fusion, Inc. merger, (b) we elect to pay all future milestone consideration in shares of our Class A common stock as required by the terms the merger agreement related to the Apollo Fusion, Inc. merger, and (c) the per share price used to calculate the number of shares of our Class A common stock to be issued is $11.7243, which is the same per share price used to calculate the number of Initial Shares issued to the selling securityholders. The Additional Shares have not been earned and are not currently outstanding. The actual number of Additional Shares issued to the selling stockholders could be materially greater or less than 5,117,517 shares of Class A common stock depending whether and to what extent the future performance milestones are met and/or the actual average closing price of our Class A common stock at the time such milestones are achieved. This presentation is not intended to constitute an indication or prediction of whether any of the future milestones will be achieved, our election to pay the milestone consideration in cash or Class A common stock or the future market price of our Class A common stock.

(5)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of Class A common stock is $12.40, which is the average of the high and low prices of the Class A common stock on Nasdaq on July 14, 2021 such date being within five business days of the date that this Registration Statement was filed with the SEC.

(6)	Represents an aggregate of 5,333,333 private placement warrants for sale by the selling securityholders named in this Registration Statement.
(7)

In accordance with Rule 457(i), the entire registration fee for the private placement warrants is allocated to the shares of Class A common stock underlying the private placement warrants, and no separate fee is payable for the private placement warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SUBJECT TO COMPLETION, DATED JULY 15, 2021

PRELIMINARY PROSPECTUS

ASTRA SPACE, INC.

Primary Offering Of

15,170,876 Shares of Class A Common Stock

Secondary Offering of

188,022,191 Shares of Class A Common Stock

5,333,333 Warrants to Purchase Class A Common Stock

This prospectus relates to the issuance by us of up to an aggregate of (i) 9,837,543 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.50 per share (the “public warrants”) issued by Holicity Inc. (“Holicity”) in its initial public offering; and (ii) 5,333,333 shares of our Class A common stock that may be issued upon exercise of private placement warrants at an exercise price of $11.50 per share that were originally sold to X-icity Holdings Corporation (the “Sponsor”) in a private placement consummated simultaneously with Holicity’s IPO (the “private placement warrants” and, together with the public warrants, the “warrants”).

This prospectus also relates to the offer and sale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) 5,333,333 private placement warrants; (ii) up to an aggregate of 5,333,333 shares of our Class A common stock that may be issued upon exercise of the private placement warrants held by the Selling Securityholders; (iii) up to an aggregate of 20,000,000 shares of our Class A common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined herein); (iv) 7,500,000 shares of Class A common stock issued to the Sponsor prior to Holicity’s initial public offering and registered for sale by the Selling Securityholders; (v) up to an aggregate of 91,273,409 shares of Class A common stock that were issued to certain affiliates of Astra (collectively, the “Astra Affiliates”) pursuant to the Business Combination Agreement (as defined herein); (vi) up to an aggregate 56,239,188 shares of Class A common stock issuable upon conversion (on a one-for-one basis) of shares of our Class B common stock, par value $0.0001 per share (“Class B Common Stock”) held by certain Selling Securityholders and (vii) up to an aggregate of 7,676,261 shares of our Class A common stock issued in connection with our acquisition of Apollo Fusion, Inc. (“Apollo Fusion”), which closed on July 1, 2021 comprised of (x) 2,558,744 shares of our Class A common stock (the “Initial Apollo Shares”) issued to certain of the Selling Securityholders on July 1, 2021, in connection with our merger with Apollo Fusion, Inc. (“Apollo Fusion”) and (y) 5,117,517 additional shares of our Class A common stock (the “Additional Apollo Shares”) which may be issued to certain of the Selling Securityholders assuming (a) the achievement of all remaining performance milestones set forth in the Apollo Fusion Merger Agreement (as defined herein), (b) we elect to pay all future milestone consideration in shares of our Class A common stock as required by the terms the Apollo Fusion Merger Agreement, and (c) the per share price used to calculate the number of shares of our Class A common stock to be issued is $11.7243, which is the same per share price used to calculate the number of Initial Shares issued to the Selling Securityholders. The Additional Shares have not been earned and are not currently outstanding. The actual number of Additional Shares issued to the selling stockholders could be materially greater or less than 5,117,517 shares of Class A common stock depending whether and to what extent the future performance milestones are met and/or the actual average closing price of our Class A common stock at the time such milestones are achieved. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We will not receive any proceeds from the sale of shares of Class A common stock or warrants by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The issuance of Additional Shares of our Class A common stock to the Selling Securityholders, if any, is contingent upon the achievement of performance milestones specified in the Apollo Fusion Merger Agreement. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock and warrants are listed on Nasdaq under the symbols “ASTR” and “ASTRW”, respectively. On July 14, 2021, the closing price of our Class A common stock was $11.77 per share and the closing price of our warrants was $3.68 per share.

We are an “emerging growth company” as such term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 15 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021.

TABLES OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders and their permitted transferees may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings.

We may use the shelf registration statement to issue up to an aggregate of 15,170,876 shares of our Class A common stock that may be issued upon exercise of the public warrants and the placement warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 188,022,191 shares of our Class A common stock and up to 5,333,333 private placement warrants. The Selling Securityholders and their permitted transferees may use the shelf registration statement to sell such securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A common stock being offered and the terms of the offering.

A prospectus supplement or post-effective amendment may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, post-effective amendment or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the U.S.: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the U.S.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

SELECTED DEFINITIONS

Unless the context otherwise requires, in this prospectus, references to “Astra”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean Astra Space, Inc., a Delaware corporation, and its consolidated subsidiaries and after the closing of the Business Combination are intended to mean Astra Space, Inc., a Delaware corporation, and its consolidated subsidiaries.

“Additional Apollo Shares” means the shares that may be issued pursuant to the Apollo Merger Agreement to certain of the Selling Securityholders assuming (a) the achievement of all remaining performance milestones set forth in the merger agreement related to the Apollo Fusion, Inc. merger, (b) we elect to pay all future milestone consideration in shares of our Class A common stock as required by the terms the merger agreement related to the Apollo Fusion, Inc. merger, and (c) the per share price used to calculate the number of shares of our Class A common stock to be issued is $11.7243, which is the same per share price used to calculate the number of Initial Shares issued to the Selling Securityholders.

“Apollo Fusion” means Apollo Fusion, Inc., a Delaware corporation, which we acquired on July 1, 2021.

“Apollo Merger Agreement” means the Agreement and Plan of Merger, dated as of June 5, 2021, by and among Astra Space Operations, Inc., Apollo Fusion, Artemis First Merger Sub, Inc., Apollo Fusion, LLC and the other parties thereto.

“Apollo Holders” means the former stockholders and optionholders of Apollo Fusion who received Class A common stock pursuant to the Apollo Merger Agreement.

“Astra” means Astra Space, Inc., a Delaware corporation before the Closing and Astra Space, Inc. (f/k/a Holicity Inc.) following the Closing.

“Astra capital stock” means the Astra Class A common stock, the Astra Class B common stock and each other class or series of capital stock of Astra (including preferred stock).

“Astra Class A common stock” means the Class A common stock, par value $0.000001 per share, of Astra prior to consummation of the Business Combination.

“Astra Class B common stock” means the Class B common stock, par value $0.000001 per share, of Astra prior to consummation of the Business Combination.

“Astra option” means each option to purchase shares of Astra common stock prior to consummation of the Business Combination.

“Astra stockholder” means each holder of Astra capital stock.

“Astra warrant” means each warrant to purchase shares of Astra capital stock prior to consummation of the Business Combination.

“Board” means the board of directors of Astra following consummation of the Business Combination.

“Business Combination” means the Merger and the other transactions contemplated by the Merger Agreement.

“Business Combination Agreement” means the Agreement and Plan of Merger, dated February 2, 2021 by and among Holicity, Merger Sub, and Astra.

“Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of Astra Space, Inc. following the Business Combination, which shares have the same economic terms as the shares of Class B common stock, but are only entitled to one (1) vote per share.

“Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of Astra following the Business Combination, which shares have the same economic terms as the shares of Class A common stock, but are entitled to ten (10) votes per share.

“Closing” means the closing of the Business Combination.

“Closing Date” means the closing date of the Business Combination, June 30, 2021.

“Code” means the Internal Revenue Code of 1986, as amended.

“common stock” means, collectively, the Class A common stock and the Class B common stock.

“DGCL” means the Delaware General Corporation Law, as amended.

“Effective Time” means the effective time of the Merger in accordance with the Merger Agreement.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Grant Thornton” means Grant Thornton LLP, Astra’s independent auditor.

“Holicity” means Holicity Inc., a Delaware corporation which was renamed “Astra Space, Inc.” in connection with the Closing.

“Holicity Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of Holicity.

“Holicity Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of Holicity.

“Holicity IPO” means Holicity’s initial public offering.

“Initial Apollo Shares” means the shares issued to certain of the Selling Securityholders named in this offering on July 1, 2021 pursuant to the Apollo Merger Agreement.

“Management” means the management of Astra following the consummation of the Business Combination.

“Merger” means the merger of Merger Sub with and into Astra, with Astra continuing as the surviving corporation and as a wholly-owned subsidiary of Holicity, in accordance with the terms of the Merger Agreement.

“Merger Sub” means Holicity Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Holicity.

“New Astra option” means each option to purchase Class A common stock.

“New Astra warrant” means each warrant to purchase Class A common stock.

“PIPE Investment” refers to the sale of shares of newly issued Class A common stock to the PIPE Investors in a private placement that was consummated simultaneously with the closing of the Business Combination.

“PIPE Investors” means certain institutional investors who are party to the Subscription Agreements.

“PIPE Subscription Agreements” means the subscription agreements, each dated as of February 2, 2021, between Holicity and the PIPE Investors named therein relating to the PIPE Investment.

“Private Placement” means the issuance of an aggregate of 20,000,000 shares of Holicity Class A common stock pursuant to the PIPE Subscription Agreements to the PIPE Investors immediately before the Closing, at a purchase price of $10.00 per share.

“Private Placement Warrants” means the 5,333,333 warrants issued to our Sponsor concurrently with the Initial Public Offering, each of which is exercisable for one share of Holicity Class A common stock.

“Public Warrants” means the warrants included in the units issued in the Initial Public Offering, each of which is exercisable for one share of Holicity Class A common stock, in accordance with its terms.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means X-icity Holdings Corporation.

“Units” means the units of Holicity, each consisting of one share of Holicity Class A common stock and one-third (1/3rd) of one public warrant of Holicity.

“Warrants” means any of the Private Placement Warrants and the Public Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to maintain the listing of our shares of common stock and warrants on Nasdaq;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting officers, key employees or directors;

•	factors relating to our business, operations and financial performance, including:

•	our ability to grow and manage growth profitably;

•	our ability to maintain relationships with customers and suppliers;

•	competing in the global space industry; and

•	retaining or recruiting, or making changes with respect to, its officers, key employees or directors.

•	market conditions and global and economic factors beyond our control, general economic conditions, unemployment and our liquidity, operations and personnel;

•	future exchange and interest rates; and

•	other factors detailed herein under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the U.S. Securities and Exchange Commission. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and the financial statements included elsewhere in this prospectus.

The Company

Astra’s mission is to launch a new generation of space services to improve life on Earth. These services are enabled by new constellations of small satellites in Low Earth Orbit (“LEO”), which have rapidly become smaller, cheaper, and many times more numerous than legacy satellites. Launch vehicles, however, have not evolved in the same way — most rockets remain focused on serving legacy satellites and human spaceflight missions. As a result, we believe existing launch vehicles are too large, expensive, infrequently launched, and insufficiently responsive to meet the needs of the evolving space market.

We aim to solve this problem with the world’s first mass-produced dedicated orbital launch system. Our system consists of a small launch vehicle and mobile ground infrastructure that can fit inside standard shipping containers for rapid deployment anywhere in the world. Our rocket requires a launch site with little more than a concrete pad and only six Astra employees on-site, leveraging our highly automated launch operations, and our production system is designed to scale efficiently to hundreds of launches per year. Our rocket’s payload capacity is tailored for the needs of modern LEO satellite constellations, allowing precise and rapid placement of individual satellites in their required orbits. We believe this makes Astra’s system more responsive and affordable than other launch alternatives for thousands of LEO satellites planned in the coming decade.

We have made significant progress in the development of the system to date. On December 15, 2020, Astra launched Rocket 3.2 to an altitude of 380 km at 7.2 km/s, making Astra the fastest privately-funded U.S. company to demonstrate orbital launch capability. Astra achieved this goal in approximately four years from inception, faster than any other private U.S. company to date. Our data shows that the rocket’s hardware and software performed exceptionally well, positioning us to begin commercial launch operations in 2021. In addition, we have signed customer contracts for over $150 million of contracted revenue, representing over 50 launches and over 100 satellites (as of April 30, 2021). We have seen significant traction across a range of satellite operators, satellite manufacturers, government agencies and defense primes, among others.

We believe our approach to rocket design, manufacturing, and launch is unique and a reason for our success to date. We apply an iterative approach to product development, emphasizing testing and learning as fast as possible through rapid iteration, co-located design, build, and test facilities, and frequent launches. We leverage practices and manufacturing techniques from the global auto industry. We design our rockets for scalable and affordable manufacturing processes and utilize readily available materials, avoiding expensive materials and manufacturing techniques such as carbon fiber and 3D printing. We believe that our approach provides Astra with a sustainable structural cost advantage versus other launch providers.

We view Launch Services as the first phase of our business, with the ultimate goal of building the leading space platform. We intend to expand our product and service offerings to LEO operators to include Launch Services, Spaceport Services, and Satellite Services. Our integrated space services platform will allow our customers to focus on innovative applications rather than investing in bespoke satellite development and separately contracting launch services. Further details of our current and anticipated service offerings are provided below.

•	Launch Services — Aims to provide rapid, global, and affordable launch services to satellite operators and governments.

•

Spaceport Services — Aims to offer turn-key spaceports with the capability to launch Astra rockets for key government customers. Spaceports will require minimal on-site infrastructure, and will leverage Astra’s highly automated launch operations.

•

Satellite Services — Aims to provide modular configurable satellites for customers, leveraging both in-house and partner-provided subsystem components. Satellite Services range from operational support of satellites on orbit, to turnkey provision of entire constellations, offering “concept to constellation” in months instead of years.

We compete in the massive and rapidly growing space industry, which is expected to nearly triple to $1.4 trillion by 2030 (Wall Street research). Over 400 operators either operate or plan to operate space assets over the next three years. With FCC license applications for over 30,000 satellites to be launched over the next decade, the demand for launch services is expected to rapidly grow. The vast majority of these applications are for LEO satellites. LEO constellations are enabling global broadband, asset monitoring, Earth observation and defense applications. We believe that Astra is well suited to serve a range of growing LEO constellation needs including launching satellites, constellation deployment, gap filling, and satellite replenishment.

Business Combination and Related Transactions

Business Combination

Astra Space, Inc., a Delaware corporation (the “Company”), was originally named Holicity Inc. (“Holicity”), and was established as a special purpose acquisition company, which completed its initial public offering in August 2020. Holicity was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the Business Combination, the Company was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it had no operations and nominal assets consisting almost entirely of cash.

On June 30, 2021, Holicity consummated the Business Combination pursuant to the terms of the Business Combination Agreement, including the merger of Holicity Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) with and into Astra Space, Inc., with Astra Space, Inc. continuing as the surviving corporation and as a wholly-owned subsidiary of Holicity, in accordance with the terms of the Agreement and Plan of Merger, dated February 2, 2021, by and among Holicity, Merger Sub, and Astra Space, Inc. In connection with the Closing, the surviving company, Astra Space, Inc., changed its name to “Astra Space Operations, Inc.” and Holicity changed its name to “Astra Space, Inc.”

In accordance with the terms and subject to the conditions set forth in the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”):

(i) each share of Astra Class A common stock, par value $0.000001 per share (“Astra Class A common stock”), held by Chris Kemp (“Kemp”) and Adam London (“London”) (each an “Astra Founder” and together the “Astra Founders”) that was issued and outstanding automatically converted into one (1) share of Astra Class B common stock, par value $0.000001 per share (“Astra Class B common stock”), in accordance with an exchange agreement dated prior to the Effective Time between Astra and each Astra Founder. In addition, each share of Holicity Class B common stock, par value $0.0001 per share, that was issued and outstanding automatically converted in accordance with the terms of Holicity’s Certificate of Incorporation into one (1) share of Holicity Class A common stock, par value $0.0001 per share, all of the shares of Holicity Class B common stock converted into shares of Holicity Class A common stock are no longer outstanding and ceased to exist, and each holder of Holicity Class B common stock ceased to have any rights with respect to such securities;

(ii) each share of Astra Series A preferred stock, par value $0.000001 per share, Astra Series B preferred stock, par value $0.000001 per share, and Astra Series C preferred stock, par value $0.000001 per share, (including Astra Series C preferred stock previously converted in connection with Astra’s Series C Financing on January 28, 2021 from Astra’s then outstanding convertible promissory notes) (collectively, the “Astra preferred stock”) and Astra Class A common stock converted into the right to receive the applicable Per Share Merger Consideration, which was in the form of Class A common stock, par value $0.0001 per share (“Class A common stock”);

(iii) each share of Astra Class B common stock and Astra preferred stock held by the Astra Founders converted into the right to receive the applicable Per Share Merger Consideration, which was in the form of shares of Class B common stock (“Class B common stock” and together with Class A common stock, “common stock”);

(iv) each outstanding option to purchase shares of Astra common stock (each an “Astra option”) that was outstanding and unexercised, whether or not vested or exercisable, was assumed by the Company and was converted into an option to acquire shares of Class A common stock with the same terms and conditions as applied to the Astra option immediately prior to the Effective Time (a “New Astra option”); the number of shares underlying such New Astra option was determined by multiplying the number of shares of Astra common stock subject to such option immediately prior to the Effective Time, by the ratio determined by dividing the per share merger consideration value by $10.00 (the product being the “Exchange Ratio”), which product was rounded down to the nearest whole number of shares, and the per share exercise price of such New Astra option was determined by dividing the per share exercise price immediately prior to the Effective Time by the Exchange Ratio, which quotient was rounded down to the nearest whole cent; and

(v) each warrant to purchase shares of Astra’s capital stock (each an “Astra warrant”) that was issued and outstanding immediately prior to the Effective Time and not terminate pursuant to its terms was converted into a warrant to acquire shares of Class A common stock with the same terms and conditions as applied to the Astra warrant immediately prior to the Effective Time (a “New Astra warrant”); provided that the number of shares underlying such New Astra warrant was determined by multiplying the number of shares of Astra common stock subject to such warrant immediately prior to the Effective Time, by the Exchange Ratio, which product was rounded down to the nearest whole number of shares, and the per share exercise price of such New Astra warrant was determined by dividing the per share exercise price immediately prior to the Effective Time by the Exchange Ratio, which quotient was rounded down to the nearest whole cent.

We continued the listing of common stock and public warrants on the Nasdaq Stock Market under the symbols “ASTR” and “ASTRW”, respectively. Prior to the Closing, our Class A common stock, public warrants and units were listed on the Nasdaq Stock Market under the symbols “HOL”, “HOLUW” and “HOLUU”.

The rights of holders of our common stock and warrants are governed by our second amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the warrants, the Warrant Agreement, dated August 4, 2020 by and between Holicity and Continental Stock Transfer & Trust Company, as warrant agent. See the sections entitled “Description of Securities” and “Selling Securityholders.”

PIPE

On February 2, 2021, Holicity entered into subscription agreements (“PIPE Subscription Agreements”) by and among Holicity and the investors named therein (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and Holicity agreed to sell to the PIPE Investors, an aggregate of 20,000,000 shares of Holicity Class A common stock at a purchase price of $10.00 per share for gross proceeds to Holicity of $200,000,000 in a private placement (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the Business Combination on June 30, 2021.

Recent Developments

Acquisition of Apollo Fusion

On June 5, 2021 we entered into an Agreement and Plan of Merger (the “Apollo Merger Agreement”), to acquire Apollo Fusion, Inc. (“Apollo Fusion”), a developer of electric propulsion systems for spacecraft. Pursuant to the terms of the Apollo Merger Agreement, at the closing of the acquisition on July 1, 2021, we paid the former stockholders and optionholders of Apollo Fusion (the “Apollo Holders”), upfront consideration consisting of approximately $20.0 million in cash and 2,558,744 shares of our common stock, excluding customary purchase price adjustments. Under the terms of the Apollo Merger Agreement, we agreed to register for resale the shares of our common stock that we issued as payment for the equity portion of the upfront consideration. The 2,558,744 shares of our common stock we issued as payment for the equity portion of the upfront consideration are among the shares being registered for resale hereby. In addition, up to an additional $15,000,000 of cash consideration and $60,000,000 of our common stock, at a reference price per share equal to the then volume weighted average trading price over a five day trading period prior to the business day prior to issuance, will be issuable to the Apollo Holders, provided certain customer revenue-based milestones are achieved prior to December 31, 2023. An additional $10,000,000 of cash and $10,000,000 of our common stock, at a reference price per share equal to the then volume weighted average trading price over a five day trading period prior to the business day prior to issuance, will be issued or issuable to employees of Apollo that join Astra, subject to certain performance-based milestones and other vesting provisions.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Astra elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Astra, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time Astra is no longer considered to be an emerging growth company. At times, Astra may elect to early adopt a new or revised standard. See Note 2 of the accompanying audited financial statements for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the years ending December 31, 2020 and 2019.

In addition, Astra intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Astra intends to rely on such exemptions, Astra is not required to, among other things: (a) provide an auditor’s attestation report on Astra’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Astra will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of Astra’s first fiscal year following the fifth anniversary of the Closing, (b) the last date of Astra’s fiscal year in which Astra has total annual gross revenue of at least $1.07 billion, (c) the date on which Astra is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700 million of outstanding securities held by non-affiliates or (d) the date on which Astra has issued more than $1.00 billion in non-convertible debt securities during the previous three years.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, which represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations.

These risk factors include, but are not limited to, the following:

•

We have not yet delivered customer satellites into orbit using any of our launch vehicles or rockets, and any setbacks we may experience during our first commercial launch planned for 2021 and other demonstration and commercial missions could have a material adverse effect on our business, financial condition and results of operation, and could harm our reputation.

•	We have incurred significant losses since inception, we expect to incur losses in the future, and we may not be able to achieve or maintain profitability.

•

The success of our business will be highly dependent on our ability to effectively market and sell our launch services for small LEO satellites and to convert contracted revenues and our pipeline of potential contracts into actual revenues.

•	The market for commercial launch services for small LEO satellites is not well established, is still emerging and may not achieve the growth potential we expect or may grow more slowly than expected.

•

Our ability to grow our business depends on the successful development of our launch vehicles, satellites and related technology, which is subject to many uncertainties, some of which are beyond our control.

•

We routinely conduct hazardous operations in test and launch of our vehicles and vehicle subsystems, which could result in damage to property or persons. Unsatisfactory performance or failure of our launch vehicles, satellites and related technology at launch or during operation could have a material adverse effect on our business, financial condition and results of operation.

•	We may not be able to convert our estimated $150 million in contracted revenue or $1.2 billion in potential contracts into actual revenue.

•	We have not yet tested our launch vehicles with sufficient fuel to achieve optimal orbit velocity or at a payload capacity necessary for the successful deployment of a Big LEO satellite.

•	Any delays in the development and manufacture of additional launch vehicles, satellites and related technology may adversely impact our business, financial condition and results of operations.

•

If we are unable to adapt to and satisfy customer demands in a timely and cost-effective manner, or if we are unable to manufacture our launch vehicles at a quantity and quality that our customers demand, our ability to grow our business may suffer.

•	We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

•	Our prospects and operations may be adversely affected by changes in consumer preferences and economic conditions that affect demand for launch or satellite services.

•	Adverse publicity stemming from any incident involving us or our competitors, could have a material adverse effect on our business, financial condition and results of operations.

•	We may require substantial additional funding to finance our operations, but adequate additional financing may not be available when we need it, on acceptable terms or at all.

Corporate Information

Our principal executive offices are located at 1900 Skyhawk Street, Alameda, CA 94501. Our telephone number is (866) 278-7217, and our website address is https://www.astra.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

We are registering the issuance by us of up to 15,170,876 shares of our Class A common stock that may be issued upon exercise of public warrants and private placement warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of (ii) up to 188,022,191 shares of our Class A common stock and up to 5,333,333 private placement warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 14 of this prospectus.

Issuance of Class A Common Stock

The following information is as of July 14, 2021 and does not give effect to issuances of our common stock or warrants after such date, or the exercise of warrants after such date.

Shares of our Class A common stock to be issued upon exercise of all public warrants and private placement warrants	15,170,876 shares

Shares of our Class A common stock outstanding prior to the exercise of all warrants	199,735,125 shares(1)

Use of proceeds	We will receive up to an aggregate of approximately $174,465,074 from the exercise of all public warrants and private placement warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the warrants for general corporate purposes including, but not limited to, working capital for operations, capital expenditures and future acquisitions. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

Resale of Class A Common Stock and Warrants

Shares of Class A common stock offered by the Selling Securityholders (including 126,449,670 outstanding shares of Class A common stock, 56,239,188 shares of Class A common stock issuable upon conversion of Class B common stock and 5,333,333 shares of Class A common stock that may be issued upon exercise of warrants)

188,022,191 shares

Warrants offered by the Selling Securityholders (representing the private placement warrants)	5,333,333 warrants

Exercise price	$11.50 per share, subject to adjustment as described herein

Redemption	The warrants are redeemable in certain circumstances. See “Description of Securities-Warrants” for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of the Class A common stock and warrants to be offered by the Selling Securityholders. With respect to shares of Class A common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.

Lock-up agreements	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Act Restrictions on Resale of Securities-Lock-up Agreements” for further discussion.

Ticker symbols	“ASTR” and “ASTRW” for the common stock and warrants, respectively.

(1)	The number of shares of Class A common stock outstanding is based on 199,735,125 shares of Class A common stock outstanding as of July 14, 2021 and does not include:

•	6,087,421 shares of Class A common stock reserved for issuance for awards in accordance with the 2016 Equity Incentive Plan;

•	36,765,000 shares of Class A common stock reserved for issuance for awards in accordance with the 2021 Equity Incentive Plan (the “Incentive Plan”);

•	5,000,000 shares of Class A common stock reserved for issuance for awards in accordance with the 2021 Employee Stock Purchase Plan Plan (the “ESPP”);

•	9,837,543 shares of Class A common stock underlying the public warrants and 5,333,333 shares of Class A common stock underlying the private placement warrants;

•	56,239,188 shares of Class A common stock issuable upon conversion (on a one-for-one basis) of shares of our Class B common stock held by the Astra Founders; and

•	5,117,517 shares of Class A common stock that may be issued upon the achievement of performance milestones specified in the Apollo Fusion Merger Agreement.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION

Market Price and Ticker Symbol

Our Class A common stock and warrants are currently listed on Nasdaq under the symbols “ASTR” and “ASTRW”, respectively.

The closing price of the Class A common stock and warrants on July 14, 2021, was $11.77 and $3.68, respectively.

Holders

As of July 14, 2021, there were 325 holders of record of our Class A common stock, 2 holders of record of our Class B common stock and 2 holders of record of our warrants.

Dividend Policy

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the board of directors at such time.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as the other information included in this prospectus, including “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risk Factors Relating to Our Operations and Business

We have not yet delivered customer satellites into orbit using any of our launch vehicles or rockets, and any setbacks we may experience during our first commercial launch planned for 2021 and other demonstration and commercial missions could have a material adverse effect on our business, financial condition and results of operation, and could harm our reputation.

The success of our launch and satellite services business will depend on our ability to successfully and regularly deliver customer satellites into orbit. In December 2020, we successfully launched Rocket 3.2 to an altitude of 380 km and demonstrated orbital launch capability. Our data from this launch suggest that only minor adjustments are necessary to achieve sufficient orbital velocity to successfully inject a satellite into orbit. Our first expected commercial launch in 2021 will be a demonstration mission in which our launch vehicle is expected to achieve sufficient velocity to launch a Low Earth Orbit (“LEO”) satellite into space for the first time, and will serve as an opportunity to learn from the experience and to make further refinements to the design and manufacturing processes used to construct our launch vehicles and rockets.

There is no guarantee that our planned commercial launches in 2021 or subsequent commercial launches thereafter will be successful. While we have built operational processes to ensure that the design, manufacture, performance and servicing of our launch vehicles and rockets meet rigorous performance goals, there can be no assurance that we will not experience operational or process failures and other problems during our first commercial launch or any planned launches thereafter. Any failures or setbacks, particularly on our first commercial launches, could harm our reputation and have a material adverse effect on our business, financial condition and results of operation.

We have incurred significant losses since inception, we expect to incur losses in the future, and we may not be able to achieve or maintain profitability.

We have incurred significant losses since our inception. We incurred net losses of $68.3 million and $53.2 million for the years ended December 31, 2020 and 2019, respectively. While we have generated limited revenue to date, we have not yet started commercial launch activities, and it is difficult for us to predict our future operating results. As a result, our losses may be larger than anticipated, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability.

We expect our operating expenses to increase over the next several years as we commence commercial launch activities, continue to refine and streamline our design and manufacturing processes for our launch vehicles, increase the payload of our rockets, make technical improvements, increase our flight cadence, hire additional employees and continue research and development efforts relating to new products and technologies, including our Satellite Services business. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring customers or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.

The success of our business will be highly dependent on our ability to effectively market and sell our launch services for small LEO satellites and to convert contracted revenues and our pipeline of potential contracts into actual revenues.

We expect that our success will be highly dependent, especially in the foreseeable future, on our ability to effectively forecast, market and sell our launch services for small LEO satellites. We have limited experience in forecasting, marketing and selling such services, and if we are unable to utilize our current or future sales organization effectively in order to adequately target and engage our potential customers, our business may be adversely affected.

We also expect that our success will be highly dependent on our ability to convert contracted revenues and our pipeline of potential contracts into actual revenues. Ahead of the planned commencement of our commercial launch operations in 2021, we have received interest from a wide range of customers across various satellite applications or use cases. As of April 30, 2021, we estimate that our contracted revenue is worth approximately $150 million and continues to increase, while our pipeline consists of approximately $1.2 billion in potential contracts in negotiation or early discussions. Our contracted revenues and our estimated pipeline may not fully convert into actual revenues because certain of our customers have the right to terminate their contracts if we do not achieve certain milestones. We may not meet these milestones, in which case the value of our contracted revenues may be significantly lower than our current estimates. Additionally, if we are unable to keep up with the demand for our launch services from a production and delivery perspective, we may not be in a position to deliver on our contracted revenues or our pipeline of potential contracts.

We remain in active discussions with potential customers and anticipate an increase in contracted revenue as the small satellite and satellite constellation markets continue to develop. Our success depends, in part, on our ability to attract new customers in a cost-effective manner. Notwithstanding our estimated contracted revenue, we expect that we will need to make significant investments in order to attract new customers. Our sales growth is dependent upon our ability to implement strategic initiatives, and these initiatives may not be effective in generating sales growth. In addition, marketing campaigns, which we have not historically utilized, can be expensive and may not result in the acquisition of customers in a cost-effective manner, if at all. Further, as our brand becomes more widely known, future marketing campaigns or brand content may not attract new customers at the same rate as past campaigns or brand content. If we are unable to attract new customers, our business, financial condition and results of operations will be harmed.

The market for commercial launch services for small LEO satellites is not well established, is still emerging and may not achieve the growth potential we expect or may grow more slowly than expected.

The market for in-space infrastructure services, in particular, commercial launch services for small LEO satellites, has not been well established and is still emerging. Our estimates for the total addressable launch market and satellite market are based on a number of internal and third-party estimates, including our contracted revenue, the number of potential customers who have expressed interest in our launch services, assumed prices and production costs for our launch vehicles, assumed flight cadence, our ability to leverage our current manufacturing and operational processes and general market conditions. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable market for our services, as well as the expected growth rate for the total addressable market for our services, may prove to be incorrect.

Our ability to grow our business depends on the successful development of our launch vehicles, satellites and related technology, which is subject to many uncertainties, some of which are beyond our control.

Our current primary research and development objectives focus on the development of our existing and any additional launch vehicles, small satellite bus and integration capabilities and related technology. If we do not complete this development in our anticipated timeframes or at all, our ability to grow our business will be adversely affected. The successful development of our launch and satellite capabilities and related technology involves many uncertainties, some of which are beyond our control, including, but not limited to:

•	timing in making further enhancements to our launch vehicle design and specifications;

•	successful completion of our planned commercial launches;

•	our ability to obtain additional applicable approvals, licenses or certifications from regulatory agencies, if required, and maintaining current approvals, licenses or certifications;

•	performance of our manufacturing facilities despite risks that disrupt productions, such as natural disasters and hazardous materials;

•	performance of a limited number of suppliers for certain raw materials and supplied components;

•	performance of our third-party contractors that support our research and development activities;

•	our ability to maintain rights from third parties for intellectual properties critical to our research and development activities;

•	our ability to continue funding and maintain our current research and development activities, particularly the development of various enhancements that increase the payload of our rocket; and

•	the impact of the COVID-19 pandemic on us, our customers, suppliers and distributors, and the global economy.

We routinely conduct hazardous operations in test and launch of our vehicles and vehicle subsystems, which could result in damage to property or persons. Unsatisfactory performance or failure of our launch vehicles, satellites and related technology at launch or during operation could have a material adverse effect on our business, financial condition and results of operation.

We manufacture and operate highly sophisticated launch vehicles and conduct launch activities that depend on complex technology. Although there have been and will continue to be technological advances in spaceflight, our operations remain an inherently hazardous and risky activity. Launch failures, explosions and other accidents on launch or during flight have occurred and will likely occur in the future.

While we have built operational processes to ensure that the design, manufacture, performance and servicing of our launch vehicles and related technologies meet rigorous quality standards, there can be no assurance that we will not experience operational or process failures and other problems, including through manufacturing or design defects, cyber-attacks or other intentional acts, that could result in potential safety risks. We may experience a total loss of our launch vehicle and our customers’ payloads if there is an accident or failure at launch or during the journey into space, which could have a material adverse effect on our results of operations and financial condition. For some missions, we or our customers can elect to buy launch insurance, which can reduce our monetary losses from any launch failure, but even in this case we will have losses associated with our inability to test our technology in space and delays with further technology development. Any insurance we or our customers have may not be adequate to cover our or their loss, respectively.

Any actual or perceived safety or reliability issues may result in significant reputational harm to our businesses, in addition to tort liability, maintenance, increased safety infrastructure and other costs that may arise. Such issues could result in delaying or cancelling planned launches, increased regulation or other systemic consequences. Our inability to meet our safety standards or adverse publicity affecting our reputation as a result of accidents, mechanical failures, damages to customer property or medical complications could have a material adverse effect on our business, financial condition and results of operation.

We may not be able to convert our estimated $150 million in contracted revenue or $1.2 billion in potential contracts into actual revenue.

We expect that our success will be highly dependent on our ability to convert contracted revenues and our pipeline of potential contracts into actual revenues. As of April 30, 2021, we estimate that our contracted revenue is worth approximately $150 million and continues to increase, while our pipeline consists of approximately $1.2 billion in potential contracts in negotiation or early discussions. Our contracted revenues and our estimated pipeline may not fully convert into actual revenues because certain of our customers have the right to terminate their contracts if we do not achieve certain milestones, or other termination rights. We may not meet these milestones, in which case the value of our contracted revenues may be significantly lower than our current estimates. We remain in active discussions with potential customers and anticipate an increase in contracted revenue as the small satellite and satellite constellation markets continue to develop. We expect that following the successful delivery of customer payloads on our first several commercial launches, our existing and new customers will continue to use us on the further rollout of their satellite constellations.

Some of our existing customer contracts include provisions allowing the customers to terminate the contracts for convenience, with a termination penalty for at least the amounts already paid, or to terminate the contracts for cause (for example, if we do not achieve certain milestones on a timely basis). If any of our significant customer contracts are terminated and not replaced, our results of operations may differ materially and adversely from those anticipated. In addition, our contracts with government customers often contain provisions with additional rights and remedies favorable to such customers that are not typically found in commercial contracts. As a result, we may not receive revenue from these orders, and any contracted revenue we report may not be indicative of our future actual revenue.

Many events may cause a delay in our ability to fulfill our existing or future orders, or cause planned launches to not be completed at all, some of which may be out of our control, including unexpected weather patterns, maintenance issues, natural disasters, changes in governmental regulations or in the status of our regulatory approvals or applications or other events that force us to cancel or reschedule launches, which could have an adverse impact on our business, financial condition and results of operations.

We have not yet tested our launch vehicles with sufficient fuel to achieve optimal orbit velocity or at a payload capacity necessary for the successful deployment of a Big LEO satellite.

In December 2020, we successfully launched Rocket 3.2 to an altitude of 380 km, demonstrating orbital launch capability. Our data shows that the rocket’s hardware and software performed well, and that only minor adjustments were required to achieve sufficient orbital velocity to successfully inject a satellite into orbit. We are currently planning our first commercial launches for 2021 with this adjustment made. Although our December 2020 launch was viewed as a success, we may not be successful in reaching space and achieving sufficient orbital velocity during our launches planned for 2021. If we fail to demonstrate our ability to successfully inject a satellite into orbit, our business, financial condition and results of operations could be materially and adversely impacted.

As part of our strategy, we plan to increase the maximum payload capacity of our rocket from approximately 50 kg in 2021 to up to 500 kg for a mid-inclination 500 km orbit by late 2023, which would make us a more compelling alternative for Big LEO constellation deployment and satellite replenishment. This payload capacity improvement will come from numerous improvements, enhancements and modifications to our rocket. We may not be successful in our efforts to make improvements to our rocket to achieve the full increase in payload capacity, and if we are unable to demonstrate our ability launch heavier satellites to LEO, our business, financial condition and results of operations could be materially and adversely impacted.

Any delays in the development and manufacture of additional launch vehicles, satellites and related technology may adversely impact our business, financial condition and results of operations.

We have previously experienced, and may experience in the future, delays or other complications in the design, manufacture, launch, production, delivery and servicing ramp of new launch vehicles, satellites and related technology. If delays like this arise or recur, if our remediation measures and process changes do not continue to be successful or if we experience issues with planned manufacturing improvements or design and safety, we could experience issues in sustaining the ramp of our spaceflight system or delays in increasing production further.

If we encounter difficulties in scaling our delivery or servicing capabilities, if we fail to develop and successfully commercialize our launch vehicles, satellites and related technologies, if we fail to develop such technologies before our competitors, or if such technologies fail to perform as expected, are inferior to those of our competitors or are perceived as less safe than those of our competitors, our business, financial condition and results of operations could be materially and adversely impacted.

If we are unable to adapt to and satisfy customer demands in a timely and cost-effective manner, or if we are unable to manufacture our launch vehicles at a quantity and quality that our customers demand, our ability to grow our business may suffer.

The success of our business depends in part on effectively managing and maintaining our commercial launch services, manufacturing additional launch vehicles and satellites, conducting a sufficient number of launches to meet customer demand and providing customers with an experience that meets or exceeds their expectations. Even if we succeed in developing launch vehicles consistent with our targeted timeline, we could thereafter fail to develop the ability to produce these vehicles at quantity with a quality management system that ensures that each unit performs as required. Any delay in our ability to produce launch vehicles at rate and with a reliable quality management system could have a material adverse on our business.

If our current or future launch services do not meet expected performance or quality standards, including with respect to customer safety and satisfaction, this could cause operational delays. Further, launch operations within restricted airspace require advance scheduling and coordination with government agencies and range owners and other users, and any high priority national defense assets will have priority in the use of these resources, which may impact our cadence of our launch operations or could result in cancellations or rescheduling. Any operational or manufacturing delays or other unplanned changes to our ability to conduct our launches could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

If our operations continue to grow as planned, of which there can be no assurance, we will need to expand our sales and marketing, research and development, customer and commercial strategy, products and services, supply, and manufacturing and distribution functions. We will also need to continue to leverage our manufacturing and operational systems and processes, and there is no guarantee that we will be able to scale the business and the manufacture of spacecraft as currently planned or within the planned timeframe. The continued expansion of our business may also require additional manufacturing and operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations or partners for the manufacture and operation of our launch vehicles.

Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring, training and managing an increasing number of employees, finding manufacturing capacity to produce our launch vehicles, rockets and related equipment, and delays in production and launches. These difficulties may result in the erosion of our brand image, divert the attention of management and key employees and impact financial and operational results. In addition, in order to continue to expand our presence around the globe, we expect to incur substantial expenses as we continue to attempt to streamline our manufacturing process, increase our launch cadence, hire more employees, and continue research and development efforts relating to new products and technologies and expand internationally. If we are unable to drive commensurate growth, these costs, which include lease commitments, headcount and capital assets, could result in decreased margins, which could have a material adverse effect on our business, financial condition and results of operations.

Our prospects and operations may be adversely affected by changes in consumer preferences and economic conditions that affect demand for launch or satellite services.

Because our business is currently concentrated on commercial launch and satellite services, we are vulnerable to changes in consumer preferences or other market changes. The global economy has in the past, and will in the future, experience recessionary periods and periods of economic instability. During such periods, our potential customers may choose not to expend the amounts that we anticipate based on our expectations with respect to the addressable market for launch and satellite services. There could be a number of other effects from adverse general business and economic conditions on our business, including insolvency of any of our third-party suppliers or contractors, decreased consumer confidence, decreased discretionary spending and reduced customer or governmental demand for LEO launch vehicles and satellites, which could have a material adverse effect on our business, financial condition and results of operations.

Adverse publicity stemming from any incident involving us or our competitors, could have a material adverse effect on our business, financial condition and results of operations.

We are at risk of adverse publicity stemming from any public incident involving our company, our people or our brand. If our launch vehicles or satellites or those of one of our competitors were to be involved in a public incident, accident or catastrophe, this could create an adverse public perception of satellite launch or manufacturing activities and result in decreased customer demand for launch and satellite services, which could cause a material adverse effect on our business, financial conditions and results of operations. Further, if our launch vehicles or rockets were to be involved in a public incident, accident or catastrophe, we could be exposed to significant reputational harm or potential legal liability. Any reputational harm to our business could cause customers with existing contracts with us to cancel their contracts and could significantly impact our ability to make future sales. The insurance we carry may be inapplicable or inadequate to cover any such incident, accident or catastrophe. In the event that our insurance is inapplicable or not adequate, we may be forced to bear substantial losses from an incident or accident.

We may require substantial additional funding to finance our operations, but adequate additional financing may not be available when we need it, on acceptable terms or at all.

Since our inception, we have financed our operations and capital expenditures primarily through raising venture equity. In the future, we could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. We may sell equity securities or debt securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our current investors may be materially diluted. Any debt financing, if available, may involve restrictive covenants, could have pre-payment penalties and could reduce our operational flexibility or profitability. We may be required to delay, limit, reduce or terminate our development activities or future commercialization efforts. If we are unable to generate such additional funding, or if we are unable to do so on favorable terms, we may not be able to meet our liquidity needs and ultimately generate positive cash flows on our anticipated timeline or at all.

Certain future operational facilities will require significant expenditures in capital improvements and operating expenses to develop and foster basic levels of service required by our launch and satellite services, and the ongoing need to maintain existing operational facilities requires us to expend capital.

We operate out of our headquarters in Alameda, California, which consists of approximately 285,000 square feet leased from the City of Alameda. The campus includes two primary buildings. This includes the Skyhawk Development and Production Facility, with a fully built out machine shop, production facilities, and offices for administrative responsibilities as well as research and development, and the Orion Engine Testing Facility for rocket engine testing, research, and development that was originally constructed by the U.S. Navy for jet engine testing. As part of our growth strategy, we anticipate finishing out additional space in the Skyhawk Development and Production Facility to support the continued ramp up of the Launch Services business, as well as the build out of facilities for the Satellite Services business. In addition, we currently operate a launch site at the Pacific Spaceport Complex in Kodiak, Alaska, and we plan to add additional launch sites as we increase the frequency of launches.

The building out of our Alameda campus and the construction of additional launch sites may require significant capital expenditures to develop, and in the future we may be required to make similar expenditures to expand, improve or construct adequate facilities for our launch services. In addition, there is no guarantee that we will be able to secure a long-term lease from the City of Alameda for our Alameda campus. In addition, as our Alameda campus and any other facilities we may utilize mature, our business will require capital expenditures for the maintenance, renovation and improvement of such existing locations to remain competitive. This creates an ongoing need for capital, and, to the extent we cannot fund capital expenditures from cash flows from operations, we will need to borrow or otherwise obtain funds. If we cannot access the capital we need, we may not be able to execute on our growth strategy, take advantage of future opportunities or respond to competitive pressures. If the costs of funding new locations or renovations or enhancements at existing locations exceed budgeted amounts or the time for building or renovation is longer than anticipated, our business, financial condition and results of operations could be materially adversely affected.

We currently operate from a facility on a month-to-month lease.

The long-term lease for our headquarters in Alameda, California recently expired. Following the expiration of our lease, we are currently operating with separate month-to-month leases applicable to each of the buildings on our Alameda campus, with letters of intent and license agreements in place with the city permitting us to occupy our existing facilities while we work to negotiate a long-term lease for the campus. While the City of Alameda has been a reliable lessor to date, we cannot assure that such arrangements will be available to us on terms similar to those we have with the City of Alameda moving forward or at all, or that our negotiations with the City of Alameda for a long-term lease will be successful. If we cannot ultimately secure a long-term lease with the City of Alameda, we would need to continue to operate with the uncertainty associated with short term leasing arrangements, and may need to utilize cash resources from operations or raise additional capital in order to construct additional facilities in other locations.

Regulatory, availability, and other challenges may delay our progress in establishing the number of launch sites we require for our targeted annual launch rate, which could have an adverse effect on our ability to grow our business.

Part of our strategy involves increasing our launch cadence and approaching a daily launch cadence by 2025. Our ability to achieve a near-daily launch cadence by 2025 will depend on our ability to add new launch sites. We currently operate a launch site at the Pacific Spaceport Complex in Kodiak, Alaska, and we expect to enter into a variety of arrangements to secure additional launch sites, which may include ownership, leasing, licensing, and permitting in the United States and outside the United States. We have in the past and may in the future experience delays in our efforts to secure additional launch sites around the globe. Challenges as a result of regulatory processes or in our ability to secure the necessary permissions to establish these launch sites could delay our ability to achieve our target cadence and could adversely affect our business.

We rely on a limited number of suppliers for certain raw materials and supplied components. We may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms, which could impair our ability to fulfill our orders in a timely manner or increase our costs of production.

Our ability to manufacture our launch vehicles is dependent upon sufficient availability of raw materials and supplied components, which we secure from a limited number of suppliers. Our reliance on suppliers to secure these raw materials and supplied components exposes us to volatility in the prices and availability of these materials. We may not be able to obtain sufficient supply of raw materials or supplied components, on favorable terms or at all, which could result in delays in manufacture of our spacecraft or increased costs.

In addition, we have in the past and may in the future experience delays in manufacture or operation as we go through the requalification process with any replacement third-party supplier, as well as the limitations imposed by International Traffic in Arms Regulations and other restrictions on transfer of sensitive technologies. Additionally, the imposition of tariffs on such raw materials or supplied components could have a material adverse effect on our operations. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner and could cause us to experience cancellations or delays of scheduled launches, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition and results of operations.

Failure of third-party contractors could adversely affect our business.

We are dependent on various third-party contractors to develop and provide certain of our components of our launch vehicles. Should we experience complications with any of these components, which are critical to the operation of our launch vehicle, we may need to delay our manufacturing activities or delay or cancel scheduled launches. We face the risk that any of our contractors may not fulfill their contracts and deliver their products or services on a timely basis, or at all. We have in the past experienced, and may in the future experience, operational complications with our contractors. The ability of our contractors to effectively satisfy our requirements could also be impacted by such contractors’ financial difficulty or damage to their operations caused by fire, terrorist attack, natural disaster or other events. The failure of any contractors to perform to our expectations could result in shortages of certain manufacturing or operational components for our spacecraft or delays in spaceflights and harm our business. Our reliance on contractors and inability to fully control any operational difficulties with our third-party contractors could have a material adverse effect on our business, financial condition and results of operations.

We expect to face intense competition in the commercial space market and other industries in which we may operate.

We face intense competition in the commercial space market and amongst our competitors. Currently, our primary competitors in the commercial launch market are SpaceX, RocketLab, United Launch Alliance, and Arianespace. In addition, we are aware of a significant number of entities actively engaged in developing commercial launch capabilities for small and medium sized payloads, including Virgin Orbit, Relativity, ABL, and Firefly, among others. Many of our current and potential competitors are larger and have substantially greater financial or other resources than we currently have or expect to have in the future, and thus may be better positioned to exploit the market need for small payloads and targeted orbital delivery, which is the focus of our business. They may also be able to devote greater resources to the development of their current and future technologies, which could overlap with our technologies, or the promotion and sale of their products and services. Our competitors could offer small launch vehicles at lower prices, which could undercut our business strategy and potential competitive edge. Our current and potential competitors may also establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings relative to ours. Further, it is possible that domestic or foreign companies or governments, some with greater experience in the aerospace industry or greater financial resources than we possess, will seek to provide products or services that compete directly or indirectly with ours in the future. Any such foreign competitor, for example, could benefit from subsidies from, or other protective measures by, its home country.

We believe our ability to compete successfully as a commercial provider of launch and satellite services does and will depend on a number of factors, which may change in the future due to increased competition, including the price of our products and services, consumer satisfaction for the experiences we offer, and the frequency and availability of our products and services. If we are unable to compete successfully, our business, financial condition and results of operations could be adversely affected.

We may in the future invest significant resources in developing new service offerings and exploring the application of our proprietary technologies for other uses and those opportunities may never materialize.

While our primary focus for the foreseeable future will be on commencing our commercial launch activities, increasing our launch cadence, increasing the payload of our rockets, commercializing our Spaceport Services business and launching our commercial Satellite Services offerings, we may also invest significant resources in developing new technologies, services, products and offerings. However, we may not realize the expected benefits of these investments. These anticipated technologies, however, are unproven and these products or technologies may never materialize or be commercialized in a way that would allow us to generate ancillary revenue streams. Relatedly, if such technologies become viable offerings in the future, we may be subject to competition from our competitors within the commercial launch and satellite industries, some of which may have substantially greater monetary and knowledge resources than we have and expect to have in the future to devote to the development of these technologies. Such competition or any limitations on our ability to take advantage of such technologies could impact our market share, which could have a material adverse effect on our business, financial condition and results of operations.

Such research and development initiatives may also have a high degree of risk and involve unproven business strategies and technologies with which we have limited operating or development experience. They may involve claims and liabilities (including, but not limited to, personal injury claims), expenses, regulatory challenges and other risks that we may not be able to anticipate. There can be no assurance that customer demand for such initiatives will exist or be sustained at the levels that we anticipate, or that any of these initiatives will gain sufficient traction or market acceptance to generate sufficient revenue to offset any new expenses or liabilities associated with these new investments. Further, any such research and development efforts could distract management from current operations, and would divert capital and other resources from our more established offerings and technologies. Even if we were to be successful in developing new products, services, offerings or technologies, regulatory authorities may subject us to new rules or restrictions in response to our innovations that may increase our expenses or prevent us from successfully commercializing new products, services, offerings or technologies.

If we fail to adequately protect our proprietary intellectual property rights, our competitive position could be impaired and we may lose valuable assets, generate reduced revenue and incur costly litigation to protect our rights.

Our success depends, in part, on our ability to protect our proprietary intellectual property rights, including certain methodologies, practices, tools, technologies and technical expertise we utilize in designing, developing, implementing and maintaining applications and processes used in our launch systems and related technologies. To date, we have relied primarily on trade secrets and other intellectual property laws, non-disclosure agreements with our employees, consultants and other relevant persons and other measures to protect our intellectual property, and intend to continue to rely on these and other means, including patent protection, in the future. However, the steps we take to protect our intellectual property may be inadequate, and we may choose not to pursue or maintain protection for our intellectual property in the United States or foreign jurisdictions. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. Despite our precautions, it may be possible for unauthorized third parties to copy our technology and use information that we regard as proprietary to create technology that competes with ours.

Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate. To the extent we expand our international activities, our exposure to unauthorized copying and use of our technologies and proprietary information may increase. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon, misappropriating or otherwise violating our technology and intellectual property.

We rely in part on trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we enter into non-disclosure and invention assignment agreements with our employees, enter into non-disclosure agreements with our customers, consultants and other parties with whom we have strategic relationships and business alliances and enter into intellectual property assignment agreements with our consultants and vendors, no assurance can be given that these agreements will be effective in controlling access to and distribution of our technology and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our success depends in part upon successful prosecution, maintenance, enforcement and protection of our owned and licensed intellectual property.

To protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Such litigation could be costly, time consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology, as well as any costly litigation or diversion of our management’s attention and resources, could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations. The results of intellectual property litigation are difficult to predict and may require us to stop using certain technologies or offering certain services or may result in significant damage awards or settlement costs. There is no guarantee that any action to defend, maintain or enforce our owned or licensed intellectual property rights will be successful, and an adverse result in any such proceeding could have a material adverse impact on our business, financial condition, operating results and prospects.

In addition, we may from time to time face allegations that we are infringing, misappropriating or otherwise violating the intellectual property rights of third parties, including the intellectual property rights of our competitors. We may be unaware of the intellectual property rights that others may claim cover some or all of our technology or services. Irrespective of the validity of any such claims, we could incur significant costs and diversion of resources in defending against them, and there is no guarantee any such defense would be successful, which could have a material adverse effect on our business, contracts, financial condition, operating results, liquidity and prospects.

Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could divert the time and resources of our management team and harm our business, our operating results and our reputation.

The majority of our customer contracts may be terminated by the customer at any time for convenience as well as other provisions permitting the customer to discontinue contract performance for cause (for example, if we do not achieve certain milestones on a timely basis). If our contracts are terminated or if we experience any other contract-related risks, our results of operations may be adversely impacted. In addition, some of our customers are government entities, which subjects us to additional risks including early termination, audits, investigations, sanctions and penalties.

We are subject to a variety of contract-related risks. Some of our existing customer contracts, including those with the government, include provisions allowing the customers to terminate their contracts for convenience, with a termination penalty for at least the amounts already paid, or to terminate the contracts for cause (for example, if we do not achieve certain milestones on a timely basis). Customers that terminate such contracts may also be entitled to a pro rata refund of the amount of the customer’s deposit. In addition, some of our customers are pre-revenue startups or otherwise not fully established companies, which exposes us to a degree of counterparty credit risk.

Part of our strategy is to market our Launch Services and Spaceport Services to key government customers. We aim to sign an initial contract to construct and operate a spaceport for a European government customer. We expect we may derive limited revenue from contracts with NASA and the U.S. government and may enter into further contracts with the U.S. or foreign governments in the future, and this subjects us to statutes and regulations applicable to companies doing business with the U.S. government, including the Federal Acquisition Regulation. These U.S. government contracts customarily contain provisions that give the government substantial rights and remedies, many of which are not typically found in commercial contracts and which are unfavorable to contractors. For instance, most U.S. government agencies include provisions that allow the government to unilaterally terminate or modify contracts for convenience, in which case the counterparty to the contract may generally recover only its incurred or committed costs and settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered items from another source.

Our government contracts may be subject to the approval of appropriations being made by the U.S. Congress to fund the expenditures under these contracts. In addition, government contracts normally contain additional requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements include, for example:

•	specialized disclosure and accounting requirements unique to government contracts;

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financial and compliance audits that may result in potential liability for price adjustments, recoupment of government funds after such funds have been spent, civil and criminal penalties, or administrative sanctions such as suspension or debarment from doing business with the U.S. government;

•	public disclosures of certain contract and company information; and

•	mandatory socioeconomic compliance requirements, including labor requirements, non-discrimination and affirmative action programs and environmental compliance requirements.

Government contracts are also generally subject to greater scrutiny by the government, which can initiate reviews, audits and investigations regarding our compliance with government contract requirements. In addition, if we fail to comply with government contract laws, regulations and contract requirements, our contracts may be subject to termination, and we may be subject to financial and/or other liability under our contracts, the Federal Civil False Claims Act (including treble damages and other penalties), or criminal law. In particular, the False Claims Act’s “whistleblower” provisions also allow private individuals, including present and former employees, to sue on behalf of the U.S. government. Any penalties, damages, fines, suspension, or damages could adversely affect our ability to operate our business and our financial results.

If any customer were to unexpectedly terminate, cancel, or decline to exercise an option to renew with respect to one or more of our significant contracts for any reason, including as a result of our failure to meet certain performance milestones, or if a government customer were to suspend or debar us from doing business with such government, our business, financial condition, and results of operations would be materially harmed.

If we commercialize outside the United States, we will be exposed to a variety of risks associated with international operations that could materially and adversely affect our business.

As part of our growth strategy for our Launch Services and Spaceport Services businesses, we aim to construct and operate launch sites outside of the United States. We aim to continue to build our pipeline of spaceport opportunities and develop additional locations. As we expand internationally, we expect that we would be subject to additional risks related to entering into international business relationships, including:

•	restructuring our operations to comply with local regulatory regimes;

•	identifying, hiring and training highly skilled personnel;

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unexpected changes in tariffs, trade barriers and regulatory requirements, including through the International Traffic in Arms Regulations, or ITAR, Export Administration Regulations, or EAR, and Office of Foreign Assets Control, or OFAC;

•	economic weakness, including inflation, or political instability in foreign economies and markets;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	foreign taxes, including withholding of payroll taxes;

•	the need for U.S. government approval to operate our spaceflight systems outside the United States;

•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue;

•	government appropriation of assets;

•	workforce uncertainty in countries where labor unrest is more common than in the United States; and

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disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations, including the U.S. Foreign Corrupt Practices Act, or FCPA, OFAC regulations and U.S. anti-money laundering regulations, as well as exposure of our foreign operations to liability under these regulatory regimes.

Our business is subject to a wide variety of extensive and evolving government laws and regulations. Failure to comply with such laws and regulations could have a material adverse effect on our business.

We are subject to a wide variety of laws and regulations relating to various aspects of our business, including with respect to our launch system operations, employment and labor, health care, tax, privacy and data security, health and safety, and environmental issues. Laws and regulations at the foreign, federal, state and local levels frequently change, especially in relation to new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. We monitor these developments and devote a significant amount of management’s time and external resources towards compliance with these laws, regulations and guidelines, and such compliance places a significant burden on management’s time and other resources, and it may limit our ability to expand into certain jurisdictions. Moreover, changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows and financial condition.

Failure to comply with these laws, such as with respect to obtaining and maintaining licenses, certificates, authorizations and permits critical for the operation of our business, may result in civil penalties or private lawsuits, or the suspension or revocation of licenses, certificates, authorizations or permits, which would prevent us from operating our business. For example, conducting commercial space launches in the United States require licenses and permits from certain agencies of the Department of Transportation, including the Federal Aviation Administration, or FAA, and review by other agencies of the U.S. Government, including the Department of Defense, Department of State, NASA, and Federal Communications Commission, or the “FCC”. License approval includes an interagency review of safety, operational, national security, and foreign policy and international obligations implications, as well as a review of foreign ownership. Delays in FAA action allowing us to conduct commercial space launches could adversely affect our ability to operate our business and our financial results.

Moreover, regulation of our industry is still evolving, and new or different laws or regulations could affect our operations, increase direct compliance costs for us or cause any third-party suppliers or contractors to raise the prices they charge us because of increased compliance costs. Application of these laws to our business may negatively impact our performance in various ways, limiting the collaborations we may pursue, further regulating the export and re-export of our products, services, and technology from the United States and abroad, and increasing our costs and the time necessary to obtain required authorization. The adoption of a multi-layered regulatory approach to any one of the laws or regulations to which we are or may become subject, particularly where the layers are in conflict, could require alteration of our manufacturing processes or operational parameters which may adversely impact our business. We may not be in complete compliance with all such requirements at all times and, even when we believe we are in complete compliance, a regulatory agency may determine that we are not. The timing of our launches depends on our ability to secure regulatory licenses from the FAA and the FCC, and no company has yet conducted licensed launches at the annual rate we are targeting.

We aim to mass-produce the world’s first daily space delivery system. A component of our near-term strategy involves increasing our launch cadence by accelerating our development and production efforts and adding additional launch sites. Our ability to achieve this increased launch cadence within the timeframe in which we hope to do so will depend on our ability to secure the necessary regulatory licenses from the FAA, the FCC and other regulatory authorities. To our knowledge, the applicable regulatory authorities to date have not granted such licenses to a company endeavoring to launch rockets with such frequency, and as a result our business is dependent upon a regulatory framework that is untested and unprecedented. Our failure to obtain the licenses necessary to support our anticipated launch cadence, or any delays or hurdles that present in our interactions with the FAA, the FCC or other regulatory authorities, could impact our ability to grow our business, could delay our ability to execute on our existing and future customer contracts and could adversely affect our business and results of operations.

We are subject to stringent U.S. export and import control laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to secure timely U.S. government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operation.

Our business is subject to stringent U.S. import and export control laws and regulations as well as economic sanctions laws and regulations. We are required to import and export our products, software, technology and services, as well as run our operations in the United States, in full compliance with such laws and regulations, which include the EAR, the ITAR, and economic sanctions administered by the Treasury Department’s OFAC. Similar laws that impact our business exist in other jurisdictions. These foreign trade controls prohibit, restrict, or regulate our ability to, directly or indirectly, export, deemed export, re-export, deemed re-export or transfer certain hardware, technical data, technology, software, or services to certain countries and territories, entities, and individuals, and for end uses. If we are found to be in violation of these laws and regulations, it could result in civil and criminal, monetary and non-monetary penalties, the loss of export or import privileges, debarment and reputational harm.

Pursuant to these foreign trade control laws and regulations, we are required, among other things, to (i) maintain a registration under the ITAR, (ii) determine the proper licensing jurisdiction and export classification of products, software, and technology, and (iii) obtain licenses or other forms of U.S. government authorization to engage in the conduct of our spaceflight business. The authorization requirements include the need to get permission to release controlled technology to foreign person employees and other foreign persons. Changes in U.S. foreign trade control laws and regulations, or reclassifications of our products or technologies, may restrict our operations. The inability to secure and maintain necessary licenses and other authorizations could negatively impact our ability to compete successfully or to operate our spaceflight business as planned. Any changes in the export control regulations or U.S. government licensing policy, such as those necessary to implement U.S. government commitments to multilateral control regimes, may restrict our operations. Given the great discretion the government has in issuing or denying such authorizations to advance U.S. national security and foreign policy interests, there can be no assurance we will be successful in our future efforts to secure and maintain necessary licenses, registrations, or other U.S. government regulatory approvals.

Under the “Exon-Florio Amendment” to the U.S. Defense Production Act of 1950, as amended (the “DPA”), the U.S. President has the power to disrupt or block certain foreign investments in U.S. businesses if he determines that such a transaction threatens U.S. national security. The Committee on Foreign Investment in the United States (“CFIUS”) has been delegated the authority to conduct national security reviews of certain foreign investments. CFIUS may impose mitigation conditions to grant clearance of a transaction.

The Foreign Investment Risk Review Modernization Act (“FIRRMA”), enacted in 2018, amended the DPA to, among other things, expand CFIUS’s jurisdiction beyond acquisitions of control of U.S. businesses. Under FIRRMA, CFIUS also has jurisdiction over certain foreign non-controlling investments in U.S. businesses that have involvement with critical technology or critical infrastructure, or that collect and maintain sensitive personal data of U.S. citizens (“TID U.S. Businesses”), if the foreign investor receives specified triggering rights in connection with its investment. We are a TID U.S. Business because we develop and design technologies that would be considered critical technologies. Certain foreign investments in TID U.S. Businesses are subject to mandatory filing with CFIUS. These restrictions on the ability of foreign persons to invest in us could limit our ability to engage in strategic transactions that could benefit our stockholders, including a change of control, and could also affect the price that an investor may be willing to pay for our common stock.

Failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

We collect, store, process, and use personal information and other customer data, and we rely in part on third parties that are not directly under our control to manage certain of these operations and to collect, store, process and use payment information. Due to the volume and sensitivity of the personal information and data we and these third parties manage and expect to manage in the future, as well as the nature of our customer base, the security features of our information systems are critical. A variety of federal, state and foreign laws and regulations govern the collection, use, retention, sharing and security of this information. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may not be harmonized, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not have complied or may not comply in the future with all such laws, regulations, requirements and obligations.

We expect that new industry standards, laws and regulations will continue to be proposed regarding privacy, data protection and information security in many jurisdictions. We cannot yet determine the impact such future laws, regulations and standards may have on our business. Complying with these evolving obligations is costly.

As we expand our international presence, we may also become subject to additional privacy rules, many of which, such as the General Data Protection Regulation promulgated by the European Union (the “GDPR”) and national laws supplementing the GDPR, such as in the United Kingdom, are significantly more stringent than those currently enforced in the United States. The law requires companies to meet stringent requirements regarding the handling of personal data of individuals located in the EEA. These more stringent requirements include expanded disclosures to inform customers about how we may use their personal data through external privacy notices, increased controls on profiling customers and increased rights for data subjects (including customers and employees) to access, control and delete their personal data. In addition, there are mandatory data breach notification requirements. The law also includes significant penalties for non-compliance, which may result in monetary penalties of up to the higher of €20.0 million or 4% of a group’s worldwide turnover for the preceding financial year for the most serious violations. The GDPR and other similar regulations require companies to give specific types of notice and informed consent is required for the placement of a cookie or similar technologies on a user’s device for online tracking for behavioral advertising and other purposes and for direct electronic marketing, and the GDPR also imposes additional conditions in order to satisfy such consent, such as a prohibition on pre-checked tick boxes and bundled consents, thereby requiring customers to affirmatively consent for a given purpose through separate tick boxes or other affirmative action.

A significant data breach or any failure, or perceived failure, by us to comply with any federal, state or foreign privacy or consumer protection-related laws, regulations or other principles or orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, investigations, proceedings or actions against us by governmental entities or others or other penalties or liabilities or require us to change our operations and/or cease using certain data sets. Depending on the nature of the information compromised, we may also have obligations to notify users, law enforcement or payment companies about the incident and may need to provide some form of remedy, such as refunds, for the individuals affected by the incident.

Failures in our technology infrastructure could damage our business, reputation and brand and substantially harm our business and results of operations.

If our main data center were to fail, or if we were to suffer an interruption or degradation of services at our main data center, we could lose important manufacturing and technical data, which could harm our business. Our facilities are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures and similar events. In the event that our or any third-party provider’s systems or service abilities are hindered by any of the events discussed above, our ability to operate may be impaired. A decision to close the facilities without adequate notice, or other unanticipated problems, could adversely impact our operations. Any of the aforementioned risks may be augmented if our or any third-party provider’s business continuity and disaster recovery plans prove to be inadequate. The facilities also could be subject to break-ins, computer viruses, sabotage, intentional acts of vandalism and other misconduct. Any security breach, including personal data breaches, or incident, including cybersecurity incidents, that we experience could result in unauthorized access to, misuse of or unauthorized acquisition of our or our customers’ data, the loss, corruption or alteration of this data, interruptions in our operations or damage to our computer hardware or systems or those of our customers. Moreover, negative publicity arising from these types of disruptions could damage our reputation. We may not carry sufficient business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our service. Significant unavailability of our services due to attacks could cause users to cease using our services and materially and adversely affect our business, prospects, financial condition and results of operations.

We are highly dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel, including engineers, manufacturing and quality assurance, design, finance, marketing, sales and support personnel. Our senior management team has extensive experience in the aerospace industry, and we believe that their depth of experience is instrumental to our continued success. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and have a material adverse effect on our business, financial condition and results of operations.

Competition for qualified highly skilled personnel can be strong, and we can provide no assurance that we will be successful in attracting or retaining such personnel now or in the future. We have not yet started commercial launch operations, and our estimates of the required team size to support our estimated flight rates may require increases in staffing levels that may require significant capital expenditure. Further, any inability to recruit, develop and retain qualified employees may result in high employee turnover and may force us to pay significantly higher wages, which may harm our profitability. Additionally, we do not carry key man insurance for any of our management executives, and the loss of any key employee or our inability to recruit, develop and retain these individuals as needed, could have a material adverse effect on our business, financial condition and results of operations.

Any acquisitions, partnerships or joint ventures that we enter into could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

From time to time, we may evaluate potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. We may not be successful in identifying acquisition, partnership and joint venture candidates. In addition, we may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that we acquire or with which we form a partnership or joint venture. We may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. Any acquisition, partnership or joint venture may not be successful, may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with the proceeds of debt, may increase our indebtedness. We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.

We may experience difficulties in integrating the operations of acquired companies into our business and in realizing the expected benefits of these acquisitions.

Acquisitions involve numerous risks, any of which could harm our business and negatively affect our financial condition and results of operations. The success of our recent acquisition of Apollo Fusion will depend in part on our ability to realize the anticipated business opportunities from combining their and our operations in an efficient and effective manner. These integration processes could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the acquisitions, and could harm our financial performance. If we are unable to successfully or timely integrate the operations of Apollo Fusion with our business, we may incur unanticipated liabilities and be unable to realize the revenue growth, synergies and other anticipated benefits resulting from the acquisitions, or fully offset the costs of the acquisition, and our business, results of operations and financial condition could be materially and adversely affected.

We are subject to many hazards and operational risks that can disrupt our business, including interruptions or disruptions in service at our primary facilities, which could have a material adverse effect on our business, financial condition and results of operations.

Our operations are subject to many hazards and operational risks inherent to our business, including general business risks, product liability and damage to third parties, our infrastructure or properties that may be caused by fires, floods and other natural disasters, power losses, telecommunications failures, terrorist attacks, human errors and similar events. Additionally, our manufacturing operations are hazardous at times and may expose us to safety risks, including environmental risks and health and safety hazards to our employees or third parties.

Moreover, our operations are entirely based in and around our Alameda, California campus, where our machine shop, production facilities, administrative offices, and research and development functions are located. Our Alameda, California campus also houses our facility used for rocket engine testing, research, and development. In addition, we also operate a launch facility in Kodiak, Alaska. Any significant interruption due to any of the above hazards and operational to the manufacturing or operation of our facilities, including from weather conditions, growth constraints, performance by third-party providers (such as electric, utility or telecommunications providers), failure to properly handle and use hazardous materials, failure of computer systems, power supplies, fuel supplies, infrastructure damage, disagreements with the owners of the land on which our facilities are located, or damage sustained to our launch pad could result in manufacturing delays or the delay or cancellation of our planned commercial launches and, as a result, could have a material adverse effect on our business, financial condition and results of operations.

In addition, our insurance coverage may be inadequate to cover our liabilities related to such hazards or operational risks. Moreover, we may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable, and insurance may not continue to be available on terms as favorable as our current arrangements. The occurrence of a significant uninsured claim, or a claim in excess of the insurance coverage limits maintained by us, could harm our business, financial condition and results of operations.

Natural disasters, unusual weather conditions, epidemic outbreaks, global health crises, terrorist acts and political events could disrupt our business and flight schedule.

The occurrence of one or more natural disasters such as tornadoes, hurricanes, fires, floods and earthquakes, unusual weather conditions, epidemic outbreaks, terrorist attacks or disruptive political events in certain regions where our facilities are located, or where our third-party contractors’ and suppliers’ facilities are located, could adversely affect our business, financial condition and results of operations. Severe weather, such as rainfall, snowfall or extreme temperatures, may impact the ability of our launch services to be carried out as planned, resulting in additional expense to reschedule such service, thereby reducing our sales and profitability. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting our domestic or foreign suppliers of components of our products, may impact our operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect our raw materials or transportation costs. These events also could cause or act to prolong an economic recession in the United States or abroad. To the extent these events also impact one or more of our suppliers or contractors or result in the closure of any of their facilities or our facilities, commence our commercial launch activities as planned or thereafter increase our launch cadence. In addition, the disaster recovery and business continuity plans we have in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans and, more generally, any of these events could cause consumer confidence and spending to decrease, which could adversely impact our commercial launch operations.

As a private company, we were not required to document and test our internal controls over financial reporting nor was our management required to certify the effectiveness of our internal controls and our auditors were not required to opine on the effectiveness of our internal control over financial reporting. Failure to maintain adequate financial, information technology and management processes and controls could result in material weaknesses which could lead to errors in our financial reporting, which could adversely affect our business, financial condition, results of operations and prospects once we are a public company.

Astra was not required to document and test its internal controls over financial reporting nor was its management required to certify the effectiveness of their internal controls and its auditors were not required to opine on the effectiveness of their internal control over financial reporting. Similarly, as an “emerging growth company,” Holicity was exempt from the SEC’s internal control reporting requirements. We may lose our emerging growth company status and become subject to the SEC’s internal control over financial reporting management and auditor attestation requirements in the year in which we are deemed to be a large accelerated filer, which would occur once we are subject to Exchange Act reporting requirements for 12 months, have filed at least one SEC annual report and the market value of our common equity held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. In addition, our current controls and any new controls that we develop may become inadequate because of poor design and changes in our business, including increased complexity resulting from any international expansion. Any failure to implement and maintain effective internal controls over financial reporting could adversely affect the results of assessments by our independent registered public accounting firm and their attestation reports.

If we are unable to certify the effectiveness of our internal controls, or if our internal controls have material weaknesses, we may not detect errors in a timely manner, our financial statements could be misstated, we could be subject to regulatory scrutiny and a loss of confidence by stakeholders, which could harm our business, financial condition and results of operations and adversely affect the market price of our securities.

We have identified three material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.

We identified three material weaknesses in our internal control over financial reporting as of and for the years ended December 31, 2019 and 2020. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The first material weakness is related to the segregation of duties and related conflicts with respect to our information technology systems, including administrative access to our financially relevant information technology systems. The second material weakness arises from our lack of formal accounting policies and procedures during the applicable audit period, which resulted in material errors in our financial statements not being identified by management. The third material weakness relates to our process for preparing and recording journal entries within our accounting systems related thereto.

We are in the process of designing and implementing measures to improve our internal control over financial reporting to remediate the material weaknesses described above, primarily by implementing additional review procedures within our accounting and finance department, hiring a Chief Financial Officer, hiring additional personnel within the company’s accounting and finance function, designing and implementing information technology and application controls in our financially significant systems, and engaging additional external accounting experts to supplement our internal resources. While we are designing and implementing measures to remediate the material weaknesses, we cannot predict the success of such measures or the outcome of our assessment of these measures at this time. We can give no assurance that these measures will remediate the weaknesses in internal control or that additional material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that may lead to a restatement of our financial statements or cause us to fail to meet our reporting obligations.

As a public company, we are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for each annual report on Form 10-K to be filed with the SEC. This assessment will require disclosure of any material weaknesses identified by our management in our internal control over financial reporting. If we lose our emerging growth company status, our independent registered public accounting firm will also be required to attest to the effectiveness of our internal control over financial reporting in each annual report on Form 10-K to be filed with the SEC. We will be required to disclose changes made in our internal control and our financial reporting procedures on a quarterly basis. To comply with the requirements of being a public company, we expect to need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, Nasdaq or other regulatory authorities, which would require additional financial and management resources.

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to:

•	the number of launch missions we schedule for a period, the price at which we sell them and our ability schedule additional launch missions for repeat customers;

•	unexpected weather patterns, maintenance issues, natural disasters or other events that force us to cancel or reschedule launches;

•	the cost of raw materials or supplied components critical for the manufacture and operation of our rockets and launch equipment;

•	the timing and cost of, and level of investment in, research and development relating to our technologies and our current or future facilities;

•	developments involving our competitors;

•	changes in governmental regulations or in the status of our regulatory approvals or applications;

•	future accounting pronouncements or changes in our accounting policies; and

•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

The individual or cumulative effects of factors discussed above could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful.

This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any guidance we may provide, or if the guidance we provide is below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources from the operation of our business, and cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

We have been focused on developing launch capabilities and services since 2017. This limited operating history makes it difficult to evaluate Astra’s future prospects and the risks and challenges it may encounter.

Because Astra has limited historical financial data and operates in a rapidly evolving market, any predictions about its future revenue and expenses may not be as accurate as they would be if it had a longer operating history or operated in a more developed market. Astra has encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If Astra’s assumptions regarding these risks and uncertainties, which it uses to plan and operate its business, are incorrect or change, or if it does not address these risks successfully, its results of operations could differ materially from its expectations and its business, financial condition and results of operations could be adversely affected.

The markets for launch services have not been well established as the commercialization of space is a relatively new development and is rapidly evolving. Our estimates for the total addressable markets for launch services are based on a number of internal and third-party estimates, including our contracted revenue and sales pipeline, assumed prices at which we can offer services, assumed frequency of service, our ability to leverage our current manufacturing and operational processes and general market conditions. As a result, our estimates of the annual total addressable markets for in-space infrastructure services, as well as the expected growth rate for the total addressable market for that experience, may prove to be incorrect.

We are subject to environmental regulation and may incur substantial costs.

We are subject to federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water, greenhouse gases and the management of hazardous substances, oils and waste materials. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and remediate hazardous or toxic substances or petroleum product releases at or from the property. Under federal law, generators of waste materials, and current and former owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Compliance with environmental laws and regulations can require significant expenditures. In addition, we could incur costs to comply with such current or future laws and regulations, the violation of which could lead to substantial fines and penalties.

We may have to pay governmental entities or third parties for property damage and for investigation and remediation costs that they incurred in connection with any contamination at our current and former properties without regard to whether we knew of or caused the presence of the contaminants. Liability under these laws may be strict, joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of fault or the amount of waste directly attributable to us. Even if more than one person may have been responsible for the contamination, each person covered by these environmental laws may be held responsible for all of the clean-up costs incurred. Environmental liabilities could arise and have a material adverse effect on our financial condition and performance. We do not believe, however, that pending environmental regulatory developments in this area will have a material effect on our capital expenditures or otherwise materially adversely affect its operations, operating costs, or competitive position.

The COVID-19 pandemic has and could continue to negatively affect various aspects of our business, make it more difficult for us to meet our obligations to our customers, and result in reduced demand for our products and services, which could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, and it has since spread throughout other parts of the world, including the United States. Any outbreak of contagious diseases or other adverse public health developments could have a material adverse effect on our business operations. These impacts to our operations have included, and could again in the future include, disruptions or restrictions on the ability of our employees’ and customers’ to travel or our ability to pursue collaborations and other business transactions, travel to customers and/or conduct live demonstrations of our products, oversee the activities of our third-party manufacturers and suppliers. We may also be impacted by the temporary closure of the facilities of suppliers, manufacturers or customers.

In an effort to halt the outbreak of COVID-19, a number of countries, including the United States, have placed significant restrictions on travel and many businesses have announced extended closures. These travel restrictions and business closures have and may in the future adversely impact our operations locally and worldwide, including our ability to manufacture, market, sell or distribute our products. Such restrictions and closure have caused or may cause temporary closures of the facilities of our suppliers, manufacturers or customers. A disruption in the operations of our employees, suppliers, customers, manufacturers or access to customers would likely impact our sales and operating results. We are continuing to monitor and assess the effects of the COVID-19 pandemic on our commercial operations; however, we cannot at this time accurately predict what effects these conditions will ultimately have on our operations due to uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak and speed of vaccinations, and the length of the travel restrictions and business closures imposed by the governments of impacted countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products and likely impact our operating results.

Changes in tax laws or regulations may increase tax uncertainty and adversely affect results of our operations and our effective tax rate.

We will be subject to taxes in the United States and certain foreign jurisdictions. Due to economic and political conditions, tax rates in various jurisdictions, including the United States, may be subject to change. Our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws or their interpretation. In addition, we may be subject to income tax audits by various tax jurisdictions. Although we believe our income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution by one or more taxing authorities could have a material impact on the results of our operations. Further, we may be unable to utilize our net operating losses in the event a change in control is determined to have occurred.

The dual class structure of our common stock has the effect of concentrating voting power with our Chief Executive Officer and Co-Founder, which limits an investor’s ability to influence the outcome of important transactions, including a change in control.

Shares of our Class B common stock have 10 votes per share, while shares of our Class A common stock have one vote per share. The Astra Founders hold all of the issued and outstanding shares of our Class B common stock. Accordingly, the Astra Founders hold approximately seventy-five percent (75%) of the voting power of our capital stock on a fully-diluted basis and are able to control matters submitted to our stockholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Mr. Kemp and Dr. London may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of the Company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of the Company, and might ultimately affect the market price of shares of our Class A common stock. For information about our dual class structure, see the section titled “Description of Securities.”

We cannot predict the impact our dual class structure may have on the stock price of our Class A common stock.

We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. Under these policies, our dual class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. It is unclear what effect, if any, these policies will have on the valuations of publicly traded companies excluded from such indices, but it is possible that they may depress valuations, as compared to similar companies that are included. As a result, the market price of shares of our Class A common stock could be adversely affected.

Delaware law and provisions in our certificate of incorporation and bylaws could make a takeover proposal more difficult.

Our organizational documents are governed by Delaware law. Certain provisions of Delaware law and of our certificate of incorporation and bylaws could discourage, delay, defer or prevent a merger, tender offer, proxy contest or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Class A common stock held by our stockholders. These provisions provide for, among other things:

•	the ability of our board of directors to issue one or more series of preferred stock;

•	stockholder action by written consent only until the first time when the Astra Founders cease to beneficially own a majority of the voting power of our capital stock;

•	certain limitations on convening special stockholder meetings;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

•

amendment of certain provisions of the organizational documents only by the affirmative vote of (i) a majority of the voting power of our capital stock so long as the Astra Founders beneficially own shares representing a majority of the voting power of our capital stock and (ii) at least two-thirds of the voting power of the capital stock from and after the time that the Astra Founders cease to beneficially own shares representing a majority of the voting power of our voting stock; and

•

a dual-class common stock structure with 10 votes per share of our Class B common stock, the result of which is that the Astra Founders have the ability to control the outcome of matters requiring stockholder approval, even though the Astra Founders own less than a majority of the outstanding shares of our capital stock.

These anti-takeover provisions as well as certain provisions of Delaware law could make it more difficult for a third party to acquire the Company, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. If prospective takeovers are not consummated for any reason, we may experience negative reactions from the financial markets, including negative impacts on the price of our common stock. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors of their choosing and to cause the Company to take other corporate actions that our stockholders desire. See “Description of Securities.”

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders (including shares of Class A common stock underlying warrants) pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $174,465,074 from the exercise of all public warrants and private placement warrants, assuming the exercise in full of all such warrants for cash.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the warrants for general corporate purposes including, but not limited to, working capital for operations, capital expenditures and future acquisitions. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, the “Company” or “Holicity” refers to Holicity Inc. and its subsidiaries before and at the Closing and to Astra Space, Inc. after the Closing and “Astra” refers to Astra Space, Inc. before and at the Closing.

Introduction

As a result of the Business Combination and the other transactions contemplated by the Business Combination Agreement, Merger Sub merged with and into Astra, with Astra continuing as the surviving entity as a wholly owned subsidiary of Holicity, under the new name Astra Space, Inc. The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and year ended December 31, 2020 present the historical financial statements of Holicity and Astra, adjusted to reflect the Business Combination and its related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of Holicity and the historical balance sheet of Astra, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and year ended December 31, 2020 combine the historical statements of operations of Holicity and historical statements of operations of Astra for such periods, on a pro forma basis as if the Business Combination and the other transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented, giving effect to:

•	the merger of Astra with and into Merger Sub, a wholly owned subsidiary of Holicity, with Astra surviving the merger as a wholly-owned subsidiary of Holicity;

•	the reverse recapitalization between Holicity and Astra;

•

the issuance and sale of 20,000,000 shares of Holicity Class A common stock for a purchase price of $10.00 per share and an aggregate purchase price of $200 million in the Private Placement pursuant to the Subscription Agreements;

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of Holicity for the period from June 2, 2020 (inception) through December 31, 2020 and the related notes, which are incorporated herein by reference;

•	the historical unaudited financial statements of Holicity as of and for the three months ended March 31, 2021 and the related notes, which are incorporated herein by reference;

•	the historical audited financial statements of Astra for the year ended December 31, 2020 and the related notes, which are incorporated herein by reference;

•	the historical unaudited financial statements of Astra as of and for the three months ended March 31, 2021 and the related notes, which are incorporated herein by reference;

•	other information relating to Holicity and Astra contained in this prospectus, including the Business Combination Agreement.

Pursuant to Holicity’s existing charter, public stockholders were offered the opportunity to redeem, upon the closing of the Business Combination, shares of Holicity Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. The unaudited pro forma condensed combined financial statements reflect the actual redemption of 10,981 shares of Holicity Class A common stock at $10.00 per share.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Description of the Business Combination

The aggregate merger consideration paid in connection with the Business Combination was $2.03 billion in aggregate consideration whereas Astra stockholders received consideration in common stock valued at $10.00 per share.

At the Effective Time of the Business Combination, the stock consideration issued to (i) the then current holders of stock in Astra (other than the holders of Astra Class B common stock or Astra preferred stock held by Astra Founders) was Class A common stock and (ii) the Astra Founders received Class B common stock.

At the Effective Time, each outstanding and unexercised Astra Option and each issued and outstanding Astra Warrant was assumed by the Company and was converted into an option and a warrant, respectively, to acquire shares of Class A common stock with the same terms and conditions as applied to the original Astra Option and Astra Warrant, respectively, immediately prior to the Effective Time; provided that the number of shares to be ultimately issued in the exchange will be determined by the Exchange Ratio.

Class B common stock has the same economic terms as the Class A common stock, but the Class B common stock has ten (10) votes per share.

Holicity also entered into subscription agreements with the PIPE Investors, pursuant to which the PIPE Investors have agreed to purchase immediately prior to the Closing an aggregate of 20,000,000 shares of Holicity Class A common stock at a purchase price of $10.00 per share for an aggregate purchase price equal to $200.0 million.

The following summarizes the pro forma common stock outstanding:

Capitalization Table	Shares	%
Class A common stock issued to Astra stockholders	147,057,350	56.4%
Class B common stock issued to Astra Founders(1)	56,239,188	21.5%
Public Stockholders(2)	29,989,019	11.5%
PIPE Investors(2)	20,000,000	7.7%
Initial Stockholders(2)	7,500,000	2.9%

Pro Forma Common Stock at March 31, 2021	260,785,557	100.0%
New Astra Options and Warrants(3)	6,577,914
Pro Forma Common Stock Outstanding at March 31, 2021(4)	254,207,643

(1)	Class B common stock has ten votes per share whereas Class A common stock has one vote per share.
(2)	The Public Stockholders, PIPE Investors and Initial Stockholders hold Class A common stock.
(3)

The number of outstanding shares in the table above assumes the issuance of approximately 6,577,914 shares of Class A common stock underlying Astra Options and Astra Warrants that do not represent legally outstanding shares of Class A common stock at Closing.

(4)	The shares above exclude the potential dilutive effect of Public Warrants and Private Placement Warrants.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	As of March 31, 2021					As of March 31, 2021
	Holicity (Historical)	Astra (Historical)	Pro Forma Adjustments			Pro Forma Combined
ASSETS
Cash and cash equivalents	$456	$22,548	$300,013	(A	)	$472,381
			(40,240)	(B	)
			200,000	(C	)
			(110)	(I	)
	—	—	(5,436)	(K	)
			(4,850)	(L	)
Restricted cash	—	—	4,850	(L	)	4,850
Inventories	—	1,019	—			1,019
Prepaid and other current assets	211	4,697	(3,123)	(B	)	1,785

Total current assets	667	28,264	451,104			480,035
Marketable securities held in Trust Account	300,013	—	(300,013)	(A	)	—
Property and equipment, net	—	21,839	—			21,839
Right-of-use asset	—	4,612	—			4,612
Trademark	—	3,200	—			3,200
Other non-current assets	—	77	—			77

Total non-current assets	300,013	29,728	(300,013)			29,728

Total assets	$300,680	$57,992	$151,091			$509,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$—	$3,252	$(156)	(B	)	$3,096
Accrued expenses and other liabilities	1,054	6,502	(4,546)	(B	)	3,060
			50	(G	)
Current portion of operating lease obligation	—	1,198	—			1,198
Long-term debt, current portion	—	3,839	(3,839)	(K	)	—
Franchise tax payable	50	—	(50)	(G	)	—

Total current liabilities	1,104	14,791	(8,541)			7,354

Non-Current Liabilities:
Warrant liabilities	45,807	—	—			45,807
Deferred underwriting payables	10,500	—	(10,500)	(B	)	—
Long-term debt	—	6,448	(1,597)	(K	)	4,851
Operating lease obligation, net of current portion	—	3,508	—			3,508
Other non-current liabilities	—	320	—			320

Total non-current liabilities	56,307	10,276	(12,097)			54,486

Total liabilities	57,411	25,067	(20,638)			61,840

Commitments
Mezzanine Equity
Class A common stock subject to possible redemption	238,269	—	(238,269)	(F	)	—
Series A Preferred	—	472,304	(456,382)	(M	)	—
			(15,922)	(H	)

	As of March 31, 2021					As of March 31, 2021
	Holicity (Historical)	Astra (Historical)	Pro Forma Adjustments			Pro Forma Combined
Series B Preferred	—	507,720	(414,813)	(M	)	—
			(92,907)	(H	)
Series C Preferred	—	362,474	(140,531)	(M	)	—
			(221,943)	(H	)
Total mezzanine equity	238,269	1,342,498	(1,580,767)			—
Stockholders’ equity (deficit)
Founders convertible preferred stock	—	—	—	(H	)	—
Class A common stock	1	—	2	(C	)	21
			1	(D	)
			2	(F	)
			15	(H	)
			—	(I	)
Class B common stock	1	—	(1)	(D	)	6
			6	(H	)	—
Additional paid-in capital	32,303	—	(25,003)	(B	)	807,273
			199,998	(C	)
			(27,305)	(E	)
			238,267	(F	)
			51,131	(M	)
			330,751	(H	)
			(110)	(I	)
			7,241	(J	)
Accumulated deficit	(27,305)	(1,309,573)	(3,158)	(B	)	(359,377)
			960,595	(M	)
			27,305	(E	)
			(7,241)	(J	)

Total stockholders’ equity	5,000	(1,309,573)	1,752,496			447,923

Total liabilities and stockholders’ deficit	$300,680	$57,992	$151,091			$509,763

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	For the three months ended March 31, 2021					For the three months ended March 31, 2021
	Holicity (Historical)	Astra (Historical)	Pro Forma Adjustments			Pro Forma Combined
Cost and expenses:
Research and Development	$—	$12,196	$43	(CC	)	$12,239
Sales and Marketing	—	64	—			64
General and Administrative	1,373	12,394	(30)	(BB	)	14,046
			309	(CC	)
Franchise tax expense	50	—	—			50

Total Operating Loss	(1,423)	(24,654)	(322)			(26,399)
Interest income (expense), net	—	(535)	76	(GG	)	(459)
Interest earned on marketable securities held in Trust Account	14	—	(14)	(AA	)	—
Change in fair value of warrant liabilities	(18,553)	—	—			(18,553)
Other income, net	—	—	—			—
Loss on extinguishment of Convertible Notes		(131,908)	—			(131,908)
Loss on extinguishment of Convertible Notes attributable to related parties	—	(1,875)	—			(1,875)

Loss before taxes	(19,962)	(158,972)	(260)			(179,194)
Income tax (benefit) expense	—	—	—	(EE	)	—

Net Loss	$(19,962)	$(158,972)	$(260)			$(179,194)

Adjustment to redemption value on Convertible Preferred Stock	—	(1,011,726)	1,011,726	(HH	)	—

Net loss attributable to common stockholders	$(19,962)	$(1,170,698)	$1,011,466			$(179,194)

Weighted average number of shares of Class A Stock outstanding — basic and diluted	30,000,000	24,371,147
Net income (loss) per share of Class A Stock — basic and diluted	$—	$(12.35)
Weighted average number of shares of Class B Stock outstanding — basic and diluted	7,500,000	70,444,444
Net loss per share of Class B Stock — basic and diluted	$(2.66)	$(12.35)
Weighted average number of shares of common stock outstanding — basic and diluted						254,207,643
Net loss per share of common stock — basic and diluted						$(0.70)

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the Year Ended December31, 2020					For the Year Ended December 31, 2020
	Holicity (Historical)	Astra (Historical)	Pro Forma Adjustments			Pro Forma Combined
Cost & expenses:
Research and development	$—	$27,544	$—			$27,544
General and administrative	585	45,950	(49)	(BB	)	58,822
			1,409	(CC	)
			3,686	(DD	)
			7,241	(FF	)
Franchise tax expense	117	—	—			117

Total operating loss	(702)	(73,494)	(12,287)			(86,483)
Interest income (expense), net	—	(5,659)	394	(GG	)	(5,265)
Interest earned on marketable securities held in Trust Account	47	—	(47)	(AA	)	—
Warrant offering costs	(747)	—	—			(747)
Change in fair value of warrant liabilities	(5,940)	—	—			(5,940)
Other income, net	—	10,860	—			10,860

Loss before income taxes	(7,342)	(68,293)	(11,940)			(87,575)
Income tax (benefit) expense	—	—	—	(EE	)	—

Net loss	$(7,342)	$(68,293)	$(11,940)			$(87,575)

Adjustment to redemption value on Convertible Preferred Stock	—	—	—			—

Net loss attributable to common stockholders	$(7,342)	$(68,293)	$(11,940)			$(87,575)

Weighted average number of shares of Class A Stock outstanding — basic and diluted	30,000,000	9,902,845
Net loss per share of Class A Stock — basic and diluted	$—	$(0.82)
Weighted average number of shares of Class B Stock outstanding — basic and diluted	7,500,000	73,385,753
Net loss per share of Class B Stock — basic and diluted	$(0.98)	$(0.82)
Weighted average common shares outstanding — basic and diluted						254,207,643
Net loss per share of common stock — basic and diluted						$(0.34)

See accompanying notes to unaudited pro forma combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The following unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Business.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, while Holicity was the legal acquirer, it was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Astra issuing stock for the net assets of Holicity, accompanied by a recapitalization. Operations prior to the Business Combination are those of Astra.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination was completed on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for informational purposes only. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that the Company would have achieved had Holicity and Astra been combined during the periods presented in the unaudited pro forma combined financial statements and is not intended to project the future results of operations that the Company may achieve after the Business Combination. The unaudited pro forma combined financial information does not reflect any cost savings that may be realized as a result of the Business Combination and also does not reflect any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Company.

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or “ASC 805”, in accordance with U.S. GAAP. Under this method of accounting, Holicity will be treated as the “acquired” company for financial reporting purposes and Astra will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of Astra issuing stock for the net assets of Holicity, accompanied by a recapitalization. The net assets of Holicity will be stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination will be those of Astra.

Astra has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	Astra’s existing stockholders has the greatest voting interest in the Company with over 92% of the voting interest;

•	Astra’s directors represent the majority of the new board of directors of the Company;

•	Astra’s senior management comprises the majority of the Company’s Management;

•	The Company has assumed the name “Astra Space, Inc.”; and

•	Astra has a larger employee base and substantive operations.

Other factors were considered but they would not change the preponderance of factors indicating that Astra was the accounting acquirer.

There were no intercompany balances or transactions between Holicity and Astra as of the date and for the periods of this unaudited pro forma condensed combined financial information. Accordingly, no pro forma adjustments were required to eliminate the activities between Holicity and Astra.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Holicity and Astra filed consolidated income tax returns during the periods presented.

Note 2 — Accounting Policies

Management will perform a comprehensive review of the two entities’ accounting policies. As a result of that review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any significant differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Certain reclassification adjustments have been made to the unaudited pro forma condensed combined financial information to align Holicity and Astra’s financial statement presentation. Such reclassification adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)

Represents the reclassification of $300.0 million marketable securities held in the Trust Account that become available to fund expenses in connection with the Business Combination or Astra’s future cash needs.

(B)

Represents transaction costs incurred as part of the Business Combination totaling $41.8 million (of which $4.7 million has already been included in the historical financial statements) as part of the Business Combination. $10.5 million of underwriting costs incurred as part of the Company’s IPO were deferred and committed to be paid upon the consummation of a business combination. Approximately $25.0 million represents advisory, legal, accounting and other fees that qualify as equity issuance costs to be offset against additional paid in capital. The remaining $6.3 million of estimated transaction costs that are not eligible to be capitalized are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. Of this amount, $2.7 million were allocated to the Public and Private Placement Warrant liabilities assumed as part of the Business Combination, are expensed through accumulated deficit and included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in pro forma adjustment (DD) below. Transaction costs are non-recurring.

(C)	Reflects the proceeds of $200.0 million from the issuance and sale of 20,000,000 shares of Class A Common Stock at $10.00 per share to PIPE Investors.
(D)

Represents the conversion of Holicity Class B common stock to Class A common stock. In connection with the closing of the Business Combination, all shares of Holicity Class B common stock will convert into shares of Class A common stock.

(E)	Represents the elimination of Holicity’s historical retained earnings balance.

(F)	Reflects the reclassification of $238.3 million of Holicity Class A common stock subject to possible redemption to permanent equity.

(G)

Represents the reclassification of $0.1 million historical amounts presented by Holicity as franchise tax payable to accrued expenses and other liabilities to align with Astra’s balance sheet presentation.

(H)	Reflects the recapitalization of the Company and issuance of 147,057,350 shares of Class A common stock and 56,239,188 shares of Class B common stock as consideration in the Business Combination.

(I)

Reflects redemptions of 10,981 Holicity Class A common stock for approximately $0.1 million at a redemption price of $10.00 per share based on a pro forma redemption date of March 31, 2021. As of the actual redemption date, the redemption price was $10.00 per share.

(J)

Represents the additional stock-based compensation expense of $7.2 million as a result of accelerated stock options issued to two executives on April 23, 2021. Refer to pro forma adjustment (FF) for details.

(K)

Represents the SVB debt repayment of $5.4 million at Closing. Additionally, the Company entered into a promissory note with Pendrell on May 20, 2021 where the Company drew down $10 million on June 10, 2021. However, there is no material impact on the unaudited pro forma condensed combined financial information as the Pendrell loan was paid off at Closing.

(L)	Represents the PPP Note reclassification of $4.9 million from cash to restricted cash as the related PPP funds were placed into escrow at the Closing.

(M)

Represents the elimination of redemption value adjustment of convertible preferred stock recorded in Astra’s historical condensed consolidated balance sheet as of March 31, 2021 as the convertible preferred stock is considered probable of becoming redeemable as of March 31, 2021. However, such adjustment would not be necessary assuming the Business Combination was completed on March 31, 2021 and all outstanding convertible preferred stock converted into Class A common stock.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are as follows:

(AA)	Represents the elimination of historical interest income recognized on the marketable securities held within the Trust Account.

(BB)

Represents the elimination of Holicity’s historical general and administrative expenses paid to an affiliate under the Administrative Support Agreement that will terminate upon the Business Combination.

(CC)

Reflects the increase in compensation expense pertaining to new executed executive employment agreements entered into in connection with the Business Combination. The increase in compensation expense is reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations.

(DD)

Reflects the total transaction costs incurred in the statement of operations not eligible for capitalization for the year ended December 31, 2020 of $6.3 million, as described in pro forma adjustment (B). Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. Of this amount, $2.7 million represents amounts allocated to the public and private placement warrant liabilities that were assumed as part of the Business Combination. This is a non-recurring item.

(EE)

Reflects the income tax effect of pro forma adjustments using the estimated effective tax rate of 0%. In its historical periods, Astra concluded that it is more likely than not that it will not recognize the benefits of federal and state net deferred tax assets and as a result established a valuation allowance. For pro forma purposes, it is assumed that this conclusion will continue at the Closing date of the Business Combination, and as such, a 0% effective tax rate is reflected.

(FF)

Represents the additional stock-based compensation expenses of $7.2 million as a result of acceleration of stock options issued to two executives on April 23, 2021. The Company granted 1.9 million stock options to two executives in December 2020. In April 2021, Astra’s Board approved the acceleration of vesting for 1.9 million stock options.

(GG)

Reflects the elimination of interest expense for the year ended December 31, 2020 and three months ended March 31, 2021 assuming the SVB loan was paid off on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. See pro forma adjustment (K) for details.

(HH)

Reflects the elimination of the redemption value adjustment of convertible preferred stock recorded in Astra’s historical condensed consolidated statement of operations for the three months ended March 31, 2021 as the convertible preferred stock is considered probable of becoming redeemable as of March 31, 2021. However, assuming the Business Combination was completed on January 1, 2020, all outstanding convertible preferred stock would have converted into Class A common stock. Therefore, no redemption value adjustment would be necessary for convertible preferred stock.

Note 4 — Net Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information for the three months ended March 31, 2021 and year ended December 31, 2020 is as follows:

	For the three months ended March 31, 2021	For the year ended December 31, 2020
Pro forma net loss attributable to common stockholders (in thousands)	$(179,194)	$(87,575)
Weighted average number of shares of common stock outstanding — basic and diluted(1)	254,207,643	254,207,643
Net loss per share of common stock — basic and diluted(2)(3)	$(0.70)	$(0.34)

(1)	Excludes approximately 6,577,914 shares of Class A common stock underlying New Astra Options and Warrants that do not represent legally outstanding shares of Class A common stock at Closing.
(2)

For the purposes of calculating diluted earnings per share, it was assumed that 10,000,000 and 5,333,333 Public and Private Placement Warrants are exchanged for Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share.

(3)

For the purpose of calculating basic and diluted earnings per share, Class A and Class B common stock shares are combined as both classes of common stock provide the same economic rights to stockholders except for different voting rights.

BUSINESS

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” or “our” refer to the business of Astra prior to the consummation of the Business Combination and Astra following consummation of the Business Combination.

Company Overview

Astra’s mission is to launch a new generation of space services to improve life on Earth. These services are enabled by new constellations of small satellites in Low Earth Orbit (“LEO”), which have rapidly become smaller, cheaper, and many times more numerous than legacy satellites. Launch vehicles, however, have not evolved in the same way — most rockets remain focused on serving legacy satellites and human spaceflight missions. As a result, we believe existing launch vehicles are too large, expensive, infrequently launched, and insufficiently responsive to meet the needs of the evolving space market.

We aim to solve this problem with the world’s first mass-produced dedicated orbital launch system. Our system consists of a small launch vehicle and mobile ground infrastructure that can fit inside standard shipping containers for rapid deployment anywhere in the world. Our rocket requires a launch site with little more than a concrete pad and only six Astra employees on-site, leveraging our highly automated launch operations, and our production system is designed to scale efficiently to hundreds of launches per year. Our rocket’s payload capacity is tailored for the needs of modern LEO satellite constellations, allowing precise and rapid placement of individual satellites in their required orbits. We believe this makes Astra’s system more responsive and affordable than other launch alternatives for thousands of LEO satellites planned in the coming decade.

We have made significant progress in the development of the system to date. On December 15, 2020, Astra launched Rocket 3.2 to an altitude of 380 km at 7.2 km/s, making Astra the fastest privately-funded U.S. company to demonstrate orbital launch capability. Astra achieved this goal in approximately four years from inception, faster than any other private U.S. company to date. Our data shows that the rocket’s hardware and software performed exceptionally well, positioning us to begin commercial launch operations in 2021. In addition, we have signed customer contracts for over $150 million of contracted revenue, representing over 50 launches and over 100 satellites (as of April 30, 2021). We have seen significant traction across a range of satellite operators, satellite manufacturers, government agencies and defense primes, among others.

We believe our approach to rocket design, manufacturing, and launch is unique and a reason for our success to date. We apply an iterative approach to product development, emphasizing testing and learning as fast as possible through rapid iteration, co-located design, build, and test facilities, and frequent launches. We leverage practices and manufacturing techniques from the global auto industry. We design our rockets for scalable and affordable manufacturing processes and utilize readily available materials, avoiding expensive materials and manufacturing techniques such as carbon fiber and 3D printing. We believe that our approach provides Astra with a sustainable structural cost advantage versus other launch providers.

We view Launch Services as the first phase of our business, with the ultimate goal of building the leading space platform. We intend to expand our product and service offerings to LEO operators to include Launch Services, Spaceport Services, and Satellite Services. Our integrated space services platform will allow our customers to focus on innovative applications rather than investing in bespoke satellite development and separately contracting launch services. Further details of our current and anticipated service offerings are provided below.

•	Launch Services — Aims to provide rapid, global, and affordable launch services to satellite operators and governments.

•

Spaceport Services — Aims to offer turn-key spaceports with the capability to launch Astra rockets for key government customers. Spaceports will require minimal on-site infrastructure, and will leverage Astra’s highly automated launch operations.

•

Satellite Services — Aims to provide modular configurable satellites for customers, leveraging both in-house and partner-provided subsystem components. Satellite Services range from operational support of satellites on orbit, to turnkey provision of entire constellations, offering “concept to constellation” in months instead of years.

We compete in the massive and rapidly growing space industry, which is expected to nearly triple to $1.4 trillion by 2030 (Wall Street research). Over 400 operators either operate or plan to operate space assets over the next three years. With FCC license applications for over 30,000 satellites to be launched over the next decade, the demand for launch services is expected to rapidly grow. The vast majority of these applications are for LEO satellites. LEO constellations are enabling global broadband, asset monitoring, Earth observation and defense applications. We believe that Astra is well suited to serve a range of growing LEO constellation needs including launching satellites, constellation deployment, gap filling, and satellite replenishment.

Strategy Overview

Using our expertise in the mass production of small launch vehicles or rockets, we seek to provide customers with reliable, daily space delivery as well as turn-key satellite services. To accomplish this, we intend to:

•

Commence commercial launch operations. In December 2020, we successfully launched Rocket 3.2 to an altitude of 380 km successfully passing the Kármán Line and demonstrating orbital launch capability. Our data shows that the rocket’s hardware and software performed exceptionally well, and that we are on track to begin commercial launch operations in 2021.

•

Increase launch cadence. We aim to achieve a monthly launch cadence by the end of 2021 and approach a daily launch cadence by the end of 2025. In order to achieve these milestones, we are accelerating our development and production efforts and establishing additional launch sites. In addition, we are exploring the use of sea-based launch platforms.

•

Increase the payload of our rockets. We plan to increase the maximum payload capability of our rocket from approximately 50 kg in 2021 to up to 500 kg for a mid-inclination 500 km orbit by late 2023, through a process of iterative development and improvement. We believe that a 500 kg capable rocket will make Astra a compelling option for LEO constellation deployment and replenishment.

•

Launch Satellite Services offering. By 2022, we plan to commence offering an integrated spacecraft platform optimized for Astra’s launch vehicle. The goal is to allow our customers to focus on developing innovative payloads rather than designing or developing satellite buses or flying satellites.

•

Launch Spaceport Services offering. We aim to sign an initial contract to construct and operate our first dedicated commercial spaceport by 2022. We aim to continue to build our pipeline of spaceport opportunities and develop additional locations.

Our Competitive Strengths

We aim to mass-produce the world’s first daily space delivery system and ultimately become a leading space platform. We believe that our collective expertise, coupled with the following strengths, will allow us to build our business and expand our market opportunity and addressable markets:

•	Uniquely Positioned to Meet Customer Needs. We believe that we are better positioned to meet customer needs than alternative launch providers for a number of reasons:

•

Affordability. We utilize affordable manufacturing processes using readily available materials and also remain focused on continuous improvement of our design and processes. This results in a sustainable cost advantage.

•	Launch Cadence. We are building out our manufacturing facilities, automating our processes to reduce cycle time, and adding additional launch sites to support daily launch cadence by 2025.

•

Direct Orbital Insertion. Traditional launch providers are attempting to address the needs of LEO operators through ridesharing. However, all satellites are delivered to one point in space and must either complete a time-consuming orbit raise or shuttling process. An orbit raise consumes additional satellite fuel either increasing satellite mass or reducing a satellite’s fuel life. Shuttling adds additional cost, and the shuttle is additional mass that needs to be delivered to space.

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Control of Launch Date. Rideshare typically involves launching satellites from various operators via a single launch vehicle. If a single operator has manufacturing, delivery, or financial-related delays this may delay the launch of other operator’s satellites. We believe that our dedicated launch vehicles provide our customers with additional control of their launch date and peace of mind versus rideshare.

•	Geographic Flexibility. Astra’s launch system can be shipped anywhere in the world using standard shipping containers. Traditional launch providers can only launch from certain well known locations.

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Significant contracted revenue and pent up customer demand. Ahead of our first launch with commercial customers planned for 2021, we have received significant interest from a wide range of customers across various satellite applications or use cases. We remain in active discussions with potential customers and anticipate a considerable increase of contracted revenue as the small satellite and satellite constellation markets continue to develop. Additionally, our contracted revenue and pipeline mostly represent the initial test and demo flights of our customers’ satellite constellations. We expect that following the successful delivery of service on our first several commercial launches, our customers will continue to use us on the further rollout of their satellite constellations.

Prior to commencing commercial launches, we must improve propellant depletion controls to address the findings from the December 2020 flight and secure launch licenses with the Federal Aviation Administration (FAA). Any delays in commencing our commercial launch operations could adversely impact our results and growth plans.

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Pricing & costs of production. We are designing our launch vehicles using mass production and high-quality, effective, inexpensive components to optimize our costs. The expected general unit economics for our launch vehicle are as follows:

•	Pricing of less than $4 million per launch;

•	Capable of payload delivery of up to 500 kg for a mid-inclination 500 km orbit in 2023; and

•	Expected production costs of less than $1 million per vehicle at daily production rate.

By comparison, other similar small satellite launch vehicles are priced at over $7.5 million per launch incorporating more expensive materials, such as carbon fiber, and bespoke manufacturing techniques into their designs.

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Unique Bay Area facilities. We occupy approximately 285,000 square feet in Alameda, California directly across the bay from San Francisco. Our existing facilities have ample square footage to support our needs through 2025. In addition, we have an on-site engine testing facility that was originally constructed by the U.S. Navy. We believe on-site testing allows us to more rapidly iterate our rocket technology and will accelerate our development of future engine technologies. In addition, our location in the Bay Area provides us with unrivaled access to human capital, including expertise in both tech and manufacturing.

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Proven management team of veteran innovators. Many of our management team members, led by Chris Kemp and Dr. Adam London, have extensive leadership experience in large organizations, including NASA, Apple, Amazon, Tesla, SpaceX, Blue Origin, Airbus, Boeing and BlackRock. Our team of engineers and manufacturing experts is similarly experienced, contributing hundreds of collective years in leading commercial and government satellite businesses and programs at SpaceX,

Boeing, Virgin Galactic, Virgin Orbit, and NASA, among others. Our efficient vertical integration allows for significant cooperation and interactivity between teams, creating an unparalleled support network within Astra.

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Flight heritage. A key space-specific barrier to entry is flight heritage. Ultimately the only way to assess the reliability of a product, such as launch services or satellites, is by seeing a history of successful results, which in turn influences insurance rates and customers’ perceptions. Therefore, we believe that our four test flights, including Rocket 3.2 reaching an altitude of 380 km successfully passing the Kármán Line and demonstrating orbital launch capability will offer a substantial competitive advantage as we continue to build flight heritage. Astra’s Rocket 3.0 was damaged prior to a previous launch attempt in March 2020. Astra’s subsequent rocket launch of Rocket 3.1 in September 2020 suffered an anomaly during its first stage of flight and fell back to earth shortly after launch; however, this launch allowed Astra to collect key data that led to the successful launch of Rocket 3.2 in December 2020. The milestone achieved by Rocket 3.2 made Astra the fastest privately funded U.S. company in history to demonstrate orbital launch capability.

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Breadth of offerings. Moving forward, the breadth of our offerings, including a satellite bus designed for Astra’s launch vehicle and satellite services, places Astra at the crossroads of the launch sector, satellite manufacturing, and the new space ecosystem. This positions Astra to become a platform for the space economy, serving customers holistically “from concept to constellation”.

Global Space Economy Overview

In recent years, the importance of the space economy has been growing as technological advances in both satellites and supporting terrestrial technologies have enabled new commercial use cases. These use cases include satellite broadband, remote imaging, Internet-of-Things (“IOT”)/Machine-to-Machine (“M2M”) communications, defense-related applications, as well as others. As a result, a number of new and existing operators have announced new satellite constellations to serve these use cases. Many of these announced constellations will consist of small LEO satellites rather than large GEO satellites. Filings with the FCC for new LEO satellites now exceed 50 thousand satellites. These planned constellations include Kuiper from Amazon, OneWeb, Telesat’s LEO constellation, and Starlink by SpaceX.

According to Wall Street research, the commercial space market is forecasted to grow from approximately $415.0 billion in 2018 to $1.4 trillion by 2030. Rapid growth in private investment in the commercial space industry has led to a wave of new companies reinventing major elements of the traditional space industry, including human spaceflight, satellites, and launch, in addition to unlocking entirely new market segments. Furthermore, government agencies have realized the value of the private commercial space industry and have become increasingly more supportive and reliant on private companies to catalyze innovation and advance national space objectives. In the United States, this has been evidenced by notable policy initiatives and by commercial contractors’ growing share of space activity.

Launch Market

We are witnessing a shift in the launch requirements of satellite operators, as the launch industry adjusts from launching fewer than 100 satellites each year that were primarily large GEOs, to launching over 1,000 small LEO satellites each year.

The launch industry’s initial response was the introduction of ridesharing, allowing multiple operators to share the cost of a large launch vehicle. This combined with the emergence of new launch vehicles reduced launch costs and increased access to space for small satellite operators. However, operators must wait until a particular rideshare is full for their launch. In addition, all small satellites on a single rideshare are delivered to a single orbital destination. From there, small satellites must either complete a time-consuming orbit raise to their desired orbit, requiring a significant on-board propulsion system or an in-space shuttle. While in-space shuttling reduces the need for satellite propulsion capability, shuttles add significant expense and take weeks or months to reach the desired orbit.

Small launch providers (i.e. small rockets carrying up to 500 kg) can launch one or more LEO satellites and directly insert them to the required orbit. This dedicated launch service saves time relative to a rideshare approach. While cost on a per kilogram basis has historically been greater than rideshare, we believe that Astra’s below $4 million per launch price is highly competitive once operators factor in the expedited launch schedule and increased control and certainty provided by a dedicated launch vehicle.

Satellite Market

Another paradigm shift in the commercial space market is the rise of the small satellite market. Prior to 2018, only a few dozen small satellites were launched per year. Today, the number has grown to several hundred per year and is on track to reach more than several thousand per year. Moreover, the rise of this market has also created a new market segment in nanosatellites and microsatellites, weighing less than 10 kg and between 10 and 100 kg, respectively. While these satellites can be deployed individually, they can also be operated as part of a constellation, a large group of satellites interconnected to provide a service, such as the Starlink satellite constellation’s offering of global internet connectivity.

The growth in the satellite constellations market is being driven by technological advances in ground equipment, new business models, expanded funding, and growing demand for high bandwidth and lower latency. Though this satellite constellations market remains nascent in maturity, we anticipate considerable growth over the coming years in the launch industry as companies continue to seek versatile and low-cost ways to deliver single satellites to specific orbits or deploy their satellite constellations. Furthermore, we anticipate the growth of the satellite constellations market to contribute business to our Satellite Services offerings. LEO satellite constellations have relatively short lifespans on orbit, resulting in a requirement to launch replenishment satellites every few years.

The number of satellites launched has increased almost tenfold in the last decade. In 2010, only 70 satellites were launched globally, while 493 satellites were launched in 2019 alone (according to Bryce Space & Technology). The main driver of this growth has been the advent of small satellites (“smallsats”), defined as satellites weighing less than 600 kg. As smallsats have continued to become more capable, less expensive and smaller (the average mass in 2019 was 109 kg according to Northern Sky Research), they have continued to be an increasing part of the market, accounting for nearly 80% of the satellites launched in 2019 (according to Northern Sky Research).

Of the 389 smallsats launched in 2019 (according to Bryce Space and Technology):

•	The numbers of smallsats increased substantially (nearly 8x) from 2012, when 50 smallsats were launched;

•	Share of smallsats providing commercial services was 62% in 2019, up from 6% in 2012;

•	Distribution of use cases were as follows: 37% communications, 32% technology development, 26% remote sensing, 3% scientific and 2% other;

•	45% of all rocket launches globally included smallsats, nearly double from 24% in 2012; and

•	57% of smallsats launched by U.S. launch providers.

From 2020 to 2029, we project that over 38,000 satellites will be built and launched, a 14x increase vs. satellites launched from 2010 to 2019 (based on Euroconsult and Astra management estimates). We believe that this estimate is likely conservative, given the announced plans of several large satellite constellations. For example, Amazon’s Kuiper has announced plans to deploy more than 3,000 satellites, and SpaceX’s Starlink plans to deploy more than 40,000 satellites. The vast majority of satellites in the next decade will target LEO orbits, which is where our launch vehicle operates. This contributes to our view that the market for launch services is fundamentally supply-constrained.

Within the LEO launch market addressable by Astra, a few categories stand out: broadband, Earth observation, maritime, Internet-of-Things/Machine-to-Machine connectivity, point-to-point transportation, and government satellites. Overall demand is expected to be dominated by deployment and maintenance of LEO broadband mega-constellations.

Our Launch System

Over the past four years, we have designed, built, and launched three major iterations of the Astra Launch System. We plan to continue to improve our designs and manufacturing processes to iteratively increase the payload capability of our vehicle, increase reliability, and continue to reduce operational, material and manufacturing costs.

Rocket 3.2 Overview

In December 2020 Astra’s Rocket 3.2 was successfully launched to an altitude of 380 km passing the Kármán Line and demonstrating orbital launch capability.

Rocket 3.2 was a two-stage orbital vehicle. The first stage was powered by five engines developed and manufactured internally by Astra. The upper stage was powered by a single engine developed and manufactured internally by Astra.

Customer Overview

As of April 30, 2021, we have signed contracts representing approximately $150 million in potential revenue. We have seen significant traction across a range of satellite operators, satellite manufacturers, government agencies and defense primes, among others. These signed contracts span more than 10 customers and over 50 launches, and include the recent award of a NASA VCLS II contract for the launch of NASA cubesats.

We expect a portion of our larger pipeline, representing approximately $1.2 billion of potential contracts, to continue to convert over the coming months and likely accelerate following the successful execution of our near-term launches. We believe that our traction to date is driven by our highly attractive value proposition and direct marketing to potential customers. We note that a portion of this larger pipeline may not convert if we do not achieve certain milestones or if we are unable to keep up with the demand for our launch services from a production and delivery perspective.

Sales and Marketing

We plan to scale and accelerate our sales and marketing efforts and leverage industry partnerships to grow our customer base using a global network of sales professionals. Additionally, as we successfully execute on our upcoming missions, we expect existing customers to expand their contracts with us for the deployment of their future satellites. New service offerings and sales models will be introduced over time to increase market share and grow the total addressable market for our services.

While we are focusing on our early adopter market for small-satellite launch, we are at the early stages of also rolling out our Spaceport Services and Satellite Services and anticipate that these market segments will become a larger percentage of our business in the mid-term. Our potential customer base for this service has significant overlap with Launch Services.

Unit Economics of Our Business Models

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Launch Services. Launch services are typically priced inclusive of the launch cost of the rocket and are offered as a price per kilogram. The end price to the customer is variable depending on the final orbit and required delta-velocity for the mission. In addition, we may offer certain customers bulk discounts, and other customers may elect to purchase add-on services. Our costs are largely fixed in nature and include the operation of our factory and test facility. We embed the variable costs of manufacturing of the launch vehicle and labor into the price as well. The remaining represents our unit margins. We believe that we can manufacture vehicles efficiently and that the long-term manufacturing cost of our rocket will be less than $1 million. We expect to price our launch vehicle and services at less than $4 million per launch resulting in a contribution margin of over 70% in 2025. In the near-term, we will continue to experiment with various manufacturing techniques and rocket designs, resulting in an elevated level of Cost of Goods Sold. However, as we enhance our design and ramp production, we feel confident in our ability to deliver industry leading unit economics.

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Spaceport Services. Based on discussions with potential customers to date, we expect the setup fee for a spaceport to be $10-20 million. We also expect to charge an annual maintenance fee of approximately $2.5 million, and there will likely be incremental launch and other revenue associated with these arrangements. These arrangements are expected to represent a small portion of our overall revenue, and economics will vary based on counterparty. However, we do expect contribution margins consistent with our Launch Services business.

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Satellite Services. This business is expected to generate revenue in two ways. The first is with the launch and initial delivery of customers to their desired orbits, which represent the same unit economics as described in above in Launch Services. Average pricing is expected to decrease from an average of $500 thousand to below $400 thousand per satellite. For customers that elect to purchase recurring satellite services, we expect to charge market pricing that would represent a material discount to the operator’s cost of performing these functions on a standalone basis. We currently expect average annual pricing of approximately $100 thousand per satellite. Unit economics will ultimately depend on services rendered.

Human Capital

As of June 30, 2021, we had 185 employees, all of whom were full-time. Our workforce is concentrated in the San Francisco Bay Area. Our management team is comprised of our CEO and six of his direct reports who, collectively, have management responsibility for our business. Our management team places significant focus and attention on matters concerning our human capital assets, particularly our diversity, capability development, and succession planning. Accordingly, we regularly review employee development and succession plans for each of our functions to identify and develop our pipeline of talent.

We have built a unique and remarkable team at Astra and continue to invest aggressively in supporting and expanding our team. We pride ourselves on the diversity of backgrounds in our team, covering many industries and specializations, and believe this has been key to our success to date. Two of the six members of our management team are women, and two members of our management team belong to historically underrepresented groups in the Sciences and Technology. Across our broader population, approximately 17% of full-time employees are women and 22% belong to historically underrepresented groups. Our management team includes leadership experience at the highest levels of NASA, Apple, Amazon, Black Rock, and others; and our engineering and manufacturing teams contribute hundreds of collective years of experience at SpaceX, Boeing, Airbus, Virgin Galactic, Virgin Orbit, Blue Origin, and NASA, and others. As we build out the team, we are also investing in the infrastructure needed for continuous professional development, feedback, performance management, and other aspects of a healthy, growth-oriented, and high-performing work culture.

Facilities

We operate out of our headquarters in Alameda, California directly across the bay from San Francisco. We believe the location of our facilities provides us with unique access to the tech and manufacturing expertise found in the San Francisco Bay Area. We are currently operating with month-to-month leases applicable to each of the buildings on our Alameda campus, with letters of intent and license agreements in place with the city permitting us to occupy our existing facilities while we work to negotiate a long-term lease for the campus.

Our Alameda campus consists of approximately 285,000 square feet leased from the City of Alameda. The campus includes two primary buildings. The Skyhawk Development and Production Facility spans ~200,000 square feet with a fully built out machine shop, production facilities, and offices for administrative responsibilities as well as research and development. The Orion Engine Testing Facility is a ~20,000 square foot facility used for rocket engine testing, research, and development that was originally constructed by the U.S. Navy for jet engine testing.

Our current facilities are adequate for our current operating needs. However, we anticipate building out additional space in the Skyhawk Development and Production Facility to support the continued ramp up of the Launch Services business, as well as the build out of facilities for the Satellite Services businesses.

We currently operate a launch site at the Pacific Spaceport Complex in Kodiak, Alaska. The facility consists of minimal fixed infrastructure, including a concrete pad, power infrastructure, and a tent. The launch site took less than six months for Astra to construct.

We plan to add additional launch sites as we increase the frequency of launches. Our launch site requirements are minimal and consist primarily of a concrete pad. Launch sites will be located in a diverse set of geographies, and we are also exploring the development of sea-based launch platforms.

Regulatory

Federal Communications Commission

The regulations, policies, and guidance issued by the FCC apply to the operation of our launch vehicles. When we communicate with our launch vehicles using any part of the electromagnetic spectrum, we are operating a space station to which FCC regulations apply. Operators of regulated space stations are required to hold and maintain compliance with proper licenses throughout the duration of any given mission. Currently, we utilize the Special Temporary Authorization (“STA”) mechanism to license Astra launch vehicles. Astra currently has one STA license application pending with the FCC. We expect the timely approval of each pending application or approval of another appropriate spectrum licensure and are engaged in planning activities for multiple future licenses.

The FCC recently enacted a new set of licensing guidelines for small satellites and related systems that may apply to future Astra launch vehicles or satellites manufactured by Astra. As a result, we may face a transition in license types from STA to the small satellite licensing guidelines. Additionally, the FCC is currently considering additional rules which could change the operational, technical and financial requirements for commercial space operators subject to U.S. jurisdiction. If these, proposed rules become final, they could change system design and financial costs in order to comply with or secure new Astra spectrum licensure.

International Traffic in Arms Regulations (“ITAR”) and Export Controls

Our business is subject to, and we must comply with, stringent U.S. import and export control laws, including the ITAR and Export Administration Regulations (“EAR”) of the Bureau of Industry and Security of the U.S. Department of Commerce. The ITAR generally restricts the export of hardware, software, technical data, and services that have defense or strategic applications. The EAR similarly regulates the export of hardware, software, and technology that has commercial or “dual-use” applications (i.e., for both military and commercial applications) or that have less sensitive military or space-related applications that are not subject to the ITAR. The regulations exist to advance the national security and foreign policy interests of the U.S.

The U.S. government agencies responsible for administering the ITAR and the EAR have significant discretion in the interpretation and enforcement of these regulations. The agencies also have significant discretion in approving, denying, or conditioning authorizations to engage in controlled activities. Such decisions are influenced by the U.S. government’s commitments to multilateral export control regimes, particularly the Missile Technology Control Regime concerning the spaceflight business.

Many different types of internal controls and measures are required to ensure compliance with such export control rules. In particular, we are required to maintain registration under the ITAR; determine the proper licensing jurisdiction and classification of products, software, and technology; and obtain licenses or other forms of U.S. government authorizations to engage in activities, including the performance by foreign persons, related to and who support our spaceflight business. Under the ITAR, we must receive permission from the Directorate of Defense Trade Controls to release controlled technology to foreign person employees and other foreign persons.

See “Risk Factors — We are subject to stringent U.S. export and import control laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to secure timely U.S. government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operation.”

The inability to secure and maintain other necessary export authorizations could negatively impact our ability to compete successfully or to operate our spaceflight business as planned. For example, if we were unable to obtain or maintain our licenses to export certain spacecraft hardware, we would be effectively prohibited from launching our vehicles from certain non-U.S. locations, which would limit the number of launch providers we could use. In addition, if we were unable to obtain a Department of State Technical Assistance Agreement to export certain launch provider related services, we would experience difficulties or even be unable to perform integration activities necessary to safely our transfer vehicles to non-U.S. launch vehicles. In both cases, these restrictions could lead to higher launch costs which may have a material adverse impact on our results of operations. Similarly, if we were unable to secure effective export licensure to authorize the full scope of activity with a foreign partner or supplier, we may need to implement design changes to spacecraft or updates to our supplier chain, which may increase costs or result in delays in vehicle launch schedules.

Failure to comply with export control laws and regulations could expose us to civil or criminal penalties, fines, investigations, more onerous compliance requirements, loss of export privileges, debarment from government contracts, or limitations on our ability to enter into contracts with the U.S. government. In addition, any changes in export control regulations or U.S. government licensing policy, such as that necessary to implement U.S. government commitments to multilateral control regimes, may restrict our operations.

Legal Proceedings

It is possible that from time to time, we may be subject to various claims, lawsuits, and other legal and administrative proceedings that may arise in the ordinary course of business. Some of these claims, lawsuits, and other proceedings may range in complexity and result in substantial uncertainty; it is possible that they may result in damages, fines, penalties, non-monetary sanctions, or relief. However, we do not consider any such claims, lawsuits, or proceedings currently pending, individually or in the aggregate, to be material to our business or likely to result in a material adverse effect on our future operating results, financial condition, or cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Astra Space, Inc. should be read together with our audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 and unaudited interim condensed consolidated financial statements as of and for the three months ended March 31, 2021 and March 31, 2020, together with related notes thereto. The discussion and analysis should also be read together with the section entitled “Business” and our pro forma financial information as of and for the year ended December 31, 2020 and the three months ended March 31, 2021. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those projected in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus. Certain amounts may not foot due to rounding. Unless the context otherwise requires, references in this “Astra’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to the “the Company” “Astra,” “us,” “our” or “we” refer to Astra Space, Inc. prior to the consummation of the Business Combination, and to Astra Space, Inc. following the consummation of the Business Combination.

Overview

Our mission is to launch a new generation of space services to improve life on Earth. These services are enabled by new constellations of small satellites in Low Earth Orbit (“LEO”), which have rapidly become smaller, cheaper, and more numerous than legacy satellites. Launch vehicles, however, have not evolved in the same way — most rockets remain focused on serving legacy satellites and human spaceflight missions. As a result, we believe most existing launch vehicles are too large, expensive, infrequently launched, and insufficiently responsive to meet the needs of the evolving space market.

We aim to solve this problem with the world’s first mass-produced orbital launch system. Our system consists of a small launch vehicle and mobile ground infrastructure that can fit inside standard shipping containers for rapid deployment anywhere in the world. Our rocket requires a launch site with little more than a concrete pad and only six Astra employees on-site, leveraging our highly automated launch operations, and our production system is designed to scale efficiently to hundreds of launches per year. Our rocket’s payload capacity is tailored for the needs of modern LEO satellite constellations, allowing precise and rapid placement of individual satellites into their required orbits. We believe this makes Astra’s system more responsive and affordable than other launch alternatives, for thousands of LEO satellites planned in the coming decade. See “Business.”

Recent Developments

Business Combination and Public Company Costs

We entered into a business combination agreement with Holicity Inc. (“Holicity”) on February 2, 2021. On June 30, 2021, the business combination was consummated and Holicity Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of Holicity, merged with and into Astra with Astra surviving the merger as a wholly owned subsidiary of Holicity (the “Business Combination”). Following the consummation of the Business Combination, Astra survives as a wholly owned subsidiary of Holicity, and Holicity was renamed Astra Space, Inc. (the “Company”). Concurrently with the consummation of the Business Combination we sold through a private placement an aggregate of 20,000,000 shares of Holicity Class A common stock at a purchase price of $10.00 per share for gross proceeds to Holicity of $200,000,000. For more detailed information on the Business Combination and the PIPE, please see the section of this prospectus entitled “Business Combination and Related Transactions.”

While the legal acquirer in the Business Combination Agreement is Holicity, for financial accounting and reporting purposes under GAAP, we have determined that Astra is the accounting acquirer and the Business

Combination will be accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Astra in many respects. Under this method of accounting, Holicity is treated as the acquired entity whereby Astra is deemed to have issued common stock for the net assets and equity of Holicity, consisting mainly of cash, accompanied by a simultaneous equity recapitalization of Holicity (the “Recapitalization”).

Upon consummation of the Business Combination, the most significant change in Astra’s future reported financial position and results is expected to be an estimated increase in cash of approximately $449.8 million. Total direct and incremental transaction costs of Holicity and Astra, along with liabilities of Holicity paid off at the Closing, are estimated at approximately $41.8 million, will be treated as a reduction of the cash proceeds.

As a consequence of the Business Combination, Astra became the successor to an SEC-registered and Nasdaq-listed company which will require Astra to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Astra expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Apollo Fusion Acquisition

On June 5, 2021 we entered into an Agreement and Plan of Merger, to acquire Apollo Fusion. Pursuant to the terms of the Apollo Merger Agreement, at the closing of the acquisition on July 1, 2021, we paid the Apollo Holders upfront consideration consisting of approximately $20.0 million in cash and 2,558,788 shares of our common stock, excluding customary purchase price adjustments. Under the terms of the Apollo Merger Agreement, we agreed to register for resale the shares of our common stock that we issued as payment for the equity portion of the upfront consideration. The 2,558,744 shares of our common stock we issued as payment for the equity portion of the upfront consideration are among the shares being registered for resale hereby. In addition, up to an additional $15,000,000 of cash consideration and $60,000,000 of our common stock, at a reference price per share equal to the then volume weighted average trading price over a five day trading period prior to the business day prior to issuance, will be issuable to the Apollo Holders, provided certain customer revenue-based milestones are achieved prior to December 31, 2023. An additional $10,000,000 of cash and $10,000,000 of our common stock, at a reference price per share equal to the then volume weighted average trading price over a five day trading period prior to the business day prior to issuance, will be issued or issuable to employees of Apollo that join Astra, subject to certain performance-based milestones and other vesting provisions.

COVID-19 Impact

The coronavirus (COVID-19) pandemic has not materially affected our future growth outlook. Many of the Company’s customers worldwide were impacted by COVID-19 and temporarily closed their facilities which impacted the speed of research and development. Additionally, we implemented cost-cutting measures in response to the anticipated impact of the COVID-19 pandemic in early 2020, including employee layoffs and temporary furloughs, however, most of our furloughed employees have since returned to work. Further, the Company’s fundraising was negatively impacted in the first half of 2020 as a result of a number of factors surrounding the COVID-19 pandemic. The extent of the impact of the coronavirus pandemic on Astra’s operational and financial performance will depend on various future developments, including the duration and spread of the outbreak and impact on its customers, suppliers, and employees, all of which is uncertain at this time. Astra expects the COVID-19 pandemic to adversely impact revenue and results of operations, but Astra is unable to predict at this time the size and duration of this adverse impact. Astra has seen some signs of positive effects for its long-term business prospects and partnerships as a result of the pandemic. The COVID-19 pandemic has created an even greater need for broadband internet access from anywhere in the world and businesses are thinking differently about how their workforce can stay connected. There have also been recent government and commercial announcements about continuous investments in this area and we believe this will continue to support the growth of the small satellite market for the foreseeable future. In 2021, most of our furloughed employees have since returned to work and we have resumed our hiring, and we expect research and development costs to increase.

For more information on Astra’s operations and risks related to health epidemics, including the COVID-19 pandemic, please see the section of this prospectus entitled “Risk Factors.”

Key Factors Affecting Our Results and Prospects

We believe that our performance and future success depend on a number of factors that present significant opportunities for us but also pose risks and challenges, including competition from better known and well-capitalized companies, the risk of actual or perceived safety issues and their consequences for our reputation and the other factors discussed under “Risk Factors.” We believe the factors discussed below are key to our success.

Commencing and Expanding Commercial Launch Operations

In December 2020, we successfully launched Rocket 3.2 to an altitude of 380 km, demonstrating orbital launch capability. We are on track to begin commercial launch operations in 2021, with a goal of reaching a once-daily launch cadence by the end of 2025. With binding agreements for over 50 launches, (as of April 30, 2021), our contracted revenue is significant, and we are in active discussions with numerous potential customers, including government agencies and private satellite companies, to add to our contracted revenue.

Prior to commencing commercial launches, we must improve propellant depletion controls to address the findings from the December flight and secure launch licenses with the Federal Aviation Administration (FAA). Any delays in commencing our commercial launch operations, including due to delays or cost overruns in obtaining FAA licenses or other regulatory approvals, could adversely impact our results and growth plans.

Lowering Manufacturing Costs and Increasing Payloads

We aim to be the most cost-efficient dedicated orbital launch system provider. We plan to increase the maximum payload capability of our rockets from approximately 50 kg for our first commercial flight to up to 500 kg for a mid-inclination 500 km orbit, which we believe will make Astra a compelling option for low Earth orbit constellation deployment and replenishment. Our affordable manufacturing processes use readily available materials and are highly scalable, while our ongoing improvements in design and manufacturing will further reduce our per rocket manufacturing costs. See “Business — Unit Economics of Our Business Model.” We have invested approximately $10 million in our manufacturing facility through March 31, 2021 and anticipate investing approximately another $30 to $40 million to bring the facility to full capacity by the end of 2021, which will enable us to increase the pace of launch vehicle construction and our launch cadence. While we believe that our budget is reliable, the development of our manufacturing facility may take longer and cost more than planned, including due to delays in obtaining federal and state regulatory approvals of our final construction plans or any changes that are required to be made to those plans. Any delays in our achieving full manufacturing capacity could adversely impact our results and growth plans.

Expand Our Space Offerings

We are in the preliminary stages of developing our Satellite Services offering, providing a modular configurable satellite platform optimized for our launch vehicle, which we expect to launch in 2022. These services are expected to allow customers to focus on developing innovative payloads rather than having to design or develop complete satellite buses or satellites, which we will provide, along with ancillary services that are likely to include telemetry, tracking and control (TT&C), processing, as well as software development and maintenance. We also expect to launch our Spaceport Services offering, which will provide turn-key spaceports with the capability to launch Astra rockets. We envision that our spaceports will require minimal on-site infrastructure, will leverage our highly automated launch operations and can be installed for an initial cost of between approximately $10 and $20 million. See “Business — Unit Economics of Our Business Model.” We aim to sign an initial contract to build and operate our first dedicated commercial spaceport by 2022. We anticipate this offering will lead to important additional opportunities, such as providing launch services for customers, both government and commercial, interested in launching out of a specific locale. We expect to make significant investments in our Satellite Services and Spaceport Services programs. Although we believe that our financial resources, including the proceeds of the Business Combination and the related private placement, will be sufficient to meet our capital needs, our timeline and budgeted costs for these offerings are subject to substantial uncertainty, including due to compliance requirements of U.S. federal export control laws and applicable foreign and local regulations, the impact of political and economic conditions, and, particularly in the case of our anticipated Spaceport offering, the need to identify opportunities and negotiate long-term agreements with customers for these services, among other factors. See “Risk Factors — Risks Related to Astra’s Business.”

Key Components of Results of Operations

We are an early-stage company and our historical results may not be indicative of our future results for reasons that may be difficult to anticipate. Accordingly, the drivers of our future financial results, as well as the components of such results, may not be comparable to our historical or future results of operations.

Revenues

We have not generated any revenue to date. Following the commercial launch of our services, we expect to generate a significant portion of our revenues in Launch Services from delivering payloads into orbit. We also expect to generate revenues by providing Satellite Services and Spaceport Services to our customers. Over time, we expect Satellite Services to grow more quickly and to represent a significant portion of our revenues beyond 2025.

Expenses

Research and Development Expense

Our research and development expenses consist primarily of internal and external expenses incurred in connection with our research activities and development programs. These expenses include, but are not limited to, development supplies, testing materials, personnel costs (including salaries and benefits), depreciation expense, overhead allocation, (consisting of various support and facility costs), stock-based compensation and consulting fees. Research and development costs are expensed as incurred.

We allocate research and development costs by function rather than by project, as a significant majority of our historical research and development spending was related to the initial development and testing of our underlying technology, including preparation for multiple test launches.

Our current primary research and development objectives focus on the development and finalization of our commercial services offerings. The successful development of these offerings involves many uncertainties, including:

•	timing in finalizing rocket systems design and specifications;

•	successful completion of analyses and ground test programs to validate that new or changed designs perform as expected;

•	successful completion of flight test programs, including flight safety tests;

•	our ability to obtain additional applicable approvals, licenses or certifications from regulatory agencies, if required, and maintaining current approvals, licenses or certifications;

•	performance of our manufacturing facilities despite risks that disrupt productions, such as natural disasters and hazardous materials;

•	performance of a limited number of suppliers for certain raw materials and components;

•	performance of our third-party contractors that support our research and development activities;

•	our ability to maintain rights from third parties for intellectual properties critical to research and development activities; and

•	our ability to continue funding and maintain our current research and development activities.

A change in the outcome of any of these variables could delay the development of our rockets, which in turn could impact when we are able to commercialize our offerings.

As we are currently still in our final development and testing stage of our launch services, we have expensed all research and development costs associated with developing and building our launch services offering. We expect that our research and development expenses will increase in the short-term as we invest in improving and further reducing the costs of our launch system as well as developing and improving our Satellite Services offering.

Sales and Marketing Expense

Sales and marketing expenses consist of personnel and personnel-related expenses, including stock-based compensation for our business development team as well as advertising and marketing expenses. We expect to increase our sales and marketing activities in order to grow our customer base and increase market share. We also expect that our sales and marketing expenses will increase over time as we continue to hire additional personnel to scale the business. We did not begin incurring sales and marketing expenses until 2021.

General and Administrative Expense

General and administrative expenses consist primarily of personnel-related costs (including salaries, bonuses, benefits, and stock-based compensation expense) for personnel in executive, finance, accounting, corporate development and other administrative functions. General and administrative expenses also include legal fees, professional fees paid for accounting, auditing, consulting, tax, and investor relations services, insurance costs, and facility costs not otherwise included in research and development expenses and, following the Business Combination, will include public company expenses such as costs associated with compliance with the rules and regulations of the SEC and the stock exchange.

Income Tax (Benefit) Expense

Our income tax provision consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. We maintain a valuation allowance against the full value of our U.S. and state net deferred tax assets because we believe the recoverability of the tax assets is not more likely than not.

Results of Operations

Comparison of the Years Ended December 31, 2020 and 2019

	Year Ended December 31,		Period over period change
(in thousands, except percentages)	2020	2019	($)	(%)
Operating expenses:
Research and development	$27,544	$40,067	$(12,523)	(31)%
General and administrative	45,950	12,518	33,432	267

Total operating expenses	(73,494)	(52,585)	(20,909)	(40)

Loss from operations	(73,494)	(52,585)	(20,909)	(40)

Interest expense, net	(5,659)	(870)	(4,789)	n.m.
Other income, net	10,860	276	10,584	n.m.

Loss before taxes	(68,293)	(53,179)	(15,114)	(28)
Income tax expense	—	—	—	—

Net loss	$(68,293)	$(53,179)	$(15,114)	(28)%

n.m. = not meaningful.

Research and Development

Research and development costs were $27.5 million for the year ended December 31, 2020, compared to $40.1 million for the year ended December 31, 2019. The $12.5 million decrease mainly reflected a $8.3 million decrease in testing materials and costs and a $2.8 million decline in personnel cost, with the remainder due to decreases in facilities cost and rentals, depreciation expense, and consulting fees. A breakdown of research and development costs by nature for the years ended December 31, 2020 and 2019 is presented below:

	Year Ended December 31,		Period over period change
(in thousands, except percentages)	2020	2019	($)	(%)
Operating expenses:
Personnel Cost	$14,874	$17,665	$(2,791)	(16)%
Testing materials and costs	8,384	16,718	(8,334)	(50)
Facilities cost and rentals	1,892	2,404	(512)	(21)
Depreciation	1,566	2,172	(606)	(28)
Consulting	828	1,108	(280)	(25)

Total	$27,544	$40,067	$(12,523)	(31)%

The higher research and development costs in 2019 mainly reflected our preparation for anticipated test launches in 2020, which required most of the development work to be completed in 2019. We acquired parts and materials for the development of our test rockets ahead of time to mitigate scheduled testing risks, resulting in spending inefficiencies, including obsolescence of certain materials due to subsequent changes in design. To mitigate these risks going forward, we implemented stricter purchasing policies and focused our spending on critical development at the end of 2019. We also implemented cost-cutting measures in response to the anticipated impact of the COVID-19 pandemic in early 2020, including employee layoffs and temporary furloughs, resulting in lower personnel cost. See “COVID- 19 Impact.” Most of our furloughed employees have since returned to work and we have resumed our hiring, and expect research and development costs to increase in 2021.

General and Administrative

General and administrative expenses were $46.0 million for the year ended December 31, 2020, compared to $12.5 million for the year ended December 31, 2019. The $33.5 million increase was primarily due to $31.9 million in stock-based compensation expense due to higher valuation of the Company’s common stock and grants of share-based compensation awards to executives and employees and $1.7 million increase in legal fees, partially offset by modest decreases in employee perks and third-party consulting fees.

Interest Expense, Net

Interest expense, net was $5.7 million for the year ended December 31, 2020, compared to $0.9 million for the year ended December 31, 2019. The $4.8 million increase was primarily due to a $3.7 million increase in the amortization of debt discounts and a $0.6 million increase in accrued interest associated with the Company’s convertible notes.

Other Income, Net

Other income, net was $10.9 million for the year ended December 31, 2020, compared to $0.3 million for the year ended December 31, 2019. The $10.6 million increase was primarily due to a $8.1 million gain from the mark to market derivative liability related to convertible notes, with the remaining increase due to milestone payments received under contracts with governmental entities which do not qualify for revenue recognition under ASC 606.

Income Tax (Benefit) Expense

We did not incur income tax expense for the years ended December 31, 2020 or 2019.

Comparison of the Three Months Ended March 31, 2021 and 2020

	Three Months Ended March 31,		Period over period change
(in thousands, except percentages)	2021	2020	($)	(%)
Operating expenses:
Research and development	$12,196	$8,311	$3,885	47%
Sales and marketing	64	—	64	n.m.
General and administrative	12,394	3,122	9,272	297

Total operating expenses	(24,654)	(11,433)	(13,221)	(116)

Loss from operations	(24,654)	(11,433)	(13,221)	(116)

Interest expense, net	(535)	(999)	464	46
Other income, net	—	451	(451)	n.m.

Loss on extinguishment of convertible notes	(131,908)	—	(131,908)	n.m.
Loss on extinguishment of convertible notes attributable to related parties	(1,875)	—	(1,875)	n.m.

Loss before taxes	(158,972)	(11,981)	(146,991)	(1,227)
Income tax expense	—	—	—	n.m.

Net loss	$(158,972)	$(11,981)	$(146,991)	(1,227)%

n.m. = not meaningful.

Research and Development

Research and development costs were $12.2 million for the three months March 31, 2021, compared to $8.3 million for the three months ended March 31, 2020. The $3.9 million increase mainly reflected a $3.0 million increase in stock-based compensation expense, and a $1.2 million increase in personnel-related costs and recruiting expenses for personnel in research and development departments, offset by a $0.8 million decrease in testing materials, with the remainder due to changes in employee-related benefits, depreciation, and other expenses.

Sales and Marketing

Sales and Marketing expenses were $0.1 million for the three months ended March 31, 2021. There were no sales and marketing expenses in the three months ended March 31, 2020 as the Company was primarily focused on research and development activities in 2020.

General and Administrative

General and administrative expenses were $12.4 million for the three months ended March 31, 2021, compared to $3.1 million for the three months ended March 31, 2020. The $9.3 million increase was primarily due to a $6.9 million increase in stock-based compensation expense, a $1.2 million increase in third-party consulting and recruitment costs, a $0.7 million increase in employee-related costs, with the remainder due to changes in facilities costs, legal fees and software subscription fees.

Interest Expense, Net

Interest expense, net was $0.5 million for the three months ended March 31, 2021, compared to $1.0 million for the three months ended March 31, 2020. The $0.5 million decrease in interest expense was due to the settlement of convertible notes on January 28, 2021.

Other Income, Net

Other income, net was zero for the three months ended March 31, 2021, compared to $0.5 million for the three months ended March 31, 2020. The change was primarily due to a $0.3 million in income from a gain on the mark to market derivative liability related to convertible notes for the three months ended March 31, 2020.

Loss on Extinguishment of Convertible Notes

Loss on extinguishment of convertible notes of $131.2 million for the three months ended March 31, 2021 was due to the settlement of convertible notes on January 28, 2021. There was no such loss for the three months ended March 31, 2020.

Loss on Extinguishment of Convertible Notes Attributable to Related Parties

Loss on extinguishment of convertible notes attributable to related parties of $1.9 million for the three months ended March 31, 2021 was due to the settlement of convertible notes attributable to related parties on January 28, 2021. There was no such loss for the three months ended March 31, 2020.

Income Tax (Benefit) Expense

We did not incur income tax expense for the three months ended March 31, 2021 or 2020.

Liquidity and Capital Resources

Liquidity

We measure liquidity in terms of our ability to fund the cash requirements of our research and development activities and our current business operations, including our capital expenditure needs, contractual obligations and other commitments. Our current liquidity needs relate mainly to research and development activities, which relate mainly to the ongoing development of our rocket technology, lease obligations and capital expenditures, which mainly include the development of our manufacturing facility.

We had $22.5 million in cash and cash equivalents as of March 31, 2021 (compared to $10.6 million as of December 31, 2020). We also had total debt of $10.3 million as of March 31, 2021 (compared to $71.1 million as of December 31, 2020, of which $59.8 million represented outstanding principal on the Company’s convertible notes). On January 28, 2021, we settled the outstanding convertible notes into convertible preferred shares as part of the Series C financing, from which we also received $30.0 million in cash proceeds. We believe our operating cash flows, together with our cash on hand and the net proceeds from the Business Combination and the related private placement will be sufficient to meet our working capital and capital expenditure requirements for a period of at least twelve months from the date of this prospectus and at least through 2025.

While we expect to begin generating positive cash flows from our operating activities in 2024 (based on our anticipated Launch Services offering only), we may need additional cash due to changing business conditions or other developments, including unanticipated regulatory developments and competitive pressures.

On May 20, 2021, Astra entered into a short-term promissory note (the “Bridge Loan”) with Pendrell as the lender, pursuant to which Pendrell agreed to make available to Astra up to $25.0 million in borrowings. Pendrell is the parent of X-icity Holdings Corporation, the sponsor of Holicity. The interest rate on the Bridge Loan borrowings is a fixed rate of 5.00% per annum. On June 30, 2021, Astra repaid the Bridge Loan in full in connection with the closing of the Business Combination and as a result, no interest was incurred. Astra was required to pay an upfront fee in the amount of 1.00% of the principal amount and an end of term fee in the amount of 2.00% of the principal amount.

Future Funding Requirements

To date, we have not generated any revenue. We do not expect to generate any meaningful revenue unless and until we are able to develop and commercialize our rockets, satellite components and related services, and we may not be able to do so on our anticipated timetable, if at all. We will continue to require additional capital to develop our products and services and to fund operations for the foreseeable future. We expect our expenses and capital expenditures to continue to increase in connection with our ongoing activities as we continue to advance our products and services, including completing the development of, obtaining FAA launch licenses for and starting commercial launch operations, the completion of our manufacturing facility and the ongoing development of our Satellite Services and Spaceport Services offerings, as discussed elsewhere in this prospectus. In addition, upon the completion of the Business Combination, we expect to incur additional costs associated with operating as a public company. While we believe that the proceeds of the Business Combination (including the related private placement) will be sufficient to meet the cash requirements to commence our commercial launch service offering, complete construction of our manufacturing facility and commence providing our Satellite Services and Spaceport Services offerings, certain of these costs are not reasonably estimable at this time and we may require additional funding.

We may seek to raise capital through private or public equity or debt financings or through other sources of financing. Adequate additional funding may not be available to us on acceptable terms or at all. Our failure to raise capital as and when needed could have a negative impact on our financial condition and our ability to pursue our business strategies. If we raise additional funds by issuing equity securities, our stockholders will experience dilution. If we raise additional capital through debt financing, we may be subject to covenants that restrict our operations including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our common stock, make certain investments, and engage in certain merger, consolidation or asset sale transactions. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders. If the needed financing is not available, or if the terms of financing are less desirable than we expect, we may be required to delay, scale back or terminate some or all of our research development programs.

Summary Statement of Cash Flows for the Years Ended December 31, 2020 and 2019

The following table sets forth the primary sources and uses of cash and cash equivalents for the periods presented below:

(in thousands)	Year Ended December 31,		Period over Period Change
	2020	2019	$	%
Net cash used in operating activities	$(32,850)	$(47,124)	$14,274	30%
Net cash used in investing activities	(2,186)	(15,254)	13,068	86
Net cash provided by financing activities	35,128	36,905	(1,777)	(5)

Net increase (decrease) in cash and cash equivalents	$92	$(25,473)	$25,565	100%

Cash Flows used in Operating Activities

Net cash used in operating activities decreased by $14.3 million, from $47.1 million in 2019 to $32.9 million in 2020. In 2020, the primary factors affecting the Company’s operating cash flows were the Company’s net loss of $68.3 million and a non-cash gain on mark to market derivatives of $8.1 million, offset by non-cash charges including stock-based compensation expense of $32.2 million, depreciation expense of $3.3 million, and amortization of convertible note debt discounts of $4.5 million. Changes in operating working capital items accounted for the remainder of the improvement in the operating cash flows, primarily reflecting the increase in accrued expenses and other current liabilities of $3.6 million.

In 2019, net cash used in operating activities was $47.1 million, which was comprised of the Company’s net loss of $53.2 million, offset by non-cash charges including stock-based compensation expense of $0.8 million, depreciation expense of $2.3 million, amortization of convertible note debt discounts of $0.7 million and changes in operating working capital items primarily due to increases in accounts payable of $1.4 million and other non-current liabilities of $0.8 million.

Cash Flows used in Investing Activities

In 2020, net cash used in investing activities was $2.2 million, which was comprised mainly of purchases of tooling equipment, manufacturing equipment, furniture and fixtures and leasehold improvements.

In 2019, net cash used in investing activities was $15.3 million, and was comprised mainly of purchases of tooling equipment, manufacturing equipment and furniture and fixtures of $6.8 million, leasehold improvements of $7.2 million, and spaceport construction in Kodiak, Alaska of $1.3 million.

Cash Flows from Financing Activities

In 2020, net cash provided by financing activities amounted to $35.1 million and consisted primarily of proceeds from the issuance of convertible notes of $30.3 million, proceeds from the Paycheck Protection Program loan of $4.9 million and proceeds from stock issued under equity plans of $0.9 million, partially offset by net repayments on borrowings of $1.6 million.

In 2019, net cash provided by financing activities amounted to $36.9 million and consisted primarily of proceeds from the issuance of convertible notes of $28.8 million and net borrowings from financial institutions of $8.0 million.

Summary Statement of Cash Flows for the Three Months Ended March 31, 2021 and 2020

The following table sets forth the primary sources and uses of cash and cash equivalents for the periods presented below:

(in thousands)	Three Months Ended 31,		Period over Period Change
	2021	2020	$	%
Net cash used in operating activities	$(13,677)	$(11,178)	$(2,499)	(22)%
Net cash used in investing activities	(3,524)	(1,174)	(2,350)	(200)
Net cash provided by financing activities	29,138	16,977	12,161	72

Net increase in cash and cash equivalents	$11,937	$4,625	$7,312	158%

Cash Flows used in Operating Activities

For the three months ended March 31, 2021, net cash used in operating activities was $13.7 million. The primary factors affecting the Company’s operating cash flows during this period were Astra’s net loss of $159.0 million, offset by non-cash charges including a non-cash loss on extinguishment of convertible notes of $133.8 million, stock-based compensation expense of $10.3 million, depreciation expense of $0.9 million, and amortization of convertible note debt discounts of $0.4 million. Changes in operating working capital items primarily reflect the increase in accrued expenses and other current liabilities of $3.3 million and the decrease in prepaid and other current assets of $3.2 million.

For the three months ended March 31, 2020, net cash used in operating activities was $11.2 million, which was comprised of Astra’s net loss of $12.0 million, offset by non-cash charges including stock-based compensation expense of $0.4 million, depreciation expense of $0.9 million, amortization of convertible note debt discounts of $0.7 million and changes in operating working capital items primarily due to decreases in accounts payable of $0.7 million and prepaid and other current asset of $0.4 million.

Cash Flows used in Investing Activities

For the three months ended March 31, 2021, net cash used in investing activities was $3.5 million, which was comprised mainly of the acquisition of an indefinite-lived intangible trademark asset of $3.2 million.

For the three months ended March 31, 2020, net cash used in investing activities was $1.2 million, which was comprised mainly of purchases of tooling equipment, manufacturing equipment and furniture and fixtures of $0.3 million and leasehold improvements of $0.9 million.

Cash Flows from Financing Activities

For the three months ended March 31, 2021, net cash provided by financing activities amounted to $29.1 million and consisted primarily of proceeds from the issuance of Series C of $30.0 million, offset by repayments on borrowings of $1.0 million.

For the three months ended March 31, 2020, net cash provided by financing activities amounted to $16.9 million and consisted primarily of proceeds from the issuance of convertible notes of $17.9 million, partially offset by repayments on borrowings of $1.0 million.

Commitments and Contractual Obligations

We are a party to operating leases primarily for land and buildings (e.g., office buildings, manufacturing and testing facilities and spaceport) and certain equipment (e.g., copiers) under non-cancelable operating leases. The following table summarizes our lease commitments as of December 31, 2020:

Year Ending December 31	Minimum Lease Commitment
(in thousands)
2021	$712
2022	766
2023	763
2024	762
2025	762
Thereafter	1,708

Total	$5,473

Apart from the aforementioned leases, we do not have any other material contractual obligations, commitments or contingent obligations.

Off-Balance Sheet Arrangements

As of March 31, 2021, Astra has not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Preparation of the financial statements requires our management to make a number of judgments, estimates and assumptions relating to the reported amount of expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 2 to our consolidated financial statements included elsewhere in this prospectus. Our critical accounting policies are described below.

Research and Development

We conduct research and development activities to develop existing and future technologies that advance our space platform offerings towards commercialization. Research and development activities include basic research, applied research, concept formulation studies, design, development, and related test program activities. Costs incurred for developing our spaceflight system and flight profiles primarily include equipment, material, and labor hours used for development and testing. Costs incurred for performing ground tests and test flights primarily include rocket or spacecraft components, propellants and other consumables, shipping and transport costs, shipping and transport costs, and payroll and benefits for employees and ground crew. Research and development costs also include rent, maintenance, and depreciation of facilities and equipment and other allocated overhead expenses. We expense all research and development costs as incurred.

Compensation

We recognize the cost of share-based awards granted to employees and directors based on the estimated grant-date fair value of the awards. Cost is recognized on a straight-line basis over the service period, which is generally the vesting period of the award. We reverse previously recognized costs for unvested options in the period that forfeitures occur. We determine the fair value of stock options using an option pricing model, which is impacted by the following assumptions:

•

Expected Term — We use the midpoint between the vesting term and the original contractual term (contractual period to exercise). If the option contains graded vesting, then the vesting term is based on the vesting pattern.

•	Expected Volatility — As our shares are not actively traded, the volatility is based on a benchmark of comparable companies.

•	Expected Dividend Yield — The dividend rate used is zero as we have never paid any cash dividends on common stock and do not anticipate doing so in the foreseeable future.

•

Risk-Free Interest Rate — The interest rates used are based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base and net operating loss and tax credit carryforwards. We may be unable to utilize our net operating losses in the event that a change in control is determined to have occurred. Deferred tax assets and liabilities are determined based upon the difference between the consolidated financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

We recognize uncertain income tax positions at the largest amount that is more likely than not to be sustained upon audit by the relevant taxing authority. Changes in recognition or measurement are reflected in the period in which judgment occurs. Our policy is to recognize interest and penalties related to the underpayment of income taxes as a component of the provision for income taxes. To date, there have been no interest or penalties recorded in relation to unrecognized tax benefits.

Derivative Instruments

We recognize all derivative instruments as either assets or liabilities in the balance sheet at their respective fair values. We evaluate our debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives requiring separate recognition in our financial statements. The result of this accounting treatment is that the fair value of the embedded derivative is revalued as of each reporting date and recorded as a liability, and the change in fair value during the reporting period is recorded in other income (expense), net in the Statements of Operations. In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within twelve months of the balance sheet date. When a derivative instrument is sold, terminated, exercised or expires, the gain or loss is recorded in the Statement of Operations.

Revenue Recognition

Astra adopted the requirements of the new revenue recognition standard, known as ASC 606, effective January 1, 2020, utilizing the modified retrospective method. Revenue for Launch Services is recognized at a point in time when the Company has delivered the promised services to customers.

At contract inception, an assessment of the goods and services promised in the contracts with customers is expected to be performed and a performance obligation is identified for each distinct promise to transfer to the customer a good or service (or bundle of goods or services). To identify the performance obligations, the Company considers all the goods or services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices.

The transaction price will be defined as the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer, which is a fixed price stated in the contract. When a contract involves multiple launches, the Company accounts for each launch as a separate performance obligation, because the customer can benefit from each launch on its own or with other readily available resources and the launch is separately identifiable. The transaction price is allocated to each performance obligation on an estimated relative standalone selling price basis. The Company’s process to estimate standalone selling prices involves management’s judgment and considers multiple factors such as prices charged for similar goods and services and the Company’s ongoing pricing strategy and policies.

Changes in judgments with respect to these assumptions and estimates could impact the timing or amount of revenue recognition.

Emerging Growth Company Accounting Election

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act of 1933, as amended (the “Securities Act”) registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Recent Accounting Pronouncements

See Note 3 to our financial statements included elsewhere in this prospectus for more information about recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted, including the timing of their adoption, and our assessment, to the extent we have made one yet, of their potential impact on our financial condition and our results of operations.

Quantitative and Qualitative Disclosures About Market Risk

We have not, to date, been exposed to material market risks given our early stage of operations. Upon commencing commercial operations, we expect to be exposed to foreign currency exchange rate and commodity price risks, particularly related to rocket propellants, helium, and aluminum, among others, and potentially other market risks, including those related to interest rates or valuation of financial instruments, among others.

MANAGEMENT

Board of Directors and Management

The following is a list of the persons who are Astra’s directors and executive officers and their ages and positions.

Name	Age	Position
Chris Kemp	44	Chief Executive Officer and Chairman
Adam London	48	Chief Technology Officer and Director
Kelyn Brannon	62	Chief Financial Officer
Martin Attiq	38	Chief Business Officer
Benjamin Lyon	42	Chief Engineer and Executive Vice President of Engineering
Michael Lehman	70	Director
Craig O. McCaw	71	Director
Scott Stanford	51	Director

Chris Kemp is a Founder, Chairman and Chief Executive Officer of Astra. Mr. Kemp leads the overall company strategy and direction. Mr. Kemp founded Astra in October 2016. Mr. Kemp previously served as the Chief Technology Officer of NASA IT. During his time at NASA from November 2007 until March 2011, Mr. Kemp developed cloud computing strategy for the United States Federal Government with the White House and founded OpenStack, an open infrastructure software platform, which is the largest and fastest growing open source project in history, in 2010. Mr. Kemp currently serves on the Board of Directors at Scalr, an information technology and services company, and has served in that role since April 2015. Mr. Kemp has also served as an advisor to Planet Labs, an aviation and aerospace company, since January 2013, and Ripcord, a computer software company, since October 2015. Mr. Kemp previously founded and served as the CEO of three venture-backed start-ups, all of which are now owned by public companies. Mr. Kemp studied Computer Engineering at the University of Alabama in Huntsville and currently teaches at Stanford University.

Adam London is our co-founder, Chief Technology Officer and serves as one of our directors. Dr. London helped to found Astra in October 2016 and has served as the Chief Technology Officer and director since then. Dr. London leads our technology strategy and long-term product roadmap. Dr. London co-founded and served as a managing partner for Ventions, LLC, which was our predecessor company, from January 2005 until September 2016. While at Ventions, LLC, Dr. London spent 10+ years leading initiatives to miniaturize high-performance rocket technologies, supported by funding from the Defense Advanced Research Projects Agency, NASA, and other government agencies. Prior to founding Ventions, LLC and Astra, Dr. London served as an engagement manager at McKinsey & Company, where he focused on the automotive and manufacturing sectors. Dr. London holds a B.S., M.S. and Ph.D. in Aerospace Engineering from Massachusetts Institute of Technology, where his research culminated in the creation of a liquid-cooled chemical rocket engine smaller than a postage stamp.

Kelyn Brannon serves as our Chief Financial Officer and has served in that role since December 2020. Ms. Brannon leads our finance, legal and people functions. Throughout her career, Ms. Brannon has served as the Chief Financial Officer for several companies in the information technology and software industries. Ms. Brannon previously served as the Chief Financial Officer at Asure Software from October 2017 until August 2020. She has also served as a self-employed Finance Executive Consultant from May 2015 to December 2020, through which she offered consultative services for board and audit committee presentations and corporate governance. Ms. Brannon was the Chief Financial Officer of Arista Networks, Inc. from July 2013 until April 2015. Prior to that, she was the Chief Financial Officer at Delivery Agent, where she prepared the company for its Initial Public Offering.

Martin Attiq serves as our Chief Business Officer and has been with Astra since January 2020. Mr. Attiq leads our business development, partnerships, spaceport services, real estate strategy, communications and policy. From January 2016 until January 2020, Mr. Attiq served as the Vice President and Head of Strategic Partnerships for SigFig, a digital innovation company for retail banking and wealth management. Prior to that, from July, 2005 to July, 2015, Mr. Attiq was a Director at BlackRock, where he co-founded and helped scale the Financial Markets Advisory group. Mr. Attiq holds a B.S.E. in Industrial and Operations Engineering from the University of Michigan as well as an M.S. in Management from Stanford University Graduate School of Business where he was a Sloan Fellow.

Benjamin Lyon. Mr. Lyon has served as the Company’s Chief Engineer and Executive Vice President of Engineering since February 2021. Mr. Lyon previously served Apple in various capacities since May 1999, most recently as Senior Director of the Special Projects Group since April 2014, and previously as Director of Sensing Hardware, Senior Manager of Sensing Hardware, Electrical Engineer—Technical Lead for Trackpads and Electrical Engineer for Input and Displays. Mr. Lyon holds a B.S. in Electrical and Computer Engineering from Carnegie Mellon University.

Michael Lehman has served the University of Wisconsin in various capacities since March 2016, currently as Interim Chief Operating Officer of the Wisconsin School of Business, and previously as Special Advisor to the Chancellor, Interim Vice Provost for Information Technology, Chief Information Officer and Interim Vice Chancellor for Finance and Administration. He is also currently on the Board of MGIC Investment Corp. and has served in that role since 2001. He had previously been a consultant (2014-2016); Interim Chief Financial Officer at Ciber Inc., a global information technology company (2013-2014); Chief Financial Officer of Arista Networks, a cloud networking firm (2012-2013); and Chief Financial Officer of Palo Alto Networks, a network security firm (2010-2012). Earlier in his career, he was the Executive Vice President and Chief Financial Officer of Sun Microsystems, Inc., a provider of computer systems and professional support services.

Craig O. McCaw is an industry pioneer, visionary investor, serial entrepreneur and deeply experienced operator. Mr. McCaw has been Chairman and Chief Executive Officer of Holicity (NASDAQ: HOL) since June 2020. He is also Chairman and Chief Executive Officer of Colicity (NASDAQ: COLIU) since February 2021. Mr. McCaw has been Chairman of Pendrell since 2000, where he acted as Executive Chairman from 2014 to 2018 and currently acts as Co-Chief Executive Officer since October 2018. Mr. McCaw has also served as Chairman and Chief Executive Officer of Eagle River Inc. since June 1993, President of COM Investments LLC since December 1997, and President of COM Family Foundation since 1998.

Since October 2010, Mr. McCaw has served on the Board of Directors, including as former Chairman, of The Nature Conservancy. Mr. McCaw currently serves as a Member of the Climate Leadership Council, a Board Member of the Horatio Alger Association and a Global Advisory Board Member of the Khan Academy. From 2018 to 2021, Mr. McCaw served as a Member of the Advisory Board for Project LOON, a former subsidiary of Alphabet (NASDAQ: GOOGL). From 2014 to 2018, Mr. McCaw was a Member of the Harvard Business School Board of Deans Advisors.

Throughout his career of over five decades, Mr. McCaw started and built many companies in the cable, cellular telephone and wireless broadband industries. Mr. McCaw was Chairman and Chief Executive Officer of McCaw Cellular Communications, which he built into the nation’s leading provider of cellular services before its sale to AT&T in 1996. Following the sale of McCaw Cellular, Mr. McCaw restructured Nextel Communications and later founded Nextel International and co-founded Nextel Partners. He also founded NEXTLINK Communications in 1994, later renamed XO Communications, where he served as Chief Executive Officer and as a Director. In 2003, Mr. McCaw co-founded and served as Chairman and Chief Executive Officer of Clearwire Corporation, a wireless broadband company. Mr. McCaw is a graduate of Stanford University.

Scott Stanford. Mr. Stanford has served as a member of Astra’s pre-Business Combination board of directors since December 2017. Mr. Stanford has served as the co-founder of several companies, including ACME, LLC and its affiliates, a venture capital firm, since February 2013; and Silicon Foundry, a membership-based corporate advisory platform, since February 2013. Prior to these roles, Mr. Stanford served as a managing director at Goldman Sachs from June 2004 until February 2013. Mr. Stanford also serves as a member of the board of directors of several private companies, including Cue Health Inc, a health technology company, since December 2017; Curology, Inc., a direct to consumer prescription skincare company, since September 2015; Luka, Inc., an artificial intelligence and software development company, since April 2016; and BFA Industries (formerly known as ipsy) a personalized beauty commerce company, since September 2015. Mr. Stanford holds an MBA from Harvard Business School.

Controlled Company Exemption

The holders of Class B common stock, Chris Kemp and Adam London, beneficially own a majority of the voting power of all outstanding shares of the Company’s common stock. As a result, the Company is a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of its executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. If the Company ceases to be a “controlled company” and its shares continue to be listed on Nasdaq, the Company will be required to comply with these standards and, depending on the board’s independence determination with respect to its then-current directors, the Company may be required to add additional directors to its board in order to achieve such compliance within the applicable transition periods.

Board Composition

The Company’s business and affairs will be managed under the direction of its board of directors. There will be no cumulative voting with respect to the election of directors. The Company’s Second Amended and Restated Certificate of Incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

Director Independence

The board of directors has determined that each of Michael Lehman, Scott Stanford, and Craig O. McCaw are “independent directors” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq based upon information requested from and provided by each of Mr. Lehman, Mr. Stanford, and Mr. McCaw concerning their background, employment and affiliations, including family relationships.

Board Leadership Structure

The leadership of the board is structured so that it is led by the Chair, who also serves as the Company’s Chief Executive Officer. When the Chair of the board of directors is not an independent director, a Lead Director may be elected annually by the board of directors. After the Business Combination, the board of directors has elected Scott Stanford to serve as Lead Director.

Committees of our Board of Directors

The board of directors has the authority to appoint committees to perform certain management and administration functions. The Board has established an audit committee, compensation committee and nominating and corporate governance committee.

Audit Committee

Our audit committee consists of Michael Lehman, Craig O. McCaw and Scott Stanford. The board of directors has determined that Mr. Lehman and Mr. McCaw are independent under the listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of our audit committee is Mr. Lehman. Our board of directors has determined that Mr. Lehman qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq Stock Market.

The purpose of the audit committee will be to prepare the audit committee report required by the SEC to be included in the Company’s proxy statement and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) the Company’s independent registered public accounting firm’s qualifications and independence, (4) the performance of the Company’s internal audit function and (5) the performance of the Company’s independent registered public accounting firm.

Compensation Committee

The compensation committee consists of Michael Lehman, Craig O. McCaw and Scott Stanford. The chairperson of the compensation committee is Mr. Stanford. The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting the Company’s compensation program and compensation of its executive officers and directors, (2) monitoring the Company’s incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in the Company’s proxy statement under the rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Michael Lehman, Craig O. McCaw and Scott Stanford. The board of directors has determined each proposed member is independent under Nasdaq listing standards. The chairperson of our nominating and corporate governance committee is Mr. McCaw. The purpose of the nominating and corporate governance committee will be to assist the board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying board of directors members qualified to fill vacancies on any board of directors committee and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to the Company, (5) overseeing the evaluation of the board of directors and management and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has ever been an officer or employee of either company. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board of directors or member of our compensation committee.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to all of its employees, officers and directors, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics will be available on its website at www.astra.com. Information contained on or accessible through such website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its Internet website

EXECUTIVE COMPENSATION

Introduction

This section provides an overview of Astra’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. This section also provides an overview of certain compensation arrangements adopted in connection with the Business Combination Agreement, which became effective at the Closing. This discussion may contain forward-looking statements that are based on Astra’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Astra adopts following the completion of the Business Combination may differ materially from the existing and currently planned programs summarized or referred to in this discussion. Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to Astra and its subsidiaries prior to the consummation of the Business Combination, and to Astra and its subsidiaries after the Business Combination.

For the year ended December 31, 2020, Astra’s named executive officers (“Named Executive Officers” or “NEOs”) were:

•	Chris Kemp, Chief Executive Officer;

•	Adam London, Chief Technology Officer; and

•	Kelyn Brannon, Chief Financial Officer.

The objective of Astra’s compensation program is to provide a total compensation package to each NEO that will enable Astra to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short-and long-term business strategies and reward NEOs for performance. The board of directors of Astra has historically determined the compensation for the NEOs.

For 2020, the compensation program for the NEOs consisted of base salary and incentive compensation delivered in the form of stock option awards, each as described below:

•

Base Salary. Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

•	Stock Awards. Each of Chris Kemp and Adam London were granted stock awards in 2020 in recognition of past service.

•

Stock Option Awards. Stock option awards are granted to attract, retain and motivate qualified talent by providing the opportunity to acquire a proprietary interest in Astra and align the executive’s interests and efforts to the long-term interests of Astra’s stockholders.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to Astra by our NEOs for the year ended December 31, 2020.

Name and Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Chris Kemp Founder, Chief Executive Officer	2020	$256,000		$23,572,500	$969	$23,829,469

Adam London Founder, Chief Technology Officer	2020	$227,000		$7,857,500	—	$8,084,500

Kelyn Brannon Chief Financial Officer	2020	$8,021	(2)	—	$6,205,050	$6,213,071

(1)

The amounts in these columns represent the aggregate grant-date fair value of stock and option awards granted to each NEO, computed in accordance with FASB ASC Topic 718. See Note 10 to Astra’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.

(2)	Ms. Brannon commenced employment with us on December 23, 2020. Ms. Brannon’s annualized base salary in 2020 was $330,000.

Narrative Disclosure to Summary Compensation Table

Base Salary

Each of the NEOs receives a salary in respect of his or her services. The current annual base salaries for the NEOs are $256,000 for Mr. Kemp, $227,000 for Dr. London and $330,000 for Ms. Brannon. In connection with the Business Combination, and as described in further detail under “Executive Compensation — Employment Agreements” below, Mr. Kemp’s annual base salary was increased to $600,000, Dr. London’s to $400,000 and Ms. Brannon’s to $400,000, in each case, effective as of the Closing.

Annual Bonuses

None of the NEOs received an annual bonus during 2020.

Equity Compensation

In connection with the commencement of her employment with Astra, Ms. Brannon received a grant of 1,500,000 stock options, with 1/4 of the stock options vesting on the first anniversary of the vesting commencement date and 1/48 of the stock options vesting each month thereafter. On April 23, 2021, however, the board of directors of Astra accelerated vesting of all of Ms. Brannon’s options, which were subsequently immediately exercised and sold to unaffiliated investors in the secondary market.

In recognition of their historical service and dedication to the company, Mr. Kemp was issued 5,250,000 shares and an option to acquire 10,000 stock options and Dr. London was issued 1,750,000 shares, all of which were fully vested at the time of grant.

Offer Letters

Ms. Brannon is party to an offer letter with Astra that provides for at-will employment and describe the terms of her initial compensation, and has also entered into Astra’s form of confidential information and invention assignment agreement, which requires, among other provisions, the assignment to Astra of intellectual property rights to any inventions made during the course of employment and the non-disclosure of confidential or proprietary information, and contains prohibitions on the solicitation of Astra’s employees and consultants during employment and for twelve months thereafter. Given their material ownership interest in Astra and roles as founders of the company, Chris Kemp and Adam London had not previously entered into employment arrangements with Astra. However, in anticipation of the Business Combination and as further described under “Executive Compensation — Employment Agreements” below, Astra entered into new employment agreements with the NEOs, which are now effective following the Closing.

Employee Benefits

We provide all of our employees, including our NEOs, broad-based employee benefits that are intended to attract and retain employees while providing them with health and welfare benefits, including medical, dental, vision, life and disability insurance coverage, and the ability for eligible participants to participate in our 401(k) plan.

The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2020.

Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date
Chris Kemp	2/26/2020	(1)	10,000	—	$0.31	2/26/2030

Kelyn Brannon	12/27/2020	(2)	—	1,500,000	$0.44	12/27/2030

(1)	Represents an option to purchase 10,000 shares of Astra Class A common stock, which was fully vested on the date of grant.
(2)

Represents an option to purchase 1,500,000 shares of Astra Class A common stock, with 1/4 of the underlying shares scheduled to vest on December 23, 2021, and as to 1/48 of the underlying shares each month thereafter, until fully vested on December 23, 2024, generally subject to continued employment through the applicable vesting date. On April 23, 2021, the board of directors of Astra accelerated vesting of all of Ms. Brannon’s options, which were subsequently immediately exercised and sold to unaffiliated investors in the secondary market.

Employment Agreements

In anticipation of the Business Combination, Astra entered into new employment agreements with each of our executives, which includes each of our NEOs and Martin Attiq, to be effective upon the Closing. The material terms of the employment agreements are summarized below:

•	Mr. Kemp will serve as the Astra Founder, Chief Executive Officer and President, with an annual base salary of $600,000.

•	Dr. London will serve as the Astra Founder, Chief Technology Officer, with an annual base salary of $400,000.

•

Ms. Brannon will serve as our Chief Financial Officer, with an annual base salary of $400,000, and eligibility to earn an annual bonus with a target equal to 75% of base salary (in 2021, only with respect to the post-Closing base salary).

•	Mr. Attiq will serve as our Chief Business Officer, with an annual base salary of $500,000.

The employment agreements provide that if an executive’s employment is terminated by Astra without “cause” or by the Executive for “good reason” (as each such term is defined in the employment agreement), other than in connection with a change of control, the executive will be entitled to severance consisting of (i) nine months’ salary continuation (twelve months, for Mr. Kemp); and (ii) COBRA premium subsidy payments, at the rate of Astra’s normal contribution for active employees at the executive’s coverage level, for up to nine months following termination (twelve months, for Mr. Kemp). If the qualifying termination occurs within the three months prior to or twelve months following a change of control, the severance will instead consist of (i) twelve months’ salary continuation (twenty-four months, for Mr. Kemp); (ii) COBRA premium subsidy payments, at the rate of Astra’s normal contribution for active employees at the executive’s coverage level, for up to twelve months following termination (eighteen months, for Mr. Kemp); and (iii) accelerated vesting of unvested equity awards. Astra’s obligation to make the severance payments, and the executive’s right to retain the same, is wholly conditioned on the executive providing a general release of claims in favor of the company and continuing to comply with his or her obligations under the employment agreement, including the restrictive covenants.

The employment agreements each contain (i) a perpetual confidentiality covenant; (ii) an assignment of intellectual property covenant; (iii) non-competition and non-solicitation of business partners covenants during the course of employment; (iv) a non-solicitation covenant with respect to employees and other service providers during the course of employment and for twelve months thereafter; and (v) a non-disparagement obligation.

In addition, on February 6th, 2021, Benjamin Lyon entered into an offer letter providing that, commencing on February 22, 2021, he would serve as Chief Engineer and Executive Vice President of Engineering. The offer letter provides for a base salary of $400,000, as well as a sign-on bonus opportunity of $250,000, which is subject to a clawback if he resigns within the first year of employment. In addition the offer letter provides the Company will recommend to its board of directors a grant of restricted stock units covering a number of shares representing up to an aggregate 1.5% of the fully diluted shares of the Company, which award will be subject to the terms of the Incentive Plan, an award agreement, and other terms and conditions as determined by the board of directors at the time of the grant. It is expected that 1/3 of the award will be subject to service-based vesting conditions (vesting over a period of approximately 3.5 years), with the remaining 2/3 subject to performance-based vesting conditions, the terms of which will be determined by the board of directors at the time of grant. The Company intends to, following the Closing Date, enter into an employment agreement, substantially in the form applicable to other executive officers as described above.

Post-Business Combination Company Executive Compensation

Astra has developed an executive compensation program that is designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to the long-term success of the Company. The NEOs are compensated in accordance with their employment agreements, described above. Decisions on the executive compensation program are made by the compensation committee of the board of directors.

Compensatory Arrangements for Directors

The non-employee directors of the Company are entitled to the following compensation for their service on the Board: (i) an annual cash retainer of $96,250, (ii) an annual award of restricted stock units for a number of shares of Class A common stock determined by dividing $178,750 by the closing price per share of Astra Class A common stock on the applicable grant date, and (iii) an annual cash retainer in an amount still to be determined by the Company for the non-employee director’s service as the chair of the audit committee, compensation committee, and nominating and corporate governance committee.

2021 Omnibus Incentive Plan

The Incentive Plan reserved 36,765,000 shares of Class A common stock for issuance for awards in accordance with the terms of the Incentive Plan. In addition, the pool will ultimately increase on January 1 of each year from 2022 to 2031 by the lesser of (i) 5% of the sum of number of shares of (x) Class A common stock and (y) Class B common stock outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares of Class A common stock as determined by the Board. The purpose of the Incentive Plan is to advance the Company’s interests by providing for the grant to our employees, directors, consultants and advisors of stock and stock-based awards. The Incentive Plan authorizes the award of share-based incentives to encourage eligible employees, officers, directors, and consultants, as described below, to expend maximum effort in the creation of stockholder value. The Company expects the Board or the Compensation Committee will make grants of awards under the Incentive Plan to eligible participants.

2021 Employee Stock Purchase Plan

The ESPP reserved 5,000,000 shares of Class A common stock for issuance for awards in accordance with the terms of the ESPP. In addition, the number of shares reserved for issuance will ultimately increase on January 1 of each year from 2022 to 2031 by the lesser of (i) 1% of the sum of number of shares of (x) Class A common stock and (y) Class B common stock outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares of Class A common stock as determined by the Board. The purpose of the ESPP is to enable eligible employees to use payroll deductions to purchase shares of Class A common stock and thereby acquire an interest in the company. The Company expects that the Board or the Compensation Committee will make grants of awards under the ESPP to eligible participants. Employees who are eligible to participate in the ESPP may elect to participate in the ESPP in accordance with, and subject to, its terms and conditions.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of our second amended and restated certificate of incorporation and amended and restated bylaws are included as exhibits to the registration statement of which this prospectus is a part. You are encouraged to read the applicable provisions of Delaware law, our second amended and restated certificate of incorporation and amended and restated bylaws in their entirety for a complete description of the rights and preferences of our securities. See “Where You Can Find More Information.”

Authorized Capital Stock

The second amended and restated certificate of incorporation authorizes the issuance of 466,000,000 shares, of which 400,000,000 shares are shares of Class A common stock, par value $0.0001 per share, 65,000,000 shares are shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares are shares of preferred stock, par value $0.0001 per share.

Common Stock

Class A Common Stock

Voting Rights

Holders of Class A common stock are entitled to cast one vote per share of Class A Common Stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast in contested elections. Holders of Class A common stock are not entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of Class A common stock share ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A common stock with respect to the payment of dividends.

Liquidation, Dissolution and Winding Up

On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of Class A common stock is entitled, pro rata on a per share basis, to all assets of the Company of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of the Company then outstanding.

Other Matters

Holders of shares of Class A common stock do not have subscription, redemption or conversion rights. All the outstanding shares of Class A common stock are validly issued, fully paid and non-assessable.

Class B Common Stock

Voting Rights

Holders of Class B common stock are entitled to cast 10 votes per share of Class B common stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast in contested elections. Holders of Class B common stock are not entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of Class B common stock share ratably (based on the number of shares of Class B common stock held) if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class B common stock with respect to the payment of dividends.

Optional Conversion Rights

Holders of Class B common stock have the right to convert shares of their Class B common stock into fully paid and non-assessable shares of Class A common stock, on a one-to-one basis, at the option of the holder at any time upon written notice to the Company.

Mandatory Conversion Rights

Holders of Class B common stock shall have their Class B common stock automatically converted into Class A common stock, on a one-to-one basis, upon the occurrence of any of the events described below:

(1)

Any sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition, directly or indirectly, of any Class B common stock or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation, or otherwise), including, without limitation the transfer of a share of Class B common stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, voting control over such share by proxy or otherwise, other than a permitted transfer.

(2)

Upon the first date on which the Astra Founders, together with all other qualified stockholders, collectively cease to beneficially own at least 20% of the number of shares of Class B common stock held by the Astra Founders on the Closing Date (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination, or recapitalization of the Class B common stock) collectively held by the Astra Founders and their permitted transferees.

(3)	Upon the date specified by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Class B common stock, voting as a separate class.

Liquidation Rights

On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of Class B common stock will be entitled, pro rata on a per share basis, to all assets of the Company of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of the Company then outstanding.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that the Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of the Company’s assets, which rights may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding immediately upon consummation of the Business Combination.

At the Effective Time, by virtue of the merger of Merger Sub with and into Astra, each share of Astra Class A common stock and Astra Series A Preferred Stock, Astra Series B Preferred Stock and Astra Series C Preferred Stock was converted into the right to receive the applicable Per Share Merger Consideration and, as a result, there are no shares of preferred stock currently outstanding.

The purpose of authorizing the Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the dividend or liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A common stock.

Unvested Stock Options

At the Effective Time, each Astra option that was outstanding and unexercised, whether or not then vested or exercisable, was assumed by the Company and converted into an option to acquire shares of Class A common stock with the same terms and conditions as applied to the Astra option immediately prior to the Effective Time; the number of shares underlying such New Astra option was determined by multiplying the number of shares of Astra common stock subject to such option immediately prior to the Effective Time, by the Exchange Ratio, which product was rounded down to the nearest whole number of shares, and the per share exercise price of such New Astra option was determined by dividing the per share exercise price immediately prior to the Effective Time by the Exchange Ratio, which quotient was rounded down to the nearest whole cent.

As of December 31, 2020, Astra had unvested outstanding options to purchase 10,254,894 shares of its common stock, with a weighted average exercise price of $0.33 per share.

Warrants

Astra Warrants

At the Effective Time, each Astra warrant that was issued and outstanding immediately prior to the Effective Time and not terminated pursuant to its terms converted into a New Astra warrant with the same terms and conditions as applied to the Astra warrant immediately prior to the Effective Time; the number of shares underlying such New Astra warrant as determined by multiplying the number of shares of Astra common stock subject to such warrant immediately prior to the Effective Time, by the Exchange Ratio, which product was rounded down to the nearest whole number of shares, and the per share exercise price of such New Astra warrant was determined by dividing the per share exercise price immediately prior to the Effective Time by the Exchange Ratio, which quotient was rounded down to the nearest whole cent.

As of December 31, 2020, 722,586 Astra warrants to purchase shares of Astra common stock were outstanding.

Public Stockholders’ Warrants

There are currently outstanding an aggregate of 9,837,543 public warrants and 5,333,333 private placement warrants, which entitle the holder to acquire Class A common stock. Each whole warrant entitles the registered holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment as discussed below, beginning the later of 30 days after the Closing, which occurred June 30, 2021, and 12 months from the closing of the Initial Public Offering, which occurred on August 7, 2020. A holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants were issued upon separation of the units and only whole warrants will trade. Accordingly, unless holder has at least three units, such holder will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of New Astra warrants when the price per share of Class A common stock equals or exceeds $18.00

Once the New Astra warrants become exercisable, the Company may call the warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•

if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the New Astra warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrantholder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of New Astra warrants when the price per share of Class A common stock equals or exceeds $10.00

Once the New Astra warrants become exercisable, the Company may call the New Astra warrants for redemption:

•	in whole and not in part;

•

at $0.10 per New Astra warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their New Astra warrants on a cashless basis prior to redemption and receive that number of shares to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock except as otherwise described below;

•

if, and only if, the closing price of Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•

if the closing price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

The Company will not redeem the New Astra warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the New Astra warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption procedures and cashless exercise

If the Company calls the warrants for redemption as described above, management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of its warrants. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the Class A common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option to the Company if the Company does not need the cash from the exercise of the warrants after the Company’s initial business combination. If the Company calls the New Astra warrants for redemption and management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a share capitalization payable in shares of Class A common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase Class A common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) the quotient of (x) the price per share of Class A common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A common stock (other than those described above or that solely affects the par value of such Class A common stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the warrant value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, a majority of the then outstanding Private Placement Warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

Private Placement Warrants

The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions to the officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants) and they will not be redeemable by the Company (except as described above under “— Redemption of New Astra Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”) so long as they are held by the Initial Stockholders or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. Except as described in this section, the Private Placement Warrants have terms and provisions that are identical to the New Astra warrants. If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the New Astra warrants.

Certain Anti-Takeover Provisions of Delaware Law and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and laws of the State of Delaware, where the Company is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Class A common stock and the Class B common stock. The Company believes that the benefits of increased protection give the Company the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure the Company and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Dual Class Stock

As described above, Our Second Amended and Restated Certificate of Incorporation provides for a dual class common stock structure which provides the Astra Founders with the ability to control the outcome of matters requiring stockholder approval, even though he owns significantly less than a majority of the shares of outstanding Class A common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets.

Number of Directors

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time pursuant to a resolution adopted by the Board; providing, however, that unless approved by (i) if before the first date on which the issued and outstanding shares of Class B common stock represents less than 50% of the total voting power of the then outstanding shares of capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders, the holders of a majority in voting power of the shares of capital stock of the Company that would then be entitled to vote in the election of directors at an annual meeting or by written consent, or (ii) if after the first date on which the issued and outstanding shares of Class B common stock represents less than 50% of the total voting power of the then outstanding shares of capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders, by the holders of two-thirds (2/3rds) of the voting power of the shares of capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders, the number of directors may not exceed seven. The initial number of directors will be set at seven.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Amended and Restated Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Limitations on Stockholder Action by Written Consent

Our Second Amended and Restated Certificate of Incorporation provides that, subject to the terms of any series of preferred stock, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Amendment of the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

The Second Amended and Restated Certificate of Incorporation provides that it may be amended by the Company in the manners provided therein or prescribed by statute. The Second Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal, or adopt any provision of the Charter providing for the capital stock of the Company, amendment of the charter, amendment of the bylaws, board of directors, election of directors, limitation of director liability, indemnification and special meetings of the stockholders.

If any of the Class B common stock shares are outstanding, the Company will not, without the prior affirmative vote of the holders of two-thirds of the outstanding shares of Class B common stock, voting as a separate class, in addition to any other vote required by applicable law or the Second Amended and Restated Certificate of Incorporation, directly or indirectly, amend, alter, change, repeal, or adopt any provision of the Second Amended and Restated Certificate of Incorporation (1) in a manner that is inconsistent with, or otherwise alters or changes, any of the voting, conversion, dividend, or liquidation provisions of the shares of Class B common stock or other rights, powers, preferences, or privileges of the shares of Class B common stock, (2) to provide for each share of Class A common stock to have more than one vote per share or any rights to a separate class vote of the holders of shares of Class A common stock other than as provided in the Second Amended and Restated Certificate of Incorporation or required by the DGCL, or (3) to otherwise adversely impact or affect the rights, powers, preferences, or privileges of the shares of Class B common stock.

If any of the shares of Class A common stock are outstanding, the Company will not, without the prior affirmative vote of the holders of two-thirds of the outstanding shares of Class A common stock, voting as a separate class, in addition to any other vote required by applicable law or the Second Amended and Restated

Certificate of Incorporation, directly or indirectly, amend, alter, change, repeal, or adopt any provision of the Second Amended and Restated Certificate of Incorporation (1) in a manner that is inconsistent with, or otherwise alters or changes, any of the voting, conversion, dividend, or liquidation provisions of the shares of Class A common stock or other rights, powers, preferences, or privileges of the shares of Class A common stock or (2) to provide for each share of Class B common stock to have more than 10 votes per share or any rights to a separate class vote of the holders of shares of Class B common stock other than as provided in the Second Amended and Restated Certificate of Incorporation or required by the DGCL.

The Second Amended and Restated Certificate of Incorporation also provides that the Board shall have the power to adopt, amend, alter, or repeal the Amended and Restated Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware or the Second Amended and Restated Certificate of Incorporation. The stockholders of Amended and Restated are prohibited from adopting, amending, altering, or repealing the Amended and Restated Bylaws, or to adopt any provision inconsistent with the Amended and Restated Bylaws, unless such action is approved, in addition to any other vote required by the Second Amended and Restated Certificate of Incorporation, by the Requisite Stockholder Consent.

Business Combinations

Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)

at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the Company’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Since the Company has not opted out of Section 203 of the DGCL, it will apply to the Company. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Second Amended and Restated Certificate of Incorporation does not authorize cumulative voting.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Company’s Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the Company or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

The Amended and Restated Bylaws provide that the Company must indemnify and advance expenses to its directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers, and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers, or employees for which indemnification is sought.

Corporate Opportunities

The Second Amended and Restated Certificate of Incorporation provides for the renouncement by the Company of any interest or expectancy of the Company in, or being offered an opportunity to participate in any matter, transaction, or interest that is presented to, or acquired, created, or developed by, or which otherwise comes into possession of, any director of the Company who is not an employee or officer of the Company or any of its subsidiaries, unless such matter, transaction, or interest is presenting to, or acquired, created, or developed by, or otherwise comes into the possession of a director of the Company expressly and solely in that director’s capacity as a director of the Company.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The transfer agent for our capital stock is Continental Stock Transfer & Trust Company.

Listing of Common Stock

Shares of Class A common stock and public warrants are listed on Nasdaq under the symbols “ASTR” and “ASTRW,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Class A common stock or warrants of the Company for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A common stock or warrants of the Company for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of the Class A common stock then outstanding; or

•	the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, Holicity’s Initial Stockholders will be able to sell their Founder Shares and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration one year after Holicity has completed its initial business combination. Following such time that such shares and warrants are registered with the SEC, Holicity’s Initial Stockholders will be able to sell such shares and warrants upon the earlier of (i) one year after the Business Combination and (ii) the date that the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination.

While we were formed as a shell company, since the completion of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Lock-up Agreements

Certain former stockholders of Astra Space, Inc., who collectively owned 91,273,409 shares of our Class A common stock as of July 14, 2021 have agreed with the Company, subject to certain exceptions, not to dispose of or hedge any of their shares of our Class A common stock or securities convertible into or exchangeable for shares of our common stock during the period from the date of the Closing continuing through the date that is six months from the Closing Date.

The Astra Founders, who collectively owned 56,239,188 shares of our Class B common stock as of July 14, 2021, have agreed with the Company, subject to certain exceptions, not to dispose of or hedge any of their shares of common stock or securities convertible into or exchangeable for shares of our common stock during the period from the date of the Closing continuing through the earliest of: (i) the date that is one year from the Closing Date; (ii) the last trading day when the reported sales price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days within any 30-day trading period commencing at least 150 days after the Closing Date.

Similarly, the Sponsor, who as of July 14, 2021, along with its permitted transferees, owned a total of 8,504,384 shares of our Class A common stock, agreed to a substantially identical lock-up as the Astra Founders (and its permitted transferees are subject to such lock-up with respect to the shares transferred to such permitted transferees). Additionally, the Sponsor, who as of March 23, 2021, along with its permitted transferees, owned a total of 5,333,333 private placement warrants, agreed with the Company not to dispose of or hedge any of the private placement warrants or working capital warrants or shares of our common stock underlying such warrants during the period from the date of the Holicity IPO continuing through the date that is one year from the Holicity IPO, which occurred on August 7, 2020.

Form S-8 Registration Statement

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Class A common stock issued or issuable under our 2021 Equity Incentive Plan and our 2021 Employee Stock Purchase Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of our common stock underlying the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding the beneficial ownership of our Class A common stock and Class B common stock as of July 14, 2021, and as adjusted to reflect the sale of the Class A common stock offered by us under this prospectus by:

•	each person known to us to be the beneficial owner of more than 5% of outstanding common stock;

•	each of our executive officers and directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it posses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership, the Company deemed outstanding shares of its common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The beneficial ownership of Company stock is based on 199,735,125 shares of Class A common stock and 56,239,188 shares of Class B common stock issued and outstanding as of July 14, 2021.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all of common stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Class A Common stock	%	Number of Shares of Class B Common Stock	%	% of Total Voting Power**
Directors and Executive Officers Post-Business Combination
Adam London(1)	—	—	29,143,555	11.39%	38.24%
Chris C. Kemp(1)	6,650	*	27,095,633	10.59%	35.55%
Kelyn Brannon(1)	—	—	—	—	—
Martin Attiq(1)	310,916	*	—	—	*
Benjamin Lyon(1)	—	—	—	—	—
Craig O. McCaw(2)(3)	7,900,484	3.09%	—	—	1.04%
Michael E. Lehman(4)	6,250	*	—	—	*
Scott Stanford(5)	29,656,192	11.59%	—	—	3.89%
All directors and executive officers post-Business Combination as a group (eight individuals)	37,880,492	14.89%	56,239,188	21.97%	78.76%

Five Percent Holders:
Funds Managed by ACME, LLC and affiliates(5)	29,656,192	11.59%	—	—	3.89%
A/NPC Holdings LLC(6)	25,155,093	9.83%	—	—	3.30%
Canaan X L.P.(7)	20,689,668	8.08%	—	—	2.71%

*	less than 1%
**

Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Each share of Class B common stock is entitled to 10 votes per share and each share of Class A common stock is entitled to one vote per share.

(1)	The business address of each of these holders is 1900 Skyhawk Street, Alameda, CA 94501.
(2)	The business address of Mr. McCaw is 2300 Carillon Point, Kirkland WA 98033.
(3)

X-icity Holdings Corporation is the record holder of the shares reported herein. R. Gerard Salemme and Randy Russell are shareholders of Pendrell, the corporate parent of X-icity Holdings Corporation, and may be entitled to distributions of securities held by Pendrell. Mr. McCaw is the Co-CEO of Pendrell. Mr. McCaw shares voting and investment discretion with respect to the Class A common stock held of record by Pendrell. Mr. McCaw disclaims any beneficial ownership of any shares held by Pendrell.
(4)

The number of shares includes 6,250 shares of Holicity common stock purchased on the open market by Mr. Lehman. These shares converted into 6,250 shares of Class A common stock upon consummation of the Business Combination. The business address of Mr. Lehman is 1101 Farwell Drive, Madison WI 53704.

(5)

Funds managed by ACME, LLC and affiliates are Sherpa Ventures Fund II, LP and ACME SPV AS, LLC (collectively “ACME Capital”). Scott Stanford and Hany Nada exercise voting and dispositive control over the securities held by ACME Capital and thus may be deemed to beneficially own such securities. The business address of such holders is 800 Market Street, Suite 800, San Francisco, CA 94102.

(6)

A/NPC Holdings LLC is a Delaware limited liability company (“A/NPC Holdings”). 61.24% of the interests of A/NPC Holdings are held by Newhouse Cable Holdings, LLC, a New York limited liability company (“Newhouse Cable”). The remaining 38.76% of the interests in A/NPC Holdings are held by Advance Communications Company LLC, a New York limited liability company (“Advance Communications Co.”), which is also the managing member of A/NPC Holdings. Newhouse Cable is a wholly-owned subsidiary of Newhouse Broadcasting Corporation, a New York corporation. Advance Communications Co. is an indirect wholly-owned subsidiary of Advance Publications, Inc., a New York corporation (“API”). All of the common shares in API are owned by Newhouse Family Holdings, L.P., a Delaware limited partnership (“NFH”). As a result of its ownership of all of the outstanding common shares of API, NFH has the power to elect the board of directors of API. Advance Long-Term Management Trust, a New Jersey trust (“Advance Long-Term Trust”), is the sole general partner of NFH. The trustees of Advance Long-Term Trust are Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi and Thomas Summer. NFH, Advance Long-Term Trust and each trustee of Advance Long-Term Trust disclaim beneficial ownership of the shares of Class A Common Stock reported on this Registration Statement.

(7)

The shares are held directly by Canaan X L.P. (the “Canaan Fund”). The sole general partner of the Canaan Fund is Canaan Partners X LLC (“Canaan X”), and may be deemed to have sole voting, investment and dispositive power with respect to the shares held by the Canaan Fund. Investment and voting decisions with respect to the shares held by the Canaan Fund are made by the managers of Canaan X, collectively. The business address is 2765 Sand Hill Road, Menlo Park, CA 94025.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 188,022,181 shares of common stock, including (i) 5,333,333 shares of Class A common stock that may be issued upon exercise of the private placement warrants, (ii) 111,273,409 shares of Class A common stock held by the Selling Securityholders, (iii) 56,239,188 shares of Class A common stock that may be issued upon conversion (on a one-for-one basis) of shares of Class B common stock held by the Astra Founders, (iv) 7,676,261 shares of Class A common stock acquired by the Selling Shareholders as partial consideration for our acquisition of Apollo Fusion, Inc. pursuant to the Apollo Merger Agreement comprised of (x) 2,558,744 shares of our Class A common stock issued to certain of the selling securityholders named in this offering on July 1, 2021 in connection with our merger with Apollo Fusion and (y) 5,117,517 additional shares of our Class A common stock which may be issued to certain of the selling securityholders assuming (a) the achievement of all remaining performance milestones set forth in the merger agreement related to the Apollo Fusion, Inc. merger, (b) we elect to pay all future milestone consideration in shares of our Class A common stock as required by the terms of our agreement with Apollo Fusion, Inc., and (c) the per share price used to calculate the number of shares of our Class A common stock to be issued is $11.7243, which is the same per share price used to calculate the number of Initial Shares issued to the selling securityholders. The Additional Shares have not been earned and are not currently outstanding. The actual number of Additional Shares issued to the selling stockholders could be materially greater or less than 5,117,517 shares of Class A common stock depending whether and to what extent the future performance milestones are met and/or the actual average closing price of our Class A common stock at the time such milestones are achieved; and (v) 5,333,333 warrants. The Selling Securityholders may from time to time offer and sell any or all of the common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock or warrants other than through a public sale.

Under the Apollo Merger Agreement, we agreed to file a registration statement or prospectus with the SEC for the purposes of registering for resale the shares of our common stock issued to the selling stockholders and to maintain the effectiveness of the registration statement until such time as all shares of common stock covered by the registration statement have been sold or may be sold under Rule 144 without manner of sale restrictions or volume limitations, subject to certain exceptions.

Under the Apollo Merger Agreement, we will indemnify each selling stockholder against any damages to which a selling stockholder may become subject by reason of any material misstatement or omission in this registration statement, except to the extent that such damages arise out of or are based upon information furnished to us in writing by such selling stockholder for use in this registration statement. Each selling stockholder will indemnify us and certain related persons against any damages to which such indemnified parties may become subject by reason of any material misstatement or omission in this registration statement or any violation or alleged violation of the Securities Act, the Exchange Act, or any state securities law, or any rule promulgated under any of the foregoing, in each case to the extent based upon any action or omission made in reliance upon information provided in writing by such selling stockholder for use in this registration statement.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of common stock and warrants beneficially owned, the aggregate number of shares of common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of common stock and warrants beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. We have based percentage ownership on 199,735,125 shares of Class A common stock and 56,239,188 shares of Class B common stock and 5,333,333 private placement warrants outstanding, in each case as of July 14, 2021. In calculating percentages of shares of Class A common stock owned by a particular Selling Securityholder, we treated as outstanding the number of shares of our Class A common stock issuable upon exercise of that particular Selling Securityholder’s private placement warrants, if any, and did not assume the exercise of any other Selling Securityholder’s private placement warrants.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Selling Securityholders

Selling Securityholder(1)	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Davidson Kempner Capital Management LP(2)	2,500,000		750,000		1,750,000	*
Hudson Bay Capital Management LP(3)	2,000,000		750,000		1,250,000	*
Light Street Capital Management LLC(4)	850,000		850,000		2,330,274	*
Millenium Management LLC(5)	3,360,873		1,250,000		2,110,873	*
Suvretta Capital Management LLC(6)	3,500,000		1,000,000		2,500,000	*
Antara Capital LP(7)	850,000		850,000
Artis Ventures Management LP(8)	250,000		250,000
BlackRock Fund Advisors(9)	7,500,000		7,500,000
Blackstone Alternative Asset Management LP(10)	850,000		850,000
D.E. Shaw & Co. LP(11)	1,000,000		1,000,000
Ethos Astra Stock,LLC(12)	500,000		500,000
HBK Investments LP(13)	750,000		750,000
Heights Capital Management, Inc.(14)	750,000		750,000
Iridian Asset Management LLC(15)	1,000,000		1,000,000
Jane Street Capital LLC(16)	500,000		500,000
Monashee Investment Management LLC(17)	600,000		600,000
Navigation Capital Partners(18)	550,000		550,000
P. Schoenfeld Asset Management LP(19)	300,000		300,000
Pendrell Holicity Holdings(20)		5,333,333		5,333,333
Pendrell Corporation(21)	7,735,484		6,731,100		1,004,384	*
Benjamin Longmier(22)	1,153,735		1,153,735
Michael Cassidy(23)	1,676,940		1,676,940

Selling Securityholder(1)	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Programmable Exchange LLC(24)	1,010,286		1,010,286
Reprogrammed Interchange LLC(25)	2,425,823		2,425,823
Venture Lending & Leasing VIII, LLC(26)	442,805		442,805
Chris Kemp(27)	27,095,633		27,095,633
Adam London(28)	29,143,555		29,143,555
Martin Attiq(29)	155,166		155,166
A/NPC Holdings LLC(30)	25,155,093		25,155,093
Sherpa Ventures Fund II, LP(31)	28,238,728		28,238,728
Canaan X, L.P.(32)	20,689,668		20,689,668
OATV III, L.P.(33)	7,881,524		7,881,524
Ethos Astra, LLC(34)	62,496		62,496
Ethos Fund I, LP(35)	563,012		563,012
Airbus Ventures Fund III, L.P.(36)	5,266,281		5,266,281
Na’-Nuk Investment Fund, L.P.(37)	3,261,441		3,261,441
Other Selling Securityholders(1)	1,684,116		1,684,116

*	Less than one percent.
(1)

The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to on an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of common stock. The address for these Selling Securityholders is c/o Astra Space, Inc., 1900 Skyhawk Street, Alameda, CA 94501.

(2)	The address of Davidson Kempner Capital Management LP is 520 Madison Ave., Floor 30, New York, NY 10022-4334.
(3)	The address of Hudson Bay Capital Management LP is 777 3rd Ave., Floor 30, New York, NY 10017-1407.
(4)	The address of Light Street Capital Management LLC is Cayman Corporate Centre, 27 Hospital Road, Georgetown, Cayman Islands.
(5)	The address of Millenium Management LLC is 27 Hospital Road, Georgetown, Cayman Islands.
(6)	The address of Suvretta Capital Management LLC is 540 Madison Avenue, 7th Floor, New York, NY 10022.
(7)	The address of Antara Capital LP is 500 Fifth Avenue, Suite 2320, New York, NY 10110.
(8)	The address of Artis Ventures Management LP is 499 Jackson Street, Suite 400, San Francisco, CA 94111-1612.
(9)	The address of BlackRock Fund Advisors is 40 East 52nd Street, New York, NY 10022-5911.
(10)	The address of Blackstone Alternative Asset Management LP is 345 Park Avenue, 29th Floor, New York, NY 10154.
(11)	The address of D.E. Shaw & Co. LP is 1166 Avenue of the Americas, Floor 9, New York, NY 10036-2750.
(12)	The address of Ethos / Astra Stock,LLC is 2 Embarcadero Center, Suite 1440, San Francisco, CA 94104-4205.
(13)	The address of HBK Investments LP is C/O HBK Services LLC, 2300 North Field Street, Suite 2200, Dallas, TX 75201.
(14)	The address of Heights Capital Management, Inc. is 401 East City Avenue, Suite 220, Bala Cynwyd, PA 19004-1117.
(15)	The address of Iridian Asset Management LLC is 276 Post Road West, Westport, CT 06880-4703..
(16)	The address of Jane Street Capital LLC is 250 Vesey Street, New York, NY 10281-1052.
(17)	The address of Monashee Investment Management LLC is 75 Park Plaza, Suite 2, Boston, MA 02116-3934.
(18)	The address of Navigation Capital Partners is2870 Peachtree Road, MW Suite 509, Atlanta, GA 30305.
(19)	The address of P. Schoenfeld Asset Management LP is One Capital Place, 136 Shedden Road, 3rd Floor, PO Box 677, Grand Cayman, Cayman Islands.

(20)	The address of Pendrell Holicity Holdings is 2300 Carillon Pt., Kirkland, WA 98033-7445.
(21)

X-icity Holdings Corporation is the record holder of the shares reported herein. R. Gerard Salemme and Randy Russell are shareholders of Pendrell Corporation, the corporate parent of X-icity Holdings Corporation, and may be entitled to distributions of securities held by Pendrell. Mr. McCaw is the Co-CEO of Pendrell. Mr. McCaw shares voting and investment discretion with respect to the Class A common stock held of record by Pendrell. Mr. McCaw disclaims any beneficial ownership of any shares held by Pendrell. The address of Pendrell Corporation is 2300 Carillon Point, Kirkland, WA 98033-7445.

(22)

Consists of 400,019 shares received July 1, 2021 and, based on the milestone assumptions, 753,716 Additional Apollo Shares to be received. The address of Benjamin Longmier is 1036 Los Trancos Rd., Portola Valley, CA 94028.

(23)

Consists of 581,423 shares received July 1, 2021 and, based on the milestone assumptions, 1,095,517 Additional Apollo Shares to be received. The address of Michael Cassidy is 187 Seminary Drive, Menlo Park, CA 94025.

(24)

Consists of 350,283 shares received July 1, 2021 and, based on the milestone assumptions, 660,003 shares of Additional Apollo Shares to be received. The address of Programmable Exchange LLC is 150 Spear Street, Suite 1800, San Francisco, CA 94105.

(25)

Consists of 841,073 shares received July 1, 2021 and, based on the milestone assumptions, 1,584,750 Additional Apollo Shares to be received. The address of Reprogrammed Interchange LLC is 150 Spear Street, Suite 1800, San Francisco, CA 94105.

(26)

Consists of 153,528 shares received July 1, 2021 and, based on the milestone assumptions, 289,277 Additional Apollo Shares to be received. The address of Venture Lending & Leasing VIII, LLC is 104 La Mesa, #102, Portola Valley, CA 94028.

(27)	The address of Chris Kemp is 1900 Skyhawk Street, Alameda, CA 94501.
(28)	The address of Adam London is 1900 Skyhawk Street, Alameda, CA 94501.
(29)	The address of Martin Attiq is 1900 Skyhawk Street, Alameda, CA 94501.
(30)

A/NPC Holdings LLC is a Delaware limited liability company (“A/NPC Holdings”). 61.24% of the interests of A/NPC Holdings are held by Newhouse Cable Holdings, LLC, a New York limited liability company (“Newhouse Cable”). The remaining 38.76% of the interests in A/NPC Holdings are held by Advance Communications Company LLC, a New York limited liability company (“Advance Communications Co.”), which is also the managing member of A/NPC Holdings. Newhouse Cable is a wholly-owned subsidiary of Newhouse Broadcasting Corporation, a New York corporation. Advance Communications Co. is an indirect wholly-owned subsidiary of Advance Publications, Inc., a New York corporation (“API”). All of the common shares in API are owned by Newhouse Family Holdings, L.P., a Delaware limited partnership (“NFH”). As a result of its ownership of all of the outstanding common shares of API, NFH has the power to elect the board of directors of API. Advance Long-Term Management Trust, a New Jersey trust (“Advance Long-Term Trust”), is the sole general partner of NFH. The trustees of Advance Long-Term Trust are Samuel I. Newhouse, III, Steven O. Newhouse, Michael A. Newhouse, Victor F. Ganzi and Thomas Summer. NFH, Advance Long-Term Trust and each trustee of Advance Long-Term Trust disclaim beneficial ownership of the shares of Class A Common Stock reported on this Registration Statement. The address of A/NPC Holdings LLC is One World Trade Center, New York, NY 10007-2915.

(31)	The address of Sherpa Ventures Fund II, LP is 800 Market Street, Suite 800, San Francisco, CA 94102.
(32)

The shares are held directly by Canaan X L.P. (the “Canaan Fund”). The sole general partner of the Canaan Fund is Canaan Partners X LLC (“Canaan X”), and may be deemed to have sole voting, investment and dispositive power with respect to the shares held by the Canaan Fund. Investment and voting decisions with respect to the shares held by the Canaan Fund are made by the managers of Canaan X, collectively. The address of Canaan X, L.P. is 285 Riverside Avenue, Westport, CT 06880.

(33)	The address of OATV III, L.P. is 775 E. Blithedale Avenue, #568, Mill Valley, CA 94941.
(34)	The address of Ethos Astra, LLC is 180 Montgomery Street, Suite 120, San Francisco, CA 94104.
(35)	The address of Ethos Fund I, LP is 180 Montgomery Street, Suite 120, San Francisco, CA 94104.
(36)	The address of Airbus Ventures Fund III, L.P. is 3000 Sand Hill Road, Building 1, Suite 120, Menlo Park, CA 94205.
(37)	The address of Na’-Nuk Investment Fund, L.P. is 3800 Centerpoint Drive, #10000, Ankorage, AK 99503.

Listing of Class A Common Stock

Our Class A common stock and warrants are currently listed on Nasdaq under the symbols “ASTR” and “ASTRW”, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Holicity

On August 7, 2020, Holicity consummated its Initial Public Offering of 27,500,000 units. Additionally, Holicity granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 4,125,000 additional units to cover over-allotments, if any, at the Initial Public Offering price, less underwriting discounts and commissions. On August 11, 2020, the underwriters purchased 2,500,000 over-allotment units pursuant to the partial exercise of the Over-Allotment Option. The underwriters did not exercise the remaining portion of their Over-Allotment Option.

Each unit consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock for $11.50 per share, subject to adjustment. The units were sold at an offering price of $10.00 per unit, generating gross proceeds, before expenses, of $300,000,000. On June 4, 2020, Pendrell Corporation (“Pendrell”) purchased an aggregate of 7,187,500 Founder Shares in exchange for payment of certain offering costs of $25,000, or approximately $0.003 per share. Pendrell transferred such shares to the Sponsor on June 9, 2020. In July 2020, the Sponsor transferred 30,000 Founder Shares to the independent director nominees of Holicity, 150,000 shares to Craig O. McCaw, 100,000 shares to Randy Russell, 80,000 shares to R. Gerard Salemme, 40,000 shares to Steve Ednie and 239,000 to other directors, officers, employees and consultants of Pendrell, in each case for approximately the same per-share price initially paid by our sponsor, resulting in the Sponsor holding 6,488,500 Founder Shares. On August 4, 2020, Holicity effectuated a 1.1-for-1 Class B common stock split resulting in an aggregate of 7,906,250 Founder Shares outstanding. As a result, the Initial Stockholders forfeited 406,250 shares, resulting in the Initial Stockholders holding an aggregate of 7,500,000 shares of Class B common stock, of which 6,731,100 are held by the Sponsor. The shares forfeited by the Initial Stockholders were cancelled by Holicity.

Our Sponsor purchased an aggregate of 5,333,333 Private Placement Warrants in connection with Holicity’s Initial Public Offering and the sale of the over-allotment units, at a price of $1.50 per Private Placement Warrant, or $8,000,000 in the aggregate. Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the Business Combination.

Holicity’s officers and directors are entitled to reimbursement for any out-of-pocket expenses incurred in connection with activities on Holicity’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Holicity’s audit committee reviews on a quarterly basis all payments that were made to our Sponsor, Holicity’s officers, directors or its or their affiliates.

Astra

Exchange with Co-Founders and Executive Officers

To facilitate the delivery of Astra Class B common stock by Mr. Kemp and Dr. London, Astra entered into an exchange agreement with Mr. Kemp and Dr. London, effective as of immediately prior to the consummation of the Business Combination, pursuant to which each share of Astra Class A common stock held by Mr. Kemp and Dr. London was automatically exchanged for one share of Astra Class B common stock such that as of immediately following the completion of the Business Combination, Mr. Kemp and Dr. London collectively held approximately 75% of the voting power of the capital stock of the Company on a fully-diluted basis.

Private Placements

Series C Financing

On January 28, 2021, Astra entered into a Series C Preferred Stock Purchase Agreement pursuant to which Astra issued an aggregate of 42,854,347 shares of Astra Series C preferred stock. 4,531,055 shares of Astra

Series C preferred stock were issued at a purchase price of $6.62097 per share for aggregate consideration of approximately $29,999,979. In addition, 38,323,292 shares of Astra Series C preferred stock were issued upon the conversion of certain of Astra’s outstanding convertible promissory notes at a purchase price of $1.32703 or $1.70618 per share, for aggregate consideration of approximately $60,989,852. The outstanding shares of Astra Series C preferred stock were exchanged for shares of Class A common stock in connection with the closing of the Business Combination.

The participants in this preferred stock financing include certain holders of more than 5% of Astra’s capital stock or entities related to Astra’s and Holicity’s directors. The following table sets forth the aggregate number of shares of Astra Series C preferred stock issued to these related persons in this preferred stock financing:

Name	Shares	Aggregate Purchase Price	Date of Issuance
A/NPC Holdings LLC	7,819,887	$10,377,225	January 28, 2021
Canaan X, L.P.	2,151,738	$3,078,271	January 28, 2021
ACME Capital	584,964	$820,160	January 28, 2021
Pendrell Corporation(1)	1,510,352	$9,999,995	January 28, 2021

(1)	Craig McCaw, the Chairman and co-Chief Executive Officer of Pendrell, became a member of the Board upon the closing of the Business Combination.

Series B Financing

On June 20, 2018, Astra entered into a Series B Preferred Stock Purchase Agreement pursuant to which, from June 20, 2018, June 22, 2018, June 25, 2018, July 16, 2018 and July 18, 2018, Astra issued an aggregate of 70,713,123 shares of Astra Series B preferred stock. 41,434,856 shares of Astra Series B preferred stock were issued in exchange for cash at a purchase price of $1.333008 per share for aggregate consideration of approximately $55,232,994.59. In addition, 29,278,267 shares of Astra Series C preferred stock were issued upon the conversion of certain of Astra’s outstanding convertible promissory notes at a purchase price of $0.653436 per share, for aggregate consideration of approximately $19,131,477. The outstanding shares of Astra Series B preferred stock were exchanged for shares of Class A common stock in connection with the closing of the Business Combination.

The participants in this preferred stock financing include certain holders of more than 5% of Astra’s capital stock and entities related to Astra’s directors. The following table sets forth the aggregate number of shares of Astra Series B preferred stock issued to these related persons in this preferred stock financing:

Name	Shares	Aggregate Purchase Price	Date of Issuance
A/NPC Holdings LLC	30,007,321	$39,999,998	June 20, 2018
Canaan X, L.P.	20,737,976	$15,080,349	June 20, 2018
ACME Capital	8,989,019	$8,422,765	June 20, 2018

Convertible Note Financing

June 2019 Convertible Note Financing

On June 10, 2019, Astra entered into a Convertible Note Purchase Agreement, pursuant to which, on June 10, 2019, June 12, 2019, June 13, 2019, July 19, 2019, and July 25, 2019, Astra issued $14,835,000 aggregate principal amount of Astra convertible notes. Interest on the Astra convertible notes accrues at the rate of 2.37% or 2.13% per year, as applicable.

The participants in this convertible note financing include certain holders of more than 5% of Astra’s capital stock. The following table sets forth the aggregate principal amount of Astra convertible notes issued to these related persons in this convertible note financing:

Name	Aggregate Purchase Price	Date of Issuance
A/NPC Holdings LLC	$10,000,000	June 10, 2019
Canaan X, L.P.	$2,000,000	June 10, 2019
ACME Capital	$600,000	June 10, 2019

October 2019 Convertible Note Financing

On October 1, 2019, Astra entered into a Convertible Note Purchase Agreement, pursuant to which, on October 1, 2019, February 6, 2020, February 12, 2020, February 28, 2020, October 29, 2020, November 12, 2020, November 16, 2020, November 19, 2020, December 1, 2020 and December 11, 2020, Astra issued $45,000,000 aggregate principal amount of Astra convertible notes. Interest on the Astra convertible notes accrues at the rate of 1.69%, 1.59% or 1.85% per year, as applicable.

The participants in this convertible note financing include certain holders of more than 5% of Astra’s capital stock. The following table sets forth the aggregate principal amount of Astra convertible notes issued to these related persons in this convertible note financing.

Name	Aggregate Purchase Price	Date of Issuance
Canaan X, L.P.	$2,000,000	June 10, 2019
ACME Capital	$600,000	June 10, 2019

Agreements with Astra Stockholders

Investors’ Rights, Voting and Right of First Refusal Agreements

In connection with Astra’s Series C preferred stock financing, Astra entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with holders of Astra’s preferred stock and certain holders of its common stock.

Investors’ Rights Agreement

In connection with the execution of the Business Combination Agreement, Holicity, Astra, certain Holicity Stockholders and certain Astra stockholders entered into the Investors’ Rights Agreement, to be effective at the Closing. In addition, all other Astra stockholders that received capital stock of the Company in the Business Combination signed a joinder to the Investors’ Rights Agreement pursuant to a letter of transmittal.

Pursuant to the Investors’ Rights Agreement, the Company will be required to register for resale securities held by the stockholders party thereto. The Company will have no obligation to facilitate more than one demand made by the Sponsor or its affiliates that the Company register such stockholders’ securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by the Company. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Investors’ Rights Agreement. The Investors’ Rights Agreement also restricts the ability of the Astra Founders and the Sponsor who is a party thereto to transfer its shares of common stock for a period of one year following the closing of the Business Combination, subject to certain permitted transfers, unless the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing. In addition, the Investors’ Rights Agreement also restricts the ability of each stockholder who is a party thereto to transfer its shares of common stock for a period of six months following the Closing, subject to certain permitted transfers.

Agreements with Pendrell

Bridge Loan with Pendrell

On May 20, 2021, Astra entered into the Bridge Loan with Pendrell as the lender, pursuant to which Pendrell agreed to make a loan to Astra in a principal amount of $25,000,000. Pendrell is the parent of Sponsor and entered into the Bridge Loan with Astra to provide it with liquidity during the period prior to the Closing. The Bridge Loan was repaid in full in connection with the closing of the Business Combination.

Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance

In connection with this Business Combination, the Company entered into indemnification agreements with each of the Company’s executive officers and directors. The indemnification agreements, the Company’s restated certificate of incorporation and its bylaws to be in effect upon completion of the Business Combination require that the Company indemnify its directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the bylaws also require the Company to advance expenses incurred by its directors and officers. The Company will also maintain a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Employment Agreements

In anticipation of the Business Combination, the Company entered into employment agreements with Chris Kemp, Adam London, Martin Attiq and Kelyn Brannon. For more information regarding these agreements, please see “Ancillary Agreements Related to the Business Combination” and “Astra’s Executive and Director Compensation — Employment Agreements.”

Related Person Transaction Policy

The board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”)), including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	persons that receive shares upon the exercise of employee stock options or otherwise as compensation;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock or warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the U.S., any state thereof or the District of Columbia; or

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants. Upon a sale or other taxable disposition of our common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock or warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its common stock or warrants generally will equal the U.S. holder’s acquisition cost for the common stock or warrant less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock or warrants originally acquired as part of an investment unit, the acquisition cost for the share of common stock and warrant that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Exercise or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. It is unclear whether the U.S. holder’s holding period for the common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of shares of common stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. It is unclear whether a U.S. holder’s holding period for the common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities-Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “-Taxation of Distributions” in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock or warrants who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S., we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero)

the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S.. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. holders-Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities-Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S.

holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. Any resulting withholding tax may be withheld from future cash distributions.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to an aggregate of 9,837,543 shares of Class A common stock that are issuable upon exercise of the public warrants and 5,333,333 shares of Class A common stock that are issuable upon exercise of the private placement warrants. We are also registering the offer and sale, from time to time, by the Selling Securityholders of up to 188,022,181 shares of Class A common stock, par value per share and up to 5,333,333 private placement warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery tosuch broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common stock and warrants are currently listed on Nasdaq under the symbols “ASTR” and “ASTRW”, respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

Ropes & Gray LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company.

EXPERTS

The financial statements of Holicity Inc. as of December 31, 2020 and for the period from June 2, 2020 (inception) through December 31, 2020 included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of Astra Space Operations, Inc. (formerly Astra Space, Inc.) included in this prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of such firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On June 30, 2021, the Audit Committee of the Board approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. Grant Thornton served as independent registered public accounting firm of Astra prior to the Business Combination. Accordingly, also on June 30, 2021, the Company dismissed WithumSmith+Brown (“Withum”), as Holicity’s independent registered public accounting firm. This decision was ratified by the Company’s board of directors.

The reports of Withum on Holicity’s financial statements as of and for the period from June 2, 2020 (inception) to December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During Holicity’s most recent fiscal year ending December 31, 2020 and the subsequent interim period through March 31, 2021, there were no disagreements between Holicity and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Holicity, would have caused it to make reference to the subject matter of the disagreements in its reports on Holicity’s financial statements for such years.

During Holicity’s most recent fiscal year ending December 31, 2020 and the subsequent interim period through March 31, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended).

During the period from June 2, 2020 (inception) through December 31, 2020, and the subsequent interim period through the date of Withum’s dismissal, the Company did not consult with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of the Company, and no written report or oral advice was provided that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter dated June 30, 2021 is filed as Exhibit 16.1 to this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Class A common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain an Internet website at http://www.astra.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

If you would like additional copies of this prospectus, you should contact us by telephone or in writing:

Chris Kemp

Chief Executive Officer

1900 Skyhawk Street

Alameda, California 94501

(866) 278-7217

INDEX TO FINANCIAL STATEMENTS

HOLICITY INC.

ASTRA SPACE, INC.

Audited Financial Statements as of December 31, 2020 and 2019
Report of Independent Registered Public Accounting Firm	F-49
Consolidated Balance Sheets	F-50
Consolidated Statements of Operations	F-51
Consolidated Statements of Temporary Equity and Stockholders’ Deficit	F-52
Consolidated Statements of Cash Flows	F-53
Notes to Consolidated Financial Statements	F-54

Condensed Consolidated Financial Statements as of March 31, 2021 (unaudited)
Condensed Consolidated Balance Sheets as of March 31, 2021 (unaudited) and December 31, 2020	F-86
Condensed Consolidated Statement of Operations for the three months ended March 31, 2021 and 2020 (unaudited)	F-87
Condensed Consolidated Statement of Changes in Temporary Equity and Stockholders’ Deficit for the three months ended March 31, 2021 and 2020 (unaudited)	F-88
Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2021 and 2020 (unaudited)	F-89
Notes to Condensed Consolidated Financial Statements	F-90

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Holicity Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Holicity Inc. (the “Company”), as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from June 2, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 2, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 3 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

April 30, 2021

HOLICITY INC.

BALANCE SHEET

DECEMBER 31, 2020

(As Restated)

ASSETS:
Current assets:
Cash	$990,428
Prepaid expenses	209,654

Total current assets	1,200,082
Marketable securities held in trust account	300,046,957

Total Assets	$301,247,039

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accrued expenses	$145,105
Franchise tax payable	116,667

Total current liabilities	261,772
Warrant liabilities	27,253,333
Deferred underwriting fee payable	10,500,000

Total Liabilities	38,015,105

Commitments and Contingencies
Class A common stock subject to possible redemption, 25,823,193 shares at $10.00 per share	258,231,930
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value, 200,000,000 shares authorized; 4,176,807 issued and outstanding (excluding 25,823,193 shares subject to possible redemption)	418
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,500,000 shares issued and outstanding	750
Additional paid-in capital	12,341,109
Accumulated deficit	(7,342,273)

Total Stockholders’ Equity	5,000,004

Total Liabilities and Stockholders’ Equity	$301,247,039

The accompanying notes are an integral part of the financial statements.

HOLICITY INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 2, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated)

General and administrative expenses	$585,451
Franchise tax expense	116,667

Loss from operations	(702,118)

Other income (expense), net:
Interest earned on marketable securities held in Trust Account	46,957
Warrant offering costs	(747,112)
Change in fair value of warrant liabilities	(5,940,000)

Other expense, net	(6,640,155)

Loss before provision for income taxes	(7,342,273)
Provision for income taxes	—

Net loss	$(7,342,273)

Weighted average shares outstanding of Class A common stock	30,000,000

Basic and diluted income per share, Class A common stock	$—

Weighted average shares outstanding of Class B common stock	7,500,000

Basic and diluted net loss per share, Class B common stock	$(0.98)

The accompanying notes are an integral part of the financial statements.

HOLICITY INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 2, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated)

	Class A Common Stock		Class B Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance — June 2, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Pendrell	—	—	7,906,250	791	24,209	—	25,000
Forfeiture of Class B common stock(1)	—	—	(406,250)	(41)	41	—	—
Sale of 30,000,000 Units, net of underwriting discount, offering expenses and fair value of warrants	30,000,000	3,000	—	—	270,546,207	—	270,549,207
Common stock subject to possible redemption	(25,823,193)	(2,582)	—	—	(258,229,348)	—	(258,231,930)
Net loss	—	—	—	—	—	(7,342,273)	(7,342,273)

Balance — December 31, 2020	4,176,807	$418	7,500,000	$750	$12,341,109	$(7,342,273)	$5,000,004

(1)

Shares forfeited as a result of the partial exercise of the underwriters’ Over-Allotment Option so that the Founder Shares represent 20.0% of the Company’s issued and outstanding shares. The shares forfeited have been cancelled by the Company (see Note 4).

The accompanying notes are an integral part of the financial statements.

HOLICITY INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 2, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated)

Cash Flows from Operating Activities:
Net loss	$(7,342,273)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(46,957)
Deferred warrant offering costs	458,500
Change in fair value of warrant liabilities	5,940,000
Formation costs paid by Sponsor	3,581
Changes in operating assets and liabilities:
Prepaid expenses	(185,104)
Accrued expenses	75,105
Franchise tax payable	116,667

Net cash used in operating activities	(980,481)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(300,000,000)

Net cash used in investing activities	(300,000,000)

Cash Flows from Financing Activities
Proceeds from sale of Units, net of underwriting discounts paid	294,262,000
Proceeds from sale of Private Placement Warrants	8,000,000
Repayment of promissory note — related party	(157,089)
Payment of offering costs	(134,002)

Net cash provided by financing activities	301,970,909

Net Change in Cash	990,428
Cash — Beginning of period	—

Cash — End of period	$990,428

Non-Cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$258,231,930
Initial measurement of warrants issued in connection with the Initial Public Offering accounted for as liabilities	21,313,333
Deferred underwriting fee payable	10,500,000
Offering costs paid directly by Pendrell in exchange for issuance of Class B common stock	25,000
Payment of offering costs through promissory note — related party	128,958

The accompanying notes are an integral part of the financial statements.

HOLICITY INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Holicity Inc. (the “Company”) was incorporated in Delaware on June 2, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to initially focus its search on identifying a prospective target business in the technology, media and telecommunications (“TMT”) industries in the United States and other developed countries. The Company’s sponsor is X-icity Holdings Corporation (formerly Pendrell Holicity Holdings Corporation), a Washington corporation (the “sponsor”).

On February 2, 2021, the Company entered into a business combination agreement by and among the Company, Holicity Merger Sub Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Astra Space, Inc. (“Astra”) (as it may be amended and/or restated from time to time, the “Business Combination Agreement”). If the Business Combination Agreement is approved by the Company’s and Astra’s stockholders, and the transactions contemplated by the Business Combination Agreement are consummated, Merger Sub will merge with and into Astra with Astra surviving the merger as a wholly-owned subsidiary of the Company (the “Astra Merger”). In addition, in connection with the consummation of the Astra Merger (the “Closing”), the Company will be renamed “Astra Space, Inc.” and is referred to herein as “New Astra” as of the time following such change of name. For more detailed information regarding the Astra Merger, see Note 11.

The Sponsor intends to finance the Astra Merger in part with net proceeds from the initial public offering discussed below (see also Notes 4 and 5). Should the Astra Merger not be successful, the Company will continue to search for another business combination.

All activity for the period from June 2, 2020 (inception) through December 31, 2020 relates to the Company’s formation, its Initial Public Offering (as defined below), and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds of the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on August 4, 2020. On August 7, 2020, the Company consummated the Initial Public Offering of 27,500,000 units (the “Units” and the shares of Class A common stock included in the Units, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $275.0 million.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 5,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) to the sponsor, each exercisable to purchase one share of Class A common stock at $11.50 per share, at a price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $7.5 million.

On August 11, 2020, the underwriters purchased 2,500,000 in a partial exercise of their option to purchase additional Units (the “Over-Allotment Units”) to cover over-allotments (the “Over-Allotment Option”). The Over-Allotment Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $25.0 million. Simultaneously with the sale of the Over-Allotment Units, the Company consummated a private sale (the “Over-Allotment Private Placement”) of an additional 333,333 Private Placement Warrants to the sponsor, at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds of approximately $0.5 million.

Transaction costs amounted to $16.9 million, consisting of $6.0 million of underwriting fees, $10.5 million of deferred underwriting fees and $0.4 million of other offering costs. At December 31, 2020, cash of approximately $1.0 million was held outside of the Trust Account (as defined below) and is available for working capital purposes.

Following the closing of the Initial Public Offering, a total of $300.0 million, consisting of the net proceeds of the Initial Public Offering, the Private Placement, the partial exercise of the Over-Allotment Option and the Over-Allotment Private Placement, was placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee, and is invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of (i) the completion of a Business Combination or (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined above) (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide holders of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the Initial Public Offering (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). These Public Shares will be recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 6)

and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Company’s Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until August 7, 2022 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less amounts released to pay taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject, in each case, to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete a Business Combination within the 24-month time period.

The initial stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the

“Securities Act”). The Company will seek to reduce the possibility that the sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statements declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from the Company’s estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a Monte Carlo simulation approach (see Note 10).

Class A Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, there are 25,823,193 shares of Class A common stock subject to possible redemption presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering date that are directly related to the Initial Public Offering. Offering costs amounted to $16.9 million of which $0.7 million were allocated to the warrant liabilities and expensed immediately and $16.2 million were charged to stockholders’ equity upon the completion of the Initial Public Offering and the partial exercise of the Over-Allotment Option.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s currently taxable income primarily consists of interest income on the Trust Account less any franchise taxes. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the period from June 2, 2020 (inception) through December 31, 2020, the Company recorded no income tax expense. The Company’s effective tax rate for the period from June 2, 2020 (inception) through December 31, 2020 was 0%, which differs from the expected income tax rate due to the Company recording a full valuation allowance on its deferred tax assets as of December 31, 2020.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and the Private Placement to purchase 15,333,333 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income per share for common shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income (loss) per common share, basic and diluted, for Class A common stock is calculated by dividing the interest income earned on the Trust Account of $46,957 for the period from June 2, 2020 (inception) through December 31, 2020 (net of applicable franchise and income taxes of approximately $47,000), by the weighted average number of Class A common stock for the period. Net loss per common share, basic and diluted, for Class B common stock is calculated by dividing the net loss, less income attributable to Class A common stock, by the weighted average number of Class B common stock outstanding for the period. Class B common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

For the period from June 2, 2020 (inception) through December 31, 2020
Class A Common Stock
Numerator: Earnings allocable to Class A common stock
Interest income	$46,957
Income and franchise tax	(46,957)

Net Income	$—

Denominator: Weighted average Class A common stock
Class A common stock, basic and diluted	30,000,000
Earnings per share/basic and diluted Class A common stock	$0.00
Class B Common Stock
Numerator: Net loss less Class A common stock net income
Net loss	$(7,342,273)
Class A common stock net income	—

Net loss	$(7,342,273)

Denominator: Weighted average Class B common stock
Class B common stock, basic and diluted	7,500,000
Loss per share/basic and diluted Class B common stock	$(0.98)

Note:

for the period from June 2, 2020 (inception) through December 31, 2020, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the Company’s common stockholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Company Coverage of $250,000. At December 31, 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Background of the Restatement

In April 2021, the Company concluded that, because of a misapplication of the accounting guidance related to the Public Warrants (as defined below) and the Private Placement Warrants that the Company issued in

August 2020, the Company’s previously issued financial statements for the periods ended September 30, 2020 and December 31, 2020 should no longer be relied upon. As such, the Company is restating its financial statements for the such periods including in this Annual Report.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance in August 2020, the Company’s warrants were accounted for as equity within the Company’s previously reported balance sheets, and after discussion and evaluation, including with the Company’s independent auditors, management concluded that the warrants should be presented as liabilities with subsequent fair value remeasurement.

Historically, the Company’s warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the warrants, based on our application of FASB ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40”). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for the warrants issued in August 2020 in light of the SEC Staff’s published views. Based on this reassessment, management determined that the warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company’s Statement of Operations for each reporting period. Further, a portion of the offering costs previously included in equity, and now attributed to the warrant liabilities, have been reclassified as an expense.

Therefore, the Company, in consultation with its Audit Committee, concluded that its previously issued Financial Statements for the periods ended December 31, 2020, September 30, 2020 and its balance sheet as of August 7, 2020 (the “Affected Periods”) should be restated because of a misapplication of the guidance with respect to accounting for certain of the Company’s outstanding warrants and should no longer be relied upon.

The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.

Effects of the Restatement

The following tables summarize the effect of the restatement on each financial statement line item as of the dates, and for the period, indicated:

	As Previously Reported	Adjustments	As Restated
Balance Sheet as of August 7, 2020
Warrant liabilities	$—	$21,313,333	$21,313,333
Total liabilities	9,830,277	21,313,333	31,143,610
Class A common stock subject to possible redemption	262,053,310	(21,313,330)	240,739,980
Class A common stock	129	464	593
Additional paid-in capital	5,002,671	746,645	5,749,316
Accumulated deficit	(3,581)	(747,112)	(750,693)
Total Stockholders’ Equity	5,000,010	(3)	5,000,007

Balance Sheet as of December 31, 2020
Warrant liabilities	$—	$27,253,333	$27,253,333
Total liabilities	10,761,772	27,253,333	38,015,105
Class A common stock subject to possible redemption	285,485,260	(27,253,330)	258,231,930
Class A common stock	145	273	418
Additional paid-in capital	5,654,273	6,686,836	12,341,109
Accumulated deficit	(655,161)	(6,687,112)	(7,342,273)
Total Stockholders’ Equity	5,000,007	(3)	5,000,004

Statement of Operations for the period from June 2, 2020 (Inception) through December 31, 2020
Warrant offering costs	$—	$(747,112)	$(747,112)
Change in fair value of warrant liabilities	—	(5,940,000)	(5,940,000)
Other expense, net	46,957	(6,687,112)	(6,640,155)
Loss before provision for income taxes	(655,161)	(6,687,112)	(7,342,273)
Net loss	(655,161)	(6,687,117)	(7,342,273)
Basic and diluted loss per share, Class B common stock	(0.09)	(0.89)	(0.98)

Statement of Cash Flows for the period from June 2, 2020 (Inception) through December 31, 2020
Cash Flows from Operating Activities:
Net loss	$(655,161)	$(6,687,112)	$(7,342,273)
Adjustments to reconcile net loss to net cash used in operating activities
Deferred warrant offering costs	—	458,500	458,500
Change in fair value of warrant liabilities	—	5,940,000	5,940,000
Net cash used in operating activities	(691,869)	(288,612)	(980,481)
Proceeds from sale of Units, net of underwriting discounts paid	294,000,000	262,000	294,262,000
Payment of offering costs	(160,614)	26,612	(134,002)
Net cash provided by financing activities	301,682,297	288,612	301,970,909
Non-Cash Investing and Financing Activities:
Initial measurement of warrants issued in connection with the Initial Public Offering accounted for as liabilities	—	21,313,333	21,313,333

The following tables set forth the effects of the restatement on the affected line items within our previously reported unaudited condensed financial statements.

	As Previously Reported	Adjustments	As Restated
Condensed Balance Sheet as of September 30, 2020
Warrant liabilities	$—	$24,546,666	$24,546,666
Total liabilities	10,640,289	24,546,666	35,186,955
Class A common stock subject to possible redemption	285,990,770	(24,546,670)	261,444,100
Class A common stock	140	246	386
Additional paid-in capital	5,148,768	3,980,203	9,128,971
Accumulated deficit	(149,656)	(3,980,445)	(4,130,101)
Total Stockholders’ Equity	5,000,002	4	5,000,006

Condensed Statement of Operations for the period from June 2, 2020 (inception) through September 30, 2020
Warrant offering costs	$—	$(747,112)	$(747,112)
Change in fair value of warrant liabilities	—	(3,233,333)	(3,233,333)
Other expense, net	7,109	(3,980,445)	(3,973,336)
Loss before provision for income taxes	(149,656)	(3,980,445)	(4,130,101)
Net loss	(149,656)	(3,980,445)	(4,130,101)
Basic and diluted loss per share, Class B	(0.02)	(0.53)	(0.55)

Condensed Statement of Operations for the three months ended September 30, 2020
Warrant offering costs	$—	$(747,112)	$(747,112)
Change in fair value of warrant liabilities	—	(3,233,333)	(3,233,333)
Other expense, net	7,109	(3,980,445)	(3,973,336)
Loss before provision for income taxes	(148,287)	(3,980,445)	(4,128,732)
Net loss	(148,287)	(3,980,445)	(4,128,732)
Basic and diluted loss per share, Class B	(0.02)	(0.53)	(0.55)

Condensed Statement of Cash Flows for the period from June 2, 2020 (inception) through September 30, 2020
Cash Flows from Operating Activities:
Net loss	$(149,656)	$(3,980,445)	$(4,130,101)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred warrant offering costs	—	458,500	458,500
Change in fair value of warrant liabilities	—	3,233,333	3,233,333
Net cash used in operating activities	(321,572)	(288,612)	(610,184)
Proceeds from sale of Units, net of underwriting discounts paid	294,000,000	262,000	294,262,000
Payment of offering costs	(160,614)	26,612	(134,002)
Net cash provided by financing activities	301,682,297	288,612	301,970,909
Non-Cash Investing and Financing Activities:
Initial measurement of warrants issued in connection with the Initial Public Offering accounted for as liabilities	—	21,313,333	21,313,333

NOTE 4. INITIAL PUBLIC OFFERING

On August 7, 2020, the Company consummated the Initial Public Offering of 27,500,000 Units at $10.00 per Unit, generating gross proceeds of $275.0 million. Each Unit consists of one share of Class A common stock, par value $0.0001 per share, and one-third of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

Additionally, the Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 4,125,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price, less underwriting discounts and commissions. On August 11, 2020, the underwriters purchased 2,500,000 Over-Allotment Units pursuant to the partial exercise of the Over-Allotment Option. The Over-Allotment Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $25.0 million. The underwriters did not exercise the remaining portion of their Over-Allotment Option. As a result, the initial stockholders forfeited 406,250 shares, resulting in the initial stockholders holding an aggregate of 7,500,000 shares of Class B common stock. The shares forfeited by the initial stockholders were cancelled by the Company.

Including the partial exercise of the Over-Allotment Option, there were an aggregate of 30,000,000 Units sold, generating total gross proceeds of $300.0 million.

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 5,000,000 Private Placement Warrants to the sponsor, at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $7.5 million.

On August 11, 2020, simultaneously with the sale of the Over-Allotment Units discussed in Note 4, the Company consummated a private sale (the “Over-Allotment Private Placement”) of an additional 333,333 Private Placement Warrants to the sponsor, at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds of approximately $0.5 million.

Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the sponsor was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees.

The sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On June 4, 2020, Pendrell Corporation (“Pendrell”) paid for certain offering costs for an aggregate price of $25,000 in exchange for issuance of 7,187,500 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “Founder Shares”). Pendrell transferred such shares to the sponsor on June 9, 2020. In July 2020, the sponsor transferred shares to its independent directors and various other directors, officers, employees and consultants of the Company and Pendrell, in each case for approximately the same per-share price as initially paid by the Company’s sponsor. On August 4, 2020, the Company effected a 1.1-for-1 common stock split (the “Stock Split”) resulting in 7,906,250 shares outstanding held as follows: 33,000 shares by each of Wayne Perry, Dennis Weibling and Cathleen A. Massey, its independent directors, 165,000 shares held by Craig O. McCaw, 110,000 shares held by Randy Russell, 88,000 shares held by R. Gerard Salemme, 44,000 shares held by Steve Ednie, 262,900 shares held by other directors, officers, employees and consultants of Pendrell, and 7,137,350 shares held by the sponsor. On September 21, 2020, the sponsor forfeited 406,250 Founder Shares due to the partial exercise of the Over-Allotment Option by the underwriters so that the Founder Shares represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering (see Note 4).

The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination and (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, the Founder Shares will be released from the lock-up if (1) the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) the Company consummates a transaction after the initial Business Combination which results in the stockholders having the right to exchange their shares for cash, securities or other property.

Related Party Loans

On June 4, 2020, Pendrell agreed to loan the Company an aggregate of up to $0.3 million to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). Pendrell assigned the Note to the sponsor on June 9, 2020, which assumed all obligations thereunder. The loan was non-interest bearing, unsecured and due at the earlier of December 31, 2021 or the completion of the Initial Public Offering. The loan was repaid upon the closing of the Initial Public Offering out of the $1.0 million of offering proceeds that was allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with a Business Combination, the sponsor or an affiliate of the sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. At December 31, 2020, the Company did not have any borrowings under the Working Capital Loans.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on August 4, 2020 and continuing until the earlier of the Company’s consummation of a Business Combination or the Company’s liquidation, the Company will pay an affiliate of the sponsor a total of $10,000 per month for office space, secretarial and administrative services. For the period from June 2, 2020 (inception) through December 31, 2020, the Company incurred $48,710 in fees for these services.

The sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the sponsor, officers, directors or their affiliates.

NOTE 7. COMMITMENTS

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares), are entitled to registration rights pursuant to a registration rights agreement. These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statement. The registration rights agreement does not provide for any maximum cash penalties nor any penalties connected with delays in registering the Company’s Class A common stock.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $0.20 per unit, or $6.0 million in the aggregate, upon the closing of the Initial Public Offering and the partial exercise of the Over-Allotment Option. In addition, $0.35 per unit, or approximately $10.5 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might results from the outcome of this uncertainty.

NOTE 8. STOCKHOLDERS’ EQUITY

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. At December 31, 2020, there were 4,176,807 shares of Class A common stock issued and outstanding, excluding 25,823,193 shares of Class A common stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. In June 2020, the Company issued 7,187,500 shares of Class B common stock. On August 4, 2020, the Company effected a Stock Split resulting in 7,906,250 shares of Class B common stock outstanding. On September 21, 2020, the Company forfeited 406,250 shares of Class B common stock as a result of the partial exercise of the underwriters’ Over-Allotment Option so that the initial stockholders collectively own 20% (7,500,000 shares) of the Company’s issued and outstanding common stock (see Note 4). At December 31, 2020, there were 7,500,000 shares of Class B common stock issued and outstanding.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as required by law.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no shares of preferred stock issued or outstanding.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act).

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless” basis, and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

If (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 10 trading day period starting on the trading day after the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price of the Warrants will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sales price of the Class A common stock equals or exceeds $18.00 per share on each of 20 trading days within the 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 9. INCOME TAXES

The Company’s net deferred tax assets are as follows:

December 31, 2020
Deferred tax asset
Organizational costs/Startup expenses	$122,932
Net operating losses	14,645

Total deferred tax asset	137,577
Valuation allowance	(137,577)

Deferred tax asset, net of allowance	$—

The income tax provision consists of the following:

For the period from June 2, 2020 (inception) through December 31, 2020
Federal
Current	$—
Deferred	(137,577)
State
Current	—
Deferred	—
Change in valuation allowance	137,577

Income tax provision	$—

As of December 31, 2020, the Company had U.S. federal net operating loss carryovers of $69,740 available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from June 2, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $137,577.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 is as follows:

Statutory federal income tax rate	21.0%
Non-deductible change in fair value of warrant liabilities	(17.0)%
Non-deductible warrant offering costs	(2.1)%
Change in valuation allowance	(1.9)%

Income tax provision	—%

The Company’s effective tax rate differs from the U.S. statutory rate primarily due to the recognition of gain or loss from the change in the fair value of warrant liabilities and the expensing of offering costs related to the issuance of warrants, both of which are not deductible for tax purposes.

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities.

NOTE 10. FAIR VALUE MEASUREMENTS

At December 31, 2020, assets held in the Trust Account were comprised of $300,046,957 in money market funds which are invested in U.S. Treasury Securities. As of December 31, 2020, the Company had not withdrawn any of the interest earned on the Trust Account to pay franchise or income tax obligations.

At December 31, 2020, there were 10,000,000 Public Warrants and 5,333,333 Private Placement Warrants outstanding.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account — U.S. Treasury Securities Money Market Fund	1	$300,046,957
Liabilities:
Warrant liabilities	3	27,253,333

Warrants

The warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Statement of Operations.

The Company established the initial fair value for the warrants on August 7, 2020, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A common stock and one-third of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of Class B common stock, first to the warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A common stock subject to possible redemption (temporary equity), Class A common stock (permanent equity) and Class B common stock (permanent equity) based on their relative fair values at the initial measurement date.

The warrants were classified as Level 3 at the measurement dates due to the use of unobservable inputs. There were no transfers between Levels 1, 2 or 3 during the year ended December 31, 2020.

The key inputs into the Monte Carlo simulation model for the warrants were as follows at initial measurement and as of December 31, 2020:

Input	August 7, 2020 (Initial Measurement)	December 31, 2020
Risk-free interest rate	0.28%	0.41%
Expected term (years)	5	5
Expected volatility	28.00%	29.00%
Exercise price	$11.50	$11.50
Stock price	$9.50	$10.11

The Company’s use of a Monte Carlo simulation model required the use of subjective assumptions:

•

The risk-free interest rate assumption was based on the U.S. Treasury rate for expected terms, which was commensurate with the contractual term of the warrants, which expire on the earlier of (i) five years after the completion of the initial business combination and (ii) upon redemption or liquidation. An increase in the risk-free interest rate, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•

The expected term was determined based on the exercise period, the warrants become exercisable on the later of (i) 30 days after the completion of a business combination and (ii) 12 months from the Initial Public Offering date. An increase in the expected term, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•

The expected volatility assumption was based on the implied volatility from a set of comparable publicly-traded warrants as determined based on the size and proximity of other similar business combinations. An increase in the expected volatility, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•

The stock price at Initial Public Offering represents unit price less one-third of the warrant price at the Initial Public Offering date. The stock price as of December 31, 2020 represents closing price on the measurement date as observed from the ticker HOL.

Based on the applied volatility assumption and the expected term to a business combination noted above, the Company determined that the fair value of the warrant liabilities upon their issuance on August 7, 2020 was $21.3 million. As of December 31, 2020, the aggregate value of the warrants were $27.3 million. The change in the fair value of the warrant liabilities of $5.9 million was recognized in the Statement of Operations.

The change in the fair value of the warrant liabilities for the period from June 2, 2020 (inception) through December 31, 2020 is summarized as follows:

Warrant Liabilities
Fair value as of June 2, 2020 (inception)	$—
Initial measurement on August 7, 2020(1)	21,313,333
Change in fair value of warrant liabilities	5,940,000

Fair value as of December 31, 2020	$27,253,333

(1)	Includes 833,333 Public Warrants issued as a result of the partial exercise of Over-Allotment Units and 333,333 Private Placement Warrants as a result of the Over-Allotment Private Placement.

NOTE 11. PROPOSED BUSINESS COMBINATION

On February 2, 2021, the Company entered into a business combination agreement by and among the Company, Holicity Merger Sub Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Astra

Space, Inc. (“Astra”) (as it may be amended and/or restated from time to time, the “Business Combination Agreement”). The business combination was unanimously approved by the Company’s board of directors (the “Board”) on January 29, 2021. If the Business Combination Agreement is approved by the Company’s stockholders and Astra’s stockholders, and the transactions contemplated by the Business Combination Agreement are consummated, Merger Sub will merge with and into Astra with Astra surviving the merger as a wholly-owned subsidiary of the Company (the “Astra Merger”). In addition, in connection with the consummation of the Astra Merger (the “Closing”), the Company will be renamed “Astra Space, Inc.” and is referred to herein as “New Astra” as of the time following such change of name.

Pursuant to the Business Combination Agreement, the Company has agreed to acquire all of the outstanding equity interests of Astra for approximately $2.03 billion in aggregate consideration to be paid at the effective time of the Astra Merger (the “Effective Time”). The consideration for the Astra Merger will be paid through stock in New Astra as follows: each share of Astra common stock and each share of preferred stock of Astra (“Astra Preferred Stock”) that is issued and outstanding immediately prior to the Effective Time (other than dissenting shares and shares of Astra common stock held in the treasury of Astra immediately prior to the Effective Time) shall be converted into the right to receive, with respect to any Astra Class A common stock or Astra Preferred Stock issued and outstanding immediately prior to the Effective Time, a number of shares of Class A common stock of the Company equal to the “Per Share Merger Consideration Value” divided by $10.00 per share, where the “Per Share Merger Consideration Value” is (a)(x) $2,030,000,000.00 plus (y) the aggregate exercise price of all of the options to purchase shares of Astra common stock (“Astra Options”) and warrants to purchase shares of Astra common stock (“Astra Warrants”) described in the Business Combination Agreement divided by (b) the number of all outstanding shares, as of the date hereof, of Astra common stock (including (A) shares of Astra common stock issuable upon conversion of the Astra Preferred Stock outstanding on the date hereof, (B) any shares of Astra common stock issued or issuable upon the exercise of all Astra Options and Astra Warrants outstanding on the date of the Business Combination Agreement and (C) the vesting of Astra restricted shares outstanding as of the date of the Business Combination Agreement). Each share of Astra Class A common stock and each share of Astra Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than dissenting shares and shares of Astra Class A common stock held in the treasury of Astra immediately prior to the Effective Time) shall be converted into the right to receive a number of shares of the Company’s Class A common stock equal to (i) the Per Share Merger Consideration Value, divided by (ii) $10.00 per share and each share of Astra Class B common stock and each share of Founders Preferred Stock of Astra (other than dissenting shares and shares of Astra Class B common stock held in the treasury of Astra immediately prior to the Effective Time) shall be converted into the right to receive a number of shares of the Company’s Class B Common Stock equal to (i) the Per Share Merger Consideration Value, divided by (ii) $10.00 per share.

Pursuant to the Business Combination Agreement, at the Effective Time, (i) each Astra Option that is outstanding and unexercised immediately prior to the Effective Time shall be assumed and converted into a newly issued option exercisable for Class A common stock of New Astra, (ii) each Astra Warrant that is issued and outstanding immediately prior to the Effective Time and has not been terminated pursuant to its terms will be assumed and converted into a warrant exercisable for Class A common stock of New Astra on the same terms and conditions as applied to the existing Astra Warrants, and (iii) in respect of each unvested share of restricted stock or restricted stock unit that is unvested immediately prior to the effective time of the Astra Merger (A) each share of restricted stock or restricted stock unit (other than those held by an individual who has waived the right to accelerate the vesting of such stock or stock unit) will become immediately vested and the holder will be entitled to receive the applicable per share merger consideration, less applicable tax withholding, if any and (B) each share of restricted stock or restricted stock unit held by an individual who has waived the right to accelerate the vesting of such stock or stock unit will be cancelled and converted into restricted shares of New Astra stock, subject to the same terms and conditions as the Astra awards.

The shares of Class B common stock of New Astra will have the same economic terms as the shares of Class A common stock of New Astra, but the shares of Class B common stock of New Astra will have 10 votes per share, whereas the shares of Class A common stock will have one (1) vote per share. The outstanding shares of Class B common stock of New Astra will be subject to a “sunset” provision permitted whereby such shares of Class B common Stock of New Astra will automatically convert to shares of Class A common stock if the Founders and other qualified holders of Class B common stock collectively cease to beneficially own at least twenty percent (20%) of the number of shares of Class B common stock of New Astra collectively held by the Founders and their permitted transferees as of the Effective Time.

The closing of the Astra Merger is subject to certain customary conditions, including, among other things: (i) approval by the Company’s stockholders and Astra’s stockholders of the Business Combination Agreement, the Astra Merger and certain other actions related thereto; (ii) the expiration or termination of the waiting period (or any extension thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended; (iii) the Company having at least $250 million of cash at the closing of the Astra Merger, consisting of cash held in its trust account and the aggregate amount of cash actually invested in (or contributed to) the Company pursuant to the Subscription Agreements (as defined below), after giving effect to redemptions of public shares, if any, but before giving effect to the consummation of the closing of the Astra Merger and the payment of Astra’s and the Company’s outstanding transaction expenses as contemplated by the Business Combination Agreement; (iv) the shares of Class A common stock of New Astra to be issued in connection with the Astra Merger having been approved for listing on The Nasdaq Capital Market (“Nasdaq”) subject only to official notice of issuance thereof; (v) no material adverse effect, as defined in the Business Combination Agreement, has occurred with respect to Astra; and (vi) each Founder is employed by and devotes his full time and attention to Astra, and has not died or become disabled.

Other Agreements

Subscription Agreements

The Company entered into subscription agreements (the “Subscription Agreements”), each dated as of February 2, 2021, with certain institutional investors, pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Astra Merger, an aggregate of 20,000,000 shares of Class A common stock for $10 per share for aggregate gross proceeds of $200 million. As a consequence of the Astra Merger, as of the closing of the Astra Merger, each of the holders of shares of Class A common stock issued pursuant to the Subscription Agreements will automatically receive, on a one-for-one basis, shares of New Astra Class A common stock.

Investors’ Rights Agreement

The Company entered into an investors’ rights agreement (the “Investors’ Rights Agreement”), dated as of February 2, 2021, among the Company, Astra and certain of their respective stockholders including the Founders and X-icity Holdings Corporation (the “Sponsor”), which will become effective upon consummation of the Astra Merger. Pursuant to the Investors’ Rights Agreement, New Astra will be required to register for resale securities held by the stockholders party thereto. New Astra will have no obligation to facilitate more than one demand made by the Sponsor, or its affiliates, that New Astra register such stockholders’ securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by New Astra. New Astra will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Investors’ Rights Agreement. The Investors’ Rights Agreement restricts the ability of the Sponsor and the Founders to transfer their shares of New Astra common stock, subject to certain permitted transfers, until the earlier of (i) the first anniversary of the closing of the Astra Merger and (ii) following the closing of the Astra Merger, if the closing price of the New Astra common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing of the Astra Merger. The Investors’ Rights Agreement also restricts the ability of each other stockholder who is a party thereto, including the directors and officers of Astra, to transfer their shares of New Astra common stock, subject to certain permitted transfers, until six (6) months after the closing of the Astra Merger.

Support Agreements

In connection with and following the execution of the Business Combination Agreement, certain Astra stockholders (the “Astra Supporting Stockholders”) entered into Astra support agreements with the Company (the “Support Agreements”). Under the Support Agreements, each Astra Supporting Stockholder agreed, on (or effective as of) the third business day following the SEC declaring effective the proxy statement/prospectus relating to the approval by the Company’s stockholders of the Astra Merger, to execute and deliver a written consent with respect to the outstanding shares of Astra common stock and preferred stock held by such Astra Supporting Stockholder adopting the Business Combination Agreement and approving the Astra Merger. The shares of Astra common stock and preferred stock that are owned by the Astra Supporting Stockholders and subject to the Support Agreements represent approximately seventy percent (70%) of the outstanding voting power of Astra common stock and preferred stock (on an as converted basis). In addition, the Support Agreements prohibit the Astra Supporting Stockholders from engaging in activities that have the effect of soliciting a competing acquisition proposal.

Sponsor Agreement

In connection with the execution of the Business Combination Agreement, the Sponsor entered into an Agreement (the “Sponsor Agreement”) with Astra, pursuant to which the Sponsor agreed to vote all shares of the Company’s common stock beneficially owned by it in favor of each of the proposals at the Company’s stockholders meeting to vote on the Astra Merger and the adoption of the Business Combination Agreement, to use its reasonable best efforts to take all actions reasonably necessary to consummate the Astra Merger, to waive any anti-dilution protections provided to the Sponsor in the Company’s Certificate of Incorporation and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Astra Merger set forth in the Business Combination Agreement.

The Sponsor Agreement provides that the Sponsor will not redeem any shares of the Company’s common stock and will take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the Company, Astra, any affiliate or designee of the Sponsor acting in his or her capacity as director or any of their respective successors and assigns relating to the negotiation, execution or delivery of the Sponsor Agreement, the Business Combination Agreement or the consummation of the transactions contemplated in such agreements.

Director Nomination Agreement

In connection with the Closing, New Astra and the Sponsor will enter into a director nomination agreement (the “Director Nomination Agreement”). Pursuant to the Director Nomination Agreement, the Sponsor will hold certain rights to nominate a member of the Board effective as of the Closing Date, subject to the conditions set forth in the Director Nomination Agreement. The Sponsor’s initial nominee to the board is expected to be Craig McCaw. The Director Nomination Agreement will terminate as of the date that is twelve (12) months after of the Closing.

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through April 30, 2021, the date the audited financial statements were issued. Based upon this review, the Company did not identify any subsequent events that, except as noted above, would have required adjustment or disclosure in the financial statements.

HOLICITY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2021

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS:
Current assets:
Cash	$455,935	$990,428
Prepaid expenses	211,550	209,654

Total current assets	667,485	1,200,082
Marketable securities held in trust account	300,012,660	300,046,957

Total Assets	$300,680,145	$301,247,039

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accrued expenses	$1,053,985	$145,105
Franchise tax payable	50,124	116,667

Total current liabilities	1,104,109	261,772
Warrant liabilities	45,806,666	27,253,333
Deferred underwriting fee payable	10,500,000	10,500,000

Total Liabilities	57,410,775	38,015,105

Commitments and Contingencies
Class A common stock subject to possible redemption, 23,826,936 and 25,823,193 shares at $10.00 per share redemption value as of March 31, 2021 and December 31, 2020, respectively	238,269,360	258,231,930
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value, 200,000,000 shares authorized; 6,173,064 and 4,176,807 shares issued and outstanding (excluding 23,826,936 and 25,823,193 shares subject to possible redemption) as of March 31, 2021 and December 31, 2020, respectively	618	418
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,500,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020	750	750
Additional paid-in capital	32,303,479	12,341,109
Accumulated deficit	(27,304,837)	(7,342,273)

Total Stockholders’ Equity	5,000,010	5,000,004

Total Liabilities and Stockholders’ Equity	$300,680,145	$301,247,039

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

HOLICITY INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

Three Months Ended March 31, 2021
General and administrative expenses	$1,373,269
Franchise tax expense	50,000

Loss from operations	(1,423,269)
Other income (expense), net:
Interest earned on marketable securities held in Trust Account	14,038
Change in fair value of warrant liabilities	(18,553,333)

Other expense, net	(18,539,295)

Loss before provision for income taxes	(19,962,564)
Provision for income taxes	—

Net loss	$(19,962,564)

Weighted average shares outstanding of Class A common stock	30,000,000

Basic and diluted net income per share, Class A common stock	$—

Weighted average shares outstanding of Class B common stock	7,500,000

Basic and diluted net loss per share, Class B common stock	$(2.66)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

HOLICITY INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the three months ended March 31, 2021

(Unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – December 31, 2020	4,176,807	$418	7,500,000	$750	$12,341,109	$(7,342,273)	$5,000,004
Change in common stock subject to possible redemption	1,996,257	200	—	—	19,962,370	—	19,962,570
Net loss	—	—	—	—	—	(19,962,564)	(19,962,564)

Balance – March 31, 2021	6,173,064	$618	7,500,000	$750	$32,303,479	$(27,304,837)	$5,000,010

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

HOLICITY INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the three months ended March 31, 2021

(Unaudited)

Cash Flows from Operating Activities:
Net loss	$(19,962,564)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(14,038)
Change in fair value of warrant liabilities	18,553,333
Changes in operating assets and liabilities:
Prepaid expenses	(1,896)
Accrued expenses	908,880
Franchise tax payable	(66,543)

Net cash used in operating activities	(582,828)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise taxes	48,335

Net cash used in investing activities	48,335

Net Change in Cash	(534,493)
Cash – Beginning of period	990,428

Cash – End of period	$455,935

Non-Cash financing activities:
Change in value of common stock subject to redemption	$(19,962,570)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

HOLICITY INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2021

(Unaudited)

Note 1—Description of Organization, Business Operations and Basis of Presentation

These condensed consolidated financial statements include the accounts of Holicity Inc. and its consolidated subsidiary (collectively referred to as the “Company”). Holicity Inc. was incorporated in Delaware on June 2, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to initially focus its search on identifying a prospective target business in the technology, media and telecommunications (“TMT”) industries in the United States and other developed countries. The Company’s sponsor is X-icity Holdings Corporation (formerly Pendrell Holicity Holdings Corporation), a Washington corporation (the “sponsor”).

On February 2, 2021, the Company entered into a business combination agreement by and among the Company, Holicity Merger Sub Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Astra Space, Inc. (“Astra”) (as it may be amended and/or restated from time to time, the “Business Combination Agreement”). If the Business Combination Agreement is approved by the Company’s and Astra’s stockholders, and the transactions contemplated by the Business Combination Agreement are consummated, Merger Sub will merge with and into Astra with Astra surviving the merger as a wholly-owned subsidiary of the Company (the “Astra Merger”). In addition, in connection with the consummation of the Astra Merger (the “Closing”), the Company will be renamed “Astra Space, Inc.” and is referred to herein as “New Astra” as of the time following such change of name. For more detailed information regarding the Astra Merger, see Note 9.

The Sponsor intends to finance the Astra Merger in part with net proceeds from the initial public offering discussed below (see also Notes 3 and 4) and in part with the proceeds from private placements of an aggregate of 20,000,000 shares of Holicity Class A common stock to certain private placement investors for $10.00 per share for aggregate gross proceeds of $200.0 million to be issued at the Closing. Should the Astra Merger not be successful, the Company will continue to search for another business combination.

All activity for the period from June 2, 2020 (inception) through March 31, 2021 relates to the Company’s formation, its Initial Public Offering (as defined below), and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds of the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on August 4, 2020. On August 7, 2020, the Company consummated the Initial Public Offering of 27,500,000 units (the “Units” and the shares of Class A common stock included in the Units, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $275.0 million.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 5,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) to the sponsor, each exercisable to purchase one share of Class A common stock at $11.50 per share, at a price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $7.5 million.

On August 11, 2020, the underwriters purchased 2,500,000 in a partial exercise of their option to purchase additional Units (the “Over-Allotment Units”) to cover over-allotments (the “Over-Allotment Option”). The

Over-Allotment Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $25.0 million. Simultaneously with the sale of the Over-Allotment Units, the Company consummated a private sale (the “Over-Allotment Private Placement”) of an additional 333,333 Private Placement Warrants to the sponsor, at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds of approximately $0.5 million.

Transaction costs amounted to $16.9 million, consisting of $6.0 million of underwriting fees, $10.5 million of deferred underwriting fees and $0.4 million of other offering costs. At March 31, 2021, cash of approximately $0.5 million was held outside of the Trust Account (as defined below) and is available for working capital purposes.

Following the closing of the Initial Public Offering, a total of $300.0 million, consisting of the net proceeds of the Initial Public Offering, the Private Placement, the partial exercise of the Over-Allotment Option and the Over-Allotment Private Placement, was placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee, and is invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of (i) the completion of a Business Combination or (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined above) (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide holders of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the Initial Public Offering (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares will be recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination.

If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Company’s Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until August 7, 2022 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less amounts released to pay taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject, in each case, to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete a Business Combination within the 24- month time period.

The initial stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i)

$10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The Company has selected December 31 as its fiscal year end.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 12, 2021, as amended by Form 10-K/A filed with the SEC on May 3, 2021, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2020 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 12, 2021, as amended by Form 10-K/A filed with the SEC on May 3, 2021. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statements declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable.

The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Liquidity and Capital Resources

As of March 31, 2021, the Company had approximately $0.5 million of cash and a working capital deficit of $0.4 million.

Prior to the completion of the Initial Public Offering (Note 3) and the Private Placement (Note 4), the Company’s liquidity needs had been satisfied through the sponsor’s payment of $25,000 of the Company’s liabilities in exchange for the issuance of the Founder Shares, and a promissory note (the “Note”) issued by the sponsor (Note 5). The Company repaid the Note on August 7, 2020.

Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied with the proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the sponsor may provide the Company Working Capital Loans (see Note 5). To date, there were no amounts outstanding under any Working Capital Loan.

Based on the foregoing, management believes that the Company has sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from the Company’s estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and December 31, 2020.

Marketable Securities Held in Trust Account

At March 31, 2021 and December 31, 2020, substantially all of the assets held in the Trust Account were held in U.S. Treasury Securities. Through March 31, 2021, the Company had withdrawn an aggregate of $48,335 of interest earned on the Trust Account to pay franchise taxes as permitted.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a Monte Carlo simulation approach for the Private Placement Warrants and market price for the public warrants (see Note 8).

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2021 and December 31, 2020, there were 23,826,936 and 25,823,193 shares of Class A common stock subject to possible redemption presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheet, respectively.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company’s currently taxable income primarily consists of interest income on the Trust Account less any franchise taxes. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three months ended March 31, 2021, the Company recorded no income tax expense. The Company’s effective tax rate for the three months ended March 31, 2021, was 0%, which differs from the expected income tax rate due to the Company recording a full valuation allowance on its deferred tax assets as of March 31, 2021.

Net Loss per Common Share

Net loss per common share is computed by dividing net income by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and the Private Placement to purchase 15,333,333 shares of Class A common stock in the calculation of diluted income per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s condensed consolidated statement of operations includes a presentation of income per share for common shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted, for Class A common stock is calculated by dividing the interest income earned on the Trust Account of $14,038 for the three months ended March 31, 2021 (net of applicable franchise and income taxes of approximately $14,000 for the three months ended March 31, 2021), by the weighted average number of Class A common stock for the period. Net loss per common share, basic and diluted, for Class B common stock is calculated by dividing the net loss, less income attributable to Class A common stock, by the weighted average number of Class B common stock outstanding for the period. Class B common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

Three months ended March 31, 2021
Class A Common Stock
Numerator: Earnings allocable to Class A common stock
Interest income	$14,038
Income and franchise tax	(14,038)

Net Income	$—

Denominator: Weighted average Class A common stock
Class A common stock, basic and diluted	30,000,000
Earnings per share/basic and diluted Class A common stock	$0.00
Class B Common Stock
Numerator: Net loss less Class A common stock net income
Net loss	$(19,962,564)
Class A common stock net income	—

Net loss	$(19,962,564)

Denominator: Weighted average Class B common stock
Class B common stock, basic and diluted	7,500,000
Loss per share/basic and diluted Class B common stock	$(2.66)

Note:	for the three months ended March 31, 2021, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the Company’s common stockholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3—Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 30,000,000 Units at a purchase price of $10.00 per Unit, which includes the partial exercise by the underwriters of their option to purchase an additional 4,125,000 Units at $10.00 per Unit, generating total gross proceeds of $300.0 million. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

Note 4—Private Placement

Simultaneously with the closing of the Initial Public Offering and the partial exercise of the Over-Allotment Option, the Sponsor purchased an aggregate of 5,333,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $8.0 million. Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the sponsor was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees unless the Company calls for a redemption of all warrants when the reported price of the Class A common stock is at least $10.00 per share and no more than $18.00 per share.

The sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Note 5—Related Party Transactions

Founder Shares

On June 4, 2020, Pendrell Corporation (“Pendrell”) paid for certain offering costs for an aggregate price of $25,000 in exchange for issuance of 7,187,500 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “Founder Shares”). Pendrell transferred such shares to the sponsor on June 9, 2020. In July 2020, the sponsor transferred shares to its independent director nominees and various other directors, officers, employees and consultants of the Company and Pendrell, in each case for approximately the same per-share price as initially paid by the Company’s sponsor. On August 4, 2020, the Company effected a effected a 1.1-for-1 common stock split (the “Stock Split”) resulting in 7,906,250 shares outstanding held as follows: 33,000 shares by each of Wayne Perry, Dennis Weibling and Cathleen A. Massey, its independent directors, 165,000 shares held by Craig O. McCaw, 110,000 shares held by Randy Russell, 88,000 shares held by R. Gerard Salemme, 44,000 shares held by Steve Ednie, 262,900 shares held by other directors, officers, employees and consultants of Pendrell, and 7,137,350 shares held by the sponsor. On September 21, 2020, the sponsor forfeited 406,250 Founder Shares due to the partial exercise of the Over-Allotment Option by the underwriters so that the Founder Shares represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering (see Note 3).

The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination and (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the stockholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.

Related Party Loans

On June 4, 2020, Pendrell agreed to loan the Company an aggregate of up to $0.3 million to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). Pendrell assigned the Note to the sponsor on June 9, 2020, which assumed all obligations thereunder. The loan was non-interest bearing, unsecured and due at the earlier of December 31, 2021 or the completion of the Initial Public Offering. The loan was repaid upon the closing of the Initial Public Offering out of the $1.0 million of offering proceeds that had been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with a Business Combination, the sponsor or an affiliate of the sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on August 4, 2020 and continuing until the earlier of the Company’s consummation of a Business Combination or the Company’s liquidation, the Company will pay an affiliate of the sponsor a total of $10,000 per month for office space, secretarial and administrative services. For the three months ended March 31, 2021, the Company incurred $30,000 in fees for these services.

The sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the sponsor, officers, directors or their affiliates.

Note 6—Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares), are entitled to registration rights pursuant to a registration rights agreement. These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statement. The registration rights agreement does not provide for any maximum cash penalties nor any penalties connected with delays in registering the Company’s Class A common stock.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The unaudited condensed consolidated financial statements do not include any adjustments that might results from the outcome of this uncertainty.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $0.20 per unit, or $6.0 million in the aggregate, upon the closing of the Initial Public Offering and the partial exercise of the Over-Allotment Option. In addition, $0.35 per unit, or approximately $10.5 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 7—Stockholders’ Equity

Class A Common Stock—The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. At March 31, 2021 and December 31, 2020, there were 6,173,064 and 4,176,807 shares of Class A common stock issued or outstanding, excluding 23,826,936 and 25,823,193 shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock—The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. At March 31, 2021 and December 31, 2020, there were 7,500,000 shares of Class B common stock issued and outstanding.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as required by law.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless” basis, and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

If (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 10 trading day period starting on the trading day after the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price of the

Warrants will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the sponsor or its permitted transferees, unless the Company calls for a redemption of all warrants when the reported price of the Class A common stock is at least $10.00 per share and no more than $18.00 per share (subject to the conditions described in more detail below). If the Private Placement Warrants are held by someone other than the sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may only call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, (i) the warrants are currently exercisable, (ii) there is an effective registration statement covering the Class A common stock issuable upon exercise of the warrants and (iii) the last sales price of the Class A common stock equals or exceeds $18.00 per share on each of 20 trading days within the 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The Company may call both the Private Placement Warrants and the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.10 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, (i) there is an effective registration statement covering the Class A common stock issuable upon exercise of the warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period, and (ii) the last reported sales price of the Class A common stock reported has been at least $10.00 per share on the trading day prior to the date on which notice of the redemption is given.

During this 30-day redemption period in connection with a redemption of warrants when the price of the Class A common stock is at least $10.00 per share and no more than $18.00 per share, the holders of the warrants may elect to receive, in lieu of the redemption price, a number of shares of Class A common stock per warrant determined by reference to the table as set forth in the warrant agreement.

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8—Fair Value Measurements

At March 31, 2021 and December 31, 2020, assets held in the Trust Account were comprised of $300,012,660 and $300,046,957 in money market funds which are invested in U.S. Treasury Securities, respectively. The Company withdrew $48,335 of the interest earned on the Trust Account to pay franchise tax obligations during the three months ended March 31, 2021. No funds were withdrawn during 2020.

At March 31, 2021, there were 10,000,000 Public Warrants and 5,333,333 Private Placement Warrants outstanding.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$300,012,660	$300,046,957
Liabilities:
Warrant liabilities	1	28,900,000	—
Warrant liabilities	3	16,906,666	27,253,333

Warrants

The warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Statement of Operations.

The Company established the initial fair value for the warrants on August 7, 2020, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A common stock and one-third of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of Class B common stock, first to the warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A common stock subject to possible redemption (temporary equity), Class A common stock (permanent equity) and Class B common stock (permanent equity) based on their relative fair values at the initial measurement date.

The warrants were classified as Level 3 at December 31, 2020 due to the use of unobservable inputs. A portion of the warrant liability (attributable to the Public Warrants) moved from Level 3 to Level 1 during the three months ended March 31, 2021, after the Company announced its Proposed Business Combination (see Note 9) and the Public Warrants began active trading.

The key inputs into the Monte Carlo simulation model for the warrants were as follows at March 31, 2021 and December 31, 2020:

Input	March 31, 2021	December 31, 2020
Risk-free interest rate	0.94%	0.41%
Expected term (years)	5	5
Expected volatility	29.00%	29.00%
Exercise price	$11.50	$11.50
Stock price	$11.79	$10.11

The Company’s use of a Monte Carlo simulation model required the use of subjective assumptions:

•

The risk-free interest rate assumption was based on the U.S. Treasury rate for expected terms, which was commensurate with the contractual term of the warrants, which expire on the earlier of (i) five years after the completion of the initial business combination and (ii) upon redemption or liquidation. An increase in the risk-free interest rate, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•

The expected term was determined based on the exercise period, the warrants become exercisable on the later of (i) 30 days after the completion of a business combination and (ii) 12 months from the Initial Public Offering date. An increase in the expected term, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•

The expected volatility assumption was based on the implied volatility from a set of comparable publicly-traded warrants as determined based on the size and proximity of other similar business combinations. An increase in the expected volatility, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•	The stock price as of March 31, 2021 and December 31, 2020 represents the closing price on the measurement date as observed from the ticker HOL.

Based on the applied volatility assumption and the expected term to a business combination noted above, the Company determined that the fair value of the warrant liabilities at December 31, 2020 was $27.3 million. As of March 31, 2021, the aggregate value of the warrants were $45.8 million. The change in the fair value of the warrant liabilities of $18.6 million was recognized in the condensed consolidated Statement of Operations.

The change in the fair value of the warrant liabilities for the period from December 31, 2020 through March 31, 2021 is summarized as follows:

Warrant Liabilities
Fair value as of December 31, 2020	$27,253,333
Change in fair value of warrant liabilities	18,553,333

Fair value as of March 31, 2021	$45,806,666

Note 9—Proposed Business Combination

On February 2, 2021, the Company entered into a business combination agreement by and among the Company, Holicity Merger Sub Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Astra Space, Inc. (“Astra”) (as it may be amended and/or restated from time to time, the “Business Combination Agreement”). The business combination was unanimously approved by the Company’s board of directors (the “Board”) on January 29, 2021. If the Business Combination Agreement is approved by the Company’s stockholders and Astra’s stockholders, and the transactions contemplated by the Business Combination Agreement are consummated, Merger Sub will merge with and into Astra with Astra surviving the merger as a wholly-owned subsidiary of the Company (the “Astra Merger”). In addition, in connection with the consummation of the Astra Merger (the “Closing”), the Company will be renamed “Astra Space, Inc.” and is referred to herein as “New Astra” as of the time following such change of name.

Pursuant to the Business Combination Agreement, the Company has agreed to acquire all of the outstanding equity interests of Astra for approximately $2.03 billion in aggregate consideration to be paid at the effective time of the Astra Merger (the “Effective Time”). The consideration for the Astra Merger will be paid through stock in New Astra as follows: each share of Astra common stock and each share of preferred stock of Astra (“Astra Preferred Stock”) that is issued and outstanding immediately prior to the Effective Time (other than dissenting shares and shares of Astra common stock held in the treasury of Astra immediately prior to the Effective Time) shall be converted into the right to receive, with respect to any Astra Class A common stock or Astra Preferred Stock issued and outstanding immediately prior to the Effective Time, a number of shares of Class A common stock of the Company equal to the “Per Share Merger Consideration Value” divided by $10.00 per share, where the “Per Share Merger Consideration Value” is (a)(x) $2,030,000,000.00 plus (y) the aggregate exercise price of all of the options to purchase shares of Astra common stock (“Astra Options”) and warrants to purchase shares of Astra common stock (“Astra Warrants”) described in the Business Combination Agreement divided by (b) the number of all outstanding shares, as of the date hereof, of Astra common stock (including (A) shares of Astra common stock issuable upon conversion of the Astra Preferred Stock outstanding on the date hereof, (B) any shares of Astra common stock issued or issuable upon the exercise of all Astra Options and Astra Warrants outstanding on the date of the Business Combination Agreement and (C) the vesting of Astra restricted shares outstanding as of the date of the Business Combination Agreement). Each share of Astra Class A common stock and each share of Astra Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than dissenting shares and shares of Astra Class A common stock held in the treasury of Astra immediately prior to the Effective Time) shall be converted into the right to receive a number of shares of the Company’s Class A common stock equal to (i) the Per Share Merger Consideration Value, divided by (ii) $10.00 per share and each share of Astra Class B common stock and each share of Founders Preferred Stock of Astra (other than dissenting shares and shares of Astra Class B common stock held in the treasury of Astra immediately prior to the Effective Time) shall be converted into the right to receive a number of shares of the Company’s Class B Common Stock equal to (i) the Per Share Merger Consideration Value, divided by (ii) $10.00 per share.

Pursuant to the Business Combination Agreement, at the Effective Time, (i) each Astra Option that is outstanding and unexercised immediately prior to the Effective Time shall be assumed and converted into a newly issued option exercisable for Class A common stock of New Astra, (ii) each Astra Warrant that is issued and outstanding immediately prior to the Effective Time and has not been terminated pursuant to its terms will be assumed and converted into a warrant exercisable for Class A common stock of New Astra on the same terms and conditions as applied to the existing Astra Warrants, and (iii) in respect of each unvested share of restricted stock or restricted stock unit that is unvested immediately prior to the effective time of the Astra Merger (A) each share of restricted stock or restricted stock unit (other than those held by an individual who has waived the right to accelerate the vesting of such stock or stock unit) will become immediately vested and the holder will be entitled to receive the applicable per share merger consideration, less applicable tax withholding, if any and (B) each share of restricted stock or restricted stock unit held by an individual who has waived the right to accelerate the vesting of such stock or stock unit will be cancelled and converted into restricted shares of New Astra stock, subject to the same terms and conditions as the Astra awards.

The shares of Class B common stock of New Astra will have the same economic terms as the shares of Class A common stock of New Astra, but the shares of Class B common stock of New Astra will have 10 votes per share, whereas the shares of Class A common stock will have one (1) vote per share. The outstanding shares of Class B common stock of New Astra will be subject to a “sunset” provision permitted whereby such shares of Class B common Stock of New Astra will automatically convert to shares of Class A common stock if the Founders and other qualified holders of Class B common stock collectively cease to beneficially own at least twenty percent (20%) of the number of shares of Class B common stock of New Astra collectively held by the Founders and their permitted transferees as of the Effective Time.

The closing of the Astra Merger is subject to certain customary conditions, including, among other things: (i) approval by the Company’s stockholders and Astra’s stockholders of the Business Combination Agreement, the Astra Merger and certain other actions related thereto; (ii) the expiration or termination of the waiting period (or any extension thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended; (iii) the Company having at least $250 million of cash at the closing of the Astra Merger, consisting of cash held in its trust account and the aggregate amount of cash actually invested in (or contributed to) the Company pursuant to the Subscription Agreements (as defined below), after giving effect to redemptions of public shares, if any, but before giving effect to the consummation of the closing of the Astra Merger and the payment of Astra’s and the Company’s outstanding transaction expenses as contemplated by the Business Combination Agreement; (iv) the shares of Class A common stock of New Astra to be issued in connection with the Astra Merger having been approved for listing on The Nasdaq Capital Market (“Nasdaq”) subject only to official notice of issuance thereof; (v) no material adverse effect, as defined in the Business Combination Agreement, has occurred with respect to Astra; and (vi) each Founder is employed by and devotes his full time and attention to Astra, and has not died or become disabled.

Other Agreements

Subscription Agreements

The Company entered into subscription agreements (the “Subscription Agreements”), each dated as of February 2, 2021, with certain institutional investors, pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Astra Merger, an aggregate of 20,000,000 shares of Class A common stock for $10 per share for aggregate gross proceeds of $200 million. As a consequence of the Astra Merger, as of the closing of the Astra Merger, each of the holders of shares of Class A common stock issued pursuant to the Subscription Agreements will automatically receive, on a one-for-one basis, shares of New Astra Class A common stock.

Investors’ Rights Agreement

The Company entered into an investors’ rights agreement (the “Investors’ Rights Agreement”), dated as of February 2, 2021, among the Company, Astra and certain of their respective stockholders including the Founders and X-icity Holdings Corporation (the “Sponsor”), which will become effective upon consummation of the Astra Merger. Pursuant to the Investors’ Rights Agreement, New Astra will be required to register for resale securities held by the stockholders party thereto. New Astra will have no obligation to facilitate more than one demand made by the Sponsor, or its affiliates, that New Astra register such stockholders’ securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by New Astra. New Astra will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Investors’ Rights Agreement. The Investors’ Rights Agreement restricts the ability of the Sponsor and the Founders to transfer their shares of New Astra common stock, subject to certain permitted transfers, until the earlier of (i) the first anniversary of the closing of the Astra Merger and (ii) following the closing of the Astra Merger, if the closing price of the New Astra common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing of the Astra Merger. The Investors’ Rights

Agreement also restricts the ability of each other stockholder who is a party thereto, including the directors and officers of Astra, to transfer their shares of New Astra common stock, subject to certain permitted transfers, until six (6) months after the closing of the Astra Merger.

Support Agreements

In connection with and following the execution of the Business Combination Agreement, certain Astra stockholders (the “Astra Supporting Stockholders”) entered into Astra support agreements with the Company (the “Support Agreements”). Under the Support Agreements, each Astra Supporting Stockholder agreed, on (or effective as of) the third business day following the SEC declaring effective the proxy statement/prospectus relating to the approval by the Company’s stockholders of the Astra Merger, to execute and deliver a written consent with respect to the outstanding shares of Astra common stock and preferred stock held by such Astra Supporting Stockholder adopting the Business Combination Agreement and approving the Astra Merger. The shares of Astra common stock and preferred stock that are owned by the Astra Supporting Stockholders and subject to the Support Agreements represent approximately seventy percent (70%) of the outstanding voting power of Astra common stock and preferred stock (on an as converted basis). In addition, the Support Agreements prohibit the Astra Supporting Stockholders from engaging in activities that have the effect of soliciting a competing acquisition proposal.

Sponsor Agreement

In connection with the execution of the Business Combination Agreement, the Sponsor entered into an Agreement (the “Sponsor Agreement”) with Astra, pursuant to which the Sponsor agreed to vote all shares of the Company’s common stock beneficially owned by it in favor of each of the proposals at the Company’s stockholders meeting to vote on the Astra Merger and the adoption of the Business Combination Agreement, to use its reasonable best efforts to take all actions reasonably necessary to consummate the Astra Merger, to waive any anti-dilution protections provided to the Sponsor in the Company’s Certificate of Incorporation and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Astra Merger set forth in the Business Combination Agreement.

The Sponsor Agreement provides that the Sponsor will not redeem any shares of the Company’s common stock and will take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the Company, Astra, any affiliate or designee of the Sponsor acting in his or her capacity as director or any of their respective successors and assigns relating to the negotiation, execution or delivery of the Sponsor Agreement, the Business Combination Agreement or the consummation of the transactions contemplated in such agreements.

Director Nomination Agreement

In connection with the Closing, New Astra and the Sponsor will enter into a director nomination agreement (the “Director Nomination Agreement”). Pursuant to the Director Nomination Agreement, the Sponsor will hold certain rights to nominate a member of the Board effective as of the Closing Date, subject to the conditions set forth in the Director Nomination Agreement. The Sponsor’s initial nominee to the board is expected to be Craig McCaw. The Director Nomination Agreement will terminate as of the date that is twelve (12) months after of the Closing.

Note 10—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through May 17, 2021, the date the unaudited condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Astra Space, Inc.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Astra Space, Inc. (a Delaware corporation) and subsidiary (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, temporary equity and stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company incurred a significant operating loss during the year ended December 31, 2020, and as of that date, the Company had an accumulated deficit of $190.7 million. These conditions, along with other matters as set forth in Note 2, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2020.

Phoenix, Arizona

April 30, 2021

ASTRA SPACE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$10,611	$10,519
Inventories	649	—
Prepaid and other current assets	485	765

Total current assets	11,745	11,284
Non-current assets:
Property, plant and equipment, net	24,069	26,001
Other non-current assets	77	356

Total assets	$35,891	$37,641

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,474	$3,308
Accrued expenses and other current liabilities	4,390	649
Long-term debt, current portion	41,132	1,600
Long-term debt, current portion due to related parties	10,503	—

Total current liabilities	58,499	5,557
Non-current liabilities:
Long-term debt	7,286	25,544
Long-term debt due to related parties	—	10,927
Other non-current liabilities	1,685	1,698

Total liabilities	67,470	43,726

Commitments and Contingencies (Note 8)

TEMPORARY EQUITY
Series A convertible preferred stock, $0.000001 par value; 66,191,660 shares authorized as of December 31, 2020 and 2019; 65,780,540 shares issued and outstanding as of December 31, 2020 and 2019, net of issuance costs	15,922	15,922
Series B convertible preferred stock, $0.000001 par value; 71,288,515 shares authorized as of December 31, 2020 and 2019; 70,713,123 shares issued and outstanding as of December 31, 2020 and 2019, net of issuance costs	92,907	92,907

Total temporary equity	108,829	108,829

STOCKHOLDERS’ DEFICIT
Founders convertible preferred stock, $0.000001 par value; 18,500,000 shares authorized as of December 31, 2020 and 2019; 18,500,000 shares issued and outstanding as of December 31, 2020 and 2019	—	—
Class A common stock, $0.000001 par value; 265,000,000 shares authorized as of December 31, 2020 and 2019; 23,578,583 shares issued and outstanding as of December 31, 2020 and 9,194,900 shares issued and outstanding as of December 31, 2019	—	—
Class B common stock, $0.000001 par value; 92,500,000 shares authorized as of December 31, 2020 and 2019; 71,100,000 shares issued and outstanding as of December 31, 2020 and 2019	—	—
Additional paid in capital	50,289	7,490
Accumulated deficit	(190,697)	(122,404)

Total stockholders’ deficit	(140,408)	(114,914)

Total liabilities, temporary equity and stockholders’ deficit	$35,891	$37,641

The accompanying notes are an integral part of these consolidated financial statements.

ASTRA SPACE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	For the years ended December 31,
	2020	2019
Operating expenses:
Research and development	$27,544	$40,067
General and administrative	45,950	12,518

Total operating loss	(73,494)	(52,585)
Interest expense, net	(5,659)	(870)
Other income, net	10,860	276

Loss before taxes	(68,293)	(53,179)
Income tax expense	—	—

Net loss	$(68,293)	$(53,179)

Net loss per share:
Weighted average number of shares of Class A common stock outstanding — basic and diluted	9,902,845	8,082,020
Net loss per share of Class A common stock — basic and diluted	$(0.82)	$(0.74)
Weighted average number of shares of Class B common stock outstanding — basic and diluted	73,385,753	63,684,201
Net loss per share of Class B common stock — basic and diluted	$(0.82)	$(0.74)

The accompanying notes are an integral part of these consolidated financial statements.

ASTRA SPACE, INC.

CONSOLIDATED STATEMENTS OF TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT

(In thousands, except share and per share data)

	Convertible Preferred Stock		Common Stock		Founders Convertible Preferred Stock		Additional paid-in capital	Accumulated deficit	Total deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2018	136,493,663	$108,829	61,284,797	$—	18,500,000	$—	$6,642	$(69,225)	$(62,583)
Stock-based compensation	—	—	18,491,667	—	—	—	814	—	814
Exercise of options	—	—	518,436	—	—	—	34	—	34
Net loss	—	—	—	—	—	—	—	(53,179)	(53,179)
Balance as of December 31, 2019	136,493,663	108,829	80,294,900	—	18,500,000	—	7,490	(122,404)	(114,914)
Stock-based compensation	—	—	9,993,752	—	—	—	32,202	—	32,202
Exercise of options	—	—	4,389,931	—	—	—	878	—	878
Debt discount related to beneficial conversion feature of convertible notes	—	—	—	—	—	—	9,239	—	9,239
Debt discount related to beneficial conversion feature of convertible notes attributable to related parties	—	—	—	—	—	—	480	—	480
Net loss	—	—	—	—	—	—	—	(68,293)	(68,293)

Balance as of December 31, 2020	136,493,663	$108,829	94,678,583	$—	18,500,000	$—	$50,289	$(190,697)	$(140,408)

The accompanying notes are an integral part of these consolidated financial statements.

ASTRA SPACE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the years ended December 31,
	2020	2019
Cash flows from operating activities:
Net Loss	$(68,293)	$(53,179)
Adjustments to reconcile net loss to cash flows used in operating activities
Stock-based compensation	32,202	814
Depreciation	3,309	2,330
Amortization of convertible note discounts	3,805	409
Amortization of convertible note discounts attributable to related parties	659	327
Loss (gain) on mark to market derivatives	(6,639)	209
Loss (gain) on mark to market derivatives attributable to related parties	(1,506)	255
Changes in operating assets and liabilities:
Inventories	(649)	—
Prepaid and other current assets	280	(134)
Other non-current assets	279	110
Accounts payable	(26)	1,440
Accrued expenses and other current liabilities	3,741	(516)
Other non-current liabilities	(12)	811

Net cash used in operating activities	$(32,850)	$(47,124)

Cash flows from investing activities:
Capital expenditures	(1,169)	(6,761)
Investment made in leasehold improvements	(1,017)	(7,179)
Investment in Kodiak Spaceport	—	(1,314)

Net cash used in investing activities	$(2,186)	$(15,254)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	30,352	18,235
Proceeds from issuance of convertible notes to related parties	648	10,600
Borrowings on term loans	—	3,000
Repayments on term loans	(200)	—
Borrowings on equipment advances	—	7,000
Repayments on equipment advances	(1,400)	(1,964)
Borrowings on economic injury disaster loan	500	—
Repayments on economic injury disaster loan	(500)	—
Borrowings on paycheck protection program loan	4,850	—
Proceeds from stock issued under equity plans	878	34

Net cash provided by financing activities	$35,128	$36,905

Net increase (decrease) in cash and cash equivalents	$92	$(25,473)
Cash and cash equivalents at beginning of period	10,519	35,992

Cash and cash equivalents at end of period	$10,611	$10,519

Non-cash activities:
Kodiak Spaceport financing obligation	$—	$765
Assets acquired included in accounts payable	$448	$1,255
Supplemental disclosures of cash flow information:
Cash paid for interest	$414	$359

The accompanying notes are an integral part of these consolidated financial statements.

ASTRA SPACE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Business

Astra Space, Inc. (“Astra” or the “Company”) is a launch vehicle company which designs, tests, manufactures and operates next generation space services that will enable a new generation of global communications, earth observation, precision weather monitoring, navigation, and surveillance capabilities. The Company’s goal is to improve life on our planet through greater connectivity and more regular observation and to enable a wave of innovation in low Earth orbit by offering smaller more frequent launches. Since 2017, the Company has conducted a number of successful test launches and in December 2020 the Company completed another partially successful launch, bringing the Company one-step closer to reaching commercial viability.

The Company was incorporated in September 2016 in Delaware, and is currently headquartered in Alameda, California where it also maintains its research and manufacturing facilities. Since August 2019, the Company also utilizes a dedicated spaceport in Kodiak, Alaska.

The Company has incurred recurring losses since its inception, including net losses of $68.3 million and $53.2 million for the years ended December 31, 2020 and 2019, respectively. There was no other comprehensive income or loss attributable to the years ended December 31, 2020 and 2019.

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”). For purposes of presentation the Company considers itself an emerging growth company (“EGC”).

Principles of Consolidation

The consolidated financial statements include the accounts for the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation. In June 2020, the Company formed a subsidiary for operating purposes, and no activities occurred from inception of the subsidiary to December 31, 2020.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Going Concern, Liquidity, and Capital Resources

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months through April 2022. Since inception, the Company has incurred significant operating losses and has an accumulated deficit of approximately $190.7 million. As of December 31, 2020 and 2019, the Company had approximately $10.6 million and $10.5 million in cash and cash equivalents, respectively. On January 28, 2021, the Company issued Series C Convertible Preferred Shares for proceeds of $30.0 million cash. See Note 13 — Subsequent Events. The Company expects to continue to incur significant operating losses for the foreseeable future. The Company has historically funded its operations primarily through the issuance of convertible debt and the sale of equity securities.

In order to proceed with the Company’s business plan, the Company will need to raise substantial additional funds through one or more of the following: issuance of additional debt, equity or both. Until such time, if ever, the Company can generate revenue sufficient to achieve profitability, the Company expects to finance its operations through equity or debt financings, which may not be available to the Company on the timing needed or on terms that the Company deems to be favorable. To the extent that the Company raises additional capital through the sale of equity or convertible debt securities, the ownership interest of its stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting the Company’s ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. If the Company is unable to obtain sufficient financial resources, its business, financial condition and results of operations will be materially and adversely affected. The Company may be required to delay, limit, reduce or terminate its product development activities or future commercialization efforts. There can be no assurance that the Company will be able to obtain the needed financing on acceptable terms or at all.

As a result, the Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that its consolidated financial statements are issued.

The accompanying consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

Risks and Uncertainties

The Company is subject to those risks common in the technology industry and also those risks common to early stage companies including, but not limited to, the possibility of not being able to successfully develop or market its products or services, competition, dependence on key personnel and key external alliances, the successful protection of its proprietary technologies, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.

On March 11, 2020 the World Health Organization declared the novel strain of coronavirus (“COVID-19”) a global pandemic and recommended containment and mitigation measures worldwide. The COVID-19 pandemic has disrupted everyday life and markets worldwide, leading to significant business and supply-chain disruption, as well as broad-based changes in supply and demand. Many of the Company’s customers worldwide were impacted by COVID-19 and temporarily closed their facilities which impacted the speed of research and development. Additionally, we implemented cost-cutting measures in response to the anticipated impact of the COVID-19 pandemic in early 2020, including employee layoffs and temporary furloughs, however, most of our furloughed employees have since returned to work. Further, the Company’s fund raising was negatively impacted in the first half of 2020 as a result of a number of factors surrounding the COVID-19 pandemic. As the global outbreak of COVID-19 continues to rapidly evolve, future impacts on the Company’s business depend on future developments, which remain highly uncertain and cannot be predicted with confidence. This includes factors such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact on the Company, cannot be estimated at this time.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the consolidated financial statements and accompanying notes. The Company bases these estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates. Significant items subject to such estimates and assumptions include the valuation of stock-based compensation, common stock, derivatives and warrants, useful lives of fixed assets, deferred tax assets, income tax uncertainties, and other contingencies.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company maintains cash and cash equivalent balances in bank accounts with one bank. All cash accounts are located in the United States and insured by the Federal Deposit Insurance Corporation (“FDIC”). Although balances may exceed amounts insured by the FDIC, the Company believes there is no exposure to any significant credit risks related to its cash or cash equivalents and has not experienced any losses in such accounts.

Segment Reporting

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker (“CODM”) in making decisions regarding resource allocation and assessing performance. All the Company’s assets are maintained in the United States. The Company has determined that it operates in one operating segment and one reportable segment, as the CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources and evaluating financial performance.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09, combined with all subsequent amendments, which is collectively Accounting Standards Codification Topic 606 (“ASC 606”), Revenue from Contracts with Customers, provides guidance outlining a single five-step comprehensive revenue model in accounting for revenue from contracts with customers which supersedes all existing revenue recognition guidance, including industry-specific guidance. ASC 606 also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. The Company adopted the new accounting guidance and related amendments (collectively, the “new revenue accounting standard”) on January 1, 2020 using the modified retrospective method. As the Company did not have any revenue from contracts with any customers prior to the Company’s adoption date, there was no accounting impact upon adoption.

Under ASC 606, the Company will recognize revenue to reflect the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Through its current and anticipated offerings, the Company expects to generate revenue by providing the following services:

Launch Services — To provide rapid, global, and affordable launch services to satellite operators and governments.

Spaceport Services — To offer turn-key spaceports with the capability to launch Astra rockets for key government customers. Spaceports will require minimal on-site infrastructure and will leverage Astra’s highly automated launch operations.

Satellite Services — To provide modular configurable satellite buses for customers, leveraging both in-house and partner-provided subsystem components and in-house design and integration services. Satellite Services range from operational support of satellites on orbit, to turnkey provision of entire constellations, offering “concept to constellation” in months instead of years.

As of December 31, 2020, the Company has only entered contracts for Launch Services. As of December 31, 2020, the Company has not completely achieved commercial viability of the technology required to perform spaceport services or satellite services. The Company’s contracts provide customers with termination for convenience clauses, which may or may not include termination penalties. In some contracts, the size of the contractual termination penalty increases closer to the scheduled launch date. At each balance sheet date, the Company evaluates each contract’s termination provisions and the impact on the accounting contract term, i.e., the period in which the Company has enforceable rights and obligations. This includes evaluating whether there are termination penalties and if so, whether they are considered substantive. The Company applies judgment in determining whether the termination penalties are substantive. As of December 31, 2020, all contracts include termination provisions that do not include substantive termination provisions. No revenue has been recognized for the years ended December 31, 2020 and 2019.

Revenue for Launch Services is expected to be recognized at a point in time when the Company has delivered the promised services to customers. Although the Company’s contracts are anticipated to last anywhere from 6 to 24 months, depending on the number of launch services and launch dates, the delivery of services leading up to the launch within the contracts is short-term in nature, generally between 30 to 60 days. The timing of revenue recognition may differ from contract billing or payment schedules, resulting in revenues that have been earned but not billed (“unbilled revenue”) or amounts that have been collected, but not earned (“contract liabilities”).

Typical Contractual Arrangements

The Company expects to provide its services based upon a combination of a Statement of Work (SOW) and an executed contract detailing the General Terms & Conditions. Services are expected to be provided based on a fixed price per launch service identified in the contract.

Performance Obligations and Transaction Price

At contract inception, an assessment of the goods and services promised in the contracts with customers is performed and a performance obligation is identified for each distinct promise to transfer to the customer a good or service (or bundle of goods or services). To identify the performance obligations, the Company considers all the goods or services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. A contract generally requires the Company to provide an integrated service for each launch, which includes launch vehicle analysis and design, development and production, payload integration, launch preparation and launch support execution. The intention of contract is to provide a full-service launch to the customer rather than providing separate deliverables of each of the services outlined above, and these services are interdependent and interrelated. The Company believes that each dedicated launch will represent one single performance obligation.

The transaction price is defined as the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer, which is a fixed price stated in the contract.

When a contract involves multiple launches, the Company will account for each launch as a separate performance obligation, because the customer can benefit from each launch on its own or with other readily available resources and the launch is separately identifiable. The transaction price will be allocated to each performance obligation on an estimated relative standalone selling price basis. The Company’s process to estimate standalone selling prices will involve management’s judgment and will consider multiple factors such as prices charged for similar goods and services and the Company’s ongoing pricing strategy and policies.

Recognition of Revenue

The work performed by the Company in fulfilling the launch performance obligation is not expected to create an asset to the customer since the launch vehicle that is built to deliver the customer’s payload into orbit will not be owned by the customer. As the launch vehicle can have an alternative use by the Company for another customer, the Company expects to recognize revenue upon completion of the performance obligation, which is the launch of the customer’s payload into orbit.

Since the Company’s partially successful test launch of Rocket 3.2 in December 2020, the Company expects to begin recognizing revenue in 2021 on contracts with customers when it satisfies its performance obligation of delivering customer payloads into orbit via its Launch Services. Contracts related to research and development activities are recognized as other income. See Other Income.

Other Policies, Judgments and Practical Expedients

Contract balances.    Contract assets and liabilities represent the differences in the timing of revenue recognition from the receipt of cash from the Company’s customers and billings. Contract assets reflect revenue recognized and performance obligations satisfied in advance of customer billing. Contract liabilities relate to payments received in advance of the satisfaction of performance under the contract. Receivables represent rights to consideration that is unconditional. Such rights are considered unconditional if only the passage of time is required before payment of that consideration is due. The Company had no contract assets or contract liabilities as of December 31, 2020 and 2019. Payment terms are expected to vary by customer and type of revenue contract.

Remaining performance obligations.    Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. The customer is not considered committed when they are able to terminate without payment of a substantive penalty under the contract. Many of the Company’s contracts allow the customer to terminate the contract prior to launch without a substantive penalty, and therefore the enforceable contract is for a period less than the stated contractual term. Further, the Company has elected not to disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. As a result of the termination for convenience provisions, as of December 31, 2020, there is no transaction price allocated to remaining performance obligations required to be disclosed.

Costs to Obtain a Contract.    The Company recognizes an asset for the incremental costs of obtaining a contract with a customer. These costs will be ascribed to or allocated to the underlying performance obligations in the contract and amortized consistent with the recognition timing of the revenue for the underlying performance obligations. During the years ended December 31, 2020 and 2019, the Company did not recognize any expenses related to contract costs. The Company had no assets related to costs to obtain contracts as of December 31, 2020 and 2019.

For contract costs related to performance obligations with an amortization period of one year or less, the Company applies the practical expedient to expense these sales commissions when incurred. These costs are recognized as incurred within sales, general and administrative expenses on the accompanying consolidated statements of operations and comprehensive income.

Significant financing component.    In certain arrangements, the Company may receive payment from a customer either before or after the performance obligation has been satisfied. Depending on the expected timing difference between the payment and satisfaction of performance obligations, the Company will assess whether a significant financing component exists.

For the years ended December 31, 2020 and 2019, the Company has not recognized any revenues with respect to the Company’s core business operations of delivering payloads into low-earth orbit. Contracts with governmental entities involving research and development milestone activities do not represent contracts with customers under ASC 606 and as such, amounts received are recorded in other income, net in the Consolidated Statements of Operations for the years ended December 31, 2020 and 2019.

Other Income

Other income consists of funding received from governmental entities and are not recognized until the milestone is achieved and it is probable that payment will be received and change in fair value of mark to market derivative liabilities. The Company’s other income balance is associated with the following types of transactions for the years ended December 31, 2020 and 2019.

Government Contracts

The Company routinely enters into contracts with governmental entities involved in the space and defense industries. The contracts require the Company to complete required milestone tasks in order to receive milestone payments. If the Company fails to achieve required commitments, the Company will not be entitled to milestone payments. These contracts are entered into for research and development purposes. Other income is recognized in other income, net within the Company’s Consolidated Statements of Operations when the required commitments have been met and it is probable that payment will be received. Other income from government contracts recognized in the Consolidated Statements of Operations for the years ended December 31, 2020 and 2019 amounted to $2.7 million and $0.3 million, respectively.

Mark to market Derivatives

The Company recognizes all derivative instruments in the Consolidated Balance Sheet at their respective fair value at each reporting date, with measurement adjustments recorded in other income, net within the Company’s Consolidated Statement of Operations. As of December 31, 2020 and 2019, the Company recorded a gain of $8.1 million and a loss of $0.5 million, respectively, related to measurement adjustments of mark to market derivatives.

DARPA Launch Challenge

The Defense Advanced Research Projects Agency (“DARPA”) is a research and development agency of the United States Department of Defense responsible for the development of emerging technologies for use by the military. In 2018, DARPA created the DARPA Launch Challenge (“DLC”) with a goal to demonstrate responsive and flexible space launch capabilities from the burgeoning industry of small launch providers.

The Company participated in the DLC and received a $0.4 million cash award, which is recorded in other income, net within the Company’s Statement of Operations for the year ended December 31, 2019. No awards were received and recognized for the year ended December 31, 2020.

Research and Development

The Company incurs various direct costs in relation to the research and development of launch vehicles along with costs to build the facility to test such vehicles. Research and development costs consist primarily of production supplies, testing materials, personnel costs (including salaries and benefits), depreciation expense, overhead allocation (consisting of various support and facility costs), stock-based compensation and consulting fees. Research and development costs are expensed as incurred. For the years ended December 31, 2020 and 2019, the Company expensed research and development costs of $27.5 million and $40.1 million, respectively.

Inventories

Inventories consist of raw materials expected to be used for customer specific contracts. Inventories are stated at the lower of cost or net realizable value determined by the first-in first-out method. The Company assesses inventories quarterly for events or changes in circumstances indicating that the utility of our inventories have diminished through damage, deterioration, obsolescence, changes in price or other causes and records write-downs of inventories to cost of sales in the period for which they occur.

Property, Plant and Equipment

Property, plant and equipment is measured at cost less any impairment losses and represents those assets with estimated useful lives exceeding one year. Repairs and maintenance are expensed as incurred. Costs for research and development equipment include amounts related to design, construction, launch and commissioning. Costs for production equipment include amounts related to construction and testing. Interest expense is capitalized on certain qualifying assets that take a substantial period of time to prepare for their intended use. Capitalized interest is not material for the years ended December 31, 2020 and 2019.

When the costs of certain components of an item of property, plant and equipment are significant in relation to the total cost of the item and the components have different useful lives, they are accounted for and depreciated separately.

Depreciation expense is recognized in income on a straight-line basis over the estimated useful life of the related asset to its residual value.

The estimated useful lives are as follows:

Asset Class	Estimated useful life
Leasehold improvements	Lesser of lease term or useful life, approximately 10 years
Kodiak Spaceport	Approximately 5 years
Research and development equipment	5 years
Production equipment	10 years
Furniture and fixtures	5 years
Computer and software	3 years

The Company evaluates impairment of its property, plant and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. For each asset or group of assets held for use with indicators of impairment, the Company compares the sum of the expected future cash flows generated by the asset or group of assets with its associated net carrying value. If the net carrying value of the asset or group of assets exceeds expected undiscounted cash flows, the excess of the net book value over estimated fair value is charged to impairment loss. The Company has not recorded any impairments on its property, plant and equipment as of December 31, 2020 and 2019. See Note 5 — Property, Plant, and Equipment, Net.

Leases

The Company leases offices and other facilities under long-term, operating leases and accounts for its leases under ASC 840, Leases. Some leases include options to terminate or extend for one or more years. These options are included in the lease term when it is reasonably certain that the option will be exercised. At inception, the Company determines if an arrangement contains a lease and whether that lease meets the classification criteria of a finance or operating lease. Certain lease agreements have rent escalation provisions over the lives of the leases. The Company recognizes rent expense on a straight-line basis over the term of the lease. Certain lease agreements include payments for certain variable costs not determinable upon lease commencement, including mileage, utilities, fuel and inflation adjustments. These variable lease payments are recognized in general and administrative expenses. The Company’s lease agreements do not contain any material residual value guarantees, restrictions or covenants.

Fair Value Measurements

The carrying amounts of prepaid expenses, accounts payable, accrued liabilities and other current liabilities approximate fair value because of their short-term maturities. The carrying amounts of the 2018 Term Loans and 2018 Equipment Advances (as defined in Note 6 — Long-Term Debt) approximate fair value as the interest rate varies with the Prime Rate.

According to ASC 820, Fair Value Measurements and Disclosures, fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The fair value hierarchy establishes three tiers, which prioritize the inputs used in measuring fair value as follows:

Level 1 — Observable inputs, such as quoted prices in active markets for identical assets or liabilities;

Level 2 — Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Entities are permitted to choose to measure certain financial instruments and other items at fair value. The Company has not elected the fair value measurement option for any of the assets or liabilities that meet the criteria for this election.

Derivative Instruments

The Company recognizes all derivative instruments as either assets or liabilities in the Consolidated Balance Sheets at their respective fair values. The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives requiring separate recognition in the Company’s consolidated financial statements. The result of this accounting treatment is that the fair value of the embedded derivative is revalued as of each reporting date and recorded as a liability, and the change in fair value during the reporting period is recorded in other income, net in the Consolidated Statements of Operations.

The classification of derivative instruments, including whether such instruments should be recorded as assets/liabilities or as equity, is reassessed at the end of each reporting period. Derivative instrument assets and liabilities are classified in the Consolidated Balance Sheets as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within twelve months of the Consolidated Balance Sheet dates. When a derivative instrument is sold, terminated, exercised or expires, the gain or loss is recorded in the Consolidated Statements of Operations.

The Company recorded zero and $4.7 million derivative liability related to the share settlement obligation of the Company’s convertible notes, which is recorded in long-term debt as of December 31, 2020, and 2019, respectively. See Note 6 — Long-Term Debt.

Warrants

The Company accounts for warrants associated with its term loans and equipment advances as equity instruments since the warrants are indexed to the Company’s common shares and meet the criteria for classification in stockholders’ equity. The Company concluded that the fair value of the warrants issued at inception is de minimis, therefore, the Company did not record these warrants within the consolidated financial statements. The Company has an obligation to issue in aggregate of 722,586 shares of Class A common stock to its lender under the warrant agreement. See Note 6 — Long Term Debt.

Interest Income and Interest Expense

Interest income consists of income earned on cash equivalents amounting to $0.1 million and $0.5 million for the years ended December 31, 2020 and 2019, respectively.

Interest expense consists of contractual interest expense on the Company’s term loans, equipment advances and convertible notes, as well as accretion of the debt discount associated with the Company’s convertible notes. Contractual interest is accrued on a monthly basis in accordance with the contractual terms of the related agreements. Interest expense due to the accretion of the debt discount is calculated on a monthly basis using the effective interest rate method. See Note 6 — Long Term Debt.

Stock-Based Compensation

The Company recognizes compensation expense for all stock-based payment awards made to employees, directors and nonemployees based on the estimated grant date fair value of the awards in accordance with ASC 718, Compensation — Stock Compensation. The Company estimates grant date fair value of options using an option-pricing valuation model and accounts for forfeitures as they occur. The fair value of restricted stock awards is based on the fair value of the underlying shares on the date of grant, and is expensed over the requisite service period. The fair value of all stock-based compensation is recognized as an expense on a straight-line basis over the full vesting period of the awards for time-based restricted stock awards. See Note 10 — Stock-Based Compensation.

Convertible Preferred Stock

Series A and B Convertible Preferred Stock are classified in temporary equity as they contain terms that could force the Company to redeem them for cash at the option of the holder or the occurrence of other events not solely within the Company’s control. When it is probable that a convertible preferred share will become redeemable, adjustments are recorded to adjust the carrying value. No adjustments have been recorded as of December 31, 2020 and 2019.

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities are recognized when events or circumstances have occurred, and amounts are probable and estimable. The Company’s accrued expenses and other current liabilities balances relate primarily to payments on corporate credit cards used for routine operational and travel related expenses, accrued payroll and other employee related liabilities, and accrued interest related to debt. The Company also recognizes legal accruals in accrued expenses and other current liabilities for material litigation when payments are probable and estimable. The amount recorded in accrued expenses and other liabilities for these items was $4.4 million and $0.6 million as of December 31, 2020 and 2019, respectively. The remaining balance relates to accruals that are recurring in nature to the Company’s operations.

Deposits

Deposits are recognized upon payment, when it is determined that the amounts will be recoverable in the future. The Company’s deposits primarily relate to security deposits on its operating leases with the City of Alameda, California. As the Company’s deposits relate to long-term operating leases, all deposits are classified as long-term and are recorded in other non-current assets in the Consolidated Balance Sheets as of December 31, 2020 and 2019.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. See Note 7 — Income Taxes.

Earnings (Loss) per Share

Net loss per share is calculated using the two-class method required for participating securities and multiple classes of common stock. The Company considers convertible preferred stock to be participating securities as the holders have the right to participate in dividends with the common stockholders on a pro-rata, as converted basis. Prior to any dividends or earnings distribution to common stock, the holders of the Convertible Preferred Stock have a right to preferential dividends. Thus, losses are allocated to common stock and convertible preferred stock on a pro-rata, as converted basis following distribution of the preferential dividends to convertible preferred stockholders. Since application of the if-converted method results in anti-dilution, the two-class method is not applied to convertible preferred stock in the diluted earnings (loss) per share calculation. The dilutive effect of warrants and stock options is computed using the treasury stock method. Diluted earnings (loss) per share excludes all dilutive potential shares if their effect is anti-dilutive.

Founders Convertible Preferred Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and unvested Restricted Stock Awards (“RSAs”) are participating securities in periods of income, as the Founders Convertible Preferred Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and unvested RSAs participate in undistributed earnings on an as-if-converted or as-vested basis. However, the Founders Convertible Preferred Stock, Series A and Series B Convertible Preferred Stock, and

unvested RSAs do not share in losses. The Company computes earnings per share of common stock using the two-class method required for participating securities, however, the two-class method is not applied in periods of net loss. Basic and diluted earnings per share was the same for each period presented as the inclusion of all potential common stock outstanding would have been anti-dilutive. See Note 11 — Loss per Share.

Commitments and Contingencies

The Company accrues for claims and litigation when they are both probable and the amount can be reasonably estimated. Where timing and amounts cannot be reasonably determined, a range is estimated, and the lower end of the range is recorded. Legal costs incurred in the connection with loss contingencies are expensed as incurred. See Note 8 — Commitments and Contingencies.

Note 3 — Recently Issued Accounting Pronouncements

As an EGC, the JOBS Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company elected to use this extended transition period under the JOBS Act until such time the Company is no longer considered to be an EGC. The adoption dates discussed below reflect this election.

In February 2016, the Financial Accounting Standards Board issued ASU 2016-02, Leases (Topic 842), and since that date has issued subsequent amendments to the initial guidance intended to clarify certain aspects of the guidance and to provide certain practical expedients entities can elect upon adoption. The principle of ASU 2016-02 is that a lessee should recognize assets and liabilities that arise from leases. Lessees will need to recognize a right-of-use asset and a lease liability for all leases (other than leases that meet the definition of a short-term lease). The lease liability will be equal to the present value of lease payments. The right-of-use asset will be based on the liability, with differences related to deferred rent and initial direct costs, etc. For income statement purposes, ASU 2016-02 requires leases to be classified as either operating or finance. Operating leases will result in a straight-line expense pattern while finance leases will result in a front-loaded expense pattern. ASU 2016-02 is effective for the Company beginning January 1, 2022. The Company plans to adopt Topic 842 using the modified retrospective approach and as a result will not restate prior periods. The Company is currently in the process of evaluating the impact of adopting this guidance.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326). The new guidance replaces the incurred loss impairment methodology in current guidance with a current expected credit loss model (“CECL”) that incorporates a broader range of reasonable and supportable information including the forward-looking information. This guidance is effective for the Company for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Application of the amendments is through a cumulative-effect adjustment to retained earnings as of the effective date. The Company is currently evaluating the impact of adopting this guidance.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The new guidance removes certain exceptions for recognizing deferred taxes for investments, performing intraperiod allocation and calculating income taxes in interim periods. It also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. This guidance is effective for the Company for fiscal year beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted with simultaneous adoption of all provisions of the new standard. The Company is currently evaluating the impact of adopting this guidance.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This temporary guidance provides optional expedients and exceptions for applying US GAAP to contracts, hedging relationships and other transactions that reference

London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued. ASU 2020-04 is effective from March 12, 2020 and may be applied prospectively through December 31, 2022. The Company is currently evaluating the impact of adopting this guidance.

Recently Adopted Accounting Guidance

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which was codified with its subsequent amendments as ASC 606. This guidance applies to any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. The core principle of this guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance supersedes existing revenue recognition guidance, including most industry-specific guidance, as well as certain related guidance on accounting for contract costs. In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which defers the effective date of Topic 606 to annual reporting periods beginning after December 15, 2019 and the effective date of Topic 842 to fiscal years beginning after December 15, 2021. The Company adopted the new accounting standard on January 1, 2020 using the modified retrospective method. As the Company did not have any revenue from contracts with any customers prior to the Company’s adoption date, there was no accounting impact upon adoption.

In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This update simplifies the accounting for stock compensation, which requires all income tax effects of awards to be recognized in the Consolidated Statements of Operations when the awards vest. It allows an employer to account for forfeitures as they occur, rather than estimating forfeitures as of an award’s grant date. Additionally, an entity may estimate the expected term of an award as the midpoint between the requisite service period and the award’s contractual term. This standard is effective for the Company for fiscal years beginning after December 15, 2017. The Company adopted this guidance on January 1, 2019, and it did not have a material impact on the Company’s consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This guidance addresses eight specific cash flow issues with the objective of reducing existing diversity in practice. The guidance is effective for the Company for fiscal years beginning after December 15, 2018. The Company adopted this guidance on January 1, 2019, and it did not have a material impact on the Company’s consolidated financial statements.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Among others, Part I of ASU 2017-11 simplifies the accounting for certain financial instruments with down round features, a provision in an equity-linked financial instrument (or embedded feature) that provides a downward adjustment of the current exercise price based on the price of future equity offerings. Current accounting guidance creates cost and complexity for organizations that issue financial instruments with down round features by requiring, on an ongoing basis, fair value measurement of the entire instrument or conversion option. ASU 2017-11 require companies to disregard the down round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. Companies that provide earnings per share (“EPS”) data will adjust their basic EPS calculation for the effect of the feature when triggered (i.e., when the exercise price of the related equity-linked financial instrument is adjusted downward because of the down round feature) and will also recognize the effect of the trigger within equity. The provisions of the new ASU related to down rounds are effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company adopted the guidance on January 1, 2019, and the adoption did not have a material impact on the consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Non-Employee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payments issued to non-employees for goods or services. The new standard supersedes Subtopic 505-50. The adoption did not have a material impact on the consolidated financial statements.

Note 4 — Inventories

The Company’s inventories as of December 31, 2020 included raw materials of $0.6 million, which are necessary to construct the Company’s launch vehicles for customer-specific contracts. Costs related to the construction of research and development launch vehicles are recorded as research and development expenses when incurred. The Company had no inventories as of December 31, 2019. Under the Company’s business model, launch vehicles are manufactured to deliver customer payloads of various sizes to various locations in low-earth orbit.

There were no inventory write downs as of December 31, 2020 and 2019.

Note 5 — Property, Plant and Equipment, Net

Presented in the table below are the major classes of property, plant and equipment:

	As of December 31,
in thousands	2020	2019
Computer and software	$1,440	$1,437
Leasehold improvements	13,873	13,536
Research and development equipment	4,903	4,773
Production equipment	8,174	7,270
Furniture and fixtures	466	462
Kodiak Spaceport	2,079	2,079

Total property, plant and equipment	30,935	29,557
Less: accumulated depreciation	(6,866)	(3,556)

Total property, plant and equipment, net	$24,069	$26,001

Depreciation expense is recorded within operating costs in the Consolidated Statements of Operations and amounted to $3.3 million and $2.3 million for the years ended December 31, 2020 and 2019, respectively. No impairment charges were recorded for the years ended December 31, 2020 and 2019.

Kodiak Spaceport

On June 19, 2019, the Company entered into an agreement with Alaska Aerospace Corporation (“AAC”) to develop a commercial launch pad site (“Launch Pad”) in Kodiak, Alaska. The Launch Pad development includes construction of the Launch Pad and obtaining Federal Aviation Agency spaceport license approval for launch operations beginning in August 2019. The Launch Pad’s costs were jointly funded by AAC and the Company. Throughout the term of the agreement, the State of Alaska shall retain ownership of the developed Launch Pad site.

The Company’s involvement in the construction of the Launch Pad, inclusive of the land, resulted in the Company being recognized as the owner of the Launch Pad during the lease term. The arrangement is accounted for as a build-to-suit lease under ASC 840 — Leases. The total construction costs of $2.1 million were capitalized within property, plant and equipment on the Consolidated Balance Sheets, and are depreciated on a straight-line basis over the life of the lease term. AAC’s contributions of $0.8 million were recorded as a financing obligation which is included in other non-current liabilities on the Company’s Consolidated Balance Sheets to be released at the end of the lease term. Relating to the capitalized Launch Pad Construction costs, the Company recorded depreciation expense within the Consolidated Statements of Operations of $0.3 million and $0.1 million during the years ended December 31, 2020 and 2019, respectively.

Note 6 — Long-Term Debt

The Company’s debt obligations consist of the following:

	As of December 31,
	2020		2019
in thousands	Principal	Unamortized Discount	Principal	Unamortized Discount
Term loan	$2,800	$—	$3,000	$—
Equipment advances	3,636	—	5,036	—
Paycheck Protection Program note	4,850	—	—	—
Convertible notes	59,835	12,200	28,835	3,498

Total debt	71,121		36,871
Less: debt discount	(12,200)		(3,498)
Less: current portion	(51,635)		(1,600)

Total long-term debt book value, net	$7,286		$31,773

Debt issuance costs were not material for any debt obligations individually, or in the aggregate, for the issuances of the above debt obligations as of December 31, 2020. Therefore, debt issuance costs were expensed upon the issuance of respective debt obligations. The Company is in compliance with all financial covenants required by the loans as of December 31, 2020. Interest expense recorded due to the accretion of debt discount amounted to $4.5 million and $0.7 million for the years ended December 31, 2020 and 2019, respectively.

Current portion of long-term debt includes those principal balances and unamortized debt discount expected to be repaid within twelve months from December 31, 2020 and 2019.

Term Loan and Equipment Advances

On December 25, 2018, the Company entered into a loan agreement (the “2018 Loan Agreement”) with Silicon Valley Bank (“SVB”). Pursuant to the 2018 Loan Agreement, the Company can borrow up to a total of $3.0 million term loans (“2018 Term Loans”) and $7.0 million equipment loans (“2018 Equipment Advances”) with access period ending on April 30, 2020 for 2018 Term Loans and June 30, 2019 for 2018 Equipment Advances. For the 2018 Term Loans, monthly payments of interest only were required to be made commencing on the first day of the month following the month in which the funding occurs with respect to such term loan, and continuing thereafter on the first day of each successive calendar month, through April 30, 2020. Commencing May 1, 2020 and continuing thereafter on the first day of each successive calendar month through its maturity date, monthly payments of equal principal and accrued interest are required to be remitted. For each equipment advance, commencing on the first day of the month following the month in which the funding date occurs with respect to such equipment advance, and continuing thereafter on the first day of each successive calendar month through its equipment maturity dates, monthly payments of equal principal and accrued interest are required to be remitted. The 2018 Term Loans bear an interest rate equal to the greater of (i) 5.25% or (ii) 1.5% above the Prime Rate. The 2018 Equipment Advances bear an interest rate equal to the greater of (i) 5.25% or (ii) 1.0% above the Prime Rate. As of December 31, 2019, the interest rate is 6.25% for the 2018 Term Loans and 5.75%

for the 2018 Equipment Advances. As of December 31, 2020, the interest rate for the 2018 Term Loans and the 2018 Equipment Advances is 5.25%. The Prime Rate is defined as the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication. Interest is payable monthly and compounded monthly based on a 360-day year.

Borrowings under the 2018 Loan Agreement are secured by a security interest in all goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles, accounts, documents, instruments, chattel paper, cash, deposit accounts, fixtures, letters of credit rights , securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located.

In connection with the execution of the 2018 Loan Agreement, the Company entered into a 2018 warrant agreement which granted certain warrants to SVB (the “Warrants”). The Warrants were issued in one initial tranche on December 25, 2018 and three subsequent tranches in 2019 each time the Company made an additional debt draw under the 2018 Loan Agreement. Pursuant to the warrant agreement, SVB has the option to purchase an aggregate of 722,586 shares of Class A common stock. The warrants have a weighted average exercise price of $0.16 per share and are exercisable for a period of 10 years. The Company accounted for all the Warrants issued as equity instruments since the Warrants are indexed to the Company’s common shares and meet the criteria for classification in stockholders’ equity. The Company concluded that the fair value of the Warrants issued at inception is de minimis, therefore, the Company did not record it in the consolidated financial statements.

On April 2, 2020, the Company received a six-month deferral for all principal payments for the Company’s term loans and equipment advances with Silicon Valley Bank. The amount of principal deferred into 2021 amounted to $2.0 million.

The issuances under the 2018 Term Loan and 2018 Equipment Advances are as follows:

in thousands	Principal	Maturity Date
Term Loan	$3,000	April 1, 2023
Equipment Advances – January 31, 2019 Issuance	2,410	January 1, 2022
Equipment Advances – April 29, 2019 Issuance	2,428	April 1, 2022
Equipment Advances – June 27, 2019 Issuance	2,162	June 1, 2022

Total	$10,000

Paycheck Protection Program Note (“PPP Note”)

On April 20, 2020, the Company received loan proceeds of approximately $4.9 million under the Paycheck Protection Program (“PPP”), offered by the U.S. Small Business Administration (the “SBA”) pursuant to Title 1 of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The PPP Note proceeds are available to be used to pay for payroll costs, including salaries, commissions, and similar compensation, group health care benefits, and paid leaves, rent and utilities, and mortgage interest payments. The PPP Note is subject to forgiveness to the extent proceeds are used for payroll costs, including payments required to continue group health care benefits, and certain rent, utility, and mortgage interest expenses (collectively, “Qualifying Expenses”), pursuant to the terms and limitations of the PPP Note.

The Company used the PPP Note amount intended for Qualifying Expenses. However, no assurance is provided that the Company will obtain forgiveness of the PPP Note in whole or in part. The interest rate on the PPP Note is a fixed rate of 1% per annum. The PPP Note matures in two years. As of December 31, 2020, the Company is applying for forgiveness.

Convertible Notes

From June 2019 through July 2019, the Company issued $14.8 million of convertible promissory notes (the “June 2019 Convertible Notes”) to certain investors. The June 2019 Convertible Notes mature on June 10, 2021 and accrue interest at 2.37% or 2.13%, compounded annually on basis of 360-days year of twelve 30-day months. Principal and any accrued but unpaid interest are due and payable at maturity.

From October 2019 through December 2020, the Company issued $45.0 million of convertible promissory notes (the “October 2019 Convertible Notes”) to certain investors (the “Convertible Notes”, collectively with the “June 2019 Convertible Notes”). The October 2019 Convertible Notes mature on October 01, 2021 and accrue interest at 1.69%, 1.59% or 1.85%, compounded annually on basis of 360-days year of twelve 30-day months. Principal and any accrued but unpaid interest are due and payable at maturity.

Pursuant to the terms of the Convertible Notes, the Convertible Notes will convert, including outstanding principal and any accrued but unpaid interest, with no fractional shares and proper notice based on the below:

Maturity: Upon maturity, convert into the shares issued in the then most recent Preferred Stock financing at the lowest price per share of such shares in such financing at the option of the holders.

Next Equity Financing: Upon the Company’s next equity financing yielding at least $20 million in a single transaction for the June 2019 Convertible Notes and $50 million in a single transaction for the October 2019 Convertible Notes (“Next Equity Financing”), the Convertible Notes shall automatically convert into those equity securities issued at a price lesser of 80% of the qualified financing price or a per share price reflecting a pre-money, fully-diluted valuation of $350 million for the June 2019 Convertible Notes and $450 million for the October 2019 Convertible Notes.

Change of Control: In the event of a change of control, immediately prior, the note shall convert into cash equal to 1.5 times the outstanding principal and any accrued but unpaid interest or at the option of the holder convert into common stock at a price per share equal to the lesser of 80% of the change of control price per common stock or a per share price reflecting a pre-money, fully-diluted valuation of $500 million for the June 2019 Convertible Notes and $450 million for the October 2019 Convertible Notes.

Upon maturity, the holders of the Convertible Notes have the option to extend the maturity date for another 2 years.

The Company determined that the contingent share-settled redemption upon the Next Equity Financing or Change of Control at 80% of the next round price and the contingent redemption upon Change of Control at 1.5 times of the outstanding principal and accrued interest were embedded derivatives (“Redemption Obligation”) that required bifurcation as derivative liabilities as well as upon issuance a reduction in the carrying value of the underlying note. The Company measures the bifurcated compound derivative at fair value based on significant inputs not observable in the market, which causes them to be classified as Level 3 measurements within the fair value hierarchy. Redemption Obligation derivatives are determined to be material at each issuance date. The bifurcated derivative was bifurcated from each note at the amount of the fixed premium, and the expected premium based on likelihood of the Next Equity Financing at different dates which result in differing levels of premium.

The Company has presented embedded derivative and the Convertible Notes on a combined basis within the Company’s Consolidated Balance Sheets as of December 31, 2020 and 2019. The following tables present changes in fair value of the embedded compound derivative (associated with the Company’s Convertible Notes) for the years ended December 31, 2020 and 2019:

	Embedded Derivative in Convertible Notes
in thousands	2020	2019
Balance — beginning of year	$4,698	$—
Additions	3,447	4,234
Measurement adjustments	(8,145)	464

Balance — end of year	$—	$4,698

The measurement adjustments are recognized in other income, net within the Company’s Consolidated Statements of Operations for the years ended December 31, 2020 and 2019. To determine the fair value of the embedded derivatives, the Company used an income approach considering potential future conversion and calibrated a discount rate to be consistent with the price paid at Issuance. The income approach considered assumptions including preferred stock values, volatilities, risk free rates, and discount rates/additional discount factors calibrated to be consistent with the price paid at Issuance. Additionally, other key assumptions included probability and timing of financing or the note remaining outstanding through maturity. The following table sets forth the range of inputs for the significant assumptions utilized to determine the fair value of embedded derivative at each issuance:

At Issuance	June 2019 Convertible Notes	October 2019 Convertible Notes	Q4 2020 Convertible Notes
Preferred stock value	$1.30	$1.30	$1.98 – 2.32
Risk free rates	1.8% – 2.0%	0.9% – 1.8%	0.1%
Risk-adjusted discount rate	15.0%	15.0%	15.0%
Additional discount factor	0.1% – 0.9%	0.9% – 4.7%	4.7%
Preferred volatility	15.3%	15.3%	20%

The Company assessed whether an immediate beneficial conversion feature (“BCF”) existed with regards to the non-contingent conversion option upon maturity to convert the notes into the shares issued in the most recent Preferred Stock financing (i.e., Series B Preferred Stock) at the issuance of the Notes. A beneficial conversion feature exists when convertible instruments are issued with an initial “effective conversion price” that is less than the fair value of the underlying stock. The Company determined that there was no BCF associated with such conversion feature upon issuance except for convertible notes issued on October 29, 2020, November 12, 2020, November 16, 2020, November 19, 2020, December 01, 2020 and December 11, 2020 (“Q4 2020 Convertible Notes”). No BCF was recognized as of December 31, 2019.

At the commitment date, the Company determined the conversion feature related to the Q4 2020 Convertible Notes to be beneficial to the investors. The following table summarizes the calculation of the BCF as of the issuance dates of the notes, which continues to be presented in additional paid in capital as of December 31, 2020:

				As of December 31, 2020
	Effective Conversion Price	Fair Value of Series B Preferred Stock	Number of Shares upon Conversion	BCF in thousands
October 29, 2020	$1.33	$2.32	1,125,281	$1,113
November 12, 2020	1.33	2.32	4,456,114	4,407
November 16, 2020	1.33	2.32	871,378	862
November 19, 2020	1.33	2.32	2,504,466	2,476
December 01, 2020	1.33	2.32	120,030	119
December 11, 2020	1.33	2.32	750,188	742

Total				$9,719

For the year ended December 31, 2020, the Company recorded a total BCF of $9.7 million, representing the intrinsic value of the in-the-money portion of the non-contingent conversion option upon maturity, in equity, with an offsetting reduction to the carrying amount of the convertible notes as a debt discount upon issuance. The debt discount resulting from the accounting for a beneficial conversion option is amortized using the effective yield interest method over the term of notes.

Upon issuance, the sum of the BCF and the fair value of embedded derivative, were recorded as a debt discount to the Q4 2020 Convertible Notes. Interest expense recorded due to the accretion of debt discount associated with the BCF amounted to $0.7 million for the year ended December 31, 2020.

The issuances under the Convertible Notes are as follows:

	Maturity Date of June 10, 2021
in thousands	Principal	Interest Rate
June 10, 2019	$12,950	2.37%
June 12, 2019	500	2.37%
June 13, 2019	400	2.37%
July 19, 2019	235	2.13%
July 25, 2019	750	2.13%

Total	$14,835

	Maturity Date of October 01, 2021
in thousands	Principal	Interest Rate
October 01, 2019	$14,000	1.69%
February 06, 2020	6,000	1.59%
February 12, 2020	5,000	1.59%
February 28, 2020	6,900	1.59%
October 29, 2020	1,500	1.85%
November 12, 2020	5,940	1.85%
November 16, 2020	1,162	1.85%
November 19, 2020	3,338	1.85%
December 01. 2020	160	1.85%
December 11, 2020	1,000	1.85%

Total	$45,000

The fair value of the Convertible Notes approximates carrying amounts as of December 31, 2019 as the notes were issued at par. As of December 31, 2020, the fair value of the Convertible Notes was approximately $297.2 million on an as converted basis given the expectation of the near term next round preferred financing.

The scheduled principal maturities of the Company’s debt obligations as of December 31, 2020 are as follows:

in thousands	2021	2022	2023	2024	Thereafter	Total
Term loan	$1,200	$1,200	$400	$—	$—	$2,800
Equipment advances	2,800	836	—	—	—	3,636
PPP note	—	4,850	—	—	—	4,850
Convertible notes	59,835	—	—	—	—	59,835

	$63,835	$6,886	$400	$—	$—	$71,121

Note 7 — Income Taxes

Components of Income Before Taxes

For financial reporting purposes, loss before income taxes includes the following components:

	As of December 31,
in thousands	2020	2019
Domestic	$(68,293)	$(53,179)
Foreign	—	—

Loss before income taxes	$(68,293)	$(53,179)

Components of Tax Expense

There is no provision for income taxes for the years ended December 31, 2020 and 2019.

Effective Tax Rate

Reconciliation between the effective tax rate on income from continuing operations and the statutory tax rate of 21% is as follows:

	December 31,
	2020	2019
U.S. federal provision at statutory rate	21.0%	21.0%
Tax credits	1.0	2.2
Stock-based compensation	—	(0.1)
Convertible Notes interest limitation	(1.6)	—
Fair value adjustment	2.5	—
Change in valuation allowance	(22.8)	(22.3)
Other	(0.1)	(0.8)
Effective tax rate	0.0%	0.0%

Deferred Taxes

The Company’s deferred income tax assets and liabilities are as follows:

	As of December 31,
in thousands	2020	2019
Deferred tax assets:
Net operating loss carry forward	$45,768	$26,472
Tax credits	4,403	3,231
Stock-based compensation	35	40
Intangibles	307	—
Accruals and reserves	362	187

Total deferred tax assets	50,875	29,930
Deferred tax liabilities:
Fixed assets and intangibles	(787)	(548)

Total deferred tax liabilities	(787)	(548)

Net deferred tax assets before valuation allowance	50,088	29,382
Valuation allowance	(50,088)	(29,382)

Net deferred tax assets (liabilities)	$—	$—

The Company assesses the realizability of deferred tax assets based on the available evidence, including a history of taxable income and estimates of future taxable income. In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that all or some portion of deferred tax assets will not be realized. Due to the losses the Company generated in the current and prior years; the Company believes it is not more likely than not that all of the deferred tax assets can be realized. Accordingly, the Company established and recorded a full valuation allowance on its net deferred tax assets of $50.1 million and $29.4 million, respectively, for the years ended December 31, 2020 and 2019. The valuation allowance increased $20.7 million for the year ended December 31, 2020.

As of December 31, 2020, the Company had $164.6 million of U.S. federal net operating loss, of which $148.5 million will be carried forward indefinitely for U.S. federal tax purposes and $16.1 million will expire beginning in 2036. In addition, the Company has $160.5 million of state net operating loss carryforwards available to reduce future taxable income, if not utilized, will begin to expire beginning in 2036.

In December 31, 2019, the Company had $94.4 million of U.S. federal net operating loss, of which $78.3 million will be carried forward indefinitely for U.S. federal tax purposes and $16.1 million will expire beginning in 2036. In addition, the Company has $95.2 million of state net operating loss carryforwards available to reduce future taxable income. State net operating loss carryforwards, if not utilized, will begin to expire beginning in 2036.

As of December 31, 2020, the Company also has federal and California research and development tax credit carryforwards of $2.75 million and $2.1 million, respectively. The federal research credit carryforwards will begin to expire in 2036 and California research credits can be carried forward indefinitely.

The federal and state net operating loss carryforwards may be subject to limitations under Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, and similar provisions under state law. The Tax Reform Act of 1986 contains provisions that limit the federal net operating loss carryforwards that may be used in any given year in the event of special occurrences, including significant ownership changes. The Company has not performed a separate analysis as of December 31, 2020 or 2019. Any limitation may result in expiration of all or a portion of the net operating loss carryforwards and tax credit carryforwards before utilization.

On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act” (the “Act”) was signed into law. The Act includes provisions relating to refundable payroll tax credits, deferment of the employer portion of certain payroll taxes, net operating loss carryback periods, alternative minimum tax credit refunds, and modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The Company analyzed the provisions of the Act and determined there was no significant impact to its 2020 tax provision.

On June 29, 2020, the California Governor signed Assembly Bill 85 (“A.B. 85”), which now becomes California law. A.B. 85, which includes several tax measures, provides for a three-year suspension of the use of net operating losses for medium and large businesses and a three-year cap on the use of business incentive tax credits to offset no more than $5.0 million of tax per year. Generally, A.B. 85 suspends the use of net operating losses for taxable years 2020, 2021, and 2022 for taxpayers with taxable income of $1.0 million or more. The Company analyzed the provisions of A.B. 85 and determined there was no significant impact to its 2020 tax provision.

On December 27, 2020, the “Consolidated Appropriations Act, 2021” (the “CAA”) was signed into law. The CAA includes provisions meant to clarify and modify certain items put forth in CARES Act, while providing aid to businesses affected by the pandemic. The CAA allows deductions for expenses paid for by Paycheck Protection Program (“PPP”) and Economic Injury Disaster Loan (“EIDL”) Program, clarifies forgiveness of EIDL advances, and other business provisions. The Company analyzed the provisions of the CAA and have appropriately accounted for the deductible costs associated with the PPP proceeds.

Unrecognized Tax Benefits

The Company accrues for uncertain tax positions identified, which are not deemed more likely than not to be sustained if challenged, and recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company recorded no amounts of accrued interest and accrued penalties related to unrecognized tax benefits as of December 31, 2020 and 2019.

The following is a tabular reconciliation of the total amounts of unrecognized tax benefits:

	Years Ended December 31,
in thousands	2020	2019
Unrecognized tax benefits as of the beginning of the year	$3,543	$1,569
Increases related to prior year tax provisions	—	—
Decrease related to prior year tax provisions	—	—
Increase related to current year tax provisions	1,299	1,974
Statute lapse	—	—

Unrecognized tax benefits as of the end of the year	$4,842	$3,543

The unrecognized gross tax benefits would not reduce the annual effective tax rate if recognized because the Company has recorded a valuation allowance on its deferred tax assets.

The Company has elected to include interest and penalties as a component of income tax expense. Related to the unrecognized tax benefits noted above, the Company accrued no penalties or interest for the years ended December 31, 2020 and 2019.

As of December 31, 2020, the Company does not believe there will be a significant increase or decrease of unrecognized tax benefits within the next twelve months. The Company’s major tax jurisdictions are the United States and California. Due to the net operating loss carryforwards generated annually since inception, all tax years are open for examination. There have been no examinations of our income tax returns by any tax authority.

Note 8 — Commitments and Contingencies

Operating Leases

Future minimum operating lease payments as of December 31, 2020 are as follows (in thousands):

Year Ending December 31,	Minimum Lease Commitment
2021	$712
2022	766
2023	763
2024	762
2025	762
Thereafter	1,708

Total	$5,473

For the year ended December 31, 2020, rent expense amounted to $0.6 million, of which $0.5 million and $0.1 million are included within research and development expenses and general and administrative expenses, respectively, in the Consolidated Statements of Operations. For the year ended December 31, 2019, rent expense amounted to $0.8 million, of which $0.7 million and $0.1 million are included within research and development expenses and general and administrative expenses, respectively, in the Consolidated Statements of Operations. Deferred rent of $0.8 million and $0.4 million, respectively, are included in accrued liabilities as of December 31, 2020 and 2019.

On March 24, 2020, the City of Alameda, CA, located in Alameda County, issued an eviction moratorium (“Alameda Moratorium”). The Alameda Moratorium allows tenants up to 12 months to repay rent that became overdue between March 24, 2020 and 30 days after the end of the local public health emergency, and Landlords cannot charge late fees or take punitive action during this period. This deferral began in April 2020 for all rent payments to the Company’s properties located in the City of Alameda. The Company expects to remit payment to the City of Alameda for all rent deferred in 2021. The amount of the payments deferred into 2021 amounted to $0.4 million.

Legal Proceedings

The Company is party to ordinary and routine litigation incidental to our business. On a case-by-case basis, the Company engages inside and outside counsel to assess the probability of potential liability resulting from such litigation. After making such assessments, the Company makes an accrual for the estimated loss only when the loss is reasonably probable, and an amount can be reasonably estimated.

On August 19, 2020, Atmospheric Space Technology Research Associates, L.L.C. (“Atmospheric”) filed a complaint against the Company alleging claims for federal unfair competition, federal trademark infringement, California unfair competition, and California common law trademark infringement in the United States District Court for the Northern District of California (the “Complaint”). The Complaint alleged that Atmospheric holds common law rights since 2007 in the ASTRA mark and asserts Atmospheric’s ownership of four United States ASTRA word and design registrations issued in connection with various goods and services, including atmospheric monitoring system hardware and satellites as well as data collection and analysis services in the aerospace field, satellite launching services, custom manufacturing of various satellite components, and related aerospace engineering and design services (the “Atmospheric Registrations”). The Complaint requested an injunction against use of the ASTRA trademark, corrective advertising, and actual and compensatory damages. On December 7, 2020, the Company filed its Answer to the Complaint along with counterclaims for cancellation of one or more of the ASTRA Registrations owned by Atmospheric based on lack of use at the time of the initial filing of the applications. The parties served their initial disclosures on December 31, 2020 and have subsequently served discovery requests on one another. On January 7, 2021, the parties appeared before the court for their case management conference. On January 22, 2021, the judge referred the parties, at their joint request, to one of the court’s magistrate judges for a settlement conference. On January 31, 2021, the Company and Atmospheric entered into a settlement agreement (“Settlement Agreement”) in the amount of $4.25 million to be remitted in February. The Settlement Agreement further stated that by no later than one calendar year from January 31, 2021, Atmospheric will forever cease use of the marks under the ASTRA Registrations, including in connection with any advertising, website displays, or search engine optimization activities and/or in connection with any product, service or related offerings. The Settlement Agreement further requires Atmospheric to transfer ownership of any domain names registered, owned, or controlled by Atmospheric that incorporate or consist of the term “ASTRA” or any similar term within one year of January 31, 2021. The Company recorded $1.05 million of the expected $4.25 million settlement as a legal accrual within the Consolidated Balance Sheets as of December 31, 2020 relating to the cost of past use and trademark infringement. The residual balance is expected to be recorded as an intangible trademark asset in 2021 upon settlement.

The Company does not expect the outcome of any other pending litigation to have a material effect on the Consolidated Balance Sheets, Consolidated Statements of Operations, or Consolidated Statements of Cash Flows.

Note 9 — Stockholders’ Equity

Common Stock

The Company’s amended and restated certificate of incorporation authorizes the issuance of Class A common stock and Class B common stock (collectively, the “Common Stock”). The holder of each share of Class A common stock is entitled to one vote per share, while the holder of each share of Class B common stock is entitled to ten votes per share. As of December 31, 2020, the Company was authorized to issue 265,000,000 shares of Class A common stock and 92,500,000 shares of Class B common stock, each with a par value of $0.000001 per share.

There were 23,578,583 and 9,194,900 shares of Class A common stock issued and outstanding as of December 31, 2020 and 2019, respectively. The number of shares of Class B common stock issued and outstanding was 71,100,000 number of shares as of December 31, 2020 and 2019. In addition to restricted stock awards activities, for year ended December 31, 2020, 2,900,000 shares of Class B common stock were converted into 2,900,000 shares of Class A common stock by holders.

Holders of the Company’s Class A common stock and Class B common stock are entitled to dividends when, as and if, declared by the Company’s Board of Directors, subject to the rights of the holders of all classes of stock outstanding having priority rights to dividends. Any dividends paid to the holders of the Class A common stock and Class B common stock will be paid on a pro rata basis. As of December 31, 2020, and 2019, the Company had not declared any dividends. The rights of the holders of Class A and Class B common stock are identical, except with respect to voting and conversion. Shares of Class B common stock are convertible into an equivalent number of shares of Class A common stock and generally convert into shares of Class A common stock upon cessation of employment or transfer, except for certain transfers described in the Company’s amended and restated certificate of incorporation. Class A common stock and Class B common stock are referred to, collectively, as Common Stock throughout the notes to these consolidated financial statements, unless otherwise indicated.

Founders Convertible Preferred Stock

18,500,000 shares of Founders Convertible Preferred Stock were issued in 2016. Upon vesting, the compensation expense associated with the Founders Convertible Preferred Stock is recorded as stock-based compensation based on the fair value of the Founders Convertible Preferred Stock on the grant date. The Founders Convertible Preferred Stock was fully vested as of December 31, 2018. The Founders Convertible Preferred Stock can be converted into Class A common stock or Class B common stock on a one-to-one basis at any time. The Founders Convertible Preferred Stock also includes the right to sell to an investor in connection with an equity financing, at which point the Founders Convertible Preferred Stock would be subject to an automatic conversion into issued series preferred stock sold by the Company in such equity financing. The Founders Convertible Preferred Stock is presented as a component of the Company’s permanent equity.

Convertible Preferred Stock

From the Company’s inception through December 2020, the Company raised approximately $70.2 million of cash capital contributions, net of issuance costs, through the issuance of two rounds of convertible preferred equity. Included in Series B convertible preferred stock is $37.8 million related to the settlement of previously issued convertible notes. These convertible notes were issued in 2017 and contractually settled upon closing of the Series B financing in 2018. The two classes of convertible preferred stock are: Series A convertible preferred stock and Series B convertible preferred stock (collectively, the “Convertible Preferred Stock”).

As of December 31, 2020, the Company’s Convertible Preferred Stock consisted of:

Series	Shares Outstanding	Liquidation Price Per Share	Conversion Price Per Share	Annual Noncumulative Dividend Rights Per Share
A	65,780,540	$0.243233	$0.243233	$0.019459
B	70,713,123	1.333008	1.333008	0.106640

Total	136,493,663

Voting Rights and Dividends

Each holder of the Convertible Preferred Stock is entitled to a number of votes equal to the number of whole shares of Class A common Stock into which such holder’s shares are convertible as defined in the amended and restated certificate of incorporation. The holders of outstanding Convertible Preferred Stock are entitled to receive defined dividends per share, when, if, and as declared by the board of directors. These rights are not cumulative, and no right accrues by reason of the fact that dividends on said shares are not declared in any period, nor any undeclared or unpaid dividend bears or accrues interest. After payment of such dividends, and additional dividends or distributions are distributed to all holders of Common Stock, Founders Convertible Preferred Stock and Convertible Preferred Stock in proportion to the number of shares of common stock what would be held on an “as converted” basis. Through December 31, 2020, no dividends have been declared or paid.

Liquidation

In the event of a liquidation event (as defined), the holders of the Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Founders Convertible Preferred Stock and Common Stock, by reason of their ownership, an amount per share equal to the liquidation price per share for each outstanding share of the Convertible Preferred Stock, plus any declared but unpaid dividends thereon to the date fixed for such distribution. If the assets of the Company legally available for distribution are insufficient to permit the payment of the full preferential amounts to the holders of the Convertible Preferred Stock, then the entire assets available for distribution to stockholders are distributed ratably among the holders of the Convertible Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Upon the completion of the distribution to the holders of Series A and Series B Convertible Preferred Stock, the holders of outstanding shares of Founders Convertible Preferred Stock and Common Stock are entitled to receive all of the remaining assets of the Company pro rate based on the number of shares of Common Stock held by each assuming conversion of all such Founders Convertible Preferred Stock into Common Stock.

Each of the Convertible Preferred Stock shares are conditionally puttable by the holders upon Deemed Liquidation events, which includes a change of control or a sale of substantially all the Company’s assets. The Company determined that triggering events that could result in a Deemed Liquidation are not solely within the control of the Company. Therefore, the Convertible Preferred Stock is classified outside of permanent equity (i.e., temporary equity). The Convertible Preferred Stock is not being accreted to its redemption value as it is not probable that the Convertible Preferred Stock will become redeemable as of December 31, 2020. The Company continues to monitor circumstances that may cause the Convertible Preferred Stock to become currently redeemable or probable of becoming redeemable. The Convertible Preferred stock is subject to standard protective provisions, none of which provide creditor rights.

Conversion

The holders of the Convertible Preferred Stock shall have conversion rights as follows:

Right to Convert: Each of the Company’s Series A and Series B Convertible Preferred Stock shall be convertible at the option of the holder thereof into a number of fully paid and nonassessable shares of Class A common Stock as is determined by dividing the liquidation preference by the conversion price for each series, respectively.

Automatic Conversion: Each share of the Convertible Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Class A common Stock, at the then-effective conversion rates upon the earlier of (i) the vote or written consent of holders of at least a majority of the voting power represented by the then-outstanding shares of Convertible Preferred Stock, voting as a separate class on an as-converted basis or (ii) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock at an offering price of not less than $4.00 per share and with aggregate gross proceeds to the Company (prior to deduction of underwriters’ commissions and expenses) of not less than $30.0 million.

Redemption

Series A and Series B Convertible Preferred Stock are not mandatorily redeemable.

Beneficial Conversion Features (“BCFs”)

The Company assessed whether BCFs exist for the optional conversion rights that do not require bifurcation as derivatives. If the conversion option is in-the-money as of the commitment date, the Convertible Preferred Stock contains a BCF. The BCF is recognized as a deemed dividend against the carrying amount of the Convertible Preferred Stock. Additionally, the Company continues to monitor for the issuance of additional shares below the conversion price, which could result in a contingent BCF. No BCF was recognized as of December 31, 2020 and 2019.

Furthermore, the Convertible Preferred Stock contains a down-round protection provision that reduces the conversion price if the Company issues shares at less than the conversion price or for no consideration. As such, if this provision is triggered, it could result in the conversion option becoming more beneficial if such adjustment causes the applicable conversion price to decline below the commitment date fair value of the Common Stock. If this occurs, a contingent BCF will be recognized at the date of such adjustment.

Note 10 — Stock-based Compensation

For the year ended December 31, 2020, the Company granted 7,000,000 shares of Class A common stock to its founders and key executives in recognition of services previously rendered. Prior to that time, since the Company’s inception, the Company’s two founders had not received refresh grants aside from the initial restricted stock awards issued in 2016. On December 27, 2020, the Board of Directors granted a total of 7,000,000 shares of Class A common stock to Chris Kemp, Founder and CEO, and Adam London, Founder and CTO. All 7,000,000 shares of Class A common stock were fully vested upon issuance.

Each share reflects one fully vested Class A common stock upon issuance and a grant date fair value of $4.49 per share. The grant date fair value was determined by applying the probability-weighted expected return method (“PWERM Method”), which assumes various future outcomes to determine the value of the various equity securities based on probability-weighted present value. Under the PWERM Method, the Company considered potential scenarios related to (i) a merger transaction closing in the second quarter of 2021 and (ii) remaining privately owned for approximately 1.5 years. The following assumptions are utilized to determine the fair value of Class A common stock:

	Merger Transaction	Remaining Private
Time to event (in years)(1)	0.38	1.50
Scenario probability(2)	60%	40%
Discount for lack of marketability(3)	10%	25%
Market value per share(4)	$6.62	$3.04
Grant-date fair value	$5.96	$2.28

(1)	The time to event represents the estimated length of time to a merger or liquidation event.
(2)	Scenario probability was estimated based on the Company’s merger or liquidation event assumptions on the valuation date.
(3)

Discount for lack of marketability related to the merger transaction scenario was utilized to account for industry-standard lock period of founders and existing employees. Benchmark study approach and securities-based approaches are utilized to estimate the discount for lack of marketability for the remaining private scenario.

(4)

The Company has assumed the cash purchase price for Series C preferred stock of $6.62 represents an arm’s length fair market value per share price of equity. The value of the remaining private scenario was determined based on back-solve analysis by reconciling to the Series C preferred stock purchase price.

The grant date fair value of $31.4 million was recognized as compensation expense within general and administrative expenses in the Consolidated Statement of Operations for the year ended December 31, 2020.

2016 Equity Incentive Plan

In 2016, the Company adopted the 2016 Equity Incentive Plan (the “Plan”). Under this Plan, the Board of Directors or a committee appointed by the Board of Directors is authorized to provide stock-based compensation in the form of stock options, stock appreciation rights, restricted stock, and other performance or value-based awards within parameters set forth in the Plan to employees, directors, and non-employee consultants.

Through December 31, 2020, the Board of Directors had approved an aggregate of 18,260,666 Class A common stock available for awards under the Plan. If any shares previously granted are forfeited, canceled, exchanged, or surrendered or if an award otherwise terminates or expires without a distribution of shares, the shares of stock with respect to such award are again available for award under the Plan, provided that in the case of restricted stock or other award to which dividends have been paid or accrued, the number of shares with respect to such awards are not available, unless such dividends are forfeited, canceled, exchanged, or surrendered.

The following table summarizes stock-based compensation expense that the Company recorded in the Consolidated Statements of Operations for the years ended December 31, 2020 and 2019:

	Years Ended December 31,
in thousands	2020	2019
Research and development	$339	$190
General and administrative	31,863	624

Stock-based compensation expense	$32,202	$814

Stock Options

Certain options under the 2016 Equity Incentive Plan vest upon grant and other options have time-based vesting periods vesting over a period of one to four years and a maximum term of ten years from the grant date.

The following is a summary of stock option activity for time-based options for the years ended December 31, 2020 and 2019:

	No. of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Term (in Years)	Aggregate Intrinsic Value
Outstanding — December 31, 2018	8,728,814	$0.18	9.3
Granted	5,859,500	0.31	8.4
Exercised	(518,436)	0.06	4.5
Forfeited	(1,811,569)	0.23	—
Expired	(134,790)	0.06	—

Outstanding — December 31, 2019	12,123,519	$0.24	8.6	$792,366

Granted	10,670,275	0.34	7.7
Exercised	(4,389,931)	0.21	7.0
Forfeited	(4,313,139)	0.29	—
Expired	(1,239,570)	0.21	—

Outstanding — December 31, 2020	12,851,154	$0.32	8.7	$52,056,386

Unvested — December 31, 2019	8,730,620	$0.27	9.1	$328,486
Exercisable — December 31, 2019	3,392,899	$0.17	7.2	$463,879
Unvested — December 31, 2020	10,254,894	$0.33	9.1	$42,600,167
Exercisable — December 31, 2020	2,596,260	$0.29	7.0	$9,456,219

On December 27, 2020, the Company issued 2,658,500 in-the-money options to certain employees and two of its executive officers at an exercise price of $0.44 with a vesting term of four years. The total compensation expense to be recognized related to these in-the-money options is $11.0 million. The Company has recorded $0.2 million compensation expense for the year ended December 31, 2020. The remaining $10.8 million will be recognized over the remaining vesting term.

Cash received from the exercise of options amounted to $0.9 million and $0.1 million for the years ended December 31. 2020 and 2019, respectively. Any tax benefit as a result of exercise of options was not material for the years ended December 31, 2020 and 2019.

The Company estimates grant date fair value of options using a Black Scholes option pricing valuation model and accounts for forfeitures as they occur. The following table presents the weighted-average assumptions used to estimate the fair value of the stock options granted in the consolidated financial statements:

	Years Ended December 31,
	2020	2019
Expected term (in years)(1)	5.78	5.84
Expected volatility(2)	47.43%	34.00%
Risk-free interest rate range(3)	0.29% — 1.19%	1.58% — 2.54%
Dividend yield(4)	—	—
Grant-date fair value	$1.12	$0.11

(1)

The expected term is the length of time the grant is expected to be outstanding before it is exercised or terminated. This number is calculated as the midpoint between the vesting term and the original contractual term (contractual period to exercise). If the option contains graded vesting, then the vesting term would be based on the vesting pattern.

(2)	Expected volatility, or the standard deviation of annualized returns, was calculated based on comparable companies’ reported volatilities.

(3)	Risk-free interest was obtained from US treasury notes for the expected terms noted as of the valuation date.
(4)	The Company has assumed a dividend yield of zero as it has no plans to declare dividends in the foreseeable future.

Given the absence of a public trading market, the Board considered numerous objective and subjective facts to determine the fair value of the Company’s Common Stock at each meeting at which awards were approved. These factors included, but were not limited to (i) contemporaneous third-party valuations of Common Stock; (ii) the rights and preferences of Founders Convertible Preferred and Convertible Preferred relative to Common Stock; (iii) the lack of marketability of Common Stock; (iv) developments in the business; and (v) the likelihood of achieving a liquidity event, such as an IPO or sale of the Company, given prevailing market conditions.

There was approximately $11.6 million and $0.8 million of total unrecognized compensation expense related to stock options to employees for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, this cost is expected to be recognized over a weighted-average period of 1.35 years. The total intrinsic value of stock options exercised under the provisions of the Plan during the years ended December 31, 2020 and 2019 was $18.7 million and $0.1 million, respectively.

Prior to 2020, equity awards issued to non-employees are recorded at their fair value on the measurement date and are subject to periodic adjustments as the Company remeasures the fair value of the non-employee awards at each reporting period prior to vesting and finally at the vesting date of the award. Upon adoption of ASU 2018-07 on January 1, 2020, equity awards issued to non-employees are accounted for in accordance with Topic 718. The fair value of these equity instruments are expensed over the service period based on grant date fair value. Compensation expense related to non-employees was not material for the years ended December 31, 2020 and 2019.

Restricted Stock Awards (“RSAs”)

In 2016, the Company issued Class A and Class B restricted stock awards (“RSAs”) to certain founding members of the Company. Each award reflects one Class A common stock or Class B common stock that issued to the award recipient. These awards are generally earned upon the completion of vesting periods ending July 1, 2018, August 24, 2019, January 25, 2020 and April 25, 2020, respectively. The fair value of the RSAs are based on the fair value of the underlying Common Stock on the date of grant, which are determined using an option pricing valuation model. The following assumptions are utilized: 1) current value of the underlying asset, which is determined to be the total equity value of the Company, 2) expected volatility, which is estimated based on guideline companies indications adjusted for the Company’s capital structure, 3) risk-free interest rate based on the rate of the treasury securities with the same term as the expected time to liquidity, and 4) expected time to liquidity of 1.5 years, which reflects a weighted-average holding period.

Activity related to RSAs is as follows:

	Shares	Weighted Average Grant Date Fair Value
Nonvested, beginning of period — December 31, 2018	21,485,419	$0.03
Granted	—	—
Forfeited or canceled	—	0.03
Vested	18,491,667	0.03
Nonvested, end of period — December 31, 2019	2,993,752	0.03
Granted	—	—
Forfeited or canceled	—	—
Vested	2,993,752	0.03
Nonvested, end of period — December 31, 2020	—	$—

Note 11 — Loss per Share

Founders Convertible Preferred Stock, Series A and B Convertible Preferred Stock, and unvested Restricted Stock Awards (“RSA’s”) are participating securities in periods of income, as the Founders Convertible Preferred Stock, Series A and B Convertible Preferred Stock, and unvested RSAs participate in undistributed earnings on an as-if-converted or as-vested basis. However, the Founders Convertible Preferred Stock, Series A and B Convertible Preferred Stock, and unvested RSAs do not share in losses.

The Company computes earnings per share of Common Stock using the two-class method required for participating securities and does not apply the two-class method in periods of net loss. Basic and diluted earnings per share was the same for the years presented as the inclusion of all potential Common Stock outstanding would have been anti-dilutive. The following table sets forth the computation of basic and diluted loss:

	Years Ended December 31,
	2020		2019
(in thousands, except share and per share amounts)	Class A Common	Class B Common	Class A Common	Class B Common
Net loss attributable to common stockholders	$(8,120)	$(60,173)	$(5,989)	$(47,910)
Basic weighted average common shares outstanding	9,902,845	73,385,753	8,082,020	63,684,201
Dilutive weighted average common shares outstanding	9,902,845	73,385,753	8,082,020	63,684,201
Loss per share attributable to common stockholders:
Basic and Diluted loss per share	$(0.82)	$(0.82)	$(0.74)	$(0.74)

There were no preferred dividends declared or accumulated as of December 31, 2020 and 2019.

The following securities were not included in the computation of diluted shares outstanding because the effect would be anti-dilutive:

	Years Ended December 31,
	2020		2019
	Class A Common	Class B Common	Class A Common	Class B Common
Stock options	12,851,154	—	8,753,954	—
Convertible Preferred Stock	154,993,663	—	154,993,663	—
Warrants	722,586	—	722,586	—
RSAs	—	—	93,752	2,900,000

Total	168,567,403	—	164,563,955	2,900,000

For the Convertible Notes, before settlement, for purposes of diluted earnings (loss) per share, the Company applies the if-converted method. However, because the adjustment to the numerator for interest expense was antidilutive, the Convertible Notes were not included in diluted earnings (loss) per share. Refer to Note 6 — Long-Term Debt for the key terms of the Convertible Notes.

Note 12 — Related Party Transactions

In June 2019, the Company issued promissory convertible notes to A/NPC Holdings LLC and Sherpa Venture Fund II LP for gross proceeds of $10.0 million and $0.6 million, respectively. In November 2020, the Company issued promissory convertible notes to Sherpa Ventures Fund II, LP and Eagle Creek Capital LLC for gross proceeds of $0.2 million and $0.5 million, respectively. Some of the Company’s board members are related parties of these entities. Nomi Bergman is a principal of A/NPC Holdings LLC and Scott Stanford is a principal of Sherpa Ventures Fund II, LP and a member of Eagle Creek Capital LLC. In all instances the terms of these transactions were the same as third-party investors.

Chris Kemp, Founder and CEO, has served as an advisor to Planet Labs, a leading provider of global, daily satellite imagery and insights, since January 2013. Planet Labs is also a customer of the Company. As of December 31, 2020 and 2019, the Company recorded $0.1 million and $0.1 million of deferred liability related to arrangement with Planet Labs on the Company’s consolidated balance sheets, respectively.

Note 13 — Subsequent Events

The Company evaluated subsequent events from the Consolidated Balance Sheet dates through April 30, 2021, the date the consolidated financial statements were available to be issued. All subsequent events listed below are non-recognized subsequent events. The Company determined the matters below represent material subsequent events:

Legal Proceedings

See Note 8 — Commitments and Contingencies for details regarding the Company’s $4.25 million settlement with Atmospheric relating to past use and trademark infringement, which was settled on January 31, 2021.

PPP Note

In the first quarter of the year ended December 31, 2021, the Company submitted a forgiveness application to its lender seeking full forgiveness of the PPP Note. The eligibility requirement of the PPP Note is subjective, and if determined that the Company is ineligible to receive the PPP Note, the Company could be required to pay the PPP Note in its entirety. See Note 6 — Long-Term Debt regarding the PPP Note.

SPAC Merger Plan

On February 2, 2021, the Board of Directors of Holicity Inc., a Delaware corporation (“Holicity”), unanimously approved an agreement and plan of merger by and among Holicity, Holicity Merger Sub Inc., a wholly owned subsidiary of Holicity (“Merger Sub”), the Company and Chris Kemp, solely in his capacity as representative of the stockholders of the Company (the “Stockholder Representative”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). If the Merger Agreement is adopted by Holicity’s stockholders and the transactions under the Merger Agreement are consummated, Merger Sub will merge with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Holicity (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, Holicity will be renamed “Astra Space, Inc.”, which will be referred to as “New Astra”.

Under the Merger Agreement, Holicity has agreed to acquire all of the outstanding equity interests of the Company for approximately $2.03 billion in aggregate consideration. The Company’s stockholders will receive consideration in the form of shares of common stock of New Astra. The Company expects the transaction to close in the second quarter of the year ended December 31, 2021.

Series C Financing

On January 28, 2021, the Company entered a stock purchase agreement with certain investors to close the issuance of Series C Convertible Preferred Shares at a cash purchase price of $6.62 per share and a conversion price of $1.33 or $1.71 per share for conversion of all outstanding Convertible Notes. The agreed upon conversion prices were negotiated between the Company and certain investors based on pre-money and fully-diluted valuations, The Series C Convertible Preferred Shares will have a par value of $0.000001 per share. The Company issued the Series C Convertible Preferred Shares for a combination of cash of $30.0 million and conversion of outstanding Convertible Notes of $61.0 million, for 4,531,055 and 38,323,292 shares, respectively.

The Company’s board member, Scott Stanford, is a member of Eagle Creek Capital, LLC and ACME SPV AS, LLC. In all instances the terms of these transactions were the same as third-party investors. Eagle Creek, LLC and ACME SPV AS, LLC participated in the Series C Financing through the conversion of outstanding convertible notes and the purchase of Founders Preferred Stock, respectively. Eagle Creek Capital, LLC received 264,928 shares of Series C preferred stock for settlement of outstanding convertible notes of $0.5 million.

Concurrent with the Series C Financing, the Company adopted and filed with the Secretary State of Delaware the Fourth Amended and Restated Certificate of Incorporation.

Secondary Transactions

Concurrent with the Series C Financing, on January 28, 2021, Chris Kemp, Founder and CEO, and Adam London, Founder and CTO entered into a stock purchase agreement (“Secondary Sale Agreement”) with certain investors including ACME SPV AS, LLC whereby Mr. Kemp sold a total of 3,775,879 shares of Founders Preferred Stock for a total purchase price of $25.0 million while Mr. London sold a total of 2,265,529 shares of Founders Preferred Stock for a total purchase price of $15.0 million. The Company’s board member, Scott Stanford, is a member of ACME SPV AS, LLC. ACME SPV AS, LLC purchased 1,821,485 shares of Founders Preferred Stock from Mr. Kemp for a total purchase price at $12.1 million. Additionally, Mr. Kemp and Mr. London each transferred 794,015 shares of Founders Preferred Stock, for a total of 1,588,030 shares to certain investors as part of the Series C Financing. The Founders Preferred Stock that were sold and transferred converted into Series C preferred stock upon sale and transfer.

Option Modification

In April 2021, the Company modified the exercise price of 758,500 stock options issued to certain employees on December 27, 2020. On April 2, 2021, the Board voted to approve the increase in exercise price of the eligible December 2020 stock options from the original exercise price of $0.44 per share to $4.49 per share.

On April 23, 2021, the Board of Directors voted to approve the acceleration in vesting of 1,900,000 stock options that were issued to certain employees on December 27, 2020. The original vesting period of these options was 4 years and the options were fully vested upon acceleration. The option holders exercised the 1,900,000 options on April 23, 2021 and the resulting shares were then sold to unaffiliated investors in the secondary market.

ASTRA SPACE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of
	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,548	$10,611
Inventories	1,019	649
Prepaid and other current assets	4,697	485

Total current assets	28,264	11,745
Non-current assets:
Property, plant and equipment, net	21,839	24,069
Right-of-use asset	4,612	—
Trademark	3,200	—
Other non-current assets	77	77

Total assets	$57,992	$35,891

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,252	$2,474
Current portion of operating lease obligation	1,198	—
Accrued expenses and other current liabilities	6,502	4,390
Long-term debt, current portion	3,839	41,132
Long-term debt, current portion due to related parties	—	10,503

Total current liabilities	14,791	58,499
Non-current liabilities:
Long-term debt	6,448	7,286
Operating lease obligation, net of current portion	3,508	—
Other non-current liabilities	320	1,685

Total liabilities	25,067	67,470

Commitments and Contingencies (Note 9)
TEMPORARY EQUITY
Series A convertible preferred stock, $0.000001 par value; 66,191,660 shares authorized as of March 31, 2021 and December 31, 2020; 65,780,540 shares issued and outstanding as of March 31, 2021 and December 31, 2020, net of issuance costs	472,304	15,922
Series B convertible preferred stock, $0.000001 par value; 71,288,515 shares authorized as of March 31, 2021 and December 31, 2020; 70,713,123 shares issued and outstanding as of March 31, 2021 and December 31, 2020, net of issuance costs	507,720	92,907
Series C convertible preferred stock, $0.000001 par value; 50,490,000 shares authorized as of March 31, 2021; 50,483,785 shares issued and outstanding as of March 31, 2021, net of issuance costs	362,474	—

Total temporary equity	1,342,498	108,829
STOCKHOLDERS’ DEFICIT
Founders convertible preferred stock, $0.000001 par value; 18,500,000 shares authorized as of March 31, 2021 and December 31, 2020; 10,870,562 and 18,500,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Class A common stock, $0.000001 par value; 322,000,000 and 265,000,000 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 25,328,668 and 23,578,583 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Class B common stock, $0.000001 par value; 92,500,000 shares authorized as of March 31, 2021 and December 31, 2020; 70,100,000 and 71,100,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Additional paid in capital	—	50,289
Accumulated deficit	(1,309,573)	(190,697)

Total stockholders’ deficit	(1,309,573)	(140,408)

Total liabilities, temporary equity and stockholders’ deficit	$57,992	$35,891

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ASTRA SPACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating expenses:
Research and development	$12,196	$8,311
Sales and marketing	64	—
General and administrative	12,394	3,122

Total operating loss	(24,654)	(11,433)
Interest expense, net	(535)	(999)
Other income, net	—	451
Loss on extinguishment of convertible notes	(131,908)	—
Loss on extinguishment of convertible notes attributable to related parties	(1,875)	—
Loss before taxes	(158,972)	(11,981)
Income tax expense	—	—

Net loss	(158,972)	(11,981)

Adjustment to redemption value on Convertible Preferred Stock	(1,011,726)	—

Net loss attributable to common stockholders	$(1,170,698)	$(11,981)

Net loss per share:
Weighted average number of shares of Class A common stock outstanding — basic and diluted	24,371,147	9,443,456
Net loss per share of Class A common stock — basic and diluted	$(12.35)	$(0.15)
Weighted average number of shares of Class B common stock outstanding — basic and diluted	70,444,444	71,970,000
Net loss per share of Class B common stock — basic and diluted	$(12.35)	$(0.15)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ASTRA SPACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF TEMPORARY

EQUITY AND STOCKHOLDERS’ DEFICIT

(In thousands, except share and per share data)

(Unaudited)

	Convertible Preferred Stock		Common Stock		Founders Convertible Preferred Stock		Additional paid-in capital	Accumulated deficit	Total deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	136,493,663	$108,829	94,678,583	$—	18,500,000	$—	$50,289	$(190,697)	$(140,408)
Cumulative effect adjustment due to adoption of ASU 2020-06	—	—	—	—	—	—	(9,719)	691	(9,028)
Stock-based compensation	—	—	—	—	—	—	2,177	—	2,177
Exercise of options	—	—	750,085	—	—	—	228	—	228
Issuance of Series C convertible preferred stock	42,854,347	221,943	—	—	—	—	—	—	—
Conversion of convertible founders preferred to Series C convertible preferred stock	7,629,438	—	—	—	(7,629,438)	—	8,156	—	8,156
Increase in redemption value of convertible preferred stock		1,011,726					(51,131)	(960,595)	$(1,011,726)
Net loss	—	—	—	—	—		—	(158,972)	$(158,972)

Balance as of March 31, 2021	186,977,448	$1,342,498	95,428,668	$—	10,870,562	$—	$—	$(1,309,573)	$(1,309,573)

	Convertible Preferred Stock		Common Stock		Founders Convertible Preferred Stock		Additional paid-in capital	Accumulated deficit	Total deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2019	136,493,663	108,829	80,294,900	—	18,500,000	—	7,490	(122,404)	(114,914)
Stock-based compensation	—	—	2,268,752	—	—	—	372	—	372
Exercise of options	—	—	261,247	—	—	—	19	—	19
Net loss	—	—		—	—	—		(11,981)	(11,981)

Balance as of March 31, 2020	136,493,663	$108,829	82,824,899	$—	18,500,000	$—	7,881	$(134,385)	$(126,504)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ASTRA SPACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net Loss	$(158,972)	$(11,981)
Adjustments to reconcile net loss to cash flows used in operating activities
Loss on extinguishment of convertible notes	131,908	—
Loss on extinguishment of convertible notes attributable to related parties	1,875
Non-cash lease expense	170	—
Stock-based compensation	10,333	372
Depreciation	888	856
Amortization of convertible note discounts	315	568
Amortization of convertible note discounts attributable to related parties	55	152
Gain on mark to market derivatives	—	(55)
Gain on mark to market derivatives attributable to related parties	—	(239)
Changes in operating assets and liabilities:
Inventories	(370)	—
Prepaid and other current assets	(4,213)	(362)
Other non-current assets	—	61
Accounts payable	734	(734)
Change in lease liabilities	73	—
Accrued expenses and other current liabilities	3,330	(61)
Other non-current liabilities	197	245

Net cash used in operating activities	$(13,677)	$(11,178)

Cash flows from investing activities:
Acquisition of trademark	(3,200)	—
Capital expenditures	(184)	(305)
Investment made in leasehold improvements	(140)	(869)

Net cash used in investing activities	$(3,524)	$(1,174)

Cash flows from financing activities:
Proceeds from issuance of Series C preferred stock	30,000	—
Issuance cost of Series C preferred stock	(90)	—
Proceeds from issuance of convertible notes	—	17,900
Repayments on term loans	(300)	—
Repayments on equipment advances	(700)	(942)
Proceeds from stock issued under equity plans	228	19

Net cash provided by financing activities	$29,138	$16,977

Net increase in cash and cash equivalents	$11,937	$4,625
Cash and cash equivalents at beginning of period	10,611	10,519

Cash and cash equivalents at end of period	$22,548	$15,144

Non-cash activities:
Change in redemption value of convertible preferred stock	$1,011,726	$—
Assets acquired included in accounts payable	492	468
Supplemental disclosures of cash flow information:
Cash paid for interest	$80	$141

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ASTRA SPACE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 — Description of Business

Astra Space, Inc. (“Astra” or the “Company”) is a launch vehicle company which designs, tests, manufactures and operates next generation space services that will enable a new generation of global communications, earth observation, precision weather monitoring, navigation, and surveillance capabilities. The Company’s goal is to improve life on our planet through greater connectivity and more regular observation and to enable a wave of innovation in low Earth orbit by offering smaller more frequent launches. Since 2017, the Company has conducted a number of successful test launches and in December 2020 the Company completed another partially successful launch, bringing the Company one-step closer to reaching commercial viability.

The Company was incorporated in September 2016 in Delaware, and is currently headquartered in Alameda, California where it also maintains its research and manufacturing facilities. Since August 2019, the Company also utilizes a dedicated spaceport in Kodiak, Alaska.

The Company has incurred recurring losses since its inception, including net losses of $159.0 million and $12.0 million for the three months ended March 31, 2021 and 2020, respectively. There was no other comprehensive income or loss attributable to the three months ended March 31, 2021 and 2020.

Business Combination

On February 2, 2021, the Board of Directors of Holicity Inc., a Delaware corporation (“Holicity”), unanimously approved an agreement and plan of merger by and among Holicity, Holicity Merger Sub Inc., a wholly owned subsidiary of Holicity (“Merger Sub”), the Company and Chris Kemp, solely in his capacity as representative of the stockholders of the Company (the “Stockholder Representative”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). If the Merger Agreement is adopted by Holicity’s stockholders and the transactions under the Merger Agreement are consummated, Merger Sub will merge with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Holicity (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, Holicity will be renamed “Astra Space, Inc.”, which will be referred to as “New Astra”.

Under the Merger Agreement, Holicity has agreed to acquire all of the outstanding equity interests of the Company for approximately $2.03 billion in aggregate consideration. The Company’s stockholders will receive consideration in the form of shares of common stock of New Astra. The Company expects the transaction to close in the second quarter of the year ended December 31, 2021.

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The Company’s condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for interim financial reporting. Certain information and disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes for the years ended December 31, 2020 and 2019. The Condensed Consolidated Balance Sheets as of December 31, 2020, included herein, was derived from the audited financial statements of the Company as of that date.

The unaudited condensed consolidated interim financial statements, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our financial position as of March 31, 2021, our results of operations, and stockholders’ deficit for the three month periods ended March 31, 2021 and 2020, and our cash flows for the three month periods ended March 31, 2021 and 2020. The results of the three month period ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any interim period or for any other future year.

For purposes of presentation the Company considers itself an emerging growth company (“EGC”).

Principles of Consolidation

The condensed consolidated financial statements include the accounts for the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation. In June 2020, the Company formed a subsidiary for operating purposes, and no activities occurred from inception of the subsidiary to March 31, 2021.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s condensed consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Going Concern, Liquidity, and Capital Resources

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months through May 2022. Since inception, the Company has incurred significant operating losses and has an accumulated deficit of approximately $1,309.6 million. As of March 31, 2021 and December 31, 2020, the Company had approximately $22.5 million and $10.6 million in cash and cash equivalents, respectively. On January 28, 2021, the Company issued Series C Convertible Preferred Shares for proceeds of $30.0 million cash. See Note 10 — Stockholders’ Equity. The Company expects to continue to incur significant operating losses for the foreseeable future. The Company has historically funded its operations primarily through the issuance of convertible debt and the sale of equity securities.

In order to proceed with the Company’s business plan, the Company will need to raise substantial additional funds through one or more of the following: issuance of additional debt, equity or both. Until such time, if ever, the Company can generate revenue sufficient to achieve profitability, the Company expects to finance its operations through equity or debt financings, which may not be available to the Company on the timing needed or on terms that the Company deems to be favorable. To the extent that the Company raises additional capital through the sale of equity or convertible debt securities, the ownership interest of its stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting the Company’s ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. If the Company is unable to obtain sufficient financial resources, its business, financial condition and results of operations will be materially and adversely affected. The Company may be required to delay, limit, reduce or terminate its product development activities or future commercialization efforts. There can be no assurance that the Company will be able to obtain the needed financing on acceptable terms or at all.

As a result, the Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that its condensed consolidated financial statements are issued.

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

Risks and Uncertainties

The Company is subject to those risks common in the technology industry and also those risks common to early stage companies including, but not limited to, the possibility of not being able to successfully develop or market its products or services, competition, dependence on key personnel and key external alliances, the successful protection of its proprietary technologies, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.

On March 11, 2020 the World Health Organization declared the novel strain of coronavirus (“COVID-19”) a global pandemic and recommended containment and mitigation measures worldwide. The COVID-19 pandemic has disrupted everyday life and markets worldwide, leading to significant business and supply-chain disruption, as well as broad-based changes in supply and demand. Many of the Company’s customers worldwide were impacted by COVID-19 and temporarily closed their facilities which impacted the speed of research and development. Additionally, we implemented cost-cutting measures in response to the anticipated impact of the COVID-19 pandemic in early 2020, including employee layoffs and temporary furloughs, however, most of our furloughed employees have since returned to work. Further, the Company’s fund raising was negatively impacted in the first half of 2020 as a result of a number of factors surrounding the COVID-19 pandemic. As the global outbreak of COVID-19 continues to rapidly evolve, future impacts on the Company’s business depend on future developments, which remain highly uncertain and cannot be predicted with confidence. This includes factors such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact on the Company, cannot be estimated at this time.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the condensed consolidated financial statements and accompanying notes. The Company bases these estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates.

Significant items subject to such estimates and assumptions include the valuation of stock-based compensation, common stock, derivatives and warrants, useful lives of fixed assets, deferred tax assets, income tax uncertainties, and other contingencies.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company maintains cash and cash equivalent balances in bank accounts with one bank. All cash accounts are located in the United States and insured by the Federal Deposit Insurance Corporation (“FDIC”). Although balances may exceed amounts insured by the FDIC, the Company believes there is no exposure to any significant credit risks related to its cash or cash equivalents and has not experienced any losses in such accounts.

Segment Reporting

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker (“CODM”) in making decisions regarding resource allocation and assessing performance. All the Company’s assets are maintained in the United States. The Company has determined that it operates in one operating segment and one reportable segment, as the CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources and evaluating financial performance.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09, combined with all subsequent amendments, which is collectively Accounting Standards Codification Topic 606 (“ASC 606”), Revenue from Contracts with Customers, provides guidance outlining a single five-step comprehensive revenue model in accounting for revenue from contracts with customers which supersedes all existing revenue recognition guidance, including industry-specific guidance. ASC 606 also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. The Company adopted the new accounting guidance and related amendments (collectively, the “new revenue accounting standard”) on January 1, 2020 using the modified retrospective method. As the Company did not have any revenue from contracts with any customers prior to the Company’s adoption date, there was no accounting impact upon adoption.

Under ASC 606, the Company will recognize revenue to reflect the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Through its current and anticipated offerings, the Company expects to generate revenue by providing the following services:

Launch Services — To provide rapid, global, and affordable launch services to satellite operators and governments.

Spaceport Services — To offer turn-key spaceports with the capability to launch Astra rockets for key government customers. Spaceports will require minimal on-site infrastructure and will leverage Astra’s highly automated launch operations.

Satellite Services — To provide modular configurable satellite buses for customers, leveraging both in-house and partner-provided subsystem components and in-house design and integration services. Satellite Services range from operational support of satellites on orbit, to turnkey provision of entire constellations, offering “concept to constellation” in months instead of years.

As of March 31, 2021, the Company has only entered contracts for Launch Services. As of March 31, 2021, the Company has not completely achieved commercial viability of the technology required to perform spaceport services or satellite services. The Company’s contracts provide customers with termination for convenience clauses, which may or may not include termination penalties. In some contracts, the size of the contractual termination penalty increases closer to the scheduled launch date. At each balance sheet date, the Company evaluates each contract’s termination provisions and the impact on the accounting contract term, i.e., the period in which the Company has enforceable rights and obligations. This includes evaluating whether there are termination penalties and if so, whether they are considered substantive. The Company applies judgment in determining whether the termination penalties are substantive. As of March 31, 2021, all contracts include termination provisions that do not include substantive termination provisions. No revenue has been recognized for the three months ended March 31, 2021 and 2020.

Revenue for Launch Services is expected to be recognized at a point in time when the Company has delivered the promised services to customers. Although the Company’s contracts are anticipated to last anywhere from 6 to 24 months, depending on the number of launch services and launch dates, the delivery of services leading up to the launch within the contracts is short-term in nature, generally between 30 to 60 days. The timing of revenue recognition may differ from contract billing or payment schedules, resulting in revenues that have been earned but not billed (“unbilled revenue”) or amounts that have been collected, but not earned (“contract liabilities”).

Typical Contractual Arrangements

The Company expects to provide its services based upon a combination of a Statement of Work (SOW) and an executed contract detailing the General Terms & Conditions. Services are expected to be provided based on a fixed price per launch service identified in the contract.

Performance Obligations and Transaction Price

At contract inception, an assessment of the goods and services promised in the contracts with customers is performed and a performance obligation is identified for each distinct promise to transfer to the customer a good or service (or bundle of goods or services). To identify the performance obligations, the Company considers all the goods or services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. A contract generally requires the Company to provide an integrated service for each launch, which includes launch vehicle analysis and design, development and production, payload integration, launch preparation and launch support execution. The intention of contract is to provide a full-service launch to the customer rather than providing separate deliverables of each of the services outlined above, and these services are interdependent and interrelated. The Company believes that each dedicated launch will represent one single performance obligation.

The transaction price is defined as the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer, which is a fixed price stated in the contract.

When a contract involves multiple launches, the Company will account for each launch as a separate performance obligation, because the customer can benefit from each launch on its own or with other readily available resources and the launch is separately identifiable. The transaction price will be allocated to each performance obligation on an estimated relative standalone selling price basis. The Company’s process to estimate standalone selling prices will involve management’s judgment and will consider multiple factors such as prices charged for similar goods and services and the Company’s ongoing pricing strategy and policies.

Recognition of Revenue

The work performed by the Company in fulfilling the launch performance obligation is not expected to create an asset to the customer since the launch vehicle that is built to deliver the customer’s payload into orbit will not be owned by the customer. As the launch vehicle can have an alternative use by the Company for another customer, the Company expects to recognize revenue upon completion of the performance obligation, which is the launch of the customer’s payload into orbit.

Since the Company’s partially successful test launch of Rocket 3.2 in December 2020, the Company expects to begin recognizing revenue in 2021 on contracts with customers when it satisfies its performance obligation of delivering customer payloads into orbit via its Launch Services. Contracts related to research and development activities are recognized as other income. See Other Income, net.

Other Policies, Judgments and Practical Expedients

Contract balances. Contract assets and liabilities represent the differences in the timing of revenue recognition from the receipt of cash from the Company’s customers and billings. Contract assets reflect revenue recognized and performance obligations satisfied in advance of customer billing. Contract liabilities relate to payments received in advance of the satisfaction of performance under the contract. Receivables represent rights to consideration that is unconditional. Such rights are considered unconditional if only the passage of time is required before payment of that consideration is due. The Company had no contract assets or contract liabilities as of March 31, 2021 and December 31, 2020. Payment terms are expected to vary by customer and type of revenue contract.

Remaining performance obligations. Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. The customer is not considered committed when they are able to terminate without payment of a substantive penalty under the contract. Many of the Company’s contracts allow the customer to terminate the contract prior to launch without a substantive penalty, and therefore the enforceable contract is for a period less than the stated contractual term. Further, the Company has elected not to disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. As a result of the termination for convenience provisions, as of March 31, 2021, there is no transaction price allocated to remaining performance obligations required to be disclosed.

Costs to obtain a contract. The Company recognizes an asset for the incremental costs of obtaining a contract with a customer. These costs will be ascribed to or allocated to the underlying performance obligations in the contract and amortized consistent with the recognition timing of the revenue for the underlying performance obligations. During the three months ended March 31, 2021 and 2020, the Company did not recognize any expenses related to contract costs. The Company had no assets related to costs to obtain contracts as of March 31, 2021 and December 31, 2020.

For contract costs related to performance obligations with an amortization period of one year or less, the Company applies the practical expedient to expense these sales commissions when incurred. These costs are recognized as incurred within sales and marketing expenses on the accompanying Condensed Consolidated Statements of Operations.

Significant financing component. In certain arrangements, the Company may receive payment from a customer either before or after the performance obligation has been satisfied. Depending on the expected timing difference between the payment and satisfaction of performance obligations, the Company will assess whether a significant financing component exists.

For the three months ended March 31, 2021 and 2020, the Company has not recognized any revenues with respect to the Company’s core business operations of delivering payloads into low-earth orbit. Contracts with governmental entities involving research and development milestone activities do not represent contracts with customers under ASC 606 and as such, amounts received are recorded in other (expense) income, net in the Condensed Consolidated Statements of Operations for the three months ended March 31, 2021 and 2020.

Other Income, net

Other income, net consists of changes in fair value of mark to market derivative liabilities of convertible notes. The Company recognizes all derivative instruments in the Condensed Consolidated Balance Sheets at their respective fair value at each reporting date, with measurement adjustments recorded in other income, net within the Company’s Condensed Consolidated Statement of Operations. No gain or loss related to measurement adjustments of mark to market derivatives was recognized for the three months ended March 31, 2021. The Company recorded a gain of $0.3 million related to measurement adjustments of mark to market derivatives for the three months ended March 31, 2020.

Loss on Extinguishment of Convertible Notes

The Company recognized a total loss on extinguishment of convertible notes of $133.8 million for the three months ended March 31, 2021. On January 28, 2021, the Company settled all convertible notes outstanding as of December 31, 2020 through the Series C financing. Given that certain convertible notes were settled based on negotiated terms between the Company and the note holders, the Company concluded that such settlement should be treated as a privately negotiated debt settlement transaction where debt extinguishment accounting should be applied. Therefore, the Company recognized the loss on extinguishment of convertible notes, which represents the difference between the net carrying amount of the convertible notes at the time of extinguishment and the fair value of Series C convertible preferred stock issued to settle these convertible notes. See Note 6 — Long-Term Debt.

Research and Development

The Company incurs various direct costs in relation to the research and development of launch vehicles along with costs to build the facility to test such vehicles. Research and development costs consist primarily of production supplies, testing materials, personnel costs (including salaries and benefits), depreciation expense, overhead allocation (consisting of various support and facility costs), stock-based compensation and consulting fees. Research and development costs are expensed as incurred. For the three months ended March 31, 2021 and 2020, the Company expensed research and development costs of $12.2 million and $8.3 million, respectively.

Inventories

Inventories consist of raw materials expected to be used for customer specific contracts. Inventories are stated at the lower of cost or net realizable value determined by the first-in first-out method. The Company assesses inventories quarterly for events or changes in circumstances indicating that the utility of our inventories have diminished through damage, deterioration, obsolescence, changes in price or other causes and records write-downs of inventories to cost of sales in the period for which they occur.

Trademark

As of March 31, 2021, Trademark consists of an indefinite-lived intangible trademark asset of $3.2 million, which represents the fair value of a trademark acquired during the three months ended March 31, 2021. The Company performs an annual impairment assessment to determine if there are any impairment indicators.

Prepaid and Other Current Assets

As of March 31, 2021, prepaid and other current assets primarily consist of deferred transaction costs of $3.1 million and deposits on launch-related costs of $1.0 million for launches that will occur within twelve months.

Deferred Transaction Costs

The Company capitalized qualified legal, accounting and other direct costs related to its reverse recapitalization transaction with Holicity, Inc. (“Holicity”), the details of which are discussed in an initial S-4 filed with the SEC on May 3, 2021. Deferred transaction costs are included in prepaid and other current assets on the Condensed Consolidated Balance Sheets and will be deferred until the completion of the merger with Holicity, at which time they will be deducted from the combined entity’s additional paid-in capital. If the Company terminates its planned merger or there is a significant delay in consummating the proposed merger, all of the deferred transaction costs will be immediately written off to operating expenses.

Leases

On January 1, 2021, the Company adopted ASU 2016-02, Leases (Topic 842). Under the adoption of new lease accounting standard, the Company elected practical expedients that allow entities to not reassess 1) initial direct costs, 2) lease classification for existing or expired leases and 3) lease definition for existing or expired contracts as of the effective date of January 1, 2021.

Upon adoption of Topic 842, the Company determines whether a contract is or contains a lease at contract inception by evaluating whether substitution rights exist and whether the Company obtains substantially all of the benefits and directs the use of the identified asset. When the Company determined a lease exists, the Company records a right-of-use asset (“ROU asset”) and corresponding lease liability in the Condensed Consolidated Balance Sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are recognized at the commencement date of the lease at the value of the lease liability, adjusted for any prepayments, lease incentives received, and initial direct costs incurred. Lease liabilities are recognized at the commencement date of the lease based on the present value of remaining lease payments over the lease term. As the discount rate implicit in the lease is not readily determinable in most leases, the Company uses its incremental borrowing rate based on the information available at the commencement date of the lease in determining the present value of lease payments. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

The Company does not record lease contracts with a lease term of 12 months or less on its Condensed Consolidated Balance Sheets. Fixed lease costs associated with these short-term contracts are expensed on a straight-line basis over the lease term.

The Company recognizes lease expense for operating leases on a straight-line basis over the lease term. For finance leases, the Company recognizes amortization expense on the ROU asset and interest expense on the lease liability over the lease term.

The Company has lease agreements with non-lease components that relate to the lease components. The Company accounts for each lease component and any non-lease components associated with that lease component as a single lease component for all underlying asset classes. Accordingly, all costs associated with a contract that is or contains a lease are accounted for as lease costs.

Some leasing arrangements require variable payments that are dependent on usage, output, or may vary for other reasons, such as insurance and tax payments. These variable lease costs are recognized as incurred over the lease term.

The Company does not include significant restrictions or covenants in lease agreements, and residual value guarantees are generally not included within the Company’s leases. See Note 8 — Leases.

Fair Value Measurements

The carrying amounts of prepaid expenses, accounts payable, accrued liabilities and other current liabilities approximate fair value because of their short-term maturities. The carrying amounts of the 2018 Term Loans and 2018 Equipment Advances (as defined in Note 6 — Long-Term Debt) approximate fair value as the interest rate varies with the Prime Rate.

According to ASC 820, Fair Value Measurements and Disclosures, fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The fair value hierarchy establishes three tiers, which prioritize the inputs used in measuring fair value as follows:

Level 1 — Observable inputs, such as quoted prices in active markets for identical assets or liabilities;

Level 2 — Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Entities are permitted to choose to measure certain financial instruments and other items at fair value. The Company has not elected the fair value measurement option for any of the assets or liabilities that meet the criteria for this election.

Derivative Instruments

The Company recognizes all derivative instruments as either assets or liabilities in the Consolidated Balance Sheets at their respective fair values. The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives requiring separate recognition in the Company’s condensed consolidated financial statements. The result of this accounting treatment is that the fair value of the embedded derivative is revalued as of each reporting date and recorded as a liability, and the change in fair value during the reporting period is recorded in other income, net in the Condensed Consolidated Statements of Operations.

The classification of derivative instruments, including whether such instruments should be recorded as assets/liabilities or as equity, is reassessed at the end of each reporting period. Derivative instrument assets and liabilities are classified in the Condensed Consolidated Balance Sheets as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within twelve months of the Condensed Consolidated Balance Sheets dates. When a derivative instrument is sold, terminated, exercised or expires, the gain or loss is recorded in the Consolidated Statements of Operations.

The Company did not have a derivative liability related to the share settlement obligation of the Company’s convertible notes as of March 31, 2021 and December 31, 2020, respectively. See Note 6 — Long-Term Debt.

Stock-Based Compensation

The Company recognizes compensation expense for all stock-based payment awards made to employees, directors and nonemployees based on the estimated grant date fair value of the awards in accordance with ASC 718, Compensation — Stock Compensation. The Company estimates grant date fair value of options using an option-pricing valuation model and accounts for forfeitures as they occur. The fair value of restricted stock awards is based on the fair value of the underlying shares on the date of grant, and is expensed over the requisite service period. The fair value of all stock-based compensation is recognized as an expense on a straight-line basis over the full vesting period of the awards for time-based restricted stock awards. See Note 11 — Stock-Based Compensation.

Convertible Preferred Stock

Series A, B and C Convertible Preferred Stock are classified in temporary equity as they contain terms that could force the Company to redeem them for cash at the option of the holder or the occurrence of other events not solely within the Company’s control. When it is probable that a convertible preferred share will become redeemable, adjustments are recorded to adjust the carrying value. In the absence of retained earnings, these charges were recorded against additional paid-in-capital, if any, and then to accumulated deficit. No adjustments have been recorded as of December 31, 2020 as the Series A and B Convertible Preferred Stock were not considered probable of becoming redeemable. A total adjustment of $1,011.7 million has been recorded to bring the carrying amount of the Convertible Preferred Stock to their redemption value with a corresponding deemed dividend charge against additional paid-in capital and accumulated deficit as of March 31, 2021 since the Series A, B, and C Convertible Preferred Stock are considered probable of redemption. See Note 10 — Stockholders’ Equity for further discussion.

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities are recognized when events or circumstances have occurred, and amounts are probable and estimable. The Company’s accrued expenses and other current liabilities balances relate primarily to payments on corporate credit cards used for routine operational and travel related expenses, accrued payroll and other employee related liabilities, and accrued interest related to debt. The Company also recognizes legal accruals in accrued expenses and other current liabilities for material litigation when payments are probable and estimable. The amount recorded in accrued expenses and other current liabilities for these items was $6.5 million and $4.4 million as of March 31, 2021 and December 31, 2020, respectively. The remaining balance relates to accruals that are recurring in nature to the Company’s operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. See Note 7 — Income Taxes.

Earnings (Loss) per Share

Net loss per share is calculated using the two-class method required for participating securities and multiple classes of common stock. The Company considers convertible preferred stock to be participating securities as the holders have the right to participate in dividends with the common stockholders on a pro-rata, as converted basis. Prior to any dividends or earnings distribution to common stock, the holders of the Convertible Preferred Stock have a right to preferential dividends. Thus, losses are allocated to common stock and convertible preferred stock on a pro-rata, as converted basis following distribution of the preferential dividends to convertible preferred stockholders. Since application of the if-converted method results in anti-dilution, the two-class method is not applied to convertible preferred stock in the diluted earnings (loss) per share calculation. The dilutive effect of warrants and stock options is computed using the treasury stock method. Diluted earnings (loss) per share excludes all dilutive potential shares if their effect is anti-dilutive. See Note 12 — Loss per Share.

Commitments and Contingencies

The Company accrues for claims and litigation when they are both probable and the amount can be reasonably estimated. Where timing and amounts cannot be reasonably determined, a range is estimated, and the lower end of the range is recorded. Legal costs incurred in the connection with loss contingencies are expensed as incurred. See Note 9 — Commitments and Contingencies.

Note 3 — Recently Issued Accounting Pronouncements

As an EGC, the JOBS Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company elected to use this extended transition period under the JOBS Act until such time the Company is no longer considered to be an EGC. The adoption dates discussed below reflect this election.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The new guidance removes certain exceptions for recognizing deferred taxes for investments, performing intraperiod allocation and calculating income taxes in interim periods. It also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. This guidance is effective for the Company for fiscal year beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted with simultaneous adoption of all provisions of the new standard. The Company is currently evaluating the impact of adopting this guidance.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This temporary guidance provides optional expedients and exceptions for applying US GAAP to contracts, hedging relationships and other transactions that reference London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued. ASU 2020-04 is effective from March 12, 2020 and may be applied prospectively through December 31, 2022. The Company is currently evaluating the impact of adopting this guidance.

Recently Adopted Accounting Guidance

In February 2016, the Financial Accounting Standards Board issued ASU 2016-02, Leases (Topic 842), and since that date has issued subsequent amendments to the initial guidance intended to clarify certain aspects of the guidance and to provide certain practical expedients entities can elect upon adoption. The principle of ASU 2016-02 is that a lessee should recognize assets and liabilities that arise from leases. Lessees will need to recognize a right-of-use asset and a lease liability for all leases (other than leases that meet the definition of a short-term lease). The lease liability will be equal to the present value of lease payments. The right-of-use asset will be based on the liability, with differences related to deferred rent and initial direct costs, etc. For income statement purposes, ASU 2016-02 requires leases to be classified as either operating or finance. Operating leases will result in a straight-line expense pattern while finance leases will result in a front-loaded expense pattern. ASU 2016-02 is effective for the Company beginning January 1, 2022. As of January 1, 2021, the Company early adopted Topic 842 using the modified retrospective approach and as a result will not restate prior periods. The cumulative effect of the changes made to the January 1, 2021 Condensed Consolidated Balance Sheet for the adoption of ASU 2016-02 “Leases” was the addition of a right-of-use asset of $4.6 million and a lease liability of $4.7 million. See Note 8 — Leases.

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for convertible instruments by removing the separation models for (1) convertible instruments with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature

(“BCF”). As a result, a convertible debt instrument can be accounted for as a single liability measured at its amortized cost under certain circumstances. These changes may reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument where the embedded conversion option was separated according to beneficial conversion or cash conversion guidance. ASU 2020-06 also requires the application of the if-converted method for calculating diluted earnings per share for convertible instruments and the treasury stock method will be no longer available. This standard will be effective for the Company’s fiscal years beginning in the first quarter of 2022, with early adoption permitted in 2021. The Company elected to early adopt ASU 2020-06 as of January 1, 2021 using a modified retrospective transition method. In transition, the Company was required to apply the guidance to all impacted financial instruments that were outstanding as of January 1, 2021 with the cumulative effect recognized as an adjustment to the opening balance of accumulated deficit. As a result of early adopting ASU 2020-06, the Company made certain adjustments to its accounting for certain outstanding convertible notes issued in 2020 with separately recognized BCFs. The adoption of ASU 2020-06 resulted in the re-combination of the liability and equity components of these convertible notes into a single liability instrument, which required the Company to record a $9.7 million decrease in additional paid in capital from the derecognition of the BCFs, a $9.0 million increase in debt from the derecognition of the discount associated with the BCFs, and a $0.7 million cumulative effect, net of tax effects, decrease to the opening balance of its accumulated deficit as of January 1, 2021 upon transition. Since the Company had a net loss for the three months ended March 31, 2021, the convertible notes were determined to be anti-dilutive and therefore had no impact to basic or diluted net loss per share for the period as a result of adopting ASU 2020-06.

Note 4 — Inventories

The Company’s inventories included raw materials of $1.0 million and $0.6 million, as of March 31, 2021 and December 31, 2020, respectively, which are necessary to construct the Company’s launch vehicles for customer-specific contracts. Costs related to the construction of research and development launch vehicles are recorded as research and development expenses when incurred. Under the Company’s business model, launch vehicles are manufactured to deliver customer payloads of various sizes to various locations in low-earth orbit.

There were no inventory write downs as of March 31, 2021 and December 31, 2020.

Note 5 — Property, Plant and Equipment, Net

Presented in the table below are the major classes of property, plant and equipment:

in thousands	As of March 31, 2021	As of December 31, 2020
Construction in Progress	$167	$—
Computer and software	1,538	1,440
Leasehold improvements	13,917	13,873
Research and development equipment	4,962	4,903
Production equipment	8,174	8,174
Furniture and fixtures	466	466
Kodiak Spaceport	—	2,079

Total property, plant and equipment	29,224	30,935
Less: accumulated depreciation	(7,385)	(6,866)

Total property, plant and equipment, net	$21,839	$24,069

Depreciation expense is recorded within operating costs in the Condensed Consolidated Statements of Operations and amounted to $0.9 million for each of the three months ended March 31, 2021 and 2020. No impairment charges were recorded for the three months ended March 31, 2021 and 2020.

Kodiak Spaceport

On June 19, 2019, the Company entered into an agreement with Alaska Aerospace Corporation (“AAC”) to develop a commercial launch pad site (“Launch Pad”) in Kodiak, Alaska. The Launch Pad development includes construction of the Launch Pad and obtaining Federal Aviation Agency spaceport license approval for launch operations beginning in August 2019. The Launch Pad’s costs were jointly funded by AAC and the Company. Throughout the term of the agreement, the State of Alaska shall retain ownership of the developed Launch Pad site.

The Company’s involvement in the construction of the Launch Pad, inclusive of the land, resulted in the Company being recognized as the owner of the Launch Pad during the lease term. Prior to the adoption of ASC 842, the arrangement is accounted for as a build-to-suit lease under ASC 840 — Leases. The total construction costs of $2.1 million were capitalized within property, plant and equipment, net on the Consolidated Balance Sheets, and are depreciated on a straight-line basis over the life of the lease term. AAC’s contributions of $0.8 million were recorded as a financing obligation which is included in other non-current liabilities on the Company’s Condensed Consolidated Balance Sheets to be released at the end of the lease term.

Upon adoption of ASC 842 on January 1, 2021, the Company derecognized the Kodiak Spaceport asset of $2.1 million, the accumulated depreciation of $0.4 million, and the financing obligation of $0.8 million, with an adjustment to equity for the difference. The Company also recognized a right-of-use asset of $0.9 million for the Kodiak Spaceport lease. No lease payments remained to be paid as of the transition date. As such, equity was adjusted against the right-of-use asset. See Note 8 — Leases.

Note 6 — Long-Term Debt

The Company’s debt obligations consist of the following:

	As of
	March 31, 2021		December 31, 2020
in thousands	Principal	Unamortized Discount	Principal	Unamortized Discount
Term loan	$2,500	$—	$2,800	$—
Equipment advances	2,937	—	3,636	—
Paycheck Protection Program note	4,850	—	4,850	—
Convertible notes	—	—	59,835	12,200

Total debt	10,287		71,121
Less: debt discount	—		(12,200)
Less: current portion	(3,839)		(51,635)

Total long-term debt book value, net	$6,448		$7,286

Debt issuance costs were not material for any debt obligations individually, or in the aggregate, for the issuances of the above debt obligations as of March 31, 2021 and December 31, 2020. Therefore, debt issuance costs were expensed upon the issuance of respective debt obligations. The Company is in compliance with all financial covenants required by the loans as of March 31, 2021.

Current portion of long-term debt includes those principal balances and unamortized debt discount expected to be repaid within twelve months from March 31, 2021 and December 31, 2020.

Term Loan and Equipment Advances

On December 25, 2018, the Company entered into a loan agreement (the “2018 Loan Agreement”) with Silicon Valley Bank (“SVB”). Pursuant to the 2018 Loan Agreement, the Company can borrow up to a total of

$3.0 million term loans (“2018 Term Loans”) and $7.0 million equipment loans (“2018 Equipment Advances”) with access period ending on April 30, 2020 for 2018 Term Loans and June 30, 2019 for 2018 Equipment Advances. For the 2018 Term Loans, monthly payments of interest only were required to be made commencing on the first day of the month following the month in which the funding occurs with respect to such term loan, and continuing thereafter on the first day of each successive calendar month, through April 30, 2020. Commencing May 1, 2020 and continuing thereafter on the first day of each successive calendar month through its maturity date, monthly payments of equal principal and accrued interest are required to be remitted. For each equipment advance, commencing on the first day of the month following the month in which the funding date occurs with respect to such equipment advance, and continuing thereafter on the first day of each successive calendar month through its equipment maturity dates, monthly payments of equal principal and accrued interest are required to be remitted. The 2018 Term Loans bear an interest rate equal to the greater of (i) 5.25% or (ii) 1.5% above the Prime Rate. The 2018 Equipment Advances bear an interest rate equal to the greater of (i) 5.25% or (ii) 1.0% above the Prime Rate. As of March 31, 2021 and December 31, 2020, the interest rate for the 2018 Term Loans and the 2018 Equipment Advances is 5.25%. The Prime Rate is defined as the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication. Interest is payable monthly and compounded monthly based on a 360-day year.

Borrowings under the 2018 Loan Agreement are secured by a security interest in all goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles, accounts, documents, instruments, chattel paper, cash, deposit accounts, fixtures, letters of credit rights , securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located.

In connection with the execution of the 2018 Loan Agreement, the Company entered into a 2018 warrant agreement which granted certain warrants to SVB (the “Warrants”). The Warrants were issued in one initial tranche on December 25, 2018 and three subsequent tranches in 2019 each time the Company made an additional debt draw under the 2018 Loan Agreement. Pursuant to the warrant agreement, SVB has the option to purchase an aggregate of 722,586 shares of Class A common stock. The warrants have a weighted average exercise price of $0.16 per share and are exercisable for a period of 10 years. The Company accounted for all the Warrants issued as equity instruments since the Warrants are indexed to the Company’s common shares and meet the criteria for classification in stockholders’ equity. The Company concluded that the fair value of the Warrants issued at inception is de minimis, therefore, the Company did not record it in the condensed consolidated financial statements.

On April 2, 2020, the Company received a six-month deferral for all principal payments for the Company’s term loans and equipment advances with Silicon Valley Bank. The amount of principal deferred into 2021 amounted to $2.0 million.

The issuances under the 2018 Term Loan and 2018 Equipment Advances are as follows:

in thousands	Principal	Maturity Date
Term Loan	$3,000	April 1, 2023
Equipment Advances — January 31, 2019 Issuance	2,410	January 1, 2022
Equipment Advances — April 29, 2019 Issuance	2,428	April 1, 2022
Equipment Advances — June 27, 2019 Issuance	2,162	June 1, 2022

Total	$10,000

Paycheck Protection Program Note (“PPP Note”)

On April 20, 2020, the Company received loan proceeds of approximately $4.9 million under the Paycheck Protection Program (“PPP”), offered by the U.S. Small Business Administration (the “SBA”) pursuant to Title 1 of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The PPP Note proceeds are available to be used to pay for payroll costs, including salaries, commissions, and similar compensation, group health care benefits, and paid leaves, rent and utilities, and mortgage interest payments. The PPP Note is subject to forgiveness to the extent proceeds are used for payroll costs, including payments required to continue group health care benefits, and certain rent, utility, and mortgage interest expenses (collectively, “Qualifying Expenses”), pursuant to the terms and limitations of the PPP Note.

The Company used the PPP Note amount intended for Qualifying Expenses. However, no assurance is provided that the Company will obtain forgiveness of the PPP Note in whole or in part. The interest rate on the PPP Note is a fixed rate of 1% per annum. The PPP Note matures in two years. In the first quarter of the year ended December 31, 2021, the Company submitted a forgiveness application to its lender seeking full forgiveness of the PPP Note. The eligibility requirement of the PPP Note is subjective, and if determined that the Company is ineligible to receive the PPP Note, the Company could be required to pay the PPP Note in its entirety.

Convertible Notes

Issuance of Convertible Notes

From June 2019 through July 2019, the Company issued $14.8 million of convertible promissory notes (the “June 2019 Convertible Notes”) to certain investors. The June 2019 Convertible Notes mature on June 10, 2021 and accrue interest at 2.37% or 2.13%, compounded annually on basis of 360-days year of twelve 30-day months. Principal and any accrued but unpaid interest are due and payable at maturity.

From October 2019 through December 2020, the Company issued $45.0 million of convertible promissory notes (the “October 2019 Convertible Notes”) to certain investors (the “Convertible Notes”, collectively with the “June 2019 Convertible Notes”). The October 2019 Convertible Notes mature on October 01, 2021 and accrue interest at 1.69%, 1.59% or 1.85%, compounded annually on basis of 360-days year of twelve 30-day months. Principal and any accrued but unpaid interest are due and payable at maturity.

Pursuant to the terms of the Convertible Notes, the Convertible Notes will convert, including outstanding principal and any accrued but unpaid interest, with no fractional shares and proper notice based on the below:

Maturity: Upon maturity, convert into the shares issued in the then most recent Preferred Stock financing at the lowest price per share of such shares in such financing at the option of the holders.

Next Equity Financing: Upon the Company’s next equity financing yielding at least $20 million in a single transaction for the June 2019 Convertible Notes and $50 million in a single transaction for the October 2019 Convertible Notes (“Next Equity Financing”), the Convertible Notes shall automatically convert into those equity securities issued at a price lesser of 80% of the qualified financing price or a per share price reflecting a pre-money, fully-diluted valuation of $350 million for the June 2019 Convertible Notes and $450 million for the October 2019 Convertible Notes.

Change of Control: In the event of a change of control, immediately prior, the note shall convert into cash equal to 1.5 times the outstanding principal and any accrued but unpaid interest or at the option of the holder convert into common stock at a price per share equal to the lesser of 80% of the change of control price per common stock or a per share price reflecting a pre-money, fully-diluted valuation of $500 million for the June 2019 Convertible Notes and $450 million for the October 2019 Convertible Notes.

Upon maturity, the holders of the Convertible Notes have the option to extend the maturity date for another 2 years.

The Company determined that the contingent share-settled redemption upon the Next Equity Financing or Change of Control at 80% of the next round price and the contingent redemption upon Change of Control at 1.5 times of the outstanding principal and accrued interest were embedded derivatives (“Redemption Obligation”) that required bifurcation as derivative liabilities as well as upon issuance a reduction in the carrying value of the underlying note. The Company measures the bifurcated compound derivative at fair value based on significant inputs not observable in the market, which causes them to be classified as Level 3 measurements within the fair value hierarchy. Redemption Obligation derivatives are determined to be material at each issuance date. The bifurcated derivative was bifurcated from each note at the amount of the fixed premium, and the expected premium based on likelihood of the Next Equity Financing at different dates which result in differing levels of premium.

The bifurcated embedded derivative had a zero fair value as of December 31, 2020 and through the settlement of the Convertible Notes in January 2021. The following tables present changes in fair value of the embedded compound derivative (associated with the Company’s Convertible Notes) for the three months ended March 31, 2021 and 2020:

	Embedded Derivative in Convertible Notes
	March 31,
in thousands	2021	2020
Balance — beginning of period	$—	$4,698
Additions	—	3,261
Measurement adjustments	—	(293)

Balance — end of period	$—	$7,666

The measurement adjustments are recognized in other income, net within the Company’s Condensed Consolidated Statements of Operations. To determine the fair value of the embedded derivatives, the Company used an income approach considering potential future conversion and calibrated a discount rate to be consistent with the price paid at Issuance. The income approach considered assumptions including preferred stock values, volatilities, risk free rates, and discount rates/additional discount factors calibrated to be consistent with the price paid at Issuance. Additionally, other key assumptions included probability and timing of financing or the note remaining outstanding through maturity. The following table sets forth the range of inputs for the significant assumptions utilized to determine the fair value of embedded derivatives at each issuance:

At Issuance	June 2019 Convertible Notes	October 2019 Convertible Notes	Q4 2020 Convertible Notes
Preferred stock value	$1.30	$1.30	$1.98 — 2.32
Risk free rates	1.8% — 2.0%	0.9% — 1.8%	0.1%
Risk-adjusted discount rate	15.0%	15.0%	15.0%
Additional discount factor	0.1% — 0.9%	0.9% — 4.7%	4.7%
Preferred volatility	15.3%	15.3%	20%

Prior to the adoption of ASU 2020-06 on January 1, 2021 and upon issuance of the Convertible Notes, the Company assessed whether an immediate beneficial conversion feature (“BCF”) existed with regards to the non-contingent conversion option upon maturity to convert the Convertible Notes into the shares issued in the most recent Preferred Stock financing (i.e., Series B Preferred Stock) at the issuance of the Convertible Notes. A beneficial conversion feature exists when convertible instruments are issued with an initial “effective conversion price” that is less than the fair value of the underlying stock. The Company determined that there was no BCF associated with such conversion feature upon issuance except for the Convertible Notes issued on October 29, 2020, November 12, 2020, November 16, 2020, November 19, 2020, December 01, 2020 and December 11, 2020 (“Q4 2020 Convertible Notes”). At the commitment dates, the Company determined the conversion feature related to the Q4 2020 Convertible Notes to be beneficial to the investors. The following table summarizes the calculation of the BCFs as of the issuance dates of these Q4 2020 Convertible Notes, which continued to be presented in additional paid in capital as of December 31, 2020:

				As of December 31, 2020
	Effective Conversion Price	Fair Value of Series B Preferred Stock	Number of Shares upon Conversion	BCF in thousands
October 29, 2020	$1.33	$2.32	1,125,281	$1,113
November 12, 2020	1.33	2.32	4,456,114	4,407
November 16, 2020	1.33	2.32	871,378	862
November 19, 2020	1.33	2.32	2,504,466	2,476
December 01, 2020	1.33	2.32	120,030	119
December 11, 2020	1.33	2.32	750,188	742

Total				$9,719

Prior to the adoption of ASU 2020-06 on January 1, 2021, the Company recorded a total BCF of $9.7 million, representing the intrinsic value of the in-the-money portion of the non-contingent conversion option upon maturity, in equity, with an offsetting reduction to the carrying amount of the Q4 2020 Convertible Notes as a debt discount upon issuance. The equity component of $9.7 million was not re-measured as long as it continued to meet the conditions for equity classification. The debt discounts resulting from the accounting for a beneficial conversion option and the fair value of embedded derivative at issuance were amortized using the effective interest method over the term of the Q4 2020 Convertible Notes.

For all other Convertible Notes, the debt discount resulting from the bifurcation of the embedded derivatives at issuance was amortized into interest expense using the effective interest method over the term of the Convertible Notes. All Convertible Notes were classified as current liabilities as of December 31, 2020.

On January 1, 2021, the Company elected to adopt ASU 2020-06 based on a modified retrospective transition method. Under such transition, prior-period information has not been retrospectively adjusted. In accounting for the Q4 2020 Convertible Notes after the adoption of ASU 2020-06, the BCFs and unamortized debt discount associated with the recognition of such BCFs were derecognized from the Condensed Consolidated Balance Sheets as of January 1, 2021, resulting in a $9.0 million increase in the carrying amount of the Q4 2020 Convertible Notes, a $9.7 million decrease in additional paid in capital, and a $0.7 million cumulative decrease to the opening balance of its accumulated deficit as of January 1, 2021, net of tax effects.

The issuances under the Convertible Notes are as follows:

	Maturity Date of June 10, 2021
in thousands	Principal	Interest Rate
June 10, 2019	$12,950	2.37%
June 12, 2019	500	2.37%
June 13, 2019	400	2.37%
July 19, 2019	235	2.13%
July 25, 2019	750	2.13%

Total	$14,835

	Maturity Date of October 01, 2021
in thousands	Principal	Interest Rate
October 01, 2019	$14,000	1.69%
February 06, 2020	6,000	1.59%
February 12, 2020	5,000	1.59%
February 28, 2020	6,900	1.59%
October 29, 2020	1,500	1.85%
November 12, 2020	5,940	1.85%
November 16, 2020	1,162	1.85%
November 19, 2020	3,338	1.85%
December 01. 2020	160	1.85%
December 11, 2020	1,000	1.85%

Total	$45,000

Settlement of Convertible Notes

On January 28, 2021, the Company entered a stock purchase agreement with certain investors to close the issuance of Series C convertible preferred stock at a cash purchase price of $6.62 per share and settle all outstanding Convertible Notes through Series C convertible preferred stock at a conversion price of $1.33 or $1.71 per share (“Series C Financing”). The Company issued 38,323,292 shares of Series C Convertible Preferred Shares for conversion of outstanding Convertible Notes of $61.0 million. Per share prices of $1.33 and $1.71 were determined by conversion price upon Next Equity Financing in the respectively Convertible Notes agreements.

Settlement of June 2019 Convertible Notes

The June 2019 Convertible Notes were settled pursuant to the contractual conversion upon the Next Equity Financing feature with such financing yielding at least $20 million in a single transaction. Series C Financing qualified as the Next Equity Financing for the June 2019 Convertible Notes, therefore the June 2019 Convertible Notes were settled and converted in accordance with their original conversion terms. The Company credited the net carrying amount of the June 2019 Convertible Notes of $14.5 million, including any unamortized debt discount, to Series C convertible preferred stock with no gain or loss recognized. Accrued and unpaid interest of $0.6 million was also converted and credited to Series C convertible preferred stock upon settlement.

Settlement of October 2019 Convertible Notes

The October 2019 Convertible Notes were settled based on negotiated terms between the Company and the note holders as the Series C Financing did not meet the definition of Next Equity Financing for the October 2019 Convertible Notes, which requires at least $50 million raised in cash in a single transaction. The note holders agreed to settle their October 2019 Convertible Notes based on the same mechanism as automatic conversion upon Next Equity Financing. The settlement occurred upon the closing of the Series C Financing. The Company assessed the economics of the settlement of the October 2019 Convertible Notes and concluded that it should be treated as a privately negotiated debt redemption/settlement transaction where debt extinguishment accounting should be applied. Therefore, the Company derecognized the net carrying amount, including any unamortized debt discount, of the October 2019 Convertible Notes of $42.6 million and recognized the Series C convertible preferred stock issued specifically to settle the October 2019 Convertible Notes at fair value as the reacquisition consideration. Accrued and unpaid interest of $0.6 million was settled and not paid in cash and therefore it was included in calculating the extinguishment loss. The difference between the net carrying amount of the October 2019 Convertible Notes, plus accrued and unpaid interest, and the reacquisition consideration was recorded as a loss on extinguishment within other income, net in the Condensed Consolidated Statement of Operations.

The Company issued in aggregate 26,727,308 shares of Series C convertible preferred stock to settle the October 2019 Convertible Notes. The fair value of the Series C convertible preferred stock was determined to be $177 million using the cash purchase price of $6.62 per share on January 28, 2021. These October 2019 Convertible Notes had a carrying amount plus accrued and unpaid interest of $43.2 million upon settlement. The difference of $133.8 million was recognized as a loss on extinguishment on the Company’s Condensed Consolidated Statement of Operations for the three months ended March 31, 2021.

The scheduled principal maturities of the Company’s debt obligations as of March 31, 2021 are as follows:

in thousands	2021 (remaining nine months)	2022	2023	2024	Thereafter	Total
Term loan	$900	$1,200	$400	$—	$—	$2,500
Equipment advances	2,100	837	—	—	—	2,937
PPP note	—	4,850	—	—	—	4,850
Convertible notes	—	—	—	—	—	—

	$3,000	$6,887	$400	$—	$—	$10,287

Note 7 — Income Taxes

There has historically been no federal or state provision for income taxes because the Company has incurred operating losses and maintains a full valuation allowance against its net deferred tax assets. For the three months ended March 31, 2021 and 2020, the Company recognized no provision for income taxes.

Utilization of net operating loss carryforwards, tax credits and other attributes may be subject to future annual limitations due to the ownership change limitations provided by Section 382 of the Internal Revenue Code and similar state provisions.

Note 8 — Leases

The Company has operating leases for warehouse, production, and office facilities and equipment. Lease contracts have remaining lease terms of one year to 8 years, some of which include options to extend the term by up to 5 years. The Company included renewal options that are reasonably certain to be exercised as part of the lease term. Additionally, some lease contracts include termination options. The Company does not expect to exercise the majority of termination options and generally exclude such options when determining the term of leases. See Note 2 — Basis of Presentation and Summary of Significant Accounting Policies for the Company’s lease accounting policy.

The components of lease costs for three months ended March 31, 2021 are as follows (in thousands):

Three Months Ended March 31, 2021
Operating lease costs	$253
Finance lease costs:
Amortization of right-of-use assets	—
Interest on lease liabilities	—
Short-term lease costs	—
Variable lease costs	—
Sublease income	—

Total lease costs	$253

For the three months ended March 31, 2020, rent expense recognized under ASC 840 amounted to $0.2 million.

There were no losses or gains on sale and leaseback transactions for the three months ended March 31, 2021.

The weighted average remaining lease term as of March 31, 2021 is 7.06 years and the weighted average discount rate is 7.42%.

Cash flows arising from lease transactions for the three months ended March 31, 2021 were as follows (in thousands):

Three Months Ended March 31, 2021
Cash paid for amounts included in the measurements of lease liabilities:
Operating cash inflows/(outflows) from operating leases	$(10)
Operating cash inflows/(outflows) from finance leases	—
Financing cash inflows/(outflows) from finance leases	—
Supplemental non-cash information on lease liabilities arising from obtaining right-of-use assets	—
Operating leases	—
Finance leases	—

Future minimum lease payments under non-cancelable leases in effect as of March 31, 2021 are as follows (in thousands):

Year Ending December 31,	Operating Leases	Finance Leases
2021 (excluding the three months ended March 31, 2021)	$1,031	$—
2022	766	—
2023	763	—
2024	762	—
2025	762	—
Thereafter	1,803	—

Total future undiscounted minimum lease payments	$5,887	$—
Less: Imputed Interest	(1,181)	—

Present value of lease liabilities	$4,706	$—
Less: Current portion of operating lease obligation	(1,198)	—

Operating lease obligation, net of current portion	$3,508	$—

The following table summarizes our lease commitments as of December 31, 2020:

Year Ending December 31	Minimum Lease Commitment
(in thousands)
2021	$712
2022	766
2023	763
2024	762
2025	762
Thereafter	1,708

Total	$5,473

Note 9 — Commitments and Contingencies

Legal Proceedings

The Company is party to ordinary and routine litigation incidental to our business. On a case-by-case basis, the Company engages inside and outside counsel to assess the probability of potential liability resulting from such litigation. After making such assessments, the Company makes an accrual for the estimated loss only when the loss is probable, and an amount can be reasonably estimated.

As of March 31, 2021, the Company does not expect the outcome of any pending litigation to have a material effect on the Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations, or Condensed Consolidated Statements of Cash Flows.

Note 10 — Stockholders’ Equity

Common Stock

The Company’s amended and restated certificate of incorporation authorizes the issuance of Class A common stock and Class B common stock (collectively, the “Common Stock”). The holder of each share of Class A common stock is entitled to one vote per share, while the holder of each share of Class B common stock is entitled to ten votes per share. As of March 31, 2021, the Company was authorized to issue 322,000,000 shares of Class A common stock and 92,500,000 shares of Class B common stock, each with a par value of $0.000001 per share.

There were 25,328,668 and 23,578,583 shares of Class A common stock issued and outstanding as of March 31, 2021 and December 31, 2020, respectively. The number of shares of Class B common stock issued and outstanding was 70,100,000 and 71,100,000 as of March 31, 2021 and December 31, 2020. For the three months ended March 31, 2021, 1,000,000 shares of Class B common stock were converted into 1,000,000 shares of Class A common stock by holders.

Holders of the Company’s Class A common stock and Class B common stock are entitled to dividends when, as and if, declared by the Company’s Board of Directors, subject to the rights of the holders of all classes of stock outstanding having priority rights to dividends. Any dividends paid to the holders of the Class A common stock and Class B common stock will be paid on a pro rata basis. As of March 31, 2021 and December 31, 2020, the Company had not declared any dividends. The rights of the holders of Class A and Class B common stock are identical, except with respect to voting and conversion. Shares of Class B common stock are convertible into an equivalent number of shares of Class A common stock and generally convert into shares of Class A common stock upon cessation of employment or transfer, except for certain transfers described in the Company’s amended and restated certificate of incorporation. Class A common stock and Class B common stock are referred to, collectively, as Common Stock throughout the notes to these condensed consolidated financial statements, unless otherwise indicated.

Founders Convertible Preferred Stock

18,500,000 shares of Founders Convertible Preferred Stock were issued in 2016. Upon vesting, the compensation expense associated with the Founders Convertible Preferred Stock is recorded as stock-based compensation based on the fair value of the Founders Convertible Preferred Stock on the grant date. The Founders Convertible Preferred Stock was fully vested as of December 31, 2018. The Founders Convertible Preferred Stock can be converted into Class A common stock or Class B common stock on a one-to-one basis at any time. The Founders Convertible Preferred Stock also includes the right to sell to an investor in connection with an equity financing, at which point the Founders Convertible Preferred Stock would be subject to an automatic conversion into issued series preferred stock sold by the Company in such equity financing. The Founders Convertible Preferred Stock is presented as a component of the Company’s permanent equity.

On January 28, 2021, Chris Kemp, Founder and CEO, and Adam London, Founder and CTO entered into a stock purchase agreement with certain investors whereby Mr. Kemp sold a total of 3,775,879 shares of Founders Convertible Preferred Stock while Mr. London sold a total of 2,265,529 shares of Founders Convertible Preferred Stock. Additionally, Mr. Kemp and Mr. London each transferred 794,015 shares of Founders Convertible Preferred Stock, for a total of 1,588,030 shares to certain investors as part of the Series C Financing. The Founders Convertible Preferred Stock that were sold and transferred converted into Series C preferred stock upon sale and transfer. There were 10,870,562 and 18,500,000 shares of Founders Convertible Preferred Stock outstanding as of March 31, 2021 and December 31, 2020, respectively.

Convertible Preferred Stock

From the Company’s inception through March 2021, the Company raised approximately $100.2 million of cash capital contributions, net of issuance costs, through the issuance of three rounds of convertible preferred equity.

On January 28, 2021, the Company closed the issuance of Series C convertible preferred stock at a cash purchase price of $6.62 per share and a conversion price of $1.33 or $1.71 per share for the conversion of all outstanding Convertible Notes. The agreed upon conversion prices were negotiated between the Company and certain investors based on pre-money and fully diluted valuations. The Company issued Series C convertible preferred stock for a combination of cash of $30.0 million and conversion of outstanding Convertible Notes and accrued interest of $61.0 million, for 4,531,055 and 38,323,292 shares, respectively. Refer to Note 6 — Long-Term Debt for the settlement of Convertible Notes into Series C convertible preferred stock.

The three classes of convertible preferred stock are: Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock (collectively, the “Convertible Preferred Stock”).

As of March 31, 2021, the Company’s Convertible Preferred Stock consisted of:

Series	Shares Outstanding	Liquidation Price Per Share	Conversion Price Per Share	Annual Noncumulative Dividend Rights Per Share
A	65,780,540	$0.243233	$0.243233	$0.019459
B	70,713,123	1.333008	1.333008	0.106640
C	50,483,785	6.620970	6.620970	0.529680

Total	186,977,448

Voting Rights and Dividends

Each holder of the Convertible Preferred Stock is entitled to a number of votes equal to the number of whole shares of Class A common Stock into which such holder’s shares are convertible as defined in the amended and restated certificate of incorporation. The holders of outstanding Convertible Preferred Stock are entitled to receive defined dividends per share, when, if, and as declared by the board of directors. These rights are not cumulative, and no right accrues by reason of the fact that dividends on said shares are not declared in any period, nor any undeclared or unpaid dividend bears or accrues interest. After payment of such dividends, and additional dividends or distributions are distributed to all holders of Common Stock, Founders Convertible Preferred Stock and Convertible Preferred Stock in proportion to the number of shares of common stock what would be held on an “as converted” basis. Through March 31, 2021, no dividends have been declared or paid.

Liquidation

In the event of a liquidation event (as defined), the holders of the Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Founders Convertible Preferred Stock and Common Stock, by reason of their ownership, an amount per share equal to the liquidation price per share for each outstanding share of the Convertible Preferred Stock, plus any declared but unpaid dividends thereon to the date fixed for such distribution. If the assets of the Company legally available for distribution are insufficient to permit the payment of the full preferential amounts to the holders of the Convertible Preferred Stock, then the entire assets available for distribution to stockholders are distributed ratably among the holders of the Convertible Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Upon the completion of the distribution to the holders of Series A, Series B and Series C Convertible Preferred Stock, the holders of outstanding shares of Founders Convertible Preferred Stock and Common Stock are entitled to receive all of the remaining assets of the Company pro rata based on the number of shares of Common Stock held by each assuming conversion of all such Founders Convertible Preferred Stock into Common Stock.

Each of the Convertible Preferred Stock shares are conditionally puttable by the holders upon Deemed Liquidation events, which includes a change of control or a sale of substantially all the Company’s assets. The Company determined that triggering events that could result in a Deemed Liquidation are not solely within the control of the Company. Therefore, the Convertible Preferred Stock is classified outside of permanent equity (i.e., temporary equity). The Convertible Preferred stock is subject to standard protective provisions, none of which provide creditor rights. As of December 31, 2020, the Company is not required to remeasure the Convertible Preferred Stock to the redemption value as none of the Deemed Liquidation events were probable at the time.

On January 28, 2021, concurrent with Series C Financing, the Company amended its certificate of incorporation to add a merger with a special purpose acquisition company (“SPAC Transaction”) as one of the defined Deemed Liquidation events. In addition, upon triggering of the Deemed Liquidation events, the holders of the Convertible Preferred Stock are entitled to receive the greater of their liquidation preference per share and the as converted value per share. As of March 31, 2021, the Company assessed the probability of a SPAC Transaction to be probable and therefore, the Convertible Preferred Stock are considered probable of becoming redeemable.

Subsequent measurement of Convertible Preferred Stock is then required for the three months ended March 31, 2021. The Company elected to apply the current redemption value method to measure the redeemable Convertible Preferred Stock. Under this method, changes in the redemption value are recognized immediately as they occur and the carrying value of the Convertible Preferred Stock is adjusted to the redemption value at the end of each reporting date. In the absence of retained earnings, adjustments to redemption value were recorded against additional paid-in capital, if any, and then to accumulated deficit. As of March 31, 2021, adjustments to the carrying amount of the Convertible Preferred Stock of $1.1 billion, reflecting the estimated redemption value of $7.18 per share as of March 31, 2021, are treated as deemed dividends and are recognized against additional paid-in capital and accumulated deficit on the Condensed Consolidated Balance Sheet.

Conversion

The holders of the Convertible Preferred Stock shall have conversion rights as follows:

Right to Convert: Each of the Company’s Convertible Preferred Stock shall be convertible at the option of the holder thereof into a number of fully paid and nonassessable shares of Class A common Stock as is determined by dividing the liquidation preference by the conversion price for each series, respectively.

Automatic Conversion: Each share of the Convertible Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Class A common Stock, at the then-effective conversion rates upon the earlier of (i) the vote or written consent of holders of at least a majority of the voting power represented by the then-outstanding shares of Convertible Preferred Stock, voting as a separate class on an as-converted basis or (ii) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock at an offering price of not less than $19.9 per share and with aggregate gross proceeds to the Company (prior to deduction of underwriters’ commissions and expenses) of not less than $30.0 million.

Redemption

Convertible Preferred Stock are not mandatorily redeemable.

Note 11 — Stock-based Compensation

Secondary Sales of Founders Convertible Preferred Stock

On January 28, 2021, concurrent with Series C Financing, two executives, Chris Kemp and Adam London, entered stock purchase agreements with certain investors including ACME SPV AS, LLC to sell 3,775,879 and 2,265,529 shares, respectively, of Founders Convertible Preferred Stock at purchase prices in excess of the estimated fair value at the time of the transactions (“Secondary Sales”) to certain investors. Upon sale, the Founders Convertible Preferred Stock automatically converted into Series C Convertible Preferred Stock. The Company’s board member, Scott Stanford, is a member of ACME SPV AS, LLC and the Company facilitated the Secondary Sales. As a result, for the three months ended March 31, 2021 the Company recorded a total of $8.2 million in stock-based compensation expense for the difference between the price paid by these investors and the estimated fair value of the Founders Convertible Preferred Stock on the date of the transaction.

2016 Equity Incentive Plan

In 2016, the Company adopted the 2016 Equity Incentive Plan (the “Plan”). Under this Plan, the Board of Directors or a committee appointed by the Board of Directors is authorized to provide stock-based compensation in the form of stock options, stock appreciation rights, restricted stock, and other performance or value-based awards within parameters set forth in the Plan to employees, directors, and non-employee consultants.

Through March 31, 2021, the Board of Directors had approved an aggregate of 18,260,666 Class A common stock available for awards under the Plan. If any shares previously granted are forfeited, canceled, exchanged, or surrendered or if an award otherwise terminates or expires without a distribution of shares, the shares of stock with respect to such award are again available for award under the Plan, provided that in the case of restricted stock or other award to which dividends have been paid or accrued, the number of shares with respect to such awards are not available, unless such dividends are forfeited, canceled, exchanged, or surrendered.

The following table summarizes stock-based compensation expense that the Company recorded in the Condensed Consolidated Statements of Operations for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
in thousands	2021	2020
Research and development	$3,179	$152
Sales and marketing	13	—
General and administrative	7,141	220

Stock-based compensation expense	$10,333	$372

Stock Options

Certain options under the 2016 Equity Incentive Plan vest upon grant and other options have time-based vesting periods vesting over a period of one to four years and a maximum term of ten years from the grant date.

The following is a summary of stock option activity for time-based options for the three months ended March 31, 2021:

	No. of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Term (in Years)	Aggregate Intrinsic Value
Outstanding — December 31, 2020	12,851,154	$0.32	8.7	$52,056,386
Granted	—	—	—
Exercised	(750,085)	0.28	6.9
Forfeited	(741,690)	0.32	—
Expired		—	—

Outstanding — March 31, 2021	11,359,379	$0.33	8.3	$75,492,454
Unvested — March 31, 2021	7,657,698
Exercisable — March 31, 2021	3,701,681

In February 2021, the Board of Directors approved the acceleration in vesting of 206,250 stock options that were issued to one employee on May 15, 2020. The remaining unvested options were fully vested upon acceleration. The Company recorded a $1.4 million stock-based compensation expense related to the modification for the three months ended March 31, 2021.

As of March 31, 2021, the Company had $10.3 million of unrecognized stock-based compensation expense related to the stock options. This cost is expected to be recognized over a weighted-average period of 1.38 years.

Restricted Stock Awards (“RSAs”)

In 2016, the Company issued Class A and Class B restricted stock awards (“RSAs”) to certain founding members of the Company. Each award reflects one Class A common stock or Class B common stock issued to the award recipient. These awards are generally earned upon the completion of vesting periods ending on various dates. The fair value of the RSAs are based on the fair value of the underlying Common Stock on the date of grant, which are determined using an option pricing valuation model. The Company recognized grant date fair value of RSAs as stock-based compensation over the vesting period. All RSAs were fully vested as of December 31, 2020 and the Company did not issue any new RSAs in 2021. No stock-based compensation expense related to RSAs was recognized for the three months ended March 31, 2021.

Note 12 — Loss per Share

Founders Convertible Preferred Stock, Convertible Preferred Stock, and unvested Restricted Stock Awards (“RSA’s”) are participating securities in periods of income, as the Founders Convertible Preferred Stock, Convertible Preferred Stock, and unvested RSAs participate in undistributed earnings on an as-if-converted or as-vested basis. However, the Founders Convertible Preferred Stock, Convertible Preferred Stock, and unvested RSAs do not share in losses.

The Company computes earnings per share of Common Stock using the two-class method required for participating securities and does not apply the two-class method in periods of net loss. Basic and diluted earnings per share was the same for the years presented as the inclusion of all potential Common Stock outstanding would have been anti-dilutive. The following table sets forth the computation of basic and diluted loss:

	Three Months Ended March 31,
	2021		2020
(in thousands, except share and per share amounts)	Class A Common	Class B Common	Class A Common	Class B Common
Net loss	$(40,862)	$(118,110)	$(1,389)	$(10,592)
Adjustment to redemption value on Convertible Preferred Stock	(260,051)	(751,675)	—	—

Net loss attributed to common stockholders	$(300,913)	$(869,785)	—	—

Basic weighted average common shares outstanding	24,371,147	70,444,444	9,443,456	71,970,000
Dilutive weighted average common shares outstanding	24,371,147	70,444,444	9,443,456	71,970,000
Loss per share attributable to common stockholders:
Basic and Diluted loss per share	$(12.35)	$(12.35)	$(0.15)	$(0.15)

There were no preferred dividends declared or accumulated as of March 31, 2021 and December 31, 2020.

The following securities were not included in the computation of diluted shares outstanding because the effect would be anti-dilutive:

	Three Months Ended March 31,
	2021		2020
	Class A Common	Class B Common	Class A Common	Class B Common
Stock options	11,359,379	—	14,935,151	—
Convertible Preferred Stock	197,848,010	—	154,993,663	—
Warrants	722,586	—	722,586	—
RSAs	—	—	—	725,000

Total	209,929,975	—	170,651,400	725,000

For the Convertible Notes, before settlement, for purposes of diluted earnings (loss) per share, the Company applies the if-converted method. However, because the adjustment to the numerator for interest expense was antidilutive, the Convertible Notes were not included in diluted earnings (loss) per share. Refer to Note 6 — Long-Term Debt for the key terms of the Convertible Notes.

Note 13 — Related Party Transactions

In June 2019, the Company issued promissory convertible notes to A/NPC Holdings LLC and Sherpa Venture Fund II LP for gross proceeds of $10.0 million and $0.6 million, respectively. In November 2020, the

Company issued promissory convertible notes to Sherpa Ventures Fund II, LP and Eagle Creek Capital LLC for gross proceeds of $0.2 million and $0.5 million, respectively. Some of the Company’s board members are related parties of these entities. Nomi Bergman is a principal of A/NPC Holdings LLC and Scott Stanford is a principal of Sherpa Ventures Fund II, LP and a member of Eagle Creek Capital LLC. In all instances the terms of these transactions were the same as third-party investors.

On January 28, 2021, the Company settled promissory convertible notes through the issuance of Series C convertible preferred stock. 7,819,887 and 469,193 shares of Series C convertible preferred stock were issued to A/NPC Holdings LLC and Sherpa Venture Fund II LP at a per share price of $1.33 to settle $10.4 million and $0.6 million outstanding principal and accrued interest, respectively. Additionally, 264,928 and 115,771 shares of Series C convertible preferred stock were issued to Eagle Creek Capital LLC and Sherpa Venture Fund II LP at a per share price of $1.71 to settle $0.5 million and $0.2 million outstanding principal and accrued interest, respectively. See Note 6 — Long-Term Debt for mechanism of settlement.

Chris Kemp, Founder and CEO, has served as an advisor to Planet Labs, a leading provider of global, daily satellite imagery and insights, since January 2013. Planet Labs is also a customer of the Company. As of March 31, 2021 and 2020, the Company recorded a deposit of $0.1 million and $0.1 million related to the arrangement with Planet Labs on the Company’s Condensed Consolidated Balance Sheets, respectively.

Note 14 — Subsequent Events

The Company evaluated subsequent events from the Condensed Consolidated Balance Sheets dates through May 20, 2021, the date the consolidated financial statements were available to be issued. All subsequent events listed below are non-recognized subsequent events. The Company determined the matters below represent material subsequent events:

Option Modification

In April 2021, the Company modified the exercise price of 758,500 stock options issued to certain employees on December 27, 2020. On April 2, 2021, the Board voted to approve the increase in exercise price of the eligible December 2020 stock options from the original exercise price of $0.44 per share to $4.49 per share.

On April 23, 2021, the Board of Directors voted to approve the acceleration in vesting of 1,900,000 stock options that were issued to certain employees on December 27, 2020. The original vesting period of these options was 4 years and the options were fully vested upon acceleration. The option holders exercised the 1,900,000 options on April 23, 2021 and the resulting shares were then sold to unaffiliated investors in the secondary market.

Bridge Loan

On May 20, 2021, Astra entered into a short-term promissory note (the “Bridge Loan”) with Pendrell as the lender, pursuant to which Pendrell agreed to make available to Astra up to $25.0 million in borrowings. Pendrell is the parent of X-icity Holdings Corporation, the sponsor of Holicity. The interest rate on the Bridge Loan borrowings is a fixed rate of 5.00% per annum. However, if repaid in full in connection with the closing of the Business Combination, then no interest shall be due and payable. Astra is required to pay an upfront fee in the amount of 1.00% of the principal amount and an end of term fee in the amount of 2.00% of the principal amount. The funds drawn on the Bridge Loan may be prepaid by Astra at any time. The Bridge Loan matures upon the earliest of (a) the closing of the Business Combination, (b) 60 days following the abandonment of the Business Combination and (c) the date when the commitment amount is otherwise paid in full or accelerated pursuant to the terms of the Bridge Loan.

ASTRA SPACE, INC.

Primary Offering Of

15,170,876 Shares of Class A Common Stock

Secondary Offering of

188,022,181 Shares of Class A Common Stock

5,333,333 Warrants to Purchase Class A Common Stock

PROSPECTUS

                , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Class A common stock being registered hereby.

Securities and Exchange Commission registration fee		$273,398.08
Accounting fees and expenses			*
Legal fees and expenses			*
Financial printing and miscellaneous expenses			*
Total	$		*

*	Estimates not currently known

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

The Company’s second amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Company’s amended and restated bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, effective upon the consummation of the Business Combination, the Company has entered or will enter into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

Founder Shares and Private Placement Warrants in Connection with the IPO

On June 20, 2018, Astra entered into a Series B Preferred Stock Purchase Agreement pursuant to which, from June 20, 2018, June 22, 2018, June 25, 2018, July 16, 2018 and July 18, 2018, Astra issued an aggregate of 70,713,123 shares of Astra Series B preferred stock. 41,434,856 shares of Astra Series B preferred stock were issued in exchange for cash at a purchase price of $1.333008 per share for aggregate consideration of approximately $55,232,994.59. In addition, 29,278,267 shares of Astra Series C preferred stock were issued upon the conversion of certain of Astra’s outstanding convertible promissory notes at a purchase price of $0.653436 per share, for aggregate consideration of approximately $19,131,477. The outstanding shares of Astra Series B preferred stock were exchanged for shares of Class A common stock in connection with the closing of the Business Combination.

On June 10, 2019, Astra entered into a Convertible Note Purchase Agreement, pursuant to which, on June 10, 2019, June 12, 2019, June 13, 2019, July 19, 2019, and July 25, 2019, Astra issued $14,835,000 aggregate principal amount of Astra convertible notes. Interest on the Astra convertible notes accrues at the rate of 2.37% or 2.13% per year, as applicable.

On October 1, 2019, Astra entered into a Convertible Note Purchase Agreement, pursuant to which, on October 1, 2019, February 6, 2020, February 12, 2020, February 28, 2020, October 29, 2020, November 12, 2020, November 16, 2020, November 19, 2020, December 1, 2020 and December 11, 2020, Astra issued $45,000,000 aggregate principal amount of Astra convertible notes. Interest on the Astra convertible notes accrues at the rate of 1.69%, 1.59% or 1.85% per year, as applicable.

On January 28, 2021, Astra entered into a Series C Preferred Stock Purchase Agreement pursuant to which Astra issued an aggregate of 42,854,347 shares of Astra Series C preferred stock. 4,531,055 shares of Astra Series C preferred stock were issued at a purchase price of $ 6.62097 per share for aggregate consideration of approximately $29,999,979. In addition, 38,323,292 shares of Astra Series C preferred stock were issued upon the conversion of certain of Astra’s outstanding convertible promissory notes at a purchase price of $1.32703 or $1.70618 per share, for aggregate consideration of approximately $60,989,852. The outstanding shares of Astra Series C preferred stock were exchanged for shares of Class A common stock in connection with the closing of the Business Combination.

PIPE

On February 2, 2021, Holicity entered into subscription agreements by and among Holicity and the investors named therein (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and Holicity agreed to sell to the PIPE Investors, an aggregate of 20,000,000 shares of Holicity Class A common stock at a purchase price of $10.00 per share for gross proceeds to Holicity of $200,000,000 in a private placement (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the Business Combination.

Item 16. Exhibits and Financial Statements.

(a)    Exhibits. The following exhibits are being followed herewith:

Exhibit No.	Description

2.1	Business Combination Agreement, dated as of February 2, 2021 by and among Holicity Inc., Holicity Merger Sub Inc. and Astra Space, Inc. (incorporated by reference to Exhibit 2.1 of Holicity Inc.’s Registration Statement on Form S-4 (Reg. No. 333-255703), filed with the SEC on May 3, 2021).

3.1	Second Amended and Restated Certificate of Incorporation of Astra Space, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2021).

3.2	Amended and Restated Bylaws of Astra Space, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2021).

4.1	Warrant Agreement, dated as of August 4, 2020, by and between Holicity Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 of Holicity Inc.’s Registration Statement on Form S-4 (Reg. No. 333-255703), filed with the SEC on May 3, 2021).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Holicity Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-239926), filed with the SEC on July 30, 2020).

4.3	Specimen Warrant Certificate (incorporated by reference to Holicity Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-239926), filed with the SEC on July 30, 2020).

5.1*	Opinion of Ropes & Gray LLP.

10.1	Form of Subscription Agreement, dated February 2, 2021, by and between Holicity Inc., and the undersigned subscriber party thereto (incorporated by reference to Exhibit 10.2 of Holicity Inc.’s Registration Statement on Form S-4 (Reg. No. 333-255703), filed with the SEC on May 3, 2021).

Exhibit No.	Description

10.2	Securities Subscription Agreement, dated June 4, 2020, between Holicity Inc. and Pendrell Holicity Holdings Corporation (incorporated by reference to Holicity Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-239926), filed with the SEC on July 30, 2020).

10.3	Private Placement Warrants Purchase Agreement, dated August 4, 2020, by and among Holicity Inc. and Pendrell Holicity Holdings Corporation (incorporated by reference to Holicity Inc.’s Current Report on Form 8-K filed with the SEC on August 10, 2020).

10.4	Investors’ Rights Agreement, dated February 2, 2020, by and among Holicity Inc., Astra Space, Inc. and certain of its stockholders (incorporated by reference to Exhibit 10.3 of Holicity Inc.’s Registration Statement on Form S-4 (Reg. No. 333-255703), filed with the SEC on May 3, 2021).

10.5	Employment Agreement, dated February 1, 2021, by and between Astra Space, Inc. and Chris Kemp (incorporated by reference to Exhibit 10.8 of Holicity Inc.’s Registration Statement on Form S-4 (Reg. No. 333-255703), filed with the SEC on May 3, 2021).

10.6	Employment Agreement, dated February 1, 2021, by and between Astra Space, Inc. and Adam London (incorporated by reference to Exhibit 10.9 of Holicity Inc.’s Registration Statement on Form S-4 (Reg. No. 333-255703), filed with the SEC on May 3, 2021).

10.7	Employment Agreement, dated February 1, 2021, by and between Astra Space, Inc. and Kelyn Brannon (incorporated by reference to Exhibit 10.10 of Holicity Inc.’s Registration Statement on Form S-4 (Reg. No. 333-255703), filed with the SEC on May 3, 2021).

10.8	Employment Agreement, dated February 1, 2021, by and between Astra Space, Inc. and Martin Attiq (incorporated by reference to Exhibit 10.11 of Holicity Inc.’s Registration Statement on Form S-4 (Reg. No. 333-255703), filed with the SEC on May 3, 2021).

10.9	Astra Space, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Annex F of Holicity Inc.’s Proxy Statement/Prospectus on Form 424B3 (Reg. No. 333-255703), filed with the SEC on June 8, 2021).

10.10	Astra Space, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex G of Holicity Inc.’s Proxy Statement/Prospectus on Form 424B3 (Reg. No. 333-255703), filed with the SEC on June 8, 2021).

10.11	Form of Indemnification Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2021).

10.12	Director Nomination Agreement, dated June 30, 2021, by and between Astra Space, Inc., Pendrell Holicity Holdings Corporation and Adam P. London and Chris C. Kemp. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2021).

16.1	Letter from WithumSmith+Brown PC to the SEC, dated June 30, 2021 (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2021).

21.1	List of Subsidiaries (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2021).

23.1*	Consent of WithumSmith+Brown, independent registered accounting firm for Holicity Inc.

23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm for Astra Space, Inc.

24.1	Power of Attorney (included in the signature page to this registration statement).

101†	The following materials from this registration statement, formatted in Inline Extensible Business Reporting Language (iXBRL): (i) Holicity Inc. Audited Financial Statements and (ii) Holicity Inc. Condensed Unaudited Financial Statements.

*	Filed herewith
†	To be filed by amendment

(b) Financial Statements. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, California, on the 15th day of July, 2021.

Astra Space, Inc.

By:	/s/ Chris Kemp
Name:	Chris Kemp
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Ricci and Kelyn Brannon his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the 15th day of July, 2021.

Name	Position	Date

/s/ Chris Kemp	Chief Executive Officer and Chairman of the Board	July 15, 2021
Chris Kemp

/s/ Adam London	Chief Technology Officer and Director	July 15, 2021
Adam London

/s/ Kelyn Brannon	Chief Financial Officer	July 15, 2021
Kelyn Brannon

/s/ Michael Lehman	Director	July 15, 2021
Michael Lehman

/s/ Craig O. McCaw	Director	July 15, 2021
Craig O. McCaw

/s/ Scott Stanford	Director	July 15, 2021
Scott Stanford